As filed with the Securities and Exchange Commission on December 5, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DIGITAL REALTY TRUST, INC.

INTREPID I B.V.

(Exact name of registrant as specified in its charter)

Digital Realty Trust, Inc. Maryland	Intrepid I B.V. The Netherlands
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

6798	6798
(Primary Standard Industrial Classification Code Number)	(Primary Standard Industrial Classification Code Number)

26-0081711	Not applicable
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

Four Embarcadero Center, Suite 3200 San Francisco, California 94111 (415) 738-6500	Paul van Vlissingenstraat 16, 1096 BK Amsterdam, the Netherlands (415) 738-6500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew P. Power

Chief Financial Officer

Digital Realty Trust, Inc.

Four Embarcadero Center, Suite 3200

San Francisco, California 94111

(415) 738-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Julian T.H. Kleindorfer, Esq.

Charles K. Ruck, Esq.

David M. Wheeler, Esq.

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Tel: (213) 485-1234

Fax: (213) 891-8763

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the transactions described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common stock of Digital Realty Trust, Inc., par value $0.01 per share	54,967,578(2)	N/A	$6,461,237,681.73(3)	$838,668.66
Common stock of Intrepid I B.V., par value €0.02 per share	— (4)	—	—	—
Common stock of Digital Realty Trust, Inc., par value $0.01 per share	— (5)	—	—	— (5)

(1)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), at a rate equal to USD $129.80 per USD $1.0 million of the proposed aggregate offering price.
(2)

Represents the estimated maximum number of shares of common stock, par value of USD $0.01 per share, of Digital Realty Trust, Inc., which we refer to as DLR common stock, to be issuable upon the completion of the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), which we refer to as the transactions, as such terms are defined in the proxy statement/prospectus or prospectus which forms a part hereof, based on the product of (1) 76,608,822 outstanding ordinary shares, nominal value €0.10 per share, of InterXion Holding N.V., such references including fractional shares of INXN, nominal value €0.02 per fractional share, provided that a fractional share will be treated for purposes of the definition of INXN share as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share, which we refer to as INXN shares, outstanding on October 28, 2019, plus 1,045,644 INXN shares, which is the aggregate number of INXN shares underlying unexercised options to purchase INXN shares, restricted shares, performance shares and INXN YourShare awards, in each case, outstanding under INXN’s equity-based incentive or other compensation plans as of October 28, 2019, plus an estimate of 126,174 INXN shares with respect to awards anticipated to be issued before the completion of the transactions, multiplied by (2) the exchange ratio of 0.7067.

(3)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated pursuant to Rules 457(c) and 457(f) under the Securities Act. The proposed maximum aggregate offering price of the registrant’s common stock was calculated based on the market value of INXN shares in accordance with Rules 457(c) and 457(f)(1) and is equal to the product of (1) $83.07, the average of the high and low prices per INXN share on the New York Stock Exchange on December 3, 2019, multiplied by (2) 77,780,639, the maximum number of INXN shares that may be exchanged or will otherwise be cancelled in connection with the transactions (including the INXN shares subject to the options or restricted stock unit awards referred to in footnote (2) above).

(4)

Includes an indeterminate number of shares of Intrepid I B.V., par value €0.02 per share, which we refer to as Intrepid I shares, that may be allotted by Intrepid I B.V., which we refer to as Intrepid I, in the legal merger (as defined in the proxy statement/prospectus or prospectus which forms a part hereof), if implemented, to the former shareholders of INXN. The offer, and, if implemented, the legal merger (as such terms are defined in the proxy statement/prospectus or prospectus which forms a part hereof) are expected to be completed substantially concurrently (in that order) on the same day, and, pursuant to the legal merger, if implemented, the former shareholders of INXN who do not tender their INXN shares in the offer will receive Intrepid I shares. Thereafter, either the liquidation of Intrepid I or the compulsory acquisition (as such terms are defined in the proxy statement/prospectus or prospectus which forms a part hereof) in respect of Intrepid I will be effectuated. Pursuant to the liquidation, if effectuated, the former shareholders of INXN who do not tender their INXN shares in the offer will receive shares of DLR common stock and Intrepid I will be immediately dissolved. In case the compulsory acquisition is effectuated, the former shareholders of INXN who did not tender their INXN shares in the offer will receive, for each Intrepid I share then held, cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals.

(5)

In accordance with General Instruction A.1. to Form S-4, this Registration Statement also covers an indeterminate number of shares of DLR common stock that may be resold by the exchange agent referred to in the proxy statement/prospectus or prospectus which forms a part hereof in order to satisfy certain Dutch dividend withholding tax requirements in connection with the liquidation.

EXPLANATORY NOTE

This registration statement contains:

•

a prospectus, which we refer to as the exchange offer prospectus, that will be used in connection with the offer by Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of DLR (as defined below), which we refer to as Buyer, to exchange each outstanding ordinary share, nominal value €0.10 per share, of InterXion Holding N.V., a Dutch public limited liability company organized under the laws of the Netherlands, which we refer to as INXN, for 0.7067 shares of common stock, par value $0.01 per share, of Digital Realty Trust, Inc., a Maryland corporation, which we refer to as DLR; and

•	a proxy statement/prospectus, which we refer to as a proxy statement/prospectus

•	that will be used in connection with the special meeting of stockholders of DLR being held on , 2020;

•

that constitutes a prospectus of DLR with respect to the shares of DLR common stock to be paid by Buyer to shareholders of INXN in connection with the transactions contemplated by the purchase agreement (as defined in the proxy statement/prospectus and the exchange offer prospectus);

•

that constitutes a prospectus of DLR with respect to the shares of DLR common stock to be allotted upon exchange of an exchangeable note in connection with the liquidation (as defined in the proxy statement/prospectus and the exchange offer prospectus); and

•

that constitutes a prospectus of Intrepid I B.V., a private limited liability company organized under the laws of the Netherlands and a direct subsidiary of Buyer, which we refer to as Intrepid I, with respect to the shares of Intrepid I to be allotted by Intrepid I to shareholders of INXN in connection with the legal merger, if effectuated, as contemplated by the purchase agreement (as defined in the proxy statement/prospectus and the exchange offer prospectus);

in each case, pursuant to the purchase agreement, dated as of October 29, 2019, among DLR, INXN and Buyer.

The proxy statement/prospectus and the exchange offer prospectus will be identical in all substantive respects, except that certain sections of the proxy statement/prospectus will be eliminated or replaced with alternative pages, or additional pages will be included, in the exchange offer prospectus, as set forth in the table below:

Proxy Statement/Prospectus		Exchange Offer Prospectus

Section	Page	Section	Page
Proxy Statement/Prospectus Cover Page	Front Cover	Exchange Offer Prospectus Cover Page	ALT-1
Notice of the DLR Special Meeting	Inside Cover	None	—
Questions and Answers — About the Special Meeting	1	Questions and Answers — About the Offer	ALT-5
Summary	12	Summary	ALT-14
The DLR Special Meeting	47	None	—
Other Information Regarding the Parties	None	Other Information Regarding the Parties	ALT-15

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2019

PROXY STATEMENT/PROSPECTUS

The board of directors of Digital Realty Trust, Inc., which we refer to as DLR, has unanimously approved a purchase agreement, dated as of October 29, 2019, as it may be amended from time to time, which we refer to as the purchase agreement, by and among DLR, InterXion Holding N.V., a public limited liability company organized under the laws of the Netherlands, which we refer to as INXN, and Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of DLR, which we refer to as Buyer. Pursuant to the purchase agreement, Buyer shall commence an exchange offer, which we refer to as the offer, to purchase all of the outstanding ordinary shares, nominal value €0.10 per share, of INXN, which we refer to as the INXN shares, such references including fractional shares of INXN, nominal value €0.02 per fractional share, provided that a fractional share will be treated for purposes of the definition of INXN share as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share, in exchange for 0.7067 shares of common stock of DLR, which we refer to as DLR common stock, per INXN share, which we refer to as the offer consideration. The offer will initially remain open until 4:00 p.m. (New York City time) on the day that is the later of (a) twenty-one business days after the commencement of the offer and (b) six business days after the date of the extraordinary general meeting of INXN discussed below, which we refer to as the EGM, and may be extended in accordance with the terms of the purchase agreement, which we refer to as the expiration time.

Buyer’s obligation to purchase INXN shares validly tendered and not properly withdrawn pursuant to the offer is subject to the satisfaction or waiver of various closing conditions, including (a) a number of INXN shares having been validly tendered and not properly withdrawn that would allow Buyer to acquire at least eighty percent (80%) of the outstanding INXN shares on a fully-diluted and as-converted basis at the closing of the offer, which we refer to as the minimum condition; provided DLR or Buyer may reduce the minimum condition to sixty-six and two-thirds percent (66 2/3%); (b) certain required regulatory approvals shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or been terminated, which we refer to collectively as the required approvals; (c) the absence of any applicable law or order of a governmental authority prohibiting, rendering illegal or enjoining the consummation of the offer or the other transactions contemplated by the purchase agreement; (d) the accuracy of the representations and warranties of INXN contained in the purchase agreement (subject to certain materiality standards); (e) INXN’s material compliance with its covenants contained in the purchase agreement; (f) there not having been a material adverse effect on INXN following the execution of the purchase agreement (subject to certain exceptions); (g) the resignation of certain existing members of the board of directors of INXN, which we refer to as the INXN board; (h) the adoption of resolutions at the EGM (or a subsequent EGM) providing for, among other things, the approval of a statutory Dutch legal triangular merger, the approval of a statutory Dutch legal demerger, the approval of an asset sale, the approval of the liquidation (as defined below), and the appointment of Buyer and DLR designees to the INXN board effective upon the closing, and receipt of the parent stockholder approval (as defined in the purchase agreement) at the parent stockholder meeting (as defined in the purchase agreement); (i) a certificate of INXN having been delivered to Buyer certifying as to the satisfaction of certain offer conditions; (j) the purchase agreement not having been terminated in accordance with its terms; (k) this proxy statement/prospectus having been declared effective by the Securities and Exchange Commission, which we refer to as the SEC, and a stop order suspending the effectiveness of this proxy statement/prospectus not having been issued; and (l) the shares of DLR common stock to be issued in connection with the offer having been approved for listing on the New York Stock Exchange, which we refer to as the NYSE.

The purchase agreement provides, among other things, that following the closing and expiration of the subsequent offering periods provided in the purchase agreement, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated a corporate reorganization of INXN and its subsidiaries, which we refer to as the post-offer reorganization, which may comprise, at Buyer’s election, one or more of the actions described hereinafter. INXN shareholders that do not tender their shares in the offer will generally be subject to Dutch dividend withholding tax; provided, however, that holders of INXN shares who receive shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer or in the compulsory acquisition, as applicable, generally will not be subject to Dutch dividend withholding tax. If DLR, Buyer and their affiliates own less than 95% (but at least 80%, unless reduced to a lower threshold by DLR or Buyer) of INXN’s issued and outstanding capital, the post-offer reorganization may be undertaken by means of, among other alternatives described in the purchase agreement, a Dutch legal triangular merger (followed promptly by a sale to Buyer or its designee of the sole outstanding share of the entity surviving the merger), which we refer to as the legal merger, a Dutch legal demerger (followed promptly by a sale to Buyer or its designee of the sole outstanding share of the new subsidiary acquiring INXN’s assets in the demerger), which we refer to as the legal demerger, or a sale of the assets of INXN to Buyer or its designated nominee, which we refer to as the asset sale, followed promptly, in each case, by a liquidation of INXN or Intrepid I B.V., which we refer to as Intrepid I, (as applicable), which we refer to as the liquidation. If DLR, Buyer and their affiliates acquire 95% or more of INXN’s issued and outstanding capital, the post-offer reorganization may be undertaken by the legal merger, the legal demerger or the asset sale, followed promptly, in each case, by the commencement of a compulsory acquisition by Buyer of shares from any remaining minority shareholders of INXN or Intrepid I (as applicable) in accordance with Section 2:92a of the Dutch Civil Code, which we refer to as the DCC, or, if applicable, Section 2:201a of the DCC, which we refer to as the compulsory acquisition. The legal merger, legal demerger, post-demerger share sale (as defined below), asset sale and liquidation are subject to approval by INXN’s shareholders at the EGM (or subsequent EGM, as applicable). Pursuant to a tender and support agreement, INXN’s chief executive officer, David C. Ruberg, who currently controls 1,013,000 INXN shares, has committed to vote his shares in favor of the legal merger, legal demerger, post-demerger share sale, asset sale and liquidation and certain other matters, including the election of at least five (5) director designees of DLR and Buyer to the INXN board effective as of the closing. If Buyer commences the liquidation, INXN or Intrepid I (as applicable) will be immediately dissolved in accordance with Sections 2:19 - 2:23b of the DCC and all non-tendering holders of INXN shares will ultimately receive, for each share then held, that number of shares of DLR common stock equal to the offer consideration, except that the receipt of shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation generally will be subject to applicable withholding taxes (including Dutch dividend withholding tax). If Buyer commences the compulsory acquisition, all non-tendering holders of INXN shares will receive, for each share then held, cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals. It is expected that, following the closing of the offer and expiration of the subsequent offering periods provided in the purchase agreement, INXN will no longer be a publicly traded company, the listing of the INXN shares on the NYSE will be terminated and the INXN shares will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, resulting in the cessation of INXN’s reporting obligations with respect to the INXN shares thereunder.

If, at the scheduled expiration time, any of the offer conditions have not been satisfied or waived by Buyer, Buyer must extend the offer on one or more occasions in consecutive periods of at least five business days and up to ten business days each (or such other duration as may be agreed to by Buyer and INXN) in order to permit the satisfaction of such offer conditions; provided, that Buyer may extend the offer for at least ten business days and up to twenty business days if it is not reasonably likely that, within such five to ten business day extension period, regulatory approval will be obtained, a legal restraint will not be removed, this proxy statement/prospectus will be declared effective and/or the DLR common stock to be issued in connection with the offer will be approved for listing on the NYSE; provided further, that Buyer is not required or permitted to extend the offer on more than three occasions in consecutive periods of at least five business days or up to ten business days each if the sole unsatisfied condition is the minimum condition and that Buyer is not required to extend the offer beyond October 29, 2020; provided, further, that if INXN elects to hold a subsequent EGM, Buyer will extend the offer for six business days after the date of that subsequent EGM. Following the time of acceptance for payment in connection with the offer, which we refer to as the acceptance time, Buyer shall provide a subsequent offering period, which we refer to as a subsequent offering period, in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than three business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

In connection with the offer, DLR will hold a special meeting of DLR stockholders. At the DLR special meeting, DLR stockholders will be asked to vote on (i) a proposal to approve the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards) and (ii) a proposal to approve one or more adjournments of the DLR meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

The record date for determining the stockholders entitled to receive notice of, and to vote at, the DLR special meeting is                     , 2020. The offer cannot be completed unless, among other matters, DLR stockholders approve the issuance of DLR common stock in connection with the offer by the affirmative vote of at least a majority of all votes cast on the proposal.

The board of directors of DLR, which we refer to as the DLR board, has unanimously (i) determined and declared that the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement, are advisable and in the best interests of DLR and its stockholders, (ii) approved the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, and (iii) authorized and approved the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards). The DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

This proxy statement/prospectus contains important information about DLR, INXN, the offer, the purchase agreement and the DLR special meeting. This document is also a prospectus for shares of DLR common stock that will be issued, and paid by Buyer to INXN shareholders, pursuant to the purchase agreement. We encourage you to read this proxy statement/prospectus carefully before voting, including the section entitled “Risk Factors” beginning on page 32.

Your vote is very important, regardless of the number of shares of DLR common stock you own. Whether or not you plan to attend the DLR special meeting, please submit a proxy to vote your shares as promptly as possible to make sure that your shares of DLR common stock are represented at the applicable special meeting. Please review this proxy statement/prospectus for more complete information regarding the offer and the DLR special meeting.

Sincerely,

A. William Stein
Chief Executive Officer
Digital Realty Trust, Inc.

Neither the Securities and Exchange Commission, nor any state securities regulatory authority has approved or disapproved of the offer or the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

European Economic Area

In relation to each state which is a party to the agreement, which we refer to as a relevant member state, relating to the European Economic Area, with effect from and including the date on which the Prospectus Regulation entered into effect in that relevant member state, the offer to purchase all of the INXN shares in exchange for 0.7067 shares of DLR common stock for each INXN share contemplated by this prospectus, is not made in that relevant member state, except to persons that are qualified investors as defined in the Prospectus Regulation and certain eligible employees of INXN.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of DLR common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offering and any shares of DLR common stock to be offered so as to enable an investor to decide to exchange INXN shares for shares of DLR common stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and includes any relevant delegated regulations.

This proxy statement/prospectus is dated                     , 2019, and is first being mailed to DLR stockholders on or about                     , 2019.

DIGITAL REALTY TRUST, INC.

Four Embarcadero Center, Suite 3200

San Francisco, CA 94111 (415) 738-6500

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2020

To the Stockholders of Digital Realty Trust, Inc.:

A special meeting of the stockholders of Digital Realty Trust, Inc., a Maryland corporation, which we refer to as DLR, will be held at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111 on                     , 2020, commencing at 10:30 a.m., local time, for the following purposes:

1.

to consider and vote on a proposal to approve the issuance of shares of DLR common stock to be paid by Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of DLR, which we refer to as Buyer, to the shareholders of InterXion Holding N.V., a public limited liability company organized under the laws of the Netherlands, which we refer to as INXN, in connection with the transactions (including the offer, post-offer reorganization and settlement of INXN equity-based awards) contemplated by the purchase agreement, dated as of October 29, 2019, as it may be amended from time to time, which we refer to as the purchase agreement, by and among DLR, INXN and Buyer (a copy of the purchase agreement is attached as Annex A to the proxy statement/prospectus accompanying this notice); and

2.

to consider and vote on a proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

DLR does not expect to transact any other business at the DLR special meeting or any adjournment or postponement thereof. Please refer to the attached proxy statement/prospectus for further information with respect to the business to be transacted at the DLR special meeting. The board of directors of DLR, which we refer to as the DLR board, has fixed the close of business on                     , 2020 as the record date for determination of DLR stockholders entitled to receive notice of, and to vote at, the DLR special meeting and any adjournments or postponement of the DLR special meeting. Only holders of record of DLR common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the DLR special meeting.

Approval of the proposal to approve the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards) requires the affirmative vote of at least a majority of all votes cast on the proposal subject to the presence of a quorum. Although an abstention is not considered a vote cast under Maryland law, if you abstain from voting on the proposal to approve the issuance of shares of DLR common stock in connection with transactions contemplated by the purchase agreement, this will have the same effect as a vote by you against the approval of such proposal under the rules of the New York Stock Exchange. The offer cannot be completed without the approval by DLR’s stockholders of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Approval of the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement requires the affirmative vote of a majority of all votes cast on such proposal subject to the presence of a quorum.

The DLR board has unanimously (i) determined and declared that the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement, are advisable and in the best interests of DLR and its stockholders, (ii) approved the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, and (iii) authorized and approved the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards). The DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting, please submit a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the DLR special meeting. If DLR stockholders of record return properly executed proxies but do not indicate how their shares of DLR common stock should be voted on a proposal, the shares of DLR common stock represented by their properly executed proxy will be voted as the DLR board recommends and therefore:

FOR the proposal to approve the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards); and

FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Even if you plan to attend the DLR special meeting in person, we urge you to submit your proxy as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card or (3) completing, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope prior to the DLR special meeting to ensure that your shares of DLR common stock will be represented and voted at the DLR special meeting.

To submit a proxy, complete, sign, date and mail your proxy card in the preaddressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the Internet as described in the instructions on the enclosed proxy card to submit your proxy. Submitting a proxy will assure that your vote is counted at the special meeting if you do not attend in person. If your shares of DLR common stock are held in “street name” by your broker or other nominee, only your broker or other nominee can vote your shares of DLR common stock and the vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares of DLR common stock. You may revoke your proxy at any time before it is voted. Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the offer and the DLR special meeting.

This notice and the enclosed proxy statement/prospectus are first being mailed to DLR’s stockholders on or about                 , 2019.

By Order of the Board of Directors of Digital Realty Trust, Inc.,

Joshua A. Mills

Executive Vice President, General Counsel and Secretary

San Francisco, California

                    , 2019

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates by reference important business and financial information about DLR, Intrepid I and INXN from other documents that are not included in or delivered with this proxy statement/prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 182.

Documents incorporated by reference are also available to DLR stockholders without charge upon written or oral request. You can obtain any of these documents by requesting them in writing or by telephone from DLR or Intrepid I at the following address and telephone number.

Digital Realty Trust, Inc.	Intrepid I B.V.
Four Embarcadero Center, Suite 3200 San Francisco, California 94111 Attention: Investor Relations (415) 848-9311 www.digitalrealty.com	Paul van Vlissingenstraat 16, 1096 BK Amsterdam, the Netherlands (415) 738-6500

To receive timely delivery of the requested documents in advance of the applicable special meeting, you should make your request no later than                     , 2020.

ABOUT THIS DOCUMENT

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed by DLR (File No. 333-                     ) with the Securities and Exchange Commission, which we refer to as the SEC, constitutes a prospectus of DLR for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, with respect to the shares of DLR common stock to be paid by Buyer to INXN shareholders in exchange for outstanding INXN shares pursuant to the purchase agreement. This proxy statement/prospectus also constitutes an offer to exchange for DLR for purposes of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. In addition, it constitutes a notice of meeting and proxy statement with respect to the DLR special meeting.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated                 , 2019. You should not assume that the information contained in, or incorporated by reference into, this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to DLR stockholders nor the issuance by DLR of shares of its common stock to be paid by Buyer to INXN shareholders pursuant to the purchase agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding DLR has been provided by DLR and information contained in this proxy statement/prospectus regarding INXN has been provided by INXN.

After the registration statement, of which this proxy statement/prospectus is a part, is declared effective by the SEC, DLR intends to cause Buyer to file a tender offer statement on Schedule TO with the SEC and soon thereafter, INXN intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer. The solicitation and offer to purchase INXN shares will only be made pursuant to the Schedule TO and related exchange offer prospectus. This document does not contain all of the information in the Schedule TO or the Schedule 14D-9, or the exhibits thereto. Before making any decision with respect to the exchange offer, INXN shareholders are encouraged to read the Schedule TO (including the exchange offer prospectus, related letter of transmittal and other offer documents) and Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC carefully when they become available because they will contain important information about the proposed transactions, including, with respect to the Schedule 14D-9, INXN’s background of the offer, the reasons for the recommendation of INXN’s board of directors and the opinions of INXN’s financial advisors. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC (when they become available) at http://www.sec.gov, the SEC’s website, or free of charge from DLR’s website (http://www.digitalrealty.com) or by contacting DLR’s Investor Relations Department at (415) 848-9311. These documents will also be available free of charge from INXN’s website (http://www.interxion.com) or by contacting INXN’s Investor Relations Department at (813) 644-9399.

European Economic Area

In relation to each state which is a party to the agreement, which we refer to as a relevant member state, relating to the European Economic Area, with effect from and including the date on which the Prospectus Regulation entered into effect in that relevant member state, the offer to purchase all of the INXN shares in exchange for 0.7067 shares of DLR common stock for each INXN share contemplated by this prospectus, is not made in that relevant member state, except to persons that are qualified investors as defined in the Prospectus Regulation and certain eligible employees of INXN.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of DLR common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offering and any shares of DLR common stock to be offered so as to enable an investor to decide to exchange INXN shares for shares of DLR common stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and includes any relevant delegated regulations.

i

ii

iii

QUESTIONS AND ANSWERS

The following are answers to some questions that DLR stockholders may have regarding the proposed transaction between DLR and INXN. DLR urges you to read carefully this entire proxy statement/prospectus, including the Annexes, and the documents incorporated by reference into this proxy statement/prospectus, because the information in this section does not provide all the information that might be important to you.

Unless stated otherwise, all references in this proxy statement/prospectus to:

•	the “asset sale” are to a sale of the assets of INXN to Buyer or its designated nominee;

•	“Buyer” are to Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of DLR;

•

the “compulsory acquisition” are to a compulsory acquisition by Buyer of shares from any remaining minority shareholders in INXN or stockholders in Intrepid I (as applicable) in accordance with Section 2:92a of the DCC, or, if applicable, Section 2:201a of the DCC;

•	the “DCC” are to the Dutch Civil Code;

•	“DLR” are to Digital Realty Trust, Inc., a Maryland corporation;

•	the “DLR board” are to the board of directors of DLR;

•	“DLR common stock” are to the common stock of DLR, $0.01 par value per share;

•	“DLR OP” are to Digital Realty Trust, L.P., a Maryland limited partnership;

•	the “end date” are to October 29, 2020;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Intrepid I” are to Intrepid I B.V., a private limited liability company organized under the laws of the Netherlands and a direct subsidiary of Buyer;

•	“Intrepid II” are to Intrepid II B.V., a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of Buyer;

•	“INXN” are to InterXion Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands;

•

the “INXN shares” are to the outstanding ordinary shares, nominal value €0.10 per share, of INXN, such references including fractional shares of INXN, nominal value €0.02 per fractional share, provided that a fractional share will be treated for purposes of the definition of INXN shares as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share;

•	the “legal merger” are to a Dutch legal triangular merger (which will be followed promptly by the post-merger share sale);

•	the “legal demerger” are to a Dutch legal demerger (which will be followed promptly by the post-demerger share sale);

•	the “liquidation” are to a liquidation of INXN or Intrepid I, as applicable;

•	the “NYSE” are to the New York Stock Exchange;

•	the “offer” are to an exchange offer by Buyer to purchase all INXN shares;

•	the “offer consideration” are to the exchange of 0.7067 shares of DLR common stock for each INXN share;

•

the “purchase agreement” are to the purchase agreement, dated as of October 29, 2019, by and among DLR, INXN and Buyer, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference;

•	the “post-demerger share sale” are to the sale of the sole outstanding share in the capital of SplitCo by INXN to Buyer or its designated nominee;

•	the “post-merger share sale” are to the sale of the sole outstanding share in the capital of Intrepid II by Intrepid I to Buyer or its designated nominee;

•

the “post-offer reorganization” are to the corporate reorganization of INXN and its subsidiaries that DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated, following the closing and expiration of the subsequent offering periods provided in the purchase agreement, and which, at Buyer’s election, may be undertaken by means of the legal merger, legal demerger or asset sale, promptly followed, in each case, by the liquidation or the compulsory acquisition, as applicable;

•	the “SEC” are to the U.S. Securities and Exchange Commission;

•	“SplitCo” are to a newly incorporated Dutch entity, to be incorporated at the occasion of the legal demerger, being a wholly owned subsidiary of INXN; and

•	“Securities Act” are to the Securities Act of 1933, as amended.

Q:	What is the proposed transaction?

A:

INXN, DLR and Buyer have entered into the purchase agreement to combine their businesses to create a leading global provider of data center, colocation and interconnection solutions, pursuant to which, among other things, (i) Buyer shall commence the offer to purchase all of the INXN shares, in exchange for 0.7067 shares of DLR common stock per INXN share, and (ii) DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. Upon completion of the transactions contemplated by the purchase agreement, INXN shareholders will own approximately 20% of the outstanding common stock of DLR. For more information, see “The Purchase Agreement — The Post Offer Reorganization” beginning on page 94.

Q:	What will happen in the proposed transaction?

A:

Pursuant to the purchase agreement, DLR, Buyer and INXN have agreed (subject to the terms and conditions of the purchase agreement) that Buyer shall commence an exchange offer to purchase any and all of the outstanding INXN shares in exchange for the offer consideration. Upon the closing of the offer, and subject to the satisfaction or waiver of the various closing conditions, Buyer shall purchase each INXN share validly tendered and not properly withdrawn in exchange for the offer consideration, with cash paid in lieu of any fractional shares, without interest. Further, at the time of the closing of the offer, subject to applicable withholding taxes and in each case, as described in more detail below under “The Offer — Treatment of INXN Equity Awards” beginning on page 77:

•

(i) each outstanding INXN restricted share held by a non-employee director of INXN, shall be cancelled and converted into the right to receive the offer consideration and (ii) each INXN restricted share that is outstanding as of immediately prior to the closing of the offer and that is held by a person other than a non-employee director of INXN shall be assumed by DLR and converted into 0.7067 restricted stock units covering shares of DLR common stock, which we refer to as DLR RSUs.

•

(i) each outstanding award of INXN performance shares will be deemed to have satisfied the performance condition applicable thereto as follows: (A) with respect to INXN performance shares subject to a performance period that has been completed prior to the closing, at actual performance attained for such performance period and (B) with respect to INXN performance shares subject to a performance period that has not been completed as of the closing, at (x) 150% or 100% of target with respect to the awards of performance shares held by David C. Ruberg, the executive director of INXN, and (y) 150% or 115% of target with respect to awards of performance shares held by members of

INXN’s senior management team other than the executive director of INXN; and (ii) each such performance share that is deemed to satisfy the performance condition shall be assumed by DLR and converted into 0.7067 DLR RSUs.

•

each outstanding INXN stock option (whether or not then vested or exercisable) shall be cancelled and converted into the right to receive the offer consideration with respect to a number of shares equal to (i) the product of (A) the total number of INXN shares subject to such stock option immediately prior to the closing of the offer multiplied by (B) the excess, if any, of (x) the value of the offer consideration (calculated as the volume weighted average price per share of DLR common stock for ten consecutive trading days ending on the third trading day prior to the closing multiplied by the exchange ratio of 0.7067) over (y) the per share exercise price of such INXN stock option, divided by (ii) the value of the offer consideration.

•

each outstanding award of INXN shares granted under INXN’s YourShare Plan that is subject to a holding period will be converted into a number of shares of DLR common stock equal to the product of (i) the number of shares underlying such INXN YourShare award immediately prior to the closing multiplied by (ii) the exchange ratio of 0.7067.

Following the closing of the offer, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. The post-offer reorganization will utilize processes available to Buyer under Dutch law aimed at ensuring that Buyer or one of its affiliates becomes the owner of all or substantially all of INXN’s business operations from and after the consummation of such post-offer reorganization.

For more information, see “Summary — The Offer and the Purchase Agreement” beginning on page 13, “The Purchase Agreement — The Post-Offer Reorganization” beginning on page 94 “The Offer — Interests of DLR’s Directors and Executive Officers in the Offer” beginning on page 74 and “The Offer — Offer Consideration” beginning on page 77 and “The Offer — Treatment of INXN Equity Awards” beginning on page 77.

Q:	How will DLR stockholders be affected by the offer and the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement?

A:

After the completion of the transactions contemplated by the purchase agreement, each DLR stockholder will continue to own the shares of DLR common stock that the stockholder held immediately prior to the consummation of any such transactions. As a result, each DLR stockholder will own shares of common stock in a larger company with more assets and more liabilities. However, because DLR will be issuing new shares of DLR common stock, which Buyer will pay to INXN shareholders in exchange for their INXN shares, and INXN restricted shares, INXN performance shares, INXN stock options and INXN shares granted under INXN’s YourShare Plan will be converted into DLR RSUs or shares of DLR common stock, as applicable, each outstanding share of DLR common stock immediately prior to the transactions will represent a smaller percentage of the aggregate number of shares of DLR common stock outstanding after the transactions. Upon completion of the transactions contemplated by the purchase agreement, we estimate that continuing DLR stockholders will own approximately 80% of the issued and outstanding common stock of DLR, and former INXN shareholders will own approximately 20% of the issued and outstanding common stock of DLR.

Q:	What happens if the market price of shares of DLR common stock or INXN shares changes before the closing of the offer?

A:

No change will be made to the exchange ratio of 0.7067 if the market price of shares of DLR common stock or INXN shares changes before the time of the closing of the offer. As a result, the value of the consideration to be received by INXN shareholders in the offer will increase or decrease depending on the market price of shares of DLR common stock at the closing of the offer. The receipt of shares of DLR common stock (or cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation (rather than the offer) generally will be subject to a 15% Dutch dividend withholding tax under the Dividend Withholding Tax Act 1965 to the extent the liquidation distribution (as defined herein) exceeds the recognized average paid up capital for Dutch dividend withholding tax purposes of the INXN shares or Intrepid I shares (as applicable).

Q:	Why am I receiving this proxy statement/prospectus?

A:

The DLR board is using this proxy statement/prospectus to solicit proxies of DLR stockholders in connection with the purchase agreement and the offer. The offer cannot be completed unless the holders of DLR common stock vote to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

DLR will hold a special meeting of its stockholders to obtain their approval and to consider other proposals as described elsewhere in this proxy statement/prospectus.

This proxy statement/prospectus contains important information about the offer and the other proposals being voted on at the special meeting of DLR stockholders and you should read it carefully. The enclosed voting materials allow you to vote your shares of DLR common stock without attending the special meeting.

This proxy statement/prospectus will be used in connection with the offer by DLR to exchange each INXN share for 0.7067 shares of common stock, par value $0.01 per share, of DLR and:

•	will be used in connection with the special meeting of stockholders of DLR being held on , 2020;

•

constitutes a prospectus of DLR with respect to the shares of DLR common stock to be paid by Buyer to shareholders of INXN in connection with the transactions contemplated by the purchase agreement (as defined in the proxy statement/prospectus and the exchange offer prospectus);

•

constitutes a prospectus of DLR with respect to the shares of DLR common stock to be allotted upon exchange of an exchangeable note in connection with the liquidation (as defined in the proxy statement/prospectus and the exchange offer prospectus); and

•

constitutes a prospectus of Intrepid I, with respect to the Intrepid I shares to be allotted by Intrepid I to shareholders of INXN in connection with the transactions contemplated by the purchase agreement (as defined in the proxy statement/prospectus and the exchange offer prospectus).

Your vote is important. You are encouraged to submit your proxy as promptly as possible.

Q:	Am I being asked to vote on any other proposals at the special meetings in addition to the offer proposal?

A:

At the DLR special meeting, DLR stockholders will be asked to consider and vote upon the following additional proposal: to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Q:	Why is DLR proposing the offer?

A:

In evaluating the purchase agreement and related offer, the DLR board consulted with its legal and financial advisors and DLR’s management and, after consideration, the DLR board has unanimously determined and declared that the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, are advisable and in the best interests of DLR and its stockholders.

The DLR board has unanimously approved the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement. See “The Offer — Recommendation of the DLR Board of Directors and Its Reasons for the Offer” on page 58 for more information.

Q:	Who will be the board of directors and management of DLR and INXN or Intrepid I, as applicable, following the Post-Offer Reorganization?

A:

As of the closing, the board of directors of DLR will consist of ten members, with the nine current DLR directors, Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein, continuing as directors of DLR. In addition, the INXN designee,                 , will join the board of directors of DLR. All directors will serve until the next annual meeting of the stockholders of DLR (and until their successors have been duly elected and qualify).              is currently a member of the INXN board.

The executive officers of DLR immediately prior to the effective time of the post-offer reorganization will continue to serve as the executive officers of DLR, with A. William Stein continuing to serve as the Chief Executive Officer of DLR. See “The Offer — Directors and Management of DLR and INXN or Intrepid I, As Applicable, Following the Post-Offer Reorganization” on page 74 for more information.

From the effectuation of the closing, in case of INXN, or the legal merger, in case of Intrepid I, until the completion of the liquidation distribution by INXN or Intrepid I (as applicable) or the compulsory acquisition in respect of INXN or Intrepid I (as applicable), the board of directors of INXN or Intrepid I, as applicable, will consist of at least seven members, at least five of whom have been designated by DLR and Buyer and two of whom are current non-executive directors of INXN, or if such current non-executive directors of INXN are not available, replacement directors, designated as non-executive directors by INXN and Buyer by mutual written agreement and who will at all times be independent from DLR and Buyer and will at all times qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code.

Q:	Will DLR continue to pay dividends or distributions prior to the closing of the offer?

A:	Yes.

The purchase agreement permits the authorization and payment by DLR of regular quarterly dividends and by DLR OP of regular quarterly distributions, payable in accordance with past practice.

Q:	When and where is the special meeting of the DLR stockholders?

A:	The DLR special meeting will be held at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111 on , 2020 commencing at 10:30 a.m., local time.

Q:	Who can vote at the special meetings?

A:

All holders of DLR common stock of record as of the close of business on                     , 2020, the record date for determining stockholders entitled to notice of and to vote at the DLR special meeting, are entitled to receive notice of and to vote at the DLR special meeting. As of the record date, there were              shares of DLR common stock outstanding and entitled to vote at the DLR special meeting, held by approximately              holders of record. Each share of DLR common stock is entitled to one vote on each proposal presented at the DLR special meeting.

Q:	What constitutes a quorum?

A:

DLR’s bylaws provide that a quorum for a stockholder meeting consists of the presence, in person or by proxy, of stockholders entitled to cast a majority of votes entitled to be cast at the meeting on any matter.

Shares that are voted, in person or by proxy, and shares abstaining from voting are treated as present at the DLR special meeting for purposes of determining whether a quorum is present.

Q:	What vote is required to approve the proposals?

A:	Approval of the proposal to issue shares of DLR common stock in connection with the offer requires the affirmative vote of a majority of all votes cast on such proposal.

Approval of the proposal to adjourn the DLR special meeting one or more times to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement requires the affirmative vote of a majority of all votes cast on such proposal.

Q:	How does the DLR board recommend that DLR stockholders vote on the proposals?

A:

After careful consideration, the DLR board has unanimously (i) determined and declared that the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement, are advisable and in the best interests of DLR and its stockholders, (ii) approved the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, and (iii) authorized and approved the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards). The DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in the connection with the transactions contemplated by the purchase agreement.

For a more complete description of the recommendation of the DLR board, see “The Offer —Recommendation of the DLR Board of Directors and Its Reasons for the Offer” beginning on page 58.

Q:	Do any of DLR’s executive officers or directors have interests in the offer that may differ from those of DLR stockholders?

A:

None of DLR’s executive officers or members of the DLR board is party to an arrangement with DLR, or participates in any DLR plan, program or arrangement, that provides such executive officer or board member with financial incentives that are contingent upon the consummation of the transactions.

Q:	Are there any conditions to closing of the offer that must be satisfied for the offer to be completed?

A:

In addition to the approval of the DLR stockholders of the issuance of DLR common stock to be paid by Buyer to INXN shareholders in the transactions contemplated by the purchase agreement and a number of shares having been validly tendered and not properly withdrawn that would allow Buyer to acquire at least eighty percent (80%), or if reduced by DLR or Buyer, sixty-six and two-thirds percent (66 2/3%), of the outstanding INXN shares on a fully-diluted and as-converted basis at the closing of the offer, there are a number of customary conditions that must be satisfied or waived before Buyer is obligated to purchase INXN shares validly tendered and not properly withdrawn pursuant to the offer. For a description of all the conditions to the offer, see “The Purchase Agreement — Conditions to Closing of the Offer” beginning on page 120.

Q:	Are there risks associated with the offer that I should consider in deciding how to vote?

A:	Yes. There are a number of risks related to the offer that are discussed in this proxy statement/prospectus described in the section entitled “Risk Factors” beginning on page 32.

Q:

If my shares of DLR common stock are held in “street name” by my broker or other nominee, will my broker or other nominee vote my shares of DLR common stock for me? What happens if I do not vote for a proposal?

A:

Unless you instruct your broker or other nominee how to vote your shares of DLR common stock held in street name, your shares will NOT be voted. This is referred to as a “broker non-vote.” If you hold your shares of DLR common stock in a stock brokerage account or if your shares are held by a broker or other nominee (that is, in street name), in order for your shares to be present and voted at the DLR special meeting, you must provide your broker or other nominee with instructions on how to vote your shares.

If you are a DLR stockholder, abstentions will be counted in determining the presence of a quorum, but broker non-votes will not be counted in determining the presence of a quorum. Although an abstention is not considered a vote cast under Maryland law, abstentions will have the same effect as votes AGAINST the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement under the rules of the NYSE. Broker non-votes will not be counted as votes cast on such proposal and therefore will have no effect on the outcome of the proposal as long as a quorum is present. Abstentions will have no effect on the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement. Broker non-votes will also have no effect on such proposal.

Q:	Will my rights as a stockholder of DLR change as a result of the offer?

A:	The rights of DLR stockholders will be unchanged as a result of the offer.

Q:	When is the offer expected to be completed?

A:

DLR expects to complete the offer as soon as reasonably practicable following satisfaction of all of the required conditions. If DLR stockholders approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, and if the other conditions to closing the offer are satisfied or waived, it is currently expected that the offer will be completed in 2020. However, there is no guarantee that the conditions to the offer will be satisfied or that the offer will close.

Q:	What are the anticipated U.S. federal income tax consequences of the offer and the post-offer reorganization to U.S. holders of INXN shares?

A:

The exchange of INXN shares for shares of DLR common stock and any cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. In addition, the exchange of INXN shares for any shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) pursuant to the post-offer reorganization will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. Each U.S. holder of INXN shares will generally be required to include in taxable income the excess of the fair market value of any DLR common stock or cash received in the offer or the post-offer reorganization (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) over such holder’s tax basis in the INXN shares exchanged. See the information under “The Offer — Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares” beginning on page 22 for a discussion of material U.S. federal income tax consequences of the offer and the post-offer reorganization to U.S. holders of INXN shares. Non-U.S. holders of INXN shares should consult their tax advisors regarding the tax consequences of the offer and the post-offer reorganization to such holders.

Q:	What are the anticipated Dutch income tax consequences of the offer and the post-offer reorganization?

A:

Holders of INXN shares that are subject to Dutch income tax generally will be required to include in their taxable income any benefits derived or deemed to be derived from the INXN shares, including any capital gains realized on any disposal of the INXN shares, including as a result of tendering their INXN shares pursuant to the offer or as a result of the post-offer reorganization or will be subject to annual income tax imposed on a fictitious yield on the INXN shares under the regime for savings and investments. See the information under “The Offer — Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for Holders of INXN Shares” beginning on page 87 for a discussion of material Dutch income tax consequences of the offer and the post-offer reorganization to holders of INXN shares. INXN shareholders should consult their own tax advisors regarding the Dutch or local tax consequences of the offer and the post-offer reorganization to such holders.

Q:	What are the anticipated Dutch dividend withholding tax consequences of the post-offer reorganization?

A.

Holders of INXN shares who receive shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation (rather than the offer) generally will be subject to Dutch dividend withholding tax under the Dividend Withholding Tax Act 1965. Under Dutch law, the liquidation distribution generally will be subject to a 15% Dutch dividend withholding tax to the extent it exceeds the recognized average paid up capital for Dutch dividend withholding tax purposes of the INXN shares or of the Intrepid I shares (as applicable). In respect of the liquidation distribution to the non-tendering holders of INXN shares the exchange agent, acting as agent of INXN or Intrepid I (as applicable) in their capacity as withholding agent, will not apply any reductions of, or exemptions from, Dutch dividend withholding tax at source based on any treaty for the avoidance of double taxation and any regulations for claiming relief thereunder or otherwise and accordingly the non-tendering holders of INXN shares are solely responsible for timely claiming any such relief if and where applicable. INXN shareholders should consult their own tax advisors regarding the Dutch or local tax consequences of the offer and the post-offer reorganization to such holders. Holders of INXN shares who receive shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer or in the compulsory acquisition, as applicable, generally will not be subject to Dutch dividend withholding tax.

See “The Offer — Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization” beginning on page 90.

Q:	Are INXN shareholders entitled to appraisal rights?

A:	INXN shareholders are not entitled to exercise appraisal rights in connection with the offer.

However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Court of the Amsterdam Court of Appeal, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Court on the value of the shares to be transferred. As part of the post-offer reorganization, Buyer may initiate such proceedings.

See “The Offer — Appraisal Rights” beginning on page 83 for more information.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement/prospectus, please respond by completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed preaddressed postage-paid envelope or, if available, by submitting your proxy by one of the other methods (e.g., by the Internet or telephone) specified in your proxy card or voting instruction card as promptly as possible so that your shares of DLR common stock will be represented and voted at the DLR special meeting.

Please refer to your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available to you.

The method by which you submit a proxy will in no way limit your right to vote at the DLR special meeting if you later decide to attend the meeting in person.

However, if your shares of DLR common stock are held in the name of a broker or other nominee, you must obtain a legal proxy, executed in your favor, from your broker or other nominee, to be able to vote in person at the DLR special meeting.

Q:	How will my proxy be voted?

A:

All shares of DLR common stock entitled to vote and represented by properly completed proxies received prior to the DLR special meeting, and not revoked, will be voted at the DLR special meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of DLR common stock should be voted on a matter, the shares of DLR common stock represented by your proxy will be voted as the DLR board recommends and, therefore, FOR the proposal to approve the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate in the view of the DLR board, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement if there are not sufficient votes at the time of such adjournment to approve such proposal. If you do not provide voting instructions to your broker or other nominee, your shares of DLR common stock will NOT be voted at the DLR special meeting and will be considered broker non-votes.

Q:	Can I revoke my proxy or change my vote after I have delivered my proxy?

A:	Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the DLR special meeting. If you are a holder of record, you can do this in any of the three following ways:

•	by sending a written notice to the corporate secretary of DLR in time to be received before the DLR special meeting stating that you would like to revoke your proxy;

•

by completing, signing and dating another proxy card and returning it by mail in time to be received before the DLR special meeting or by submitting a later dated proxy by the Internet or telephone in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	by attending the DLR special meeting and voting in person. Simply attending the DLR special meeting without voting will not revoke your proxy or change your vote.

If your shares of DLR common stock are held in an account at a broker or other nominee and you desire to change your vote or vote in person, you should contact your broker or other nominee for instructions on how to do so.

Q:	What does it mean if I receive more than one set of voting materials for the DLR special meeting?

A:

You may receive more than one set of voting materials for the DLR special meeting including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of DLR common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your shares of DLR common stock. If you are a holder of record and your shares of DLR common stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or over the Internet.

Q:	Do I need identification to attend the DLR special meeting in person?

A:

Yes. Please bring proper identification, together with proof that you are a record owner of shares of DLR common stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of DLR common stock on the applicable record date.

Q:	Will a proxy solicitor be used?

A:

Yes. DLR has engaged Okapi Partners LLC, which we refer to as Okapi, to assist in the solicitation of proxies for the DLR special meeting, and DLR estimates it will pay Okapi a fee of approximately $100,000. DLR has also agreed to reimburse Okapi for reasonable expenses incurred in connection with the proxy solicitation and to indemnify Okapi against certain losses, claims, damages, liabilities and expenses. In addition to mailing proxy solicitation material, DLR’s directors, officers and employees may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to DLR’s directors, officers or employees for such services.

Q:	Where can I find more information on INXN relating to the offer?

A:

You can find more information on the offer in the Schedule TO to be filed by Buyer with the SEC following effectiveness of the registration statement, of which this proxy statement/prospectus is a part, and the Schedule 14D-9 to be filed with the SEC soon thereafter by INXN. Before making any decision with respect to the offer, INXN shareholders are encouraged to read the Schedule TO (including the exchange offer prospectus, related letter of transmittal and other offer documents) and Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC carefully when they become available because they will contain important information about the proposed transactions, including, with respect to the Schedule 14D-9, INXN’s background of the offer, the reasons for the recommendation of INXN’s board of directors and the opinions of INXN’s financial advisors. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC (when they become available) at http://www.sec.gov, the SEC’s website, or free of charge from DLR’s website (http://www.digitalrealty.com) or by contacting DLR’s Investor Relations Department at (415) 848-9311. These documents will also be available free of charge from INXN’s website (http://www.interxion.com) or by contacting INXN’s Investor Relations Department at (813) 644-9399.

Q:	Who can answer my questions?

A:	If you have any questions about the offer or how to submit your proxy or need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

Digital Realty Trust, Inc.

Attention: Investor Relations

Four Embarcadero Center, Suite 3200

San Francisco, CA 94111

(415) 848-9311

www.digitalrealty.com

Proxy Solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Call Collect (212) 297-0720

Call Toll-Free (877) 629-6356

Email: DLR@okapipartners.com

SUMMARY

The following summary highlights some of the information contained in this proxy statement/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, DLR encourages you to read carefully this entire proxy statement/prospectus, including the attached Annexes and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the offer and the DLR special meeting. See also the section entitled “Where You Can Find More Information and Incorporation by Reference” beginning on page 182. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Companies

Digital Realty Trust, Inc. (See page 45)

Digital Realty Trust, Inc.

Four Embarcadero Center

Suite 3200

San Francisco, CA 94111

(415) 738-6500

Digital Realty Trust, Inc., a Maryland corporation, which we refer to as DLR, through its controlling interest in Digital Realty Trust, L.P., which we refer to as DLR OP, owns, acquires, develops and operates data centers. DLR is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industry verticals ranging from cloud and information technology services, communications and social networking to financial services, manufacturing, energy, healthcare, and consumer products. As of September 30, 2019, DLR’s portfolio consisted of 223 data centers, including 38 data centers held as investments in unconsolidated joint ventures. These data centers are mainly located throughout North America, with 41 located in Europe, 19 in Latin America, eight in Asia and five in Australia.

DLR common stock is listed on the NYSE, trading under the symbol “DLR”.

InterXion Holding N.V. (See page 45)

InterXion Holding N.V.

Scorpius 30

2132 LR Hoofdorp, the Netherlands

+31 20 880 7600

InterXion Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, which we refer to as INXN, is a leading provider of carrier and cloud-neutral colocation data center services in Europe, serving a wide range of customers through more than 50 data centers in 11 European countries. INXN’s uniformly designed, energy efficient data centers offer customers extensive security and uptime for their mission-critical applications. With over 700 connectivity providers, 21 European Internet exchanges, and most leading cloud and digital media platforms across its footprint, INXN has created connectivity, cloud, content and finance hubs that foster growing customer communities of interest.

INXN shares are listed on the NYSE, trading under the symbol “INXN”.

Digital Intrepid Holding B.V. (See page 45)

Digital Intrepid Holding B.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

+31 20 521 4777

Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), which we refer to as Buyer, is a company organized under the laws of the Netherlands and an indirect subsidiary of DLR that was formed on April 30, 2018, solely for the purpose of entering into the purchase agreement and the transactions contemplated therein. To date, Buyer has not conducted any material activities other than those incidental to its formation, entering into the purchase agreement and the matters contemplated by the purchase agreement. On November 25, 2019, Buyer formed Intrepid I to facilitate the legal merger.

Intrepid I B.V. (See page 45)

Intrepid I B.V.

Paul van Vlissingenstraat 16

1096 BK Amsterdam, the Netherlands

(415) 738-6500

Intrepid I B.V., which we refer to as Intrepid I, is a company organized under the laws of the Netherlands and a direct subsidiary of Buyer that was formed on November 25, 2019, solely for the purpose of effectuating the legal merger. To date, Intrepid I has not conducted any material activities other than those incidental to its formation and the matters contemplated by the purchase agreement. On November 25, 2019, Intrepid I formed Intrepid II B.V. to facilitate the legal merger.

Intrepid II B.V. (See page 45)

Intrepid II B.V.

Paul van Vlissingenstraat 16

1096 BK Amsterdam, the Netherlands

(415) 738-6500

Intrepid II B.V., which we refer to as Intrepid II, is a company organized under the laws of the Netherlands and an indirect subsidiary of Buyer that was formed on November 25, 2019, solely for the purpose of effectuating the legal merger. To date, Intrepid II has not conducted any material activities other than those incidental to its formation and the matters contemplated by the purchase agreement.

The Offer and the Purchase Agreement (See pages 53 and 92)

Pursuant to the purchase agreement, DLR, Buyer and INXN have agreed (subject to the terms and conditions of the purchase agreement) that Buyer shall commence an exchange offer to purchase any and all of the outstanding INXN shares and DLR, Buyer and INXN have agreed that (subject to the terms and conditions of the purchase agreement), following closing of the offer, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. The post-offer reorganization shall utilize processes available to Buyer under Dutch law aimed at strengthening DLR’s direct or indirect control over INXN or its assets and business operations. More specifically, the post-offer reorganization would ensure that Buyer or one of its affiliates becomes the owner of all or substantially all of INXN’s business operations from and after the consummation of such post-offer reorganization.

The purchase agreement is more fully described in the section entitled “The Purchase Agreement” beginning on page 92 and a copy of the purchase agreement, as amended, is attached as Annex A to this proxy statement/prospectus. You should read the purchase agreement carefully in its entirety before making any decisions regarding the offer because it is the legal document that governs the relationship between DLR, Buyer and INXN with respect to the offer.

The Tender and Support Agreement (See page 125)

Concurrently with the execution of the purchase agreement, David C. Ruberg, in his capacity as shareholder of INXN, entered into the tender and support agreement with Buyer, pursuant to which Mr. Ruberg has irrevocably agreed to accept the offer in respect of INXN shares held by him and to vote in favor of all resolutions proposed by INXN at the EGM (and any subsequent EGM), in each case, subject to the conditions and in accordance with the terms set forth therein.

Recommendation of the DLR Board of Directors (See page 58)

On October 29, 2019, after careful consideration, the DLR board unanimously (i) determined and declared that the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement, are advisable and in the best interests of DLR and its stockholders, (ii) approved the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, and (iii) authorized and approved the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards). Certain factors considered by the DLR board in reaching its decision to approve the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement can be found in the section entitled “The Offer — Recommendation of the DLR Board of Directors and Its Reasons for the Offer” beginning on page 58.

The DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Summary of Risks Related to the Transactions (See page 32)

You should consider carefully the risk factors described below together with all of the other information included in this proxy statement/prospectus before deciding how to vote. The risks related to the offer and the other transactions contemplated by the purchase agreement are described under the section entitled “Risk Factors — Risks Related to the Offer.”

•	The offer consideration will not be adjusted in the event of any change in the share prices of either DLR or INXN.

•	DLR stockholders and INXN shareholders will be diluted by the transactions.

•	DLR or Buyer could waive the minimum condition unilaterally to sixty-six and two-thirds percent (66 2/3%).

•

Completion of the transactions is subject to many conditions and if these conditions are not satisfied or waived, the transactions will not be completed, which could result in the requirement that DLR or INXN pay certain termination fees.

•	The pendency of the transactions could adversely affect the business and operations of DLR and INXN.

•	The purchase agreement contains provisions that could discourage a potential competing acquirer of INXN or could result in a competing proposal being at a lower price than it might otherwise be.

•	If the offer is not consummated by the end date, either DLR or INXN may terminate the purchase agreement.

•

If the transactions are approved, holders of INXN shares who receive DLR common stock (or cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation (rather than the offer) generally will be subject to a 15% Dutch dividend withholding tax.

•	The transactions will result in changes to the board of directors of DLR following the post-offer reorganization.

The DLR Special Meeting; Stockholders Entitled to Vote; Vote Required (See page 47)

The special meeting of the DLR stockholders will be held at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111 on                     , 2020, commencing at 10:30 a.m., local time.

At the DLR special meeting, the DLR stockholders will be asked to consider and vote upon the following matters:

1.

a proposal to approve the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards); and

2.

a proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Approval of the proposal to approve the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards) requires the affirmative vote of a majority of all votes cast on such proposal.

Approval of the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement requires the affirmative vote of a majority of all votes cast on such proposal.

At the close of business on the record date, directors and executive officers of DLR and their affiliates were entitled to vote              shares of DLR common stock, or less than 1% of the shares of DLR common stock issued and outstanding on that date. DLR currently expects that all DLR directors and executive officers will vote their shares of DLR common stock in favor of the proposal to approve the issuance of DLR common stock in connection with the offer as well as the other proposal to be considered at the DLR special meeting, although none of them is contractually obligated to do so.

Your vote as a DLR stockholder is very important. Accordingly, please sign and return the enclosed proxy card or, if available, please submit your proxy by telephone or over the Internet whether or not you plan to attend the DLR special meeting in person.

Opinion of DLR’s Financial Advisor (See page 61)

Opinion of BofA Securities

In connection with the transactions, BofA Securities, Inc., which we refer to as BofA Securities, DLR’s financial advisor, delivered to the DLR board a written opinion, dated October 29, 2019, as to the fairness, from a financial point of view and as of the date of the opinion, to DLR of the exchange ratio provided for in the transactions. The full text of the written opinion, dated October 29, 2019, of BofA Securities, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety. BofA Securities provided its opinion to the DLR board (in its capacity as such) for the benefit and use of the DLR board in connection with and for purposes of its evaluation of the exchange ratio from a financial point of view. BofA Securities’ opinion does not address any other aspect of the transactions contemplated by the purchase agreement, which we refer to as the transactions, and no opinion or view was expressed as to the relative merits of the transactions in comparison to other strategies or transactions that might be available to DLR or in which DLR might engage or as to the underlying business decision of DLR to proceed with or effect the transactions. BofA Securities’ opinion does not constitute a recommendation to any stockholder as to how to vote or act in connection with the transactions or any other matter.

Directors and Management of DLR and INXN or Intrepid I, As Applicable, Following the Post-Offer Reorganization (See page 74)

As of the closing, the board of directors of DLR will consist of ten members, with the nine current DLR directors, Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein, continuing as directors of DLR. In addition, the INXN designee,             , will join the board of directors of DLR. All directors will serve until the next annual meeting of the stockholders of DLR (and until their successors have been duly elected and qualify).              is currently a member of the INXN board.

The executive officers of DLR immediately prior to the effective time of the post-offer reorganization will continue to serve as the executive officers of DLR, with A. William Stein continuing to serve as the Chief Executive Officer of DLR. See “The Offer — Directors and Management of DLR and INXN or Intrepid I, As Applicable, Following the Post-Offer Reorganization” on page 74 for more information.

From the effectuation of the closing, in case of INXN, or the legal merger, in case of Intrepid I, as applicable, until the completion of the liquidation and the liquidation distribution by INXN or Intrepid I (as applicable) or the compulsory acquisition in respect of INXN or Intrepid I (as applicable), the board of directors of INXN or Intrepid I, as applicable, will consist of at least seven members, at least five of whom have been designated by DLR and Buyer and two of whom are current non-executive directors of INXN, or if such current non-executive directors of INXN are not available, replacement directors, designated as non-executive directors by INXN and Buyer by mutual written agreement and who will at all times be independent from DLR and Buyer and will at all times qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code.

Interests of DLR’s Directors and Executive Officers in the Offer (See page 74)

None of DLR’s executive officers or members of the DLR board is party to an arrangement with DLR, or participates in any DLR plan, program or arrangement, that provides such executive officer or board member with financial incentives that are contingent upon the consummation of the transactions.

Treatment of INXN Equity Awards (See page 77)

At the time of the closing of the offer, subject to applicable taxes, (i) each outstanding INXN restricted share held by a non-employee director of INXN, shall be cancelled and converted into the right to receive the offer consideration and (ii) each INXN restricted share that is outstanding as of immediately prior to the closing of the offer and that is held by a person other than a non-employee director of INXN shall be assumed by DLR and converted into 0.7067 DLR RSUs.

At the time of the closing of the offer, subject to applicable taxes, (i) each outstanding award of INXN performance shares will be deemed to have satisfied the performance condition applicable thereto as follows: (A) with respect to INXN performance shares subject to a performance period that has been completed prior to the closing, at actual performance attained for such performance period and (B) with respect to INXN performance shares subject to a performance period that has not been completed as of the closing, at (x) 150% or 100% of target with respect to the awards of performance shares held by David C. Ruberg, the executive director of INXN, and (y) 150% or 115% of target with respect to awards of performance shares held by members of INXN’s senior management team other than the executive director of INXN (in each case, as described in more detail below under “The Offer — Treatment of INXN Equity Awards” beginning on page 77); and (ii) each such performance share that is deemed to satisfy the performance condition shall be assumed by DLR and converted into 0.7067 DLR RSUs.

Additionally, at the time of the closing of the offer, each outstanding INXN stock option (whether or not then vested or exercisable) shall be cancelled and converted into the right to receive, subject to applicable taxes, the offer consideration with respect to a number of shares equal to (i) the product of (A) the total number of INXN shares subject to such stock option immediately prior to the effective time multiplied by (B) the excess, if any, of (x) the value of the offer consideration (calculated as the volume weighted average price per share of DLR common stock for ten consecutive trading days ending on the third trading day prior to the closing multiplied by the exchange ratio of 0.7067) over (y) the per share exercise price of such INXN stock option, divided by (ii) the value of the offer consideration.

At the time of the closing of the offer, each outstanding award of INXN shares granted under INXN’s YourShare Plan that is subject to a holding period will be converted, subject to applicable taxes, into a number of shares of DLR common stock equal to the product of (i) the number of shares underlying such INXN YourShare award immediately prior to the closing multiplied by (ii) the exchange ratio of 0.7067.

For more information regarding treatment and valuation of INXN equity awards, see “The Offer — Interests of DLR’s Directors and Executive Officers in the Offer” beginning on page 74 and “The Offer — Treatment of INXN Equity Awards” beginning on page 77.

Extension of the Offer Period (See page 81)

Buyer may extend the offer to such other date and time as may be agreed in writing by Buyer, DLR and INXN, and Buyer shall extend the offer for any minimum period as required by the SEC (including, without limitation, for any five-day extension period or longer period required under Rule 14d-4 or Rule 14e-1 under the Exchange Act) or the NYSE.

Buyer shall also extend the offer on one or more occasions in consecutive periods of at least five business days and up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days in case of the regulatory approvals condition if either such condition is not reasonably likely to be satisfied within such 10 business-day extension period. Buyer shall not be required or permitted (without consent of INXN) to extend the offer on more than three occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and Buyer shall not be required to extend the offer beyond the end date. If INXN elects to hold a subsequent EGM, then Buyer shall extend the offer until the date that is six business days after the date of the subsequent EGM.

Subsequent Offering Period (See page 82)

Following the time of acceptance for payment in connection with the offer, which we refer to as the acceptance time, Buyer shall provide a subsequent offering period, which we refer to as a subsequent offering period, in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than three business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

The Post-Offer Reorganization (See page 94)

As promptly as practicable following the closing of the subsequent offering period, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. The post-offer reorganization will utilize processes available to Buyer under Dutch law aimed at strengthening DLR’s direct or indirect control over INXN or its assets and business operations. More specifically, the post-offer reorganization would ensure that, if the required resolutions are adopted at the EGM, Buyer or one of its affiliates becomes the sole owner of all or substantially all of INXN’s business operations from and after the consummation of such post-offer reorganization, even if not all of the shareholders of INXN have tendered their shares under the offer.

Following the closing of the offer (including the closing of any shares tendered in the subsequent offering period), DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. DLR and Buyer have a preference for effectuating the legal merger, the legal demerger or the asset sale. An affirmative vote of an independent director (as defined in the purchase agreement) will be required to effectuate the post-offer reorganization actions listed in the prior sentence, other than the legal merger, the post-merger share sale, the legal demerger, the post-demerger share sale, the asset sale, the liquidation, the liquidation distribution or the compulsory acquisition, which will not require such consent following the approval of the required resolutions by the EGM.

•

Legal Merger: The legal merger comprises a triangular legal merger under Dutch law. INXN will merge with and into Intrepid II, a wholly owned subsidiary of Intrepid I, which is a wholly owned subsidiary of Buyer. Intrepid II will be the surviving entity of the legal merger. Intrepid I, as the sole shareholder of Intrepid II, will allot shares to INXN shareholders at the time the legal merger is effectuated, as further described in the purchase agreement. INXN shareholders that do not validly tender in the offer will become shareholders of Intrepid I as a result of their INXN shares being exchanged for Intrepid I shares. Buyer will continue to be a shareholder of Intrepid I as a result of the exchange of any INXN shares it accepted for exchange in the offer for Intrepid I shares. Following the legal merger, Intrepid I will transfer the issued and outstanding share in the share capital of Intrepid II to Buyer or its designated nominee in exchange for an exchangeable note or the buyer note, which we refer to as the post-merger share sale. As a result, Intrepid II will become a direct subsidiary of Buyer or its designated nominee.

•	Legal Demerger: The legal demerger comprises a legal demerger under Dutch law whereby INXN splits off all of its assets and liabilities to SplitCo, a newly incorporated wholly owned subsidiary of

INXN. Following the legal demerger, INXN will transfer the issued and outstanding share in the share capital of SplitCo to Buyer or its designated nominee in exchange for an exchangeable note or the buyer note, which we refer to as the post-demerger share sale. As a result, SplitCo will become a direct subsidiary of Buyer or its designated nominee.

•

Asset Sale: INXN will sell and transfer INXN’s business, including substantially all of the assets and liabilities of INXN, to Buyer or its designated nominee, in exchange for an exchangeable note or the buyer note.

Following one of the options above, if the compulsory acquisition threshold has not been achieved, INXN or Intrepid I (as applicable) will be immediately dissolved and liquidated. As a result, former INXN shareholders who did not tender in the offer will be entitled to receive shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) following completion of an advance liquidation distribution by INXN or Intrepid I (as applicable), subject to applicable withholding taxes (including Dutch dividend withholding tax). If the compulsory threshold has been achieved, Buyer or DLR will commence the compulsory acquisition before the Enterprise Chamber of the Amsterdam Court of Appeals in respect of INXN or Intrepid I (as applicable). The Enterprise Chamber of the Amsterdam Court of Appeals has sole discretion to determine the per share price in cash and Buyer will become the sole shareholder of INXN or shareholder of Intrepid I (as applicable).

No Stockholder Appraisal Rights in the Offer (See page 83)

Neither INXN’s shareholders nor the shareholders of Intrepid I are entitled under Dutch law or otherwise to appraisal or dissenters’ rights related to the INXN shares or Intrepid I shares in connection with the offer or, subject to the following, the post-offer reorganization.

Pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Court of the Amsterdam Court of Appeal, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Court on the value of the shares to be transferred. As part of the post-offer reorganization, Buyer may initiate such proceedings in respect of Intrepid I shares or INXN shares.

DLR stockholders are not entitled to appraisal or dissenters’ rights with respect to any of the matters to be considered and voted on at the DLR special meeting.

Conditions to Closing of the Offer (See page 120)

A number of customary conditions must be satisfied or waived, where legally permissible, as of the scheduled expiration time before either DLR or Buyer will be required to accept for payment or pay for any INXN share validly tendered and not properly withdrawn pursuant to the offer, and the transactions can be consummated. These include, among others:

•

a number of INXN shares having been validly tendered and not properly withdrawn that would allow Buyer to acquire at least eighty percent (80%) of the outstanding INXN shares on a fully-diluted and as-converted basis at the closing of the offer, which we refer to as the minimum condition; provided, DLR or Buyer may reduce the minimum condition to sixty-six and two-thirds percent (66 2/3%);

•	receipt of certain required regulatory approvals, which filings authorizations must be in full force and effect or their relevant waiting periods (and any extensions thereof) expired or terminated;

•

the adoption of resolutions at the EGM (or a subsequent EGM) of INXN providing for, among other things, the approval of a statutory Dutch legal triangular merger, the approval of a statutory Dutch legal demerger, the approval of an asset sale, the approval of the liquidation, and the appointment of Buyer and DLR designees to the INXN board effective upon the closing;

•	approval by DLR stockholders of the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement;

•

absence of any applicable law or order of a governmental authority prohibiting, rendering illegal or enjoining the consummation of the offer or the other transactions contemplated by the purchase agreement;

•

declaration of effectiveness of the Form S-4 registration statement, of which this proxy statement/prospectus is a part, and the absence of any stop order issued by the SEC suspending the effectiveness of such Form S-4, or, if issued, not withdrawn by the SEC or proceedings for that purpose not having been initiated or threatened by the SEC;

•	approval of listing of the shares of DLR common stock on the NYSE, subject only to official notice of issuance;

•	accuracy of the representations and warranties of INXN made in the purchase agreement (subject to certain materiality standards);

•	INXN’s material compliance with its covenants contained in the purchase agreement; and

•	absence of any material adverse effect.

Neither DLR nor INXN can give any assurance as to when or if all of the conditions to the consummation of the offer will be satisfied or waived or that the offer will occur.

See “The Purchase Agreement — Conditions to Closing of the Offer” beginning on page 120 for more information.

Regulatory Approvals Required for the Offer

Prior to completing the offer and the post-offer reorganization, DLR and INXN are required to obtain certain regulatory clearances in several EU Member States. DLR and INXN will take the actions required to obtain such regulatory clearances.

No Solicitation and Adverse Change in Recommendation (See page 107)

No Solicitation by INXN and INXN Adverse Recommendation Change

Under the purchase agreement, INXN has agreed not to, and to cause its subsidiaries and its and their respective directors and officers not to, directly or indirectly: (i) solicit, initiate or knowingly facilitate, knowingly induce or knowingly encourage (including by providing information, access, cooperation or otherwise) the making of any alternative acquisition proposal (as defined below), (ii) other than informing persons of the no solicitation restrictions in the purchase agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding any alternative acquisition proposal, or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, purchase agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other contract (whether or not bonding) with respect to an alternative acquisition proposal (other than an acceptable confidentiality agreement pursuant to the terms of the purchase agreement).

However, if INXN receives during the pre-closing period a bona fide written alternative acquisition proposal, INXN may, under certain specified circumstances, engage in discussions or negotiations with and provide non-public information regarding itself to a third party making an unsolicited, written alternative acquisition proposal. Under the purchase agreement, INXN is required to notify DLR promptly (and in any event within twenty-four (24) hours) if it receives any alternative acquisition proposal or inquiry or any request for non-public information in connection with an alternative acquisition proposal.

Before the expiration time, the INXN board may, under certain specified circumstances, withdraw its recommendation of the offer and terminate the purchase agreement with respect to a superior proposal (as defined below) or INXN intervening event if, among other things, the INXN board determines in good faith, after consultation with outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the directors’ fiduciary duties under the laws of the Netherlands.

For more information regarding the limitations on INXN and the INXN board to consider other proposals, see “The Purchase Agreement — Covenants and Agreements — No Solicitation and Adverse Change in Recommendation” beginning on page 107.

DLR Adverse Recommendation Change

Before the approval by DLR stockholders of the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, the DLR board may, under certain specified circumstances, withdraw its recommendation of the issuance and terminate the purchase agreement with respect to a DLR intervening event (as defined herein) if, among other things, the DLR board determines in good faith, after consultation with outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the directors’ duties under the laws of the State of Maryland.

For more information regarding the limitations on the DLR board, see “The Purchase Agreement —Covenants and Agreements — No Solicitation and Adverse Change in Recommendation” beginning on page 107.

Termination of the Purchase Agreement (See page 121)

The purchase agreement may be terminated at any time prior to the acceptance time by the mutual consent of INXN, DLR and Buyer in a written instrument.

In addition, the purchase agreement may also be terminated prior to the acceptance time by either DLR or INXN under the following conditions, each subject to certain exceptions:

•

there has been a breach by the other party of any representation, warranty or, subject to certain exclusions, covenant set forth in the purchase agreement, which causes an offer condition not to be satisfied (and such breach is not curable prior to the end date or, if curable, not cured within the required timeline);

•	if the acceptance time has not occurred on or before the end date;

•

a court or other governmental authority has entered, enacted, promulgated, enforced or issued a final, permanent and non-appealable law or order that prohibits, renders illegal or enjoins the consummation of the offer and the other transactions contemplated by the purchase agreement;

•	if the offer shall have expired in accordance with its terms without all of the offer conditions having been satisfied and shall have not been extended by Buyer; or

•	the holders of DLR common stock do not approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

The purchase agreement may also be terminated, prior to the acceptance time by DLR:

•	following an INXN adverse recommendation change;

•

if the EGM and subsequent EGM, if any, have been held and been concluded and the post-offer reorganization resolutions (as defined in the purchase agreement) and the governance resolutions (as defined in the purchase agreement) have not each been adopted; or

•	following certain breaches by INXN of its financing cooperation covenants if such breach has not been cured within the required timeline.

The purchase agreement may also be terminated by INXN if, prior to the acceptance time:

•

until such time as the post-offer reorganization resolutions (as defined in the purchase agreement) and the governance resolutions (as defined in the purchase agreement) are adopted by the shareholders of INXN, in order for INXN to enter into an alternative acquisition agreement with respect to a superior proposal, so long as INXN pays termination compensation to DLR as described below and INXN had not materially breached its non-solicitation obligations under the purchase agreement; or

•	following a DLR adverse recommendation change.

For more information regarding the rights of DLR and INXN to terminate the purchase agreement, see “The Purchase Agreement — Termination of the Purchase Agreement” beginning on page 121.

Termination Compensation and Expenses (See page 122)

Generally, all fees and expenses incurred in connection with the offer and the other transactions contemplated by the purchase agreement will be paid by the party incurring those fees and expenses, except that DLR will have to reimburse INXN for up to $25 million (exclusive of value-added tax, if applicable) of its documented out-of-pocket expenses upon termination of the purchase agreement by INXN or DLR because the holders of DLR common stock did not approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Additionally, upon termination of the purchase agreement in certain circumstances, the purchase agreement provides for the payment of a termination compensation payment to DLR by INXN of $72.6 million (exclusive of value-added tax, if applicable). The purchase agreement also provides for the payment of a termination compensation payment to INXN by DLR of $254.3 million (exclusive of value-added tax, if applicable) upon termination of the purchase agreement in certain circumstances.

See “The Purchase Agreement — Termination of the Purchase Agreement — Termination Compensation and Expenses” beginning on page 122 for more information.

Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares (See page 83)

The exchange of INXN shares for shares of DLR common stock and any cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. In addition, the exchange of INXN shares for any shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) pursuant to the post-offer reorganization will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. Each U.S. holder (as defined herein) of INXN shares will generally be required to include in taxable income the excess of the fair market value of any DLR common stock or cash received in the offer or the post-offer reorganization (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) over such holder’s tax basis in the INXN shares exchanged. See the information under “The Offer — Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares” beginning on page 83 for a discussion of material U.S. federal income tax consequences of the offer and the post-offer reorganization to U.S. holders of INXN shares. Non-U.S. holders (as defined herein) of INXN shares should consult their tax advisors regarding the tax consequences of the offer and the post-offer reorganization to such holders.

Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for Holders of INXN Shares (See page 87)

Holders of INXN shares that are subject to Dutch income tax generally will be required to include in their taxable income any benefits derived or deemed to be derived from the INXN shares, including any capital gains realized on any disposal of the INXN shares, including as a result of tendering their INXN shares pursuant to the offer or as a result of the post-offer reorganization or will be subject to annual income tax imposed on a fictitious yield on the INXN shares under the regime for savings and investments. See the information under “The Offer — Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for Holders of INXN Shares” beginning on page 87 for a discussion of material Dutch income tax consequences of the offer and the post-offer reorganization to holders of INXN shares. INXN shareholders should consult their own tax advisors regarding the Dutch or local tax consequences of the offer and the post-offer reorganization to such holders.

Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization (See page 90)

Under Dutch law, the liquidation distribution generally will be subject to a 15% Dutch dividend withholding tax under the Dividend Withholding Tax Act 1965 to the extent it exceeds the recognized average paid up capital for Dutch dividend withholding tax purposes of the INXN shares or the Intrepid I shares (as applicable). Application of the Dutch dividend withholding tax will cause the net value of the consideration to be received by the non-tendering holders of INXN shares to be less than the net value of the consideration such non-tendering holders of INXN shares would have received had they tendered their INXN shares in the offer. See the information under “The Offer — Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization” beginning on page 90 for a discussion of the Dutch dividend withholding tax consequences of the post-offer reorganization. In respect of the liquidation distribution to the non-tendering holders of INXN shares the exchange agent, acting as agent of INXN or Intrepid I (as applicable) in their capacity as withholding agent, will not apply any reductions of, or exemptions from, Dutch dividend withholding tax at source based on any treaty for the avoidance of double taxation and any regulations for claiming relief thereunder or otherwise and accordingly the non-tendering holders of INXN shares are solely responsible for timely claiming any such relief if and where applicable. INXN shareholders should consult their own tax advisors regarding the Dutch or local tax consequences of the post-offer reorganization to such holders. See the information under “The Offer — Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for Holders of INXN Shares” beginning on page 87 for a discussion of material Dutch personal income tax and corporate income tax consequences of the offer and the post-offer reorganization to holders of INXN shares.

Accounting Treatment of the Transactions (See page 91)

DLR prepares its financial statements in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. The transactions will be accounted for by applying the acquisition method. See “The Offer — Accounting Treatment of the Transactions” beginning on page 91 for more information.

Comparison of Rights of DLR Stockholders and INXN Shareholders (See page 146)

The rights of INXN shareholders are currently governed by Dutch law and the articles of association of INXN.

For a summary of certain differences between the rights of DLR stockholders and INXN shareholders, see “Comparison of Rights of the DLR Stockholders and the INXN Shareholders” beginning on page 146.

Selected Historical Financial Information of DLR

The following selected historical financial information for each of the years during the five-year period ended December 31, 2018 and the selected balance sheet data as of December 31 for each of the years in the five-year period ended December 31, 2018 have been derived from DLR’s audited consolidated financial statements. The selected historical financial information for the nine months ended September 30, 2019 and 2018 and the selected balance sheet data as of September 30, 2019 and 2018 have been derived from DLR’s unaudited interim consolidated financial statements.

You should read the selected historical financial information presented below together with the consolidated financial statements and the related notes thereto and management’s discussion and analysis of financial condition and results of operations of DLR included in the combined Annual Report on Form 10-K of DLR and DLR OP for the year ended December 31, 2018 and the combined Quarterly Report on Form 10-Q of DLR and DLR OP for the quarter ended September 30, 2019, which are incorporated herein by reference. See also “Where You Can Find More Information and Incorporation by Reference” beginning on page 182.

	Nine Months Ended September 30,		Year Ended December 31,
(In thousands, except per share data)	2019	2018	2018	2017	2016	2015	2014
Income Statement Data:
Operating Revenues:
Rental and other services	$2,413,888	$1,792,457	$2,412,076	$2,010,301	$1,746,828	$1,395,745	$1,256,086
Tenant reimbursements	—	468,906	624,637	440,224	355,903	359,875	350,234
Fee income and other	7,890	6,848	9,765	7,403	39,482	7,716	10,118

Total operating revenues	2,421,778	2,268,211	3,046,478	2,457,928	2,142,213	1,763,336	1,616,438

Operating Expenses:
Rental property operating and maintenance	766,417	701,933	957,065	759,616	660,177	549,885	503,140
Property taxes and insurance	126,587	106,408	140,918	134,995	111,989	101,397	100,181
Change in fair value of contingent consideration	—	—	—	—	—	(44,276)	(8,093)
Depreciation and amortization	888,766	887,534	1,186,896	842,464	699,324	570,527	538,513
General and administrative	156,427	124,264	163,667	161,441	152,733	105,549	93,188
Transactions and integration	10,819	19,410	45,327	76,048	20,491	17,400	1,303
Impairment of investments in real estate	5,351	—	—	28,992	—	—	126,470
Other	12,129	1,722	2,818	3,077	213	60,943	3,070

Total operating expenses	1,966,496	1,841,271	2,496,691	2,006,633	1,644,927	1,361,425	1,357,772

Operating income	455,282	426,940	549,787	451,295	497,286	401,911	258,666
Other Income (Expenses):
Equity in (losses) earnings of unconsolidated joint ventures	(3,090)	23,734	32,979	25,516	17,104	15,491	13,289
Gain on deconsolidation/sale of properties, net	67,497	80,042	80,049	40,354	169,902	94,604	15,945
Gain on contribution of investment properties to unconsolidated joint ventures	—	—	—	—	—	—	95,404
Gain on sale of equity investment	—	—	—	—	—	—	14,551
Interest and other income (expense), net	55,266	2,375	3,481	3,655	(4,564)	(2,381)	2,663
Interest expense	(272,177)	(236,646)	(321,529)	(258,642)	(236,480)	(201,435)	(191,085)
Tax expense	(13,726)	(7,927)	(2,084)	(7,901)	(10,385)	(6,451)	(5,238)
(Loss) gain from early extinguishment of debt	(39,157)	—	(1,568)	1,990	(1,011)	(148)	(780)

Net income	249,895	288,518	341,115	256,267	431,852	301,591	203,415
Net income attributable to noncontrolling interests	(6,418)	(8,831)	(9,869)	(8,008)	(5,665)	(4,902)	(3,232)

Net income attributable to Digital Realty Trust, Inc.	243,477	279,687	331,246	248,259	426,187	296,689	200,183
Preferred stock dividends, including undeclared dividends	(54,283)	(60,987)	(81,316)	(68,802)	(83,771)	(79,423)	(67,465)
Issuance costs associated with redeemed preferred stock	(11,760)	—	—	(6,309)	(10,328)	—	—

Net income available to common stockholders	$177,434	$218,700	$249,930	$173,148	$332,088	$217,266	$132,718

Per Share Data:
Basic income per share available to common stockholders	$0.85	$1.06	$1.21	$0.99	$2.21	$1.57	$1.00

Diluted income per share available to common stockholders	$0.85	$1.06	$1.21	$0.99	$2.20	$1.56	$0.99

Weighted average shares of common stock outstanding:
Basic	208,173,995	205,931,031	206,035,408	174,059,386	149,953,662	138,247,606	133,369,047
Diluted	209,199,535	206,555,627	206,673,471	174,895,098	150,679,688	138,865,421	133,637,235

	As of September 30,		As of December 31,
(In thousands)	2019	2018	2018	2017	2016	2015	2014
Balance Sheet Data:
Net investments in real estate	$14,941,707	$14,225,697	$15,079,726	$13,841,186	$8,996,362	$8,770,212	$8,203,287
Total assets	23,172,765	21,462,110	23,766,695	21,404,345	12,192,585	11,416,063	9,526,784
Global revolving credit facilities	1,833,512	590,289	1,647,735	550,946	199,209	960,271	525,951
Unsecured term loans, net	796,232	1,352,969	1,178,904	1,420,333	1,482,361	923,267	976,600
Unsecured senior notes, net	8,189,138	7,130,541	7,589,126	6,570,757	4,153,797	3,712,569	2,791,758
Secured debt, including premiums	105,153	106,072	685,714	106,582	3,240	302,930	378,818
Total liabilities	12,942,820	10,681,095	12,892,653	10,300,993	7,060,288	6,879,561	5,612,546
Redeemable noncontrolling interests — operating partnership	19,090	17,553	15,832	53,902	—	—	—
Total stockholders’ equity	9,437,290	10,026,254	9,858,644	10,349,081	5,096,015	4,500,132	3,878,256
Noncontrolling interests in operating partnership	731,216	671,269	906,510	698,126	29,684	29,612	29,191
Noncontrolling interests in consolidated joint ventures	42,349	65,939	93,056	2,243	6,598	6,758	6,791
Total liabilities and equity	$23,172,765	$21,462,110	$23,766,695	$21,404,345	$12,192,585	$11,416,063	$9,526,784

Selected Historical Financial Information of INXN

The following selected historical financial information as of and for the years ended December 31, 2018, 2017 and 2016 have been derived from INXN’s audited consolidated financial statements, which are incorporated by reference in this proxy statement/prospectus. The selected historical financial information as of and for the years ended December 31, 2015 and 2014 have been derived from INXN’s audited consolidated financial statements not included or incorporated by reference in this proxy statement/prospectus. The following selected historical financial information for the nine months ended September 30, 2019 and 2018 and the selected balance sheet data as of September 30, 2019 have been derived from INXN’s unaudited consolidated interim financial statements incorporated by reference in this proxy statement/prospectus, which have been prepared on a basis substantially consistent with INXN’s annual audited consolidated financial statements. The selected balance sheet data as of September 30, 2018 have been derived from INXN’s unaudited consolidated interim financial statements not included or incorporated by reference in this proxy statement/prospectus, which have been prepared on a basis substantially consistent with INXN’s annual audited consolidated financial statements. INXN’s audited consolidated financial statements incorporated by reference in this proxy statement/prospectus have been prepared and presented in accordance with IFRS issued by the International Accounting Standards Board and are presented in Euros. The implementation of IFRS 16 on January 1, 2019 reclassified certain expense items, thus impacting the comparability of the historical financial information to periods prior to the implementation of IFRS 16.

You should read the selected historical financial information presented below together with the consolidated financial statements and the related notes thereto incorporated by reference herein. INXN’s historical results do not necessarily indicate its expected results for any future periods. See also “Where You Can Find More Information and Incorporation by Reference” beginning on page 182.

	Nine Months Ended September 30,		Year ended December 31,
(€‘000, except per share amounts and number of shares in thousands)	2019	2018	2018	2017	2016	2015	2014
Income Statement Data:
Revenue	469,400	414,851	561,752	489,302	421,788	386,560	340,624
Cost of sales	(159,261)	(162,250)	(219,462)	(190,471)	(162,568)	(151,613)	(139,075)
Gross profit	310,139	252,601	342,290	298,831	259,220	234,947	201,549
Other income	—	86	86	97	333	21,288	271
Sales and marketing costs	(27,288)	(27,019)	(36,494)	(33,465)	(29,941)	(28,217)	(24,551)
General and administrative costs	(192,169)	(145,447)	(194,646)	(167,190)	(138,557)	(134,391)	(99,518)
Operating income	90,682	80,221	111,236	98,273	91,055	93,627	77,751
Net finance expense	(37,042)	(46,031)	(61,784)	(44,367)	(36,269)	(29,022)	(27,876)
Share of result of equity-accounted investees, net of tax	(277)	—	—	—	—	—	—

	Nine Months Ended September 30,		Year ended December 31,
(€‘000, except per share amounts and number of shares in thousands)	2019	2018	2018	2017	2016	2015	2014
Profit before taxation	53,363	34,190	49,452	53,906	54,786	64,605	49,875
Income tax expense	(14,900)	(11,052)	(18,334)	(14,839)	(16,450)	(17,925)	(15,449)
Net income	38,463	23,138	31,118	39,067	38,336	46,680	34,426
Basic earnings per share(a)	0.52	0.32	0.43	0.55	0.54	0.67	0.50
Diluted earnings per share(b)	0.52	0.32	0.43	0.55	0.54	0.66	0.49
Number of shares outstanding at the end of the period(c)	76,604	71,673	71,708	71,415	70,603	69,919	69,317
Weighted average number of shares for Basic EPS(c)	73,429	71,518	71,562	71,089	70,349	69,579	69,048
Weighted average number of shares for Diluted EPS(c)	74,015	71,950	72,056	71,521	71,213	70,474	69,922

(a)	Basic earnings per share are calculated as net income divided by the weighted average number of shares for Basic EPS.
(b)	Diluted earnings per share are calculated as net income divided by the weighted average number of shares for Diluted EPS.
(c)	“Number of shares”, “Weighted average number of shares for Basic EPS” and “Weighted average number of shares for Diluted EPS” is in thousands.

	As at September 30,		As at December 31,
(€‘000)	2019	2018	2018	2017(d)	2016(d)	2015(d)	2014(d)
Balance Sheet Data:
Trade receivables and other current assets	231,278	197,884	205,613	179,786	147,821	141,936	122,814
Cash and cash equivalents	205,830	289,860	186,090	38,484	115,893	53,686	94,637
Current assets	437,108	487,744	391,703	218,270	263,714	195,622	217,451
Non-current assets	2,562,112	1,736,219	1,870,851	1,483,801	1,218,951	1,056,442	955,652

Total assets	2,999,220	2,223,963	2,262,554	1,702,071	1,482,665	1,252,064	1,173,103
Current liabilities	314,396	258,155	311,392	344,909	188,609	171,868	175,731
Non-current liabilities	1,709,966	1,335,836	1,317,742	767,501	752,570	581,162	569,166
Total liabilities	2,024,362	1,593,991	1,629,134	1,112,410	941,179	753,030	744,897
Shareholders’ equity	974,858	629,972	633,420	589,661	541,486	499,034	428,206

Total liabilities and shareholders’ equity	2,999,220	2,223,963	2,262,554	1,702,071	1,482,665	1,252,064	1,173,103

(d)	Certain figures as of December 31, 2017, 2016, 2015 and 2014 have been corrected compared to those previously reported.
For further information on these corrections, see Notes 2 and 28 of INXN’s consolidated financial statements, which are incorporated by reference into this proxy statement/prospectus.

Selected Unaudited Pro Forma Consolidated Financial Information

The following tables set forth selected unaudited pro forma consolidated financial information. The selected unaudited pro forma consolidated financial information relies on the historical financial statements of DLR after giving effect to the transactions using the acquisition method of accounting and DLR’s preliminary estimates, assumptions and pro forma adjustments as described in the combined Current Report on Form 8-K of DLR and DLR OP, filed on December 4, 2019, which is incorporated by reference into this proxy statement/prospectus in its entirety, and in the accompanying notes to the unaudited pro forma consolidated financial information.

The selected unaudited pro forma consolidated financial information should be read in conjunction with DLR’s historical consolidated financial statements, including the notes thereto, which are incorporated by reference into this proxy statement/prospectus. The selected unaudited pro forma consolidated financial information has been derived from and should be read in conjunction with the unaudited pro forma consolidated financial information of DLR and accompanying notes included in the combined Current Report on Form 8-K of DLR and DLR OP, filed on December 4, 2019. See “Unaudited Pro Forma Consolidated Financial Information” beginning on page 185.

The selected unaudited pro forma consolidated financial information is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have been achieved if the transactions described above had occurred as presented in such statements or that may be achieved in the future. In addition, future results may vary significantly from the results reflected in such statements.

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
	(in thousands, except per share data)
Statement of operations data:
Total operating revenues	$2,949,084	$3,709,785
Net income available to common stockholders	$180,696	$228,452
Net income per share available to common stockholders:
Basic	$0.69	$0.88
Diluted	$0.68	$0.87

As of September 30, 2019
(in thousands)
Balance Sheet Data:
Net investments in real estate	$18,208,952
Total assets	$32,674,435
Global revolving credit facilities, net	$1,833,512
Unsecured term loan, net	$796,232
Unsecured senior notes, net	$9,598,321
Secured debt, including premiums, net	$176,293
Total liabilities	$15,861,977
Total stockholders’ equity	$16,019,803
Total liabilities and equity	$32,674,435

Unaudited Comparative Per Share Information

The following table sets forth for the year ended December 31, 2018 and the nine months ended September 30, 2019, selected per share information for DLR common stock on a historical and pro forma basis and for INXN shares on a historical and pro forma equivalent basis after giving effect to the transactions using the acquisition purchase method of accounting. The information in the table is unaudited. You should read the tables below together with the historical consolidated financial statements and related notes of DLR contained in the combined Annual Report on Form 10-K of DLR and DLR OP for the year ended December 31, 2018, the historical consolidated financial statements and notes of INXN contained in its Annual Report on Form 20-F, the combined Quarterly Report on Form 10-Q of DLR and DLR OP for the quarter ended September 30, 2019, and INXN’s Report on Form 6-K furnished to the SEC on November 7, 2019, which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 182 for more information.

The unaudited pro forma consolidated per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of the filing of this proxy statement/prospectus.

The pro forma income from continuing operations per share includes the combined income from continuing operations of DLR and INXN on a pro forma basis as if the transactions were consummated on January 1, 2018 and, with respect to net book value per share of common stock, on September 30, 2019.

	DLR		INXN
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent(1)
For the year ended December 31, 2018
Net income per share of common stock, basic	$1.21	$0.88	€0.43	$0.62
Net income per share of common stock, diluted	$1.21	$0.87	€0.43	$0.61
Cash dividends declared per share of common stock	$4.04	$4.04	—	$2.86
For the nine months ended September 30, 2019
Net income per share of common stock, basic	$0.85	$0.69	€0.52	$0.49
Net income per share of common stock, diluted	$0.85	$0.68	€0.52	$0.48
Cash dividends declared per share of common stock	$3.24	$3.24	—	$2.29
As of September 30, 2019
Net book value per share of common stock	$39.86	$56.49	€12.73	$39.92

(1)	The INXN pro forma equivalent per share amounts were calculated by multiplying the pro forma combined per share amounts by the exchange ratio of 0.7067 provided for in the purchase agreement.

Comparative DLR and INXN Market Price and Dividend Information

DLR’s Market Price Data

DLR common stock is listed on the NYSE under the symbol “DLR”. This table sets forth, for the periods indicated, the high and low sales prices per share of DLR common stock, as reported by the NYSE, and distributions declared per share of DLR common stock.

	Price Per Share of Common Stock		Distributions Declared Per Share(1)
	High	Low
2015
First Quarter	$75.39	$63.30	$0.85
Second Quarter	$69.12	$62.76	$0.85
Third Quarter	$69.83	$60.66	$0.85
Fourth Quarter	$77.26	$64.11	$0.85
2016
First Quarter	$89.34	$69.89	$0.88
Second Quarter	$109.08	$85.50	$0.88
Third Quarter	$113.21	$91.27	$0.88
Fourth Quarter	$98.79	$85.63	$0.88
2017
First Quarter	$109.00	$98.03	$0.93
Second Quarter	$121.53	$105.17	$0.93
Third Quarter	$127.23	$108.73	$0.93
Fourth Quarter	$124.16	$109.19	$0.93
2018
First Quarter	$115.08	$96.56	$1.01
Second Quarter	$112.07	$100.50	$1.01
Third Quarter	$125.10	$110.80	$1.01
Fourth Quarter	$117.87	$100.57	$1.01

	Price Per Share of Common Stock		Distributions Declared Per Share(1)
	High	Low
2019
First Quarter	$120.93	$100.05	$1.08
Second Quarter	$125.19	$111.90	$1.08
Third Quarter	$130.10	$110.84	$1.08

(1)	Common stock cash distributions currently are declared quarterly by DLR.

INXN’s Market Price Data

INXN shares are listed on the NYSE under the symbol “INXN”. This table sets forth, for the periods indicated, the high and low sales prices per INXN share, as reported by the NYSE. No dividends or other distributions were declared for INXN shares for the periods indicated.

	Price Per INXN Share
	High	Low
2015
First Quarter	$33.16	$26.23
Second Quarter	$32.00	$27.04
Third Quarter	$29.18	$25.85
Fourth Quarter	$31.48	$26.25
2016
First Quarter	$34.70	$26.75
Second Quarter	$38.70	$33.22
Third Quarter	$38.72	$35.98
Fourth Quarter	$38.85	$32.21
2017
First Quarter	$40.00	$34.35
Second Quarter	$46.67	$39.00
Third Quarter	$52.15	$44.03
Fourth Quarter	$59.22	$49.81
2018
First Quarter	$64.00	$54.35
Second Quarter	$67.19	$60.41
Third Quarter	$68.95	$61.79
Fourth Quarter	$68.31	$50.05
2019
First Quarter	$67.01	$51.76
Second Quarter	$76.86	$66.02
Third Quarter	$82.48	$72.58

Recent Closing Prices

The table below sets forth the closing per share sales prices of DLR common stock and INXN shares as reported by the NYSE on October 28, 2019, the last full trading day before the public announcement of the execution of the purchase agreement by DLR, and on December 5, 2019, the latest practicable trading day before the date of this proxy statement/prospectus. The INXN pro forma equivalent closing share price is equal to the closing price of a share of DLR common stock on each such date multiplied by 0.7067 (the exchange ratio of shares of DLR common stock for each INXN share).

	DLR Common Stock	INXN Shares	INXN Pro Forma Equivalent
October 28, 2019	$132.28	$88.67	$93.48
December 5, 2019	$117.52	$81.55	$83.05

The market price of DLR common stock and INXN shares will fluctuate between the date of this proxy statement/prospectus and the time of the closing of the offer. Because the number of shares of DLR common stock to be paid by Buyer for each INXN share is fixed in the purchase agreement, the market value of DLR common stock to be received by INXN shareholders at the closing of the offer may vary significantly from the prices shown in the table above.

Following the transactions, DLR common stock will continue to be listed on the NYSE and, until the completion of the transactions, INXN shares will continue to be listed on the NYSE.

RISK FACTORS

Risks Related to the Offer

The offer consideration will not be adjusted in the event of any change in the stock prices of DLR or share prices of INXN.

Upon the closing of the offer, and subject to the satisfaction or waiver of the various closing conditions, Buyer will purchase each INXN share validly tendered and not properly withdrawn in exchange for 0.7067 shares of DLR’s common stock, with cash paid in lieu of any fractional shares, without interest. The exchange ratio of 0.7067 will not be adjusted for changes in the market prices of either shares of DLR common stock or the INXN shares. Changes in the market price of shares of DLR common stock prior to the expiration of the offer will affect the market value of the offer consideration. Stock price changes may result from a variety of factors (many of which are beyond the control of DLR, Buyer and INXN), including the following factors:

•	market reaction to the announcement of the offer and the prospects of DLR following the transactions contemplated by the purchase agreement;

•	changes in the respective businesses, operations, assets, liabilities and prospects of DLR and INXN;

•	changes in market assessments of the business, operations, financial position and prospects of either company;

•	market assessments of the likelihood that the transactions will be completed;

•	interest rates, general market and economic conditions and other factors generally affecting the market prices of DLR common stock and the INXN shares;

•	federal, state and local legislation, governmental regulation and legal developments affecting the industries in which DLR and INXN operate; and

•	other factors beyond the control of DLR, Buyer and INXN, including those described or referred to elsewhere in this proxy statement/prospectus.

The market price of shares of DLR’s common stock at the closing of the offer may vary from its price on the date that was used to establish the exchange ratio, on the date the purchase agreement was executed, on the date of this proxy statement/prospectus and at the expiration time. As a result, the market value of the offer consideration will also vary.

Therefore, while the number of shares of DLR’s common stock to be paid by Buyer per INXN share is fixed, (1) DLR stockholders cannot be sure of the market value of the consideration that will be paid to INXN shareholders upon completion of the transactions and (2) INXN shareholders cannot be sure of the market value of the consideration they will receive upon completion of the transactions.

DLR stockholders and INXN shareholders will be diluted by the transactions.

The transactions will dilute the ownership position of DLR’s stockholders and result in INXN shareholders having an ownership stake in DLR that is smaller than their current stake in INXN. Upon completion of the transactions, DLR estimates that continuing DLR stockholders will own approximately 80% of the issued and outstanding common stock of DLR, and former INXN shareholders will own approximately 20% of the issued and outstanding common stock of DLR. Consequently, DLR stockholders and INXN shareholders, as a general matter, will have less influence over the management and policies of DLR after the completion of the transactions than each currently exercise over the management and policies of DLR and INXN, as applicable.

INXN shareholders that do not tender their shares in the offer will generally be subject to Dutch dividend withholding tax.

In the scenario in which Buyer acquires less than 95% of the INXN shares, INXN or Intrepid I (as applicable) will be immediately dissolved and liquidated, as a result of which non-tendering holders of INXN shares will receive shares of DLR common stock (or cash in lieu of fractional shares of DLR common stock). The consideration per INXN share to be received pursuant to the post-offer reorganization is the same as the offer ratio, except that the receipt of shares of DLR common stock (or cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation generally will be subject to applicable withholding taxes (including Dutch dividend withholding tax), which will cause the net value of the consideration to be received by the non-tendering holders of INXN shares in the liquidation to be less than the net value of the consideration such non-tendering holders of INXN shares would have received had they tendered their INXN shares in the offer. Holders of INXN shares who receive shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer or in the compulsory acquisition, as applicable, generally will not be subject to Dutch dividend withholding tax.

Completion of the transactions is subject to many conditions and if these conditions are not satisfied or waived, the transactions will not be completed, which could result in the requirement that DLR or INXN pay certain termination fees.

The purchase agreement includes customary representations, warranties and covenants of DLR, Buyer and INXN. Until the earlier of the termination of the purchase agreement and the completion of the transactions, INXN has agreed to operate its and its subsidiaries’ businesses in the ordinary course consistent with past practice and has agreed to certain other operating covenants, as set forth more fully in the purchase agreement. The purchase agreement grants DLR or Buyer the right to reduce the minimum condition to sixty-six and two-thirds percent (66 2/3%). DLR or Buyer may reduce the minimum condition to sixty-six and two-thirds percent (66 2/3%) without INXN consent, and if reduced, a lesser number of shares would be required to tender to close the offer. No further vote or other action on the part of any shareholder of INXN or stockholder of DLR will be required if DLR or Buyer reduces the minimum condition.

In addition, Buyer’s obligation to purchase the INXN shares validly tendered and not properly withdrawn pursuant to the offer is subject to the satisfaction or waiver of various closing conditions, including that certain required regulatory approvals shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or been terminated. DLR, Buyer and INXN have agreed to use their respective reasonable best efforts to obtain such required approvals.

There can be no assurance that the conditions to closing of the transactions will be satisfied or waived or that the transactions will be completed. Failure to consummate the transactions may adversely affect DLR’s or INXN’s results of operations and business prospects for the following reasons, among others: (i) each of DLR and INXN will incur certain transaction costs, regardless of whether the transactions close, which could adversely affect each company’s respective financial condition, results of operations and ability to make distributions to its security holders; and (ii) the transactions, whether or not they close, will divert the attention of certain management and other key employees of DLR and INXN from ongoing business activities, including the pursuit of other opportunities that could be beneficial to DLR or INXN, respectively. In addition, DLR or INXN may terminate the purchase agreement under certain circumstances, which may require DLR to pay INXN a termination fee of $254.3 million, or may require INXN to pay DLR a termination fee of $72.6 million (in each case exclusive of value-added tax, if applicable). If the transactions are not consummated, the price of DLR’s common stock might decline.

The pendency of the transactions could adversely affect the business and operations of DLR and INXN.

Prior to the completion of the transactions, some customers, prospective customers or vendors of each of DLR and INXN may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of DLR and INXN, regardless of whether the transactions are completed. Similarly, current and prospective employees of DLR and INXN may experience uncertainty about their future roles with DLR following the transactions, which may adversely affect the ability of each of DLR and INXN to attract and retain key personnel during the pendency of the transactions. In addition, during the pendency of the transactions, DLR has agreed not to: declare or pay any dividend, other than in the ordinary course of business; enter into a material new line of business unrelated to the current business lines; or knowingly take or fail to any action which would reasonably be expected to cause DLR to fail to qualify as a real estate investment trust, which we refer to as a REIT, among other things. Similarly, during the pendency of the transactions, INXN has agreed not to: pursue strategic transactions; undertake significant capital projects; undertake certain significant financing transactions; incur significant indebtedness; modify, amend, renew, or extend any material customer contract other than in the ordinary course of business; hire any new senior management employees; or otherwise pursue certain material actions, even if such actions would prove beneficial to INXN.

Upon the occurrence of certain events, the board of directors of DLR may change its recommendation to stockholders with respect to the transactions.

Before the approval by DLR stockholders of the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, the DLR board may, upon the occurrence of an “intervening event” (as defined and further described herein), withdraw its recommendation of the issuance and terminate the purchase agreement if, among other things, the DLR board determines in good faith, after consultation with outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the directors’ duties under the laws of the State of Maryland. If the purchase agreement is terminated due to a change in the recommendation of the DLR board of directors, DLR will be obligated to pay to INXN termination compensation equal to $254.3 million in cash (exclusive of value-added tax, if applicable).

The failure to complete the transactions contemplated by the purchase agreement following a DLR adverse recommendation change, and the payment of termination compensation to INXN, could have a material adverse effect on DLR’s stock price, results of operations and reputation.

The purchase agreement contains provisions that could discourage a potential competing acquirer of INXN or could result in a competing proposal being at a lower price than it might otherwise be.

The purchase agreement contains provisions that, subject to limited exceptions necessary to comply with the duties of the INXN board, restrict the ability of INXN to solicit or initiate discussions with any third party regarding alternative acquisition proposals (as defined in the purchase agreement) or participate in any discussions or negotiations with any third party regarding such proposals. Subject to certain exceptions, the INXN board is not permitted to (a) withhold, withdraw, qualify or modify its recommendation to its shareholders to accept the offer and approve and adopt certain matters, including the transactions contemplated by the purchase agreement, which we refer to as the INXN recommendation, (b) recommend, adopt or approve any alternative acquisition proposal, (c) publicly make any recommendation in connection with an alternative acquisition proposal other than a recommendation against such proposal, (d) fail to publicly and without qualification recommend against any alternative acquisition proposal or fail to reaffirm the INXN recommendation within certain specified time periods (any such action in this paragraph we refer to as an adverse recommendation change), (e) publicly propose to do any of the foregoing or (f) approve or recommend or allow INXN or any affiliates to execute or enter into any agreement relating to any alternative acquisition proposal.

Solely in response to a superior proposal (as defined in the purchase agreement) received by the INXN board, which must be (i) more favorable to INXN and its shareholders and (ii) include offer consideration with a value that exceeds the offer consideration by at least 7%, the INXN board may at any time prior to the expiration time make an adverse recommendation change, or terminate the purchase agreement and enter into an alternative acquisition agreement (as defined in the purchase agreement) with respect to a superior proposal if, (a) INXN has provided to DLR and Buyer four business days’ prior written notice of the existence of and material terms and conditions of the superior proposal; (b) INXN has engaged in good faith negotiations with DLR and Buyer to amend the purchase agreement to make the purchase agreement at least as favorable as the alternative acquisition proposal; and (c) the INXN board has determined that, in light of such superior proposal and taking into account any revised terms proposed by DLR, that the failure to effectuate an adverse recommendation change and/or terminate the purchase agreement would be inconsistent with the directors’ fiduciary duties under the laws of the Netherlands.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of INXN from considering or proposing such an acquisition, even if the potential competing acquirer was prepared to pay consideration with a higher per share value than the value proposed to be received or realized in the transactions, or might result in a potential competing acquirer proposing to pay a lower per share value than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the purchase agreement.

If the offer is not consummated by the end date, either DLR or INXN may terminate the purchase agreement.

The purchase agreement contains certain termination rights, including, but not limited to, the right of either party to terminate the purchase agreement if the offer is not consummated on or before 11:59 p.m. (New York City time) on October 29, 2020, which we refer to as the end date, provided, that if all of the offer conditions shall have been satisfied (other than the condition that all Required Approvals (as defined in the purchase agreement) shall have been received), the end date shall automatically extend until the date that is 90 days following the initial end date.

The transactions will result in changes to the board of directors and management of DLR and INXN or Intrepid I, as applicable, following the post-offer reorganization.

The board of directors of DLR will consist of nine board members designated by DLR and one board member designated by INXN. Laurence A. Chapman, the current chairman of the DLR board, will serve as chairman of the DLR board. This new composition of the DLR board may affect the future decisions of DLR.

In addition, the INXN designee,                     , will join the board of directors of DLR.                      is currently a member of the INXN board.

Stockholder litigation against DLR and INXN could result in an injunction preventing completion of the transactions, the payment of damages in the event the transactions are completed and/or may adversely affect the combined company’s business, financial condition or results of operations following the transactions.

In connection with transactions similar to the transactions contemplated by the purchase agreement, purported stockholders of the companies involved in such transactions have filed class action lawsuits against such companies and their boards of directors. If stockholder litigation were to be brought, the plaintiffs may seek to enjoin the transactions, among other remedies. If a court were to refuse to dismiss such lawsuits or we were unable to reach a settlement with the plaintiffs, these actions could prevent or delay completion of the transactions and result in substantial costs to DLR and INXN, including any costs associated with the indemnification of directors. Any litigation relating to the transactions could distract DLR or INXN from pursuing the consummation of the transactions and other potentially beneficial business opportunities. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the transactions are completed may adversely affect the combined company’s business, financial condition or results of operations.

Risks Related to DLR Following the Transactions

Following the transactions, DLR may be unable to integrate the businesses of DLR and INXN successfully and realize the anticipated synergies and other benefits of the transactions or do so within the anticipated timeframe.

The transactions involve the combination of two companies that currently operate as independent public companies. DLR is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform, technologies and systems. These savings are expected to be realized upon full integration following the closing of the transactions. However, DLR will be required to devote significant management attention and resources to integrating the business practices and operations of DLR and INXN. Potential difficulties or liabilities DLR may encounter in the integration process include the following:

•

the inability to successfully combine the businesses of DLR and INXN in a manner that permits DLR to achieve the cost savings anticipated to result from the transactions, which would result in the anticipated benefits of the transactions not being realized in the timeframe currently anticipated or at all;

•	tax liabilities that may become due as a result of the integration of the businesses of DLR and INXN or the post-offer reorganization;

•	the complexities associated with managing the combined businesses out of several different locations and integrating personnel from the two companies;

•	the additional complexities of combining two companies with different histories, cultures, regulatory restrictions, markets and customer bases;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the transactions; and

•	performance shortfalls as a result of the diversion of management’s attention caused by completing the transactions and integrating the companies’ operations.

For all these reasons, it is possible that the integration process could result in the distraction of DLR’s management, the disruption of DLR’s ongoing business or inconsistencies in DLR’s operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of DLR to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the transactions, or could otherwise adversely affect the business and financial results of DLR.

Following the transactions, DLR may be unable to retain key employees.

The success of DLR after the transactions will depend in part upon its ability to retain key DLR and INXN employees. Key employees may depart either before or after the transactions because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with DLR following the transactions. Accordingly, no assurance can be given that DLR, INXN or, following the transactions, DLR will be able to retain key employees to the same extent as in the past.

DLR’s anticipated level of indebtedness may increase upon completion of the transactions and may increase the related risks DLR now faces.

In connection with the transactions, DLR will assume and/or refinance certain indebtedness of INXN totaling approximately $1.5 billion and may be subject to increased risks associated with debt financing, including the risk that DLR’s cash flow could be insufficient to meet required payments on its debt. On September 30, 2019, DLR had indebtedness of $11.2 billion, which consisted of a total of $11.1 billion of outstanding unsecured debt, including $1.8 billion of outstanding borrowings under its global revolving credit facilities, and a total of $0.1 billion of outstanding secured debt. After giving effect to the transactions, DLR’s total pro forma consolidated indebtedness will increase. Taking into account DLR’s existing indebtedness and the assumption and/or refinancing of indebtedness in the transactions, DLR’s pro forma consolidated indebtedness as of September 30, 2019, after giving effect to the transactions, would be approximately $12.7 billion, consisting of a total of $12.5 billion of outstanding unsecured debt, including $1.8 billion of outstanding borrowings under its global revolving credit facilities, and a total of $0.2 billion of outstanding secured debt. As of November 29, 2019, the latest practicable date before the date of this proxy statement/prospectus, DLR had an outstanding balance of $279.9 million for its global revolving credit facilities, and INXN had no outstanding balance on its revolving credit facility.

DLR’s increased indebtedness could have important consequences to holders of its common stock and preferred stock, including INXN shareholders who receive DLR common stock in the transactions, including:

•	increasing DLR’s vulnerability to general adverse economic and industry conditions;

•	limiting DLR’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•

requiring the use of a substantial portion of DLR’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

•	limiting DLR’s flexibility in planning for, or reacting to, changes in its business and its industry; and

•	putting DLR at a disadvantage compared to its competitors with less indebtedness.

If DLR defaults under a mortgage loan, it may automatically be in default under any other loan that has cross-default provisions, and it may lose the properties securing these loans. Although DLR anticipates that it will pay off its mortgage payables if and when prepayment penalties and other costs and considerations make it economically feasible to do so, DLR cannot anticipate when such payment will occur.

The future results of DLR will suffer if DLR does not effectively manage its expanded operations following the transactions.

Following the transactions, DLR expects to continue to expand its operations through additional acquisitions and development, some of which may involve complex challenges. The future success of DLR will depend, in part, upon the ability of DLR to manage its development and expansion opportunities, which may pose substantial challenges for DLR to complete development projects and integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that DLR’s development, expansion or acquisition opportunities will be successful, or that DLR will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

Counterparties to certain significant agreements with DLR or INXN may exercise contractual rights under such agreements in connection with the transactions.

DLR and INXN are each party to certain agreements, including certain ground leases and customer contracts, that give the counterparty certain rights following a “change in control,” including in some cases the right to terminate the agreement. Under some such agreements, the closing of the offer may constitute a change in control and therefore the counterparty may exercise certain rights under the agreement upon the closing of the transactions. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of DLR.

DLR expects to incur substantial expenses related to the transactions.

DLR expects to incur substantial expenses in connection with completing the transactions and integrating the business, operations, networks, systems, technologies, policies and procedures of INXN with those of DLR. There are several systems that must be integrated, including accounting and finance and asset management. While DLR has assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of DLR’s integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the transactions could, particularly in the near term, exceed the savings that DLR expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the businesses following the completion of the transactions.

Risks Related to an Investment in DLR Common Stock Following the Offer

The market price and trading volume of DLR common stock may be volatile.

The U.S. stock markets, including the NYSE, on which DLR common stock is listed under the symbol “DLR”, have experienced significant price and volume fluctuations. As a result, the market price of shares of DLR common stock is likely to be similarly volatile, and investors in shares of DLR common stock may experience a decrease in the value of their shares, including decreases unrelated to DLR’s operating performance or prospects. DLR and Buyer cannot assure you that the market price of DLR common stock will not fluctuate or decline significantly in the future.

In addition to the risks listed in this “Risk Factors” section, a number of factors could negatively affect DLR’s share price or result in fluctuations in the price or trading volume of DLR shares, including:

•	the annual yield from distributions on DLR common stock as compared to yields on other financial instruments;

•	equity issuances by DLR, or future sales of substantial amounts of DLR shares by its existing or future stockholders, or the perception that such issuances or future sales may occur;

•	increases in market interest rates or a decrease in DLR’s distributions to stockholders that lead purchasers of DLR common stock to demand a higher yield;

•	changes in market valuations of similar companies;

•	fluctuations in stock market prices and volumes;

•	additions or departures of key management personnel;

•	DLR’s operating performance and the performance of other similar companies;

•	actual or anticipated differences in DLR’s quarterly operating results;

•	changes in expectations of future financial performance or changes in estimates of securities analysts;

•	publication of research reports about DLR or its industry by securities analysts;

•	failure to qualify as a REIT for U.S. federal income tax purposes;

•	adverse market reaction to any indebtedness DLR incurs in the future;

•	strategic decisions by DLR or its competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	the passage of legislation or other regulatory developments that adversely affect DLR or its industry;

•	speculation in the press or investment community;

•	changes in DLR’s earnings;

•	failure to satisfy the listing requirements of the NYSE;

•	failure to comply with the requirements of the Sarbanes-Oxley Act;

•	actions by institutional stockholders of DLR;

•	changes in accounting principles; and

•	general economic and/or market conditions, including factors unrelated to DLR’s performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in the price of their common stock. This type of litigation could result in substantial costs and divert DLR’s management’s attention and resources, which could have a material adverse effect on DLR’s cash flows, its ability to execute its business strategy and DLR’s ability to make distributions to its stockholders.

The market price of shares of the common stock of DLR may be affected by factors different from those affecting the prices of shares of DLR common stock or INXN shares before the transactions.

The results of operations of DLR, as well as the market price of the common stock of DLR, after the transactions may be affected by other factors in addition to those currently affecting DLR’s or INXN’s results of operations and the market prices of DLR common stock and INXN shares. These factors include:

•	a greater number of shares of DLR common stock outstanding as compared to the number of currently outstanding shares of DLR common stock;

•	different stockholders; and

•	different assets and capitalizations.

Accordingly, the historical market prices and financial results of DLR and INXN may not be indicative for DLR after the transactions. For a discussion of the businesses of DLR and INXN and certain risks to consider in connection with investing in those businesses, see the documents incorporated by reference by DLR and INXN into this proxy statement/prospectus referred to under “Where You Can Find More Information and Incorporation by Reference.”

The market price of DLR’s common stock may decline as a result of the transactions.

The market price of DLR’s common stock may decline as a result of the transactions if DLR does not achieve the perceived benefits of the transactions as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the transactions on DLR’s financial results is not consistent with the expectations of financial or industry analysts.

In addition, upon consummation of the transactions, DLR stockholders and INXN shareholders will own interests in DLR operating an expanded business with a different mix of properties, risks and liabilities. Current DLR stockholders and INXN shareholders may not wish to continue to invest in DLR, or for other reasons may wish to dispose of some or all of their shares of DLR’s common stock. If, following the closing of the transactions, large amounts of DLR’s common stock are sold, the price of DLR’s common stock could decline.

After the transactions are completed, INXN shareholders who receive shares of DLR common stock in the transactions will have different rights that may be less favorable than their current rights as INXN shareholders.

After the closing of the transactions, INXN shareholders who receive shares of DLR common stock in the transactions will have different rights than they currently have as INXN shareholders. For a detailed discussion of the significant differences between the current rights as a shareholder of INXN and the rights as a stockholder of DLR following the transactions, see “Comparison of Rights of the DLR Stockholders and the INXN Shareholders” beginning on page 146.

DLR and Buyer cannot assure you that DLR will be able to continue paying dividends at or above the rates currently paid by DLR.

The stockholders of DLR may not receive dividends at the same rate they received dividends as DLR stockholders and as INXN shareholders prior to the transactions being consummated for various reasons, including the following:

•	DLR may not have enough cash to pay such dividends due to changes in DLR’s cash requirements, capital spending plans, cash flow or financial position;

•

decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the DLR board, which reserves the right to change DLR’s current dividend practices at any time and for any reason;

•	DLR may desire to retain cash to maintain or improve its credit ratings; and

•

the amount of dividends that DLR’s subsidiaries may distribute to DLR may be subject to restrictions imposed by state law, restrictions that may be imposed by state regulators, and restrictions imposed by the terms of any current or future indebtedness that these subsidiaries may incur.

Stockholders of DLR will have no contractual or other legal right to dividends that have not been authorized by the DLR board.

DLR may need to incur additional indebtedness in the future.

In connection with executing DLR’s business strategies following the transactions, DLR expects to evaluate the possibility of additional acquisitions and strategic investments, and DLR may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for DLR, including hindering DLR’s ability to adjust to changing market, industry or economic conditions; limiting DLR’s ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses; limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses; making DLR more vulnerable to economic or industry downturns, including interest rate increases; and placing DLR at a competitive disadvantage compared to less leveraged competitors.

The historical and unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus may not be representative of DLR’s results following the closing of the transactions, and accordingly, you have limited financial information on which to evaluate DLR.

The unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the transactions been completed as of the dates indicated, nor is it indicative of the future operating results or financial position of DLR. The unaudited pro forma combined financial information does not reflect future events that may occur after the closing of the transactions, including the costs related to the planned integration of the two companies and any future nonrecurring charges resulting from the transactions, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined financial information presented elsewhere in this proxy statement/prospectus is based in part on certain assumptions regarding the transactions that DLR and INXN believe are reasonable under the circumstances. DLR, Buyer and INXN cannot assure you that the assumptions will prove to be accurate over time.

The exchange of INXN shares for shares of DLR common stock or cash pursuant to the offer or the post-offer reorganization will be a taxable transaction for U.S. federal income tax purposes.

The exchange of INXN shares for shares of DLR common stock and any cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. In addition, the exchange of INXN shares for any shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) pursuant to the post-offer reorganization will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. Each U.S. holder of INXN shares will generally be required to include in taxable income the excess of the fair market value of any DLR common stock or cash received in the offer or the post-offer reorganization (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) over such holder’s tax basis in the INXN shares exchanged. See the information under “The Offer — Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares” beginning on page 83 for a discussion of material U.S. federal income tax consequences of the offer and the post-offer reorganization to U.S. holders of INXN shares. Non-U.S. holders of INXN shares should consult their tax advisors regarding the tax consequences of the offer and the post-offer reorganization to such holders.

DLR may incur adverse tax consequences if DLR has failed or fails to qualify as a REIT for U.S. federal income tax purposes.

DLR has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Internal Revenue Code as 1986, as amended, or the Code, and intends to continue to do so through the time of the completion of the transactions. DLR intends to continue operating in such a manner following the completion of the transactions. DLR has not requested nor does it plan to request a ruling from the Internal Revenue Service, or the IRS, that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury Regulations is greater in the case of a REIT, like DLR, that holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within the control of DLR may affect its ability to qualify as a REIT. In order to qualify as a REIT, DLR must satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to stockholders aggregating annually at least 90% of its net taxable income, excluding any net capital gains.

If DLR loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

•

it would be subject to U.S. federal corporate income tax on its net income for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•	it could be subject to the U.S. federal alternative minimum tax (for taxable years ending on or prior to December 31, 2017) and possibly increased state and local taxes for such periods;

•

unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•

for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

If there is an adjustment to DLR’s taxable income or dividends paid deductions, DLR could elect to use the deficiency dividend procedure in order to maintain DLR’s REIT status. That deficiency dividend procedure could require DLR to make significant distributions to its stockholders and to pay significant interest to the IRS.

As a result of all these factors, DLR’s failure to qualify as a REIT could impair DLR’s ability to expand its business and raise capital, and would materially adversely affect the value of its stock. In addition, for years in which DLR does not qualify as a REIT, it would not otherwise be required to make distributions to stockholders.

In certain circumstances, even if DLR qualifies as a REIT, it and its subsidiaries may be subject to certain U.S. federal, state, and other taxes, which would reduce DLR’s cash available for distribution to its stockholders.

Even if DLR has qualified and continues to qualify as a REIT, it may be subject to some U.S. federal, state and local taxes on its income or property and, in certain cases, a 100% penalty tax, in the event it sells property as a dealer. In addition, DLR’s U.S. corporate subsidiaries that are taxable REIT subsidiaries could be subject to U.S. federal and state taxes, and its non-U.S. properties and companies are subject to tax in the jurisdictions in which they operate and are located. Any U.S. federal, state or other taxes DLR pays will reduce its cash available for distribution to stockholders. See the information under the heading “United States Federal Income Tax Considerations” in Item 8.01 of the combined Current Report on Form 8-K of DLR and DLR OP, filed with the SEC on January 4, 2019, which we refer to as the January 2019 Current Report and the discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 to the January 2019 Current Report.

DLR and INXN face other risks.

The foregoing risks are not exhaustive, and you should be aware that, following the transactions, DLR will face various other risks, including those discussed in reports filed by DLR and INXN with the SEC. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 182.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which DLR and INXN operate and beliefs of, and assumptions made by, DLR management and INXN management and involve uncertainties that could significantly affect the financial results of DLR or INXN. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving DLR and INXN, including future financial and operating results, and DLR’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that DLR and INXN expect or anticipate will occur in the future — including statements relating to expected synergies, improved liquidity and balance sheet strength — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. DLR and INXN can give no assurance that their expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

•	each of DLR’s and INXN’s success, or the success of DLR, in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate acquisitions or investments;

•	changes in national, regional and local economic conditions;

•	changes in financial markets and interest rates, or to the business or financial condition of DLR or INXN or their respective businesses;

•	the nature and extent of future competition;

•	each of DLR’s and INXN’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due;

•	the ability and willingness of DLR to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations;

•	availability to DLR and INXN of financing and capital;

•	each of DLR’s and INXN’s ability to deliver high quality properties and services, to attract and retain qualified personnel and to attract and retain customers;

•	the impact of any financial, accounting, legal or regulatory issues or litigation that may affect DLR or INXN;

•	risks associated with achieving expected revenue synergies or cost savings as a result of the transactions;

•

risks associated with the companies’ ability to consummate the transactions, the timing of the closing of the transactions and unexpected costs or unexpected liabilities that may arise from the transactions, whether or not consummated; and

•

those additional risks and factors discussed in reports filed with the SEC by DLR and filed with or furnished to the SEC by INXN from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q, with respect to DLR, and Forms 20-F and 6-K, with respect to INXN, which are incorporated herein by reference.

Should one or more of the risks or uncertainties described above or elsewhere in this proxy statement/prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus.

All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that DLR, INXN or persons acting on their behalf may issue.

Neither DLR nor INXN undertakes any duty to update any forward-looking statements appearing in this proxy statement/prospectus.

THE COMPANIES

Digital Realty Trust, Inc. and Digital Realty Trust, L.P.

Four Embarcadero Center

Suite 3200

San Francisco, CA 94111

DLR, through its controlling interest in DLR OP and the subsidiaries of DLR OP, delivers comprehensive space, power, and interconnection solutions that enable its customers and partners to connect with each other and service their own customers on a global technology and real estate platform. DLR is a leading global provider of data center, colocation and interconnection solutions for customers across a variety of industry verticals ranging from cloud and information technology services, social networking and communications to financial services, manufacturing, energy, healthcare, and consumer products. DLR OP, a Maryland limited partnership, is the entity through which DLR, a Maryland corporation, conducts its business of owning, acquiring, developing and operating data centers. DLR operates as a REIT for U.S. federal income tax purposes.

As of September 30, 2019, DLR’s portfolio consisted of 223 data centers operated through DLR OP, including 38 data centers held as investments in unconsolidated joint ventures. These data centers are mainly located throughout North America, with 41 located in Europe, 19 in Latin America, eight in Asia and five in Australia.

DLR is diversified in major metropolitan areas where data center and technology customers are concentrated, including the Atlanta, Boston, Chicago, Dallas, Los Angeles, New York, Northern Virginia, Phoenix, San Francisco, Seattle, Silicon Valley and Toronto metropolitan areas in North America, the Amsterdam, Dublin, Frankfurt, London and Paris metropolitan areas in Europe, the Fortaleza, Rio de Janeiro, Santiago and São Paulo metropolitan areas in Latin America, and the Hong Kong, Melbourne, Osaka, Seoul, Singapore, Sydney, and Tokyo metropolitan areas in the Asia Pacific region. DLR’s portfolio consists of data centers, Internet gateway facilities and office and other non-data center space.

As of September 30, 2019, DLR’s portfolio included 223 data centers, including 38 data centers held as investments in unconsolidated joint ventures, with approximately 36.0 million rentable square feet including approximately 3.6 million square feet of space under active development and approximately 2.3 million square feet of space held for development. The 38 data centers held as investments in unconsolidated joint ventures had an aggregate of approximately 4.0 million rentable square feet as of September 30, 2019. The 26 parcels of developable land DLR owns as of September 30, 2019 comprised approximately 953 acres. A significant component of DLR’s current and future growth is expected to be generated through the development of existing space held for future development and acquisition of new properties.

As of September 30, 2019, DLR’s portfolio, including the 38 data centers held as investments in unconsolidated joint ventures, was approximately 87.4% leased excluding approximately 3.6 million square feet of space under active development and approximately 2.3 million square feet of space held for development.

DLR was incorporated in the state of Maryland on March 9, 2004. DLR OP was organized in the state of Maryland on July 21, 2004. DLR’s principal executive offices are located at Four Embarcadero Center, Suite 3200, San Francisco, California 94111. DLR’s telephone number at that location is (415) 738-6500. DLR’s website is located at www.digitalrealty.com. The information found on, or otherwise accessible through, DLR’s website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document DLR files with or furnishes to the SEC.

InterXion Holding N.V.

Scorpius 30

2132 LR Hoofdorp, the Netherlands

+31 20 880 7600

INXN, a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands, is a leading provider of carrier and cloud-neutral colocation data center services in Europe, serving a wide range of customers through more than 50 data centers in 11 European countries. INXN’s uniformly designed, energy efficient data centers offer customers extensive security and uptime for their mission-critical applications. With over 700 connectivity providers, 21 European Internet exchanges, and most leading cloud and digital media platforms across its footprint, INXN has created connectivity, cloud, content and finance hubs that foster growing customer communities of interest.

INXN is a Dutch public limited liability company with its principal executive offices located at Scorpius 30, 2132 LR Hoofddorp, the Netherlands, and its telephone number at this address is +31 20 880 7600.

For additional information concerning INXN’s business, see Item 4 of INXN’s Annual Report on Form 20-F for the year ended December 31, 2018, filed with the SEC on April 30, 2019.

Digital Intrepid Holding B.V.

Digital Intrepid Holding B.V.

Prins Bernhardplein 200

1097 JB Amsterdam, the Netherlands

+31 20 521 4777

Buyer is a company organized under the laws of the Netherlands and an indirect subsidiary of DLR that was formed on April 30, 2018, solely for the purpose of entering into the purchase agreement and the transactions contemplated therein. To date, Buyer has not conducted any material activities other than those incidental to its formation, entering into the purchase agreement and the matters contemplated by the purchase agreement. On November 25, 2019, Buyer formed Intrepid I to facilitate the legal merger.

Intrepid I B.V.

Intrepid I B.V.

Paul van Vlissingenstraat 16

1096 BK Amsterdam, the Netherlands

(415) 738-6500

Intrepid I is a company organized under the laws of the Netherlands and a direct subsidiary of Buyer that was formed on November 25, 2019, solely for the purpose of effectuating the legal merger. As described in “The Purchase Agreement” beginning on page 92, the transactions contemplate the potential liquidation of Intrepid I.

Intrepid II B.V.

Intrepid II B.V.

Paul van Vlissingenstraat 16

1096 BK Amsterdam, the Netherlands

(415) 738-6500

Intrepid II is a company organized under the laws of the Netherlands and an indirect subsidiary of Buyer that was formed on November 25, 2019, solely for the purpose of effectuating the legal merger. To date, Intrepid II has not conducted any material activities other than those incidental to its formation and the matters contemplated by the purchase agreement.

THE DLR SPECIAL MEETING

This proxy statement/prospectus and accompanying form of proxy statement are first being mailed to the DLR stockholders on or about                      , 2019.

Date, Time, Place and Purpose of the DLR Special Meeting

The special meeting of the DLR stockholders will be held at Four Embarcadero Center, Suite 3200, San Francisco, CA 94111 on                     , 2020, commencing at 10:30 a.m., local time for the following purposes:

1.

to consider and vote on a proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards); and

2.

to consider and vote on a proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Recommendation of the DLR Board of Directors

The DLR board has unanimously (i) determined and declared that the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement, are advisable and in the best interests of DLR and its stockholders, (ii) approved the purchase agreement, the offer, the post-offer reorganization and the other transactions contemplated by the purchase agreement, and (iii) authorized and approved the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards). The DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement. For the reasons for this recommendation, see “The Offer — Recommendation of the DLR Board of Directors and Its Reasons for the Offer” beginning on page 58.

DLR Record Date; Who Can Vote at the DLR Special Meeting

Only holders of record of DLR common stock at the close of business on                     , 2020, which we refer to as DLR’s record date, are entitled to notice of, and to vote at, the DLR special meeting and any adjournment or postponement of the special meeting. As of the record date, there were              shares of DLR common stock outstanding and entitled to vote at the DLR special meeting, held by approximately              stockholders of record.

Each share of DLR common stock owned on DLR’s record date is entitled to one vote on each proposal at the DLR special meeting.

Required Vote; Quorum

Approval of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards) requires the affirmative vote of a majority of all votes cast on such proposal.

Approval of the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement requires the affirmative vote of a majority of all votes cast on such proposal.

Regardless of the number of shares of DLR common stock you own, your vote is important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.

DLR’s bylaws provide that the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter constitutes a quorum at a meeting of its stockholders. Shares that are voted and shares abstaining from voting are treated as being present at the DLR special meeting for purposes of determining whether a quorum is present.

Abstentions and Broker Non-Votes

Abstentions will be counted in determining the presence of a quorum, but broker non-votes will not be counted in determining the presence of a quorum. Although an abstention is not considered a vote cast under Maryland law, abstentions will have the same effect as votes AGAINST the proposal to approve the issuance of shares of Digital Realty common stock in connection with the offer under the rules of the NYSE. Broker non-votes will not be counted as votes cast on such proposal and therefore will have no effect on the outcome of the proposal as long as a quorum is present. Abstentions will have no effect on the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement. Broker non-votes will also have no effect on such proposal.

Manner of Submitting Proxy

DLR stockholders may vote for or against the proposals submitted at the DLR special meeting in person or by proxy. DLR stockholders can authorize a proxy in the following ways:

•	Internet. DLR stockholders may submit a proxy over the Internet by going to www.proxyvote.com. Once at the website, they should follow the instructions to submit a proxy.

•

Telephone. DLR stockholders may submit a proxy using the toll-free number at 1-800-690-6903 and following the recorded instructions. DLR stockholders will be asked to provide the control number from the enclosed proxy card.

•	Mail. DLR stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

DLR stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.

The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The Internet and telephone facilities available to record holders will close at 11:59 p.m. Eastern Time on                     , 2020.

The method by which DLR stockholders submit a proxy will in no way limit their right to vote at the DLR special meeting if they later decide to attend the meeting and vote in person. If shares of DLR common stock are held in the name of a broker or other nominee, DLR stockholders must obtain a proxy, executed in their favor, from the broker or other nominee, to be able to vote in person at the DLR special meeting.

All shares of DLR common stock entitled to vote and represented by properly completed proxies received prior to the DLR special meeting, and not revoked, will be voted at the DLR special meeting as instructed on the proxies. If DLR stockholders of record return properly executed proxies but do not indicate how their shares of DLR common stock should be voted on a proposal, the shares of DLR common stock represented by their properly executed proxy will be voted as the DLR board recommends and therefore, FOR the proposal to approve the issuance of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement. If you do not provide voting instructions to your broker or other nominee, your shares of DLR common stock will NOT be voted and will be considered broker non-votes.

Shares Held in “Street Name”

If DLR stockholders hold shares of DLR common stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee.

If DLR stockholders hold shares of DLR common stock in an account of a broker or other nominee and attend the DLR special meeting, they should bring a letter from their broker or other nominee identifying them as the beneficial owner of such shares of DLR common stock and authorizing them to vote.

If DLR stockholders hold their shares in “street name” and they fail to provide their broker or other nominee with any instructions regarding how to vote their shares of DLR common stock, their shares of DLR common stock held by brokers and other nominees will NOT be voted, and will NOT be present for purposes of determining a quorum.

Revocation of Proxies or Voting Instructions

DLR stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the DLR special meeting by:

•	submitting notice in writing to DLR’s Secretary at Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, California 94111, Attn: Corporate Secretary;

•	executing and delivering a later-dated proxy card or submitting a later-dated proxy by telephone or on the Internet; or

•	voting in person at the DLR special meeting.

Attending the DLR special meeting without voting will not revoke your proxy.

DLR stockholders who hold shares of DLR common stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee.

Tabulation of Votes

DLR will appoint an Inspector of Election for the DLR special meeting to determine whether a quorum is present and tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies; Payment of Solicitation Expenses

The solicitation of proxies from DLR stockholders is made on behalf of the DLR board. DLR will pay the cost of soliciting proxies from DLR stockholders. DLR has engaged Okapi to assist in the solicitation of proxies for the special meeting and DLR estimates it will pay Okapi a fee of approximately $100,000. DLR has also agreed to reimburse Okapi for reasonable expenses incurred in connection with the proxy solicitation and to indemnify Okapi against certain losses, claims, damages, liabilities and expenses. In addition to mailing proxy solicitation materials, DLR’s directors and officers, and employees of DLR may also solicit proxies in person, by telephone or by any other electronic means of communication deemed appropriate. No additional compensation will be paid to DLR’s directors or officers, or to employees of DLR for such services.

In accordance with the regulations of the SEC and NYSE, DLR also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of DLR common stock.

PROPOSALS SUBMITTED TO DLR STOCKHOLDERS

Common Stock Issuance Proposal

(Proposal 1 on the DLR Proxy Card)

DLR stockholders are asked to approve the issuance of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards). For a summary and detailed information regarding this proposal, see the information about the offer and the purchase agreement throughout this proxy statement/prospectus, including the information set forth in sections entitled “The Offer” beginning on page 53 and “The Purchase Agreement” beginning on page 92. A copy of the purchase agreement is attached as Annex A to this proxy statement/prospectus.

Pursuant to the purchase agreement, approval of this proposal is a condition to the closing of the offer. If the proposal is not approved, the offer will not be completed.

DLR is requesting that DLR stockholders approve the issuance of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards). Approval of this proposal requires the affirmative vote of a majority of all votes cast at the special meeting on the proposal.

Recommendation of the DLR Board of Directors

The DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve the issuance of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards).

DLR Adjournment Proposal

(Proposal 2 on the DLR Proxy Card)

The DLR stockholders are being asked to approve a proposal that will give the chairman of the DLR special meeting the authority to adjourn the DLR special meeting one or more times to another date, time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies, if necessary or appropriate, to obtain additional votes in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement if there are not sufficient votes at the time of the DLR special meeting to approve such proposal.

If, at the DLR special meeting, the number of shares of DLR common stock present in person or represented by proxy and voting in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement is insufficient to approve the proposal, DLR intends to move to adjourn the DLR special meeting in order to enable the DLR board to solicit additional proxies for approval of the proposal.

DLR is asking DLR stockholders to approve one or more adjournments of the special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement. Approval of this proposal requires the affirmative vote of a majority of all votes cast at the special meeting on the proposal.

Recommendation of the DLR Board of Directors

The DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Other Business

No business may be brought before the DLR special meeting except as set forth in the notice.

THE OFFER

The following is a description of the material aspects of the offer. While DLR believes that the following description covers the material terms of the offer, the description may not contain all of the information that is important to DLR stockholders and INXN shareholders. DLR encourages DLR stockholders and INXN shareholders to carefully read this entire proxy statement/prospectus, including the purchase agreement and the other documents attached to this proxy statement/prospectus and incorporated herein by reference, for a more complete understanding of the offer.

General

The DLR board has unanimously declared advisable, and has unanimously approved, the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement. Based on, among other factors, the reasons described below in the section entitled “The Offer — Recommendation of the DLR Board of Directors and Its Reasons for the Offer” and the receipt of a fairness opinion from BofA Securities, the DLR board believes that the exchange ratio is fair, from a financial point of view, to DLR. The fairness opinion of BofA Securities is more fully described under the section entitled “The Offer — Opinion of DLR’s Financial Advisor.” Pursuant to the purchase agreement, Buyer shall commence an exchange offer to purchase all of the INXN shares in exchange for 0.7067 shares of DLR common stock per INXN share. INXN’s shareholders shall receive the offer consideration described below under “The Offer — Offer Consideration.”

Background of the Offer

The DLR board and management team have periodically evaluated and considered a variety of financial and strategic opportunities in the process of executing DLR’s long-term strategy of creating value for its stockholders, including potential acquisitions, divestitures, joint ventures, business combinations and other similar strategic transactions.

In the ordinary course of DLR’s ongoing evaluation of business opportunities within the data center industry, DLR and INXN have, from time to time, engaged in discussions regarding the possibility of a transaction between the companies, including discussions between the Chairman of DLR and the Chairman of INXN. In connection with these discussions and related negotiations, DLR has made several proposals to INXN over the past few years with respect to a potential transaction.

On March 23, 2016, a representative of INXN met with the Chief Executive Officer of DLR to discuss a potential transaction between DLR and INXN. Subsequently, on June 20, 2016, DLR and INXN entered into a confidentiality agreement, which we refer to as the Confidentiality Agreement, to permit the exchange of confidential information between the respective companies. The discussions between DLR and INXN in 2016 concluded without reaching agreement on any potential transaction at that time.

Representatives of each of DLR and INXN engaged in further preliminary discussions in early 2017, but discussions between the parties ended without reaching agreement, as each party focused on other business objectives. In September 2017, representatives of DLR further engaged in discussions with representatives of INXN regarding a potential transaction and the parties signed Addendum No. 1 to the Confidentiality Agreement on October 6, 2017 with respect to the treatment of certain sensitive confidential information. After signing such addendum, both parties made available virtual data rooms containing confidential diligence materials and each began further exploring a potential transaction by engaging in more substantive business, financial and legal due diligence. In the process of exploring a potential transaction, the parties commenced work on, and exchanged several drafts of, a purchase agreement and commenced preparation of various ancillary transaction documents to reflect the various post-closing reorganizational steps under applicable Dutch law.

In early 2018, representatives of each of DLR and INXN continued to explore and discuss a potential transaction and amended the Confidentiality Agreement on April 12, 2018 to extend its term to cover these discussions and the exchange of additional confidential information. As part of these discussions the parties again began to perform due diligence and again exchanged further drafts of a purchase agreement and the various ancillary transaction documents related thereto. Discussions between the parties again ended in May 2018 without reaching agreement, as each party again focused on other business objectives, including DLR’s exploration, negotiation and ultimate consummation of the acquisition of Ascenty that occurred in December 2018.

On November 29, 2018, DLR’s Chief Executive Officer met with INXN’s Chief Executive Officer to discuss resuming the parties’ respective exploration of a potential strategic transaction between DLR and INXN. DLR’s Chief Executive Officer subsequently followed up with an email to INXN’s Chief Executive Officer on December 1, 2018, confirming DLR’s interest in re-engaging in discussions and proposing that DLR’s Chief Investment Officer coordinate discussions about a process with a representative of Guggenheim Securities, LLC (INXN’s financial advisor), which we refer to as Guggenheim Securities. Subsequently, representatives of DLR and INXN began further discussing a potential transaction.

In the early part of 2019, DLR began performing due diligence based on publicly available information about INXN and began further exploring the strategic rationale for a transaction with INXN. During the regularly scheduled meeting of the DLR board in February 2019, representatives of DLR management updated the DLR board regarding various strategic opportunities, including the status of the discussions and exploration of a potential transaction with INXN along with the strategic rationale and preliminary financial analysis.

On April 9, 2019, representatives of each of INXN and DLR, together with their respective legal and financial advisors, held a conference call to discuss the diligence process and next steps in the discussions and exploration of a potential transaction. INXN granted DLR and its advisors data room access, although material diligence information was not provided at this time as the parties continued to focus on the business terms and financial analysis with respect to any potential transaction.

On May 13, 2019, the DLR board held a regularly scheduled meeting with representatives of management in attendance at the invitation of the DLR board. During the meeting, representatives of management updated the DLR board regarding various strategic opportunities, including the status of the discussions and exploration of a potential transaction with INXN.

In late May 2019, representatives of INXN delivered to DLR certain financial information requested by DLR to assist in further financial diligence related to a potential transaction. Subsequently, representatives of DLR and INXN continued to discuss a potential transaction.

On June 18, 2019, INXN’s Chief Executive Officer informed representatives of DLR that INXN was going to cease discussions regarding a possible transaction as INXN was focused on other business objectives at that time. INXN subsequently announced and priced a four million share underwritten public offering at $72.75 per share.

On July 29, 2019, representatives of DLR reached out to representatives of Guggenheim Securities, to attempt to reengage with discussions regarding a potential transaction with INXN, including various structuring possibilities, consideration mix and premium. Following these preliminary discussions, representatives of INXN informed representatives of DLR that INXN would be willing to continue to explore a potential transaction between the companies.

On August 13, 2019, the DLR board held a regularly scheduled meeting with representatives of management in attendance at the invitation of the DLR board. During the meeting, representatives of management updated the DLR board regarding various strategic opportunities, including a potential transaction with INXN. Following such update and discussion, the DLR board gave support to DLR’s representatives to continue to discuss a potential transaction with INXN.

On August 18, 2019, DLR’s Chief Executive Officer and INXN’s Chief Executive Officer had a telephone call and discussed the merits of a potential transaction between DLR and INXN along with various other key terms.

On August 19, 2019, DLR made a non-binding oral proposal to acquire all of the shares of INXN at a transaction premium of 15% above the price of a share of INXN at the time of announcement using a combination of cash and stock of DLR, but the precise mix of stock and cash was yet to be determined. DLR also indicated that it was exploring the potential use of a capital partner but no decision had been made at that time. Following these discussions, representatives of DLR and INXN reengaged in further discussions to explore a potential transaction and the parties again amended the Confidentiality Agreement on August 22, 2019 to extend its term.

On August 26, 2019, representatives of each of DLR and INXN, together with their respective advisors, held an organizational call to discuss the process that each party would require to proceed with a potential transaction. During the remainder of August, all of September and the first part of October 2019, representatives of DLR and INXN engaged in various discussions and continued to explore a potential transaction. During this time, DLR and INXN each performed significant financial and accounting due diligence. These due diligence activities continued until shortly prior to the execution of the purchase agreement on October 29, 2019.

On September 12, 2019, DLR’s Chief Financial Officer met in person with INXN’s Chief Executive Officer and discussed the merits and other high-level considerations related to any potential transaction between DLR and INXN, including the combined company’s global customer base and the expected investment community reaction to any potential transaction.

On September 21, 2019, DLR’s Chief Investment Officer and a representative of Guggenheim Securities met to discuss certain key issues from the perspective of each of DLR and INXN in connection with a potential transaction between the parties.

On September 25, 2019, DLR’s Chief Financial Officer and Chief Investment Officer met together with INXN’s Chief Executive Officer to further discuss a potential transaction and specifically discussed how the parties could finalize their respective exploration of a potential transaction and the timeline for any such transaction.

On October 7, 2019, DLR made a non-binding oral proposal to acquire all of the shares of INXN in an all-stock transaction at a fixed exchange ratio intended to produce a 15% headline transaction premium at the time of announcement. At this time, substantial financial diligence still needed to be performed by both sides and legal diligence had not yet meaningfully begun. In addition the parties had yet to resolve significant transaction deal points, including with respect to the mechanism to calculate an exchange ratio, board composition, branding strategy and various management and governance issues for the combined company. Notwithstanding the numerous open items, the parties continued to further explore a potential transaction and DLR subsequently provided INXN and its advisors a financial model and the advisors and representatives of both DLR and INXN spent the next several weeks performing additional financial, accounting, business and legal due diligence as they each explored further the merits of a potential transaction.

On October 9, 2019, DLR’s Chief Executive Officer updated the DLR board on the status of the discussions with INXN regarding a potential transaction. Many material issues remained open regarding any potential transaction and material legal diligence had yet to be shared by either party with respect to customers, leases, certain property-level information and other significant matters. Separately, on October 9, the Chairman of DLR and the Chairman of INXN discussed certain aspects of the proposed terms of a potential strategic combination of DLR and INXN, including the proposed all-stock transaction structure as reflected in the proposal made on October 7, 2019. At this time, material issues with respect to any potential transaction between DLR and INXN remained open, including with respect to the exchange ratio, board composition, termination fee payable by INXN under certain circumstances and the covenants around regulatory approvals.

On October 10, 2019, an industry media outlet reported that INXN had received inbound interest from potential bidders and was working with a financial advisor to explore strategic alternatives. The closing price of INXN on the NYSE as of October 9, 2019, the trading day before such report, was $78.14, which we refer to as the Unaffected Closing Price. After the announcement of the transaction on October 29, 2019, INXN subsequently confirmed to DLR that no third party made a specific proposal or confirmed that it intended to make such a proposal with respect to INXN following the media outlet report. In addition, after the announcement of the transaction on October 29, 2019, DLR was made aware of the extensive contacts INXN had with numerous other potential counterparties for a strategic transaction during the approximately four-year period preceding the signing of the purchase agreement and since the terminated acquisition of INXN by Telecity Group plc in 2015. These other potential eight counterparties included a sovereign investment fund, global asset managers and public and private companies in the data center business.

From October 12 through October 15, 2019, representatives of DLR, including management and advisors, engaged in various discussions with representatives of INXN, including management and advisors, regarding the key open financial, corporate governance and contractual terms and conditions of the proposed transaction between DLR and INXN, including, among other things, discussed certain open contractual points and negotiating certain aspects of the operations of the combined company. During this period, DLR and INXN ultimately negotiated and agreed upon the fixed exchange ratio of 0.7067 shares of DLR common stock for each share of INXN outstanding, which represented approximately a 15% premium to INXN’s 10-day volume-weighted average price using both DLR and INXN prices for the period ending October 9, 2019, or approximately an 18% premium to the Unaffected Closing Price.

In addition, on October 12, 2019, the parties entered into Addendum No. 2 to the Confidentiality Agreement to set up an arrangement with respect to sharing certain sensitive confidential information between INXN and DLR. Following the execution of Addendum No. 2, significant key diligence materials were made available to DLR’s advisors in the data room and DLR and its advisors and representatives actively engaged in performing a material portion of the legal, accounting and financial due diligence related to INXN. Similarly, DLR made available to INXN and its representatives and advisors various confidential materials regarding DLR and its business for INXN to perform its remaining reverse due diligence on DLR. From that point until execution of the definitive purchase agreement on October 29, 2019, the management teams of DLR and INXN, together with their respective financial, legal and accounting advisors, performed a diligence review with respect to the other company through a review of the diligence information provided and a series of conference calls.

Following various discussions with local legal counsel and DLR management, Latham & Watkins and De Brauw Blackstone Westbroek N.V., which we refer to as De Brauw, worked on a draft purchase agreement, based on the prior draft exchanged between the parties in May 2018, to reflect the proposed transaction. On October 17, 2019, Latham & Watkins delivered an initial draft of the purchase agreement to Debevoise & Plimpton LLP, legal counsel to INXN, which we refer to as Debevoise. Subsequently, legal counsel for DLR and for INXN also worked on each company’s respective disclosure letters and drafted and negotiated the various ancillary transaction agreements that were part of the proposed purchase agreement, including a tender and support agreement to be entered into by INXN’s Chief Executive Officer in his individual capacity. From October 18, 2019 through October 29, 2019, representatives of DLR, including management and advisors, discussed and negotiated the various definitive terms and conditions of the proposed purchase agreement and various ancillary agreements, including each company’s respective disclosure letter. As part of these discussions and negotiations, numerous drafts of the applicable agreements and documents were exchanged between the parties.

On October 21, 2019, Debevoise delivered a revised draft of the purchase agreement to Latham & Watkins and on October 22, 2019, following extensive discussions with representatives of DLR, Latham & Watkins sent a material issues chart to Debevoise and Guggenheim Securities setting out the material open issues from the latest draft of the purchase agreement received from Debevoise, including the naked no vote expense reimbursement, the size of the reverse termination fee potentially payable by DLR under certain limited circumstances, the covenants around regulatory approvals, the interim operating covenants, the minimum tender condition and the backend structures to be utilized under Dutch law for DLR to acquire 100% of INXN following the closing of the proposed offer.

On October 23, 2019, representatives of DLR and INXN met by telephone and discussed the issues list previously circulated by Latham & Watkins. During the course of the discussions, various issues were negotiated and agreed upon by the parties but a limited number of issues remained.

On October 24, 2019, the DLR board held a special meeting by telephone with representatives of DLR management, BofA Securities, Morgan Stanley, Credit Suisse, De Brauw and Latham & Watkins in attendance at the invitation of the DLR board. At the meeting, DLR’s management again reviewed the strategic rationale and the anticipated benefits and considerations of the proposed transaction with INXN. Latham & Watkins reviewed with the DLR board various legal matters related to the draft purchase agreement and the proposed transaction and provided an update to the DLR board on the negotiations generally and summarized the results of the due diligence review of INXN. During the meeting, Latham & Watkins also reviewed with the DLR board the directors’ legal duties under applicable law in connection with transactions of this type and the financial advisors presented updated financial analyses with respect to INXN, DLR and the proposed transaction with INXN. The DLR board discussed with those representatives in attendance the remaining open issues with respect to the purchase agreement and the proposed transaction generally, the acceptable resolutions of these issues and instructed management and their advisors to negotiate acceptable resolutions.

Following the DLR board meeting and further discussions with representatives of DLR management, Latham & Watkins delivered a revised draft of purchase agreement to Debevoise on October 24, 2019.

From October 25, 2019 through October 28, 2019, representatives of DLR management and representatives of INXN met both in person in San Francisco and by telephone to negotiate various open business terms of the proposed purchase agreement. During the course of these negotiations, the representatives of DLR and INXN were able to reach agreement on all the outstanding issues, including with respect to the size of the termination fees, the interim operating covenants and the regulatory related covenants.

On October 27, 2019, Debevoise delivered to Latham & Watkins a revised draft of the purchase agreement. Over the next couple of days, the parties exchanged multiple drafts of the purchase agreement and had numerous discussions regarding the open points.

On October 28, 2019, the DLR board held a special meeting with representatives of DLR management, BofA Securities, Morgan Stanley, Credit Suisse, Latham & Watkins and De Brauw in attendance at the invitation of the DLR board. At the meeting, Latham & Watkins provided an update to the DLR board on the negotiation of the proposed purchase agreement and reviewed the resolution of certain issues since the last meeting of the DLR board. In addition, BofA Securities reviewed with the DLR board its financial analysis of the proposed exchange ratio for purposes of its financial opinion, which opinion was not delivered at that time. The DLR board discussed the proposed transaction with those representatives in attendance and following various discussions and deliberations, the meeting was adjourned.

On that same day, the form of the tender and support agreement between INXN’s Chief Executive Officer (in his individual capacity) and DLR was agreed to by the parties.

Early on October 29, 2019, the last of the open issues in the proposed purchase agreement were agreed to by the parties. Subsequently, the DLR board met by telephone with representatives of DLR management, BofA Securities and Latham & Watkins in attendance at the invitation of the DLR board. At the meeting, representatives of Latham & Watkins delivered a brief update to the DLR board regarding the resolution of the remaining open points in the purchase agreement. BofA Securities, after confirming its financial analysis that was previously delivered remained unchanged, then delivered to the DLR board an oral opinion, which was confirmed by delivery of a written opinion dated October 29, 2019, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the exchange ratio of 0.7067 provided for in the transactions was fair, from a financial point of view, to DLR. Following this, the DLR board unanimously (i) determined and declared the purchase agreement, the ancillary documents and the other transactions contemplated by the purchase agreement, including the issuance of shares of DLR common stock in connection with the offer, advisable and in the best interests of DLR and its stockholders, (ii) approved the purchase agreement, the ancillary documents and the other transactions contemplated by the purchase agreement, and (iii) authorized and approved the issuance of shares of DLR common stock in connection with the offer and related transactions.

Later in the day on October 29, 2019, the parties executed the purchase agreement and issued a joint press release announcing the transaction.

INXN Background of the Offer

The Schedule 14D-9 to be filed by INXN after the registration statement, of which this proxy statement/prospectus is a part, is declared effective by the SEC will include additional information on the background, deliberations and other activities involving INXN (see the section “Background of the Purchase Agreement; Reasons for the Recommendation — Background of the Purchase Agreement” in the Schedule 14D-9 to be filed by INXN). You are encouraged to read that section in its entirety.

Recommendation of the DLR Board of Directors and Its Reasons for the Offer

In evaluating the purchase agreement and related offer, the DLR board consulted with its legal and financial advisors and DLR’s management and, after consideration, the DLR board has unanimously determined and declared that the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, are advisable and in the best interests of DLR and its stockholders. The DLR board has unanimously approved the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement.

In deciding to declare advisable and approve and adopt the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock in connection with the transactions contemplated by the purchase agreement, and to recommend that DLR stockholders vote to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, the DLR board considered various factors that it viewed as supporting its decision, including the following material factors described below:

•

The Transactions Deliver Key Strategic and Financial Benefits. The DLR board expects that the transactions will provide a number of significant potential strategic and financial benefits, including the following:

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Globally Expanding Connected Communities of Interest. The combined company will extend INXN’s successful strategy of creating and enabling valuable communities of interest in Europe by extending it across the combined company’s global footprint. This combination will build upon DLR’s successful track record of hyperscale development and will represent an extension of the connected campus strategy that empowers enterprise customers to leverage the right products — from colocation to hyperscale footprints — to create value by efficiently deploying critical infrastructure and seamlessly connecting to a robust and growing universe of cloud platforms and connectivity service providers. The combined company will be uniquely positioned to meet the growing global demand from cloud platforms, service providers and enterprises seeking colocation, hybrid cloud and hyperscale data center solutions as IT architectures are re-engineered to support the explosive growth of data in modern business models.

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Complementary European Footprint and Product Offering. INXN’s European business (currently consisting of 53 carrier- and cloud-neutral facilities in 11 European countries and 13 metro areas including Frankfurt, Amsterdam, Paris and INXN’s Internet Gateway in Marseille) is highly complementary to DLR’s European footprint, given DLR’s established presence in London and Dublin. The combination will create a leading pan-European data center presence, offering consistent, high-quality services with low-latency access to approximately 70% of the GDP in Europe.

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Enhances Ability to Serve Multinational Customers on a Global Scale. INXN’s well-established relationships with leading global cloud and digital media platform operators and multinational enterprise customers are expected to significantly bolster DLR’s existing European platform. Similarly, DLR’s relationships with many of the leading cloud platform operators and global enterprises along with its access to low-cost capital will meaningfully extend the breadth of the combined company’s value proposition to a global customer base. The combined company’s enhanced capabilities to address and solve the public- and hybrid-cloud architectural requirements of its global customer base will allow it to build upon each company’s current relationships with leading global customers while also enabling it to effectively compete in the broader target markets.

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Combined Development Capacity Provides Significant Embedded Growth Potential. INXN has a robust pipeline of data center development projects currently under construction, with over $400 million invested to date and a total expected investment of approximately $1 billion. These projects represent roughly a 40% expansion of INXN’s standalone critical load capacity, are significantly pre-leased and are expected to be delivered over the next 24 months, representing a solid pipeline of potential future growth for the combined company. In addition, the combined platform will maintain strategic land holdings in key growth metros across Europe, providing the potential for significant long-term development value creation.

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Creates Substantial Anticipated Cost Efficiencies and Financial Benefits. The size and scale of the combined company is expected to produce a highly efficient cost structure and industry-leading EBITDA margins. The combination of the two companies is expected to create an opportunity to realize cost savings. Upon closing, the transactions are expected to enhance the combined company’s long-term growth prospects and is expected to improve its cost of and access to capital.

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Prudent Financing. The DLR board considered the financing of the all-stock transactions, with INXN’s existing debt expected to be refinanced with investment grade corporate bonds and proceeds from other offerings by DLR which are expected to leave the combined company with an even stronger balance sheet.

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Fixed Exchange Ratio. The DLR board also considered the fixed exchange ratio, which will not fluctuate as a result of changes in the market prices of shares of DLR common stock or INXN shares, providing certainty as to the respective pro forma ownership percentage of the combined company.

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Opinion of Financial Advisors. The DLR board considered the financial analyses presented by BofA Securities and the BofA Securities opinion dated October 29, 2019, to the DLR board as to the fairness, from a financial point of view and as of the date of the opinion to DLR, of the exchange ratio of 0.7067 provided for in the transaction, as more fully described below in the section entitled “The Offer — Opinion of DLR’s Financial Advisor” beginning on page 61. In addition, the DLR board considered the advice of the other financial advisors engaged by DLR.

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Familiarity with Businesses. The DLR board considered its and its management team’s knowledge of the business, operations, financial condition, earnings and prospects of INXN, taking into account the results of DLR’s due diligence review of INXN, as well as its knowledge of the current and prospective environment in which DLR and INXN operate, including economic and market conditions.

•

Likelihood of Consummation. The DLR board considered both parties’ commitment to complete the transactions as reflected in their respective obligations under the terms of the purchase agreement, and the likelihood that the stockholder approvals needed to complete the offer and other transactions would be obtained in a timely manner.

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The Terms of the Purchase Agreement. The DLR board considered the various terms and provisions of the purchase agreement, including (i) INXN’s ability to terminate the purchase agreement under certain circumstances to accept a superior proposal subject to the payment of $72.6 million to DLR, (ii) the DLR board’s ability to change its recommendation to the DLR stockholders under certain limited circumstances, (iii) the conditions to the parties’ obligations to complete the transactions contemplated by the purchase agreement and the limited ability of either party to terminate, and (iv) the ability of DLR to enforce the terms of the purchase agreement.

The DLR board also considered a variety of risks and other potentially negative factors concerning the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the following material factors:

•	the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the offer and related transactions;

•

the risk that, notwithstanding the likelihood of the offer and related transactions being completed, the transactions may not be completed, or that completion may be unduly delayed, including the effect of the pendency of the transactions and the effect such failure to be completed may have on the trading price of DLR common stock and DLR’s operating results, particularly in light of the costs incurred in connection with the transactions;

•

the risk that, under the terms of the purchase agreement, DLR must pay to INXN a termination fee of $254.3 million (exclusive of value-added tax, if applicable) if the purchase agreement is terminated under certain limited circumstances;

•

the risk that, under the terms of the purchase agreement, INXN has the ability, under certain specified circumstances, to consider an alternative acquisition transaction if the INXN board determines it could reasonably be expected to lead to a superior proposal (as defined in the purchase agreement) and the INXN board has the ability, under certain specified circumstances, to make a change in recommendation and to terminate the purchase agreement following such change in recommendation in order to enter into an agreement with respect to a superior proposal (as defined in the purchase agreement) upon payment of a $72.6 million (exclusive of value-added tax, if applicable) termination fee to DLR;

•	the risk that the anticipated strategic and financial benefits of the offer and related transactions may not be realized;

•

the risk that the cost savings, operational synergies and other benefits to the holders of the combined company common stock expected to result from the transactions might not be fully realized or not realized at all, including as a result of possible changes in the data center industry affecting the markets in which the combined company will operate;

•	the risk of other potential difficulties in integrating the two companies and their respective operations;

•

the substantial costs to be incurred in connection with the transactions, including the transaction expenses arising from the offer and the related transactions and the costs of integrating the businesses of DLR and INXN;

•

the restrictions on the conduct of DLR’s business prior to the closing of the offer, which could delay or prevent DLR from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of DLR absent the pending completion of the transactions; and

•	other matters described in the sections “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements.”

This discussion of the foregoing information and material factors considered by the DLR board in reaching its conclusions and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the DLR board in evaluating the purchase agreement and the transactions contemplated by it, including the issuance of DLR common stock in connection with the offer and other transactions, and the complexity of these matters, the DLR board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the DLR board may have given different weight to different factors. The DLR board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the purchase agreement, the offer and the other transactions contemplated by the purchase agreement, including the issuance of DLR common stock in connection with the offer and the post-offer reorganization.

This explanation of the reasoning of the DLR board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 43.

After careful consideration, the DLR board unanimously recommends that DLR stockholders vote FOR the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards), and FOR the proposal to approve one or more adjournments of the DLR special meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Reasons for the Recommendation of the INXN Board of Directors

The Schedule 14D-9 to be filed by INXN after the registration statement, of which this proxy statement/prospectus is a part, is declared effective by the SEC will include a discussion of the reasons for the recommendation of the INXN board with respect to the offer (see the section “Background of the Purchase Agreement; Reasons for the Recommendation — Reasons for the Recommendation of the Company Board”). You are encouraged to read that section in its entirety.

Opinion of DLR’s Financial Advisor

Opinion of BofA Securities

DLR has retained BofA Securities to act as DLR’s financial advisor in connection with the transactions. BofA Securities is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. DLR selected BofA Securities to act as DLR’s financial advisor in connection with the transactions on the basis of BofA Securities’ experience in transactions similar to the transactions, its reputation in the investment community and its familiarity with DLR and its business.

On October 29, 2019, at a meeting of the DLR board held to evaluate the transactions, BofA Securities delivered to the DLR board an oral opinion, which was confirmed by delivery of a written opinion dated October 29, 2019, to the effect that, as of the date of the opinion and based upon and subject to various assumptions and limitations described in its opinion, the exchange ratio provided for in the transactions was fair, from a financial point of view, to DLR.

The full text of BofA Securities’ written opinion to the DLR board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex C to this document and is incorporated by reference herein in its entirety. The following summary of BofA Securities’ opinion is qualified in its entirety by reference to the full text of the opinion. BofA Securities delivered its opinion to the DLR board for the benefit and use of the DLR board (in its capacity as such) in connection with and for purposes of its evaluation of the exchange ratio from a financial point of view. BofA Securities’ opinion does not address any other aspect of the transactions and no opinion or view was expressed as to the relative merits of the transactions in comparison to other strategies or transactions that might be available to DLR or in which DLR might engage or as to the underlying business decision of DLR to proceed with or effect the transactions. BofA Securities’ opinion does not address any other aspect of the transactions and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the proposed transactions or any other matter.

In connection with rendering its opinion, BofA Securities has, among other things:

•	reviewed certain publicly available business and financial information relating to INXN and DLR;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of INXN furnished to or discussed with BofA Securities by the management of INXN, including certain financial forecasts relating to INXN prepared by the management of INXN, which we refer to as the INXN information;

•

reviewed certain financial forecasts relating to INXN prepared by the management of DLR, which we refer to as the DLR-INXN forecasts and discussed with the management of DLR its assessments as to the likelihood of achieving the future financial results reflected in the DLR-INXN forecasts;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of DLR furnished to or discussed with BofA Securities by the management of DLR, including certain financial forecasts relating to DLR prepared by the management of DLR, which we refer to as the DLR forecasts;

•

reviewed certain estimates as to the amount and timing of cost savings and operational synergies, which we refer to as the synergies, anticipated by the management of DLR to result from the transactions;

•

discussed the past and current business, operations, financial condition and prospects of INXN with members of senior managements of INXN and DLR, and discussed the past and current business, operations, financial condition and prospects of DLR with members of senior management of DLR;

•	reviewed the potential pro forma financial impact of the transactions on the future financial performance of DLR, including the potential effect on DLR’s estimated earnings per share;

•

reviewed the trading histories for INXN shares and DLR common stock and a comparison of such trading histories with each other and with the trading histories of other companies BofA Securities deemed relevant;

•	compared certain financial and stock market information of INXN and DLR with similar information of other companies BofA Securities deemed relevant;

•	reviewed the relative financial contributions of INXN and DLR to the future financial performance of DLR on a pro forma basis;

•	reviewed a draft, dated October 29, 2019, of the purchase agreement, which we refer to as the draft agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Securities deemed appropriate.

In arriving at its opinion, BofA Securities assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Securities and relied upon the assurances of the managements of DLR and INXN that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the INXN information, BofA Securities was advised by INXN, and assumed, that it was reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of INXN as to the future financial performance of INXN. With respect to the DLR-INXN forecasts, the DLR forecasts and the synergies, BofA Securities assumed, at the direction of DLR, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DLR as to the future financial performance of INXN and DLR and the other matters covered thereby and BofA Securities relied, at the direction of DLR, on the DLR-INXN forecasts for purposes of BofA Securities’ opinion. BofA Securities also relied, at the direction of DLR, on the assessments of the management of DLR as to DLR’s ability to achieve the synergies and were advised by DLR, and assumed, that the synergies would be realized in the amounts and at the times projected.

BofA Securities did not make nor was provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of INXN or DLR, nor did BofA Securities make any physical inspection of the properties or assets of INXN or DLR. BofA Securities did not evaluate the solvency or fair value of INXN or DLR under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Securities assumed, at the direction of DLR, that the transactions would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the transactions, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on INXN, DLR or the contemplated benefits of the transactions. BofA Securities was advised by DLR, and BofA Securities assumed, at the direction of DLR, that DLR has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since it first qualified as a REIT and further assumed, at the direction of DLR, that the transactions would not adversely affect such REIT status or operations of DLR for U.S. federal income tax purposes. BofA Securities also assumed, at the direction of DLR, that the final executed purchase agreement would not differ in any material respect from the draft agreement reviewed by it.

BofA Securities expressed no view or opinion as to any terms or other aspects or implications of the transactions (other than the exchange ratio to the extent expressly specified in its opinion), including, without limitation, the form or structure of the transactions or any related transaction, aspects or implications of any tender and support agreement or any other agreement, arrangement or understanding entered into in connection with or related to the transactions or otherwise. BofA Securities’ opinion was limited to the fairness, from a financial point of view, to DLR of the exchange ratio provided for in the transactions and no opinion or view was expressed with respect to any other form of consideration that may be payable in the transactions or any consideration received in connection with the transactions by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the transactions, or class of such persons, relative to the exchange ratio. Furthermore, no opinion or view was expressed as to the relative merits of the transactions in comparison to other strategies or transactions that might be available to DLR or in which DLR might engage or as to the underlying business decision of DLR to proceed with or effect the transactions. BofA Securities also did not express any view or opinion with respect to, and relied, with DLR’s consent, upon the assessments of representatives of DLR regarding, legal, regulatory, accounting, tax and similar matters relating to DLR, INXN and the transactions (including the contemplated benefits thereof) as to which BofA Securities understood that DLR obtained such advice as it deemed necessary from qualified professionals. BofA Securities further did not express any view or opinion as to what the value of DLR common stock actually would be when issued or the prices at which DLR common stock or INXN shares would trade at any time, including following announcement or consummation of the transactions. In addition, BofA Securities expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the transactions or any other matter.

BofA Securities’ opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Securities as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Securities does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Securities’ opinion was approved by a fairness opinion review committee of BofA Securities. Except as described in this summary, DLR imposed no other limitations on the investigations made or procedures followed by BofA Securities in rendering its opinion.

The discussion set forth below in the sections entitled “Selected Publicly Traded Companies Analyses” and “Discounted Cash Flow Analyses” represents a brief summary of the material financial analyses presented by BofA Securities to the DLR board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Securities, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Securities. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Securities.

Selected Publicly Traded Companies Analyses.

BofA Securities performed separate selected public companies’ analyses of INXN and DLR in which BofA Securities reviewed and compared financial and operating data relating to INXN, DLR and the selected publicly traded companies listed below.

INXN. In performing a selected public companies’ analysis of INXN, BofA Securities reviewed publicly available financial and stock market information for INXN and the following four selected U.S. publicly traded real estate investment trusts that BofA Securities viewed as generally relevant in its professional judgment and experience, which we refer to as the selected REITs:

•	Equinix, Inc.

•	CoreSite Realty Corporation

•	CyrusOne Inc.

•	QTS Realty Trust, Inc.

BofA Securities also reviewed publicly available financial and stock market information for the following two selected non-REIT companies, which we refer to as the selected non-REIT companies, that BofA Securities viewed as generally relevant in its professional judgment and experience, and, together with the selected REITs, the selected publicly traded companies):

•	Switch, Inc.

•	GDS Holdings Limited

BofA Securities reviewed, among other things, the enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on October 25, 2019, plus debt, less cash, as a multiple of calendar year 2020 estimated earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA. The overall low to high calendar year 2020 EBITDA multiples observed for the selected publicly traded companies were 18.3x to 21.6x (with an average of 20.6x and a median of 20.6x for the selected REITs), as compared with 23.5x for INXN. BofA Securities also observed that the average multiple of INXN’s enterprise value to its consensus next twelve month EBITDA (commonly referred to as NTM EBITDA), adjusted for stock-based compensation and operating lease rent expense, was 21.8x, 20.4x and 20.3x over the previous six, 12 and 24 month periods, respectively. BofA Securities noted that while generally relevant to its analysis, the selected publicly traded companies differed from INXN in important respects, including their respective sizes, the nature of their business, REIT status (in the case of the selected REITs), the markets in which they operate, and the accounting principles they follow. Taking these differences into account, and based on its professional judgment and experience, BofA Securities used the multiples determined for the selected publicly traded companies (as well as INXN’s historical trading multiples) to arrive at calendar year 2020 EBITDA reference multiples of 20.0x to 23.0x for INXN, which BofA Securities applied to INXN’s calendar year 2020 estimated underwritten adjusted GAAP EBITDA, less stock based compensation, operating lease rent expense and GAAP straight line revenue and expense adjustments, plus capitalized leasing commissions, of $351 million to determine implied per share equity values. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of INXN was based on publicly available research analysts’ estimates and the DLR-INXN forecasts. The analysis indicated an approximate implied per share equity value reference range for INXN, calculated using the exchange ratio multiplied by the DLR share price of $132.28 as of October 28, 2019, of $72.95 to $86.50, as compared to the implied offer price of $93.48.

DLR. In performing a selected public companies’ analysis of DLR, BofA Securities reviewed publicly available financial and stock market information for DLR and the selected publicly traded companies, as described above. BofA Securities also observed that the 2020 EBITDA multiple for DLR was 21.4x, and that the average multiple of DLR’s enterprise value to its consensus next twelve month EBITDA (commonly referred to as NTM EBITDA), adjusted for stock-based compensation and operating lease rent expense, was 19.4x, 19.2x and 18.8x over the previous six, 12 and 24 month periods, respectively. Based on its professional judgment and experience, BofA Securities used the multiples determined for the selected publicly traded companies (as well as DLR’s historical trading multiples) to arrive at calendar year 2020 EBITDA reference multiples of 19.0x to 22.0x for DLR, which BofA Securities applied to DLR’s calendar year 2020 estimated adjusted GAAP EBITDA of $1,930 million to determine implied per share equity values. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of DLR was based on publicly available research analysts’ estimates and the DLR forecasts. The analysis indicated an approximate implied per share equity value reference range for DLR, as of October 28, 2019, of $111.65 — $138.10, as compared to the DLR share price of $132.28.

Utilizing the approximate implied per share equity value reference ranges for INXN and DLR described above, BofA Securities calculated the following approximate implied exchange ratio reference range, as compared to the exchange ratio:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.5282x — 0.7747x	0.7067x

No company used in these analyses is identical or directly comparable to either INXN or DLR. Accordingly, an evaluation of the results of these analyses is not entirely mathematical. Rather, these analyses involve complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which each of INXN and DLR was compared.

Discounted Cash Flow Analyses.

BofA Securities performed separate discounted cash flow analyses of INXN and DLR to calculate ranges of implied present values of the unlevered, after-tax free cash flows that INXN and DLR were forecasted to generate from January 1, 2020 to December 31, 2024 utilizing the DLR-INXN forecasts and the DLR forecasts, respectively.

INXN. In performing a discounted cash flow analysis of INXN, BofA Securities calculated terminal values for INXN by applying EBITDA exit multiples of 17.0x to 19.0x to INXN’s terminal year estimated EBITDA, which range was selected based on BofA Securities’ professional judgment and experience and after taking into consideration, among other things, the observed data for INXN and the selected publicly traded companies, the historical trading multiples of INXN and the selected publicly traded companies, and certain differences in the respective financial profiles of INXN and the selected publicly traded companies as described under “— Selected Publicly Traded Companies Analyses”, which implied perpetuity growth rates of 0.7% to 2.6%. The cash flows and terminal values were then discounted to present value as of June 30, 2019, assuming a mid-year convention, using discount rates ranging from 5.5% to 7.0% (in € using a USD/€ spot exchange rate of 1.1093 as of October 28, 2019), which were based on an estimate of INXN’s weighted average cost of capital. This analysis indicated an approximate implied per share equity value reference range for INXN of $91.15 to $116.25.

DLR. In performing a discounted cash flow analysis of DLR, BofA Securities calculated terminal values for DLR by applying EBITDA exit multiples of 18.0x to 20.0x to DLR’s terminal year estimated EBITDA, which range was selected based on BofA Securities’ professional judgment and experience and after taking into consideration, among other things, the observed data for DLR and the selected publicly traded companies, the historical trading multiples of DLR and the selected publicly traded companies, and certain differences in the respective financial profiles of DLR and the selected publicly traded companies as described under “— Selected Publicly Traded Companies Analyses”, which implied perpetuity growth rates of (0.1%) to 1.3%. The cash flows and terminal values were then discounted to present value as of June 30, 2019, assuming a mid-year convention, using discount rates ranging from 5.0% to 6.0%, which were based on an estimate of DLR’s weighted average cost of capital. This analysis indicated an approximate implied per share equity value reference range for DLR of $136.30 to $166.90.

Utilizing the approximate implied per share equity value reference ranges for INXN and DLR described above, BofA Securities calculated the following approximate implied exchange ratio reference range, as compared to the exchange ratio:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.5460x — 0.8529x	0.7067x

Other Factors.

BofA Securities also noted certain additional factors that were not considered part of BofA Securities’ material financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

historical trading prices and trading volumes of INXN shares and DLR common stock during the 52-week period ended October 9, 2019, which ranged from $51.22 to $87.22 and $101.83 to $134.33, respectively; and

•

publicly available discounted analyst stock price targets for INXN and DLR, which generally indicated one-year forward range price targets for the INXN shares ranging from $76.85 to $88.22 and for the DLR common stock ranging from $102.65 to $152.55.

Miscellaneous.

As noted above, the discussion set forth above in the sections entitled “Selected Publicly Traded Companies Analyses” and “Discounted Cash Flow Analyses” is a summary of the material financial analyses presented by BofA Securities to the DLR board in connection with its opinion and is not a comprehensive description of all analyses undertaken or factors considered by BofA Securities in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Securities believes that its analyses summarized above must be considered as a whole. BofA Securities further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Securities’ analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Securities considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of DLR and INXN. The estimates of the future performance of DLR and INXN in or underlying BofA Securities’ analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Securities’ analyses. These analyses were prepared solely as part of BofA Securities’ analysis of the fairness, from a financial point of view, to the holders of DLR common stock of the consideration to be received by such holders and were provided to the DLR board in connection with the delivery of BofA Securities’ opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Securities’ view of the actual values of DLR or INXN.

The type and amount of consideration payable in the transactions was determined through negotiations between DLR and INXN, rather than by any financial advisor, and was approved by the DLR board. The decision to enter into the Agreement was solely that of the DLR board. As described above, BofA Securities’ opinion and analyses were only one of many factors considered by the DLR board in its evaluation of the proposed Transaction and should not be viewed as determinative of the views of the DLR board or DLR’s management with respect to the transactions or the exchange ratio.

DLR has agreed to pay BofA Securities for its services in connection with the transactions an aggregate fee of $14 million, $1 million of which was payable upon delivery of its opinion and the remainder of which is payable immediately upon the closing of the post-offer reorganization of the transactions. DLR also has agreed to reimburse BofA Securities for its expenses incurred in connection with BofA Securities’ engagement and to indemnify BofA Securities, any controlling person of BofA Securities and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Securities and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Securities and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DLR, INXN and certain of their respective affiliates.

BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to DLR and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to DLR in connection with certain acquisition transactions; (ii) having acted or acting as a co-lead arranger and bookrunner for, and as a lender (including letter of credit lender) under, certain credit facilities of DLR and/or certain of its affiliates; (iii) having acted or acting as manager or underwriter for various debt and equity offerings of DLR and/or certain of its affiliates, as an agent under DLR’s “at-the-market” equity distribution program and as a dealer-manager for certain debt tender offers by DLR and/or certain of its affiliates; (iv) having provided or providing certain derivatives and foreign exchange trading services to DLR; and (v) having provided or providing certain treasury and trade management services and products to DLR. From October 1, 2017 through September 30, 2019, BofA Securities and its affiliates derived aggregate revenues from DLR and its affiliates of approximately $25 million for investment and corporate banking services.

In addition, BofA Securities and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to INXN and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as global coordinator and/or joint bookrunner for various debt and equity offerings by INXN and/or certain of its affiliates and having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of INXN and/or certain of its affiliates. From October 1, 2017 through September 30, 2019, BofA Securities and its affiliates derived aggregate revenues from INXN and its affiliates of approximately $12 million for investment and corporate banking services.

Certain DLR Unaudited Prospective Financial Information

DLR does not as a matter of course make public long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the offer and the other transactions contemplated by the purchase agreement, DLR’s management prepared and provided to the DLR board in connection with its evaluation of the offer and the other transactions contemplated by the purchase agreement, and to its financial advisor BofA Securities, certain unaudited prospective financial information regarding DLR’s operations for fiscal years 2019 through 2024 (the “DLR Projections”). The below summary of the DLR Projections is included for the purpose of providing DLR stockholders and INXN shareholders access to certain nonpublic information that was furnished to certain parties in connection with the offer and the other transactions contemplated by the purchase agreement, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any DLR stockholder or INXN shareholder.

The DLR Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. The inclusion of the DLR Projections should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the DLR Projections. The DLR Projections included in this proxy statement/prospectus have been prepared by, and are the responsibility of, DLR’s management.

While presented with numeric specificity, this unaudited prospective financial information was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to DLR’s business) that are inherently subjective and uncertain and are beyond the control of DLR’s management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to DLR’s business (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors.” This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. DLR stockholders and INXN shareholders are urged to review the most recent SEC filings of DLR for a description of the reported and anticipated results of operations and financial condition and capital resources, including in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the combined Annual Report on Form 10-K of DLR and DLR OP for the year ended December 31, 2018, and the combined Quarterly Report on Form 10-Q of DLR and DLR OP for the quarter ended September 30, 2019, which are incorporated by reference into this proxy statement/prospectus.

None of DLR, INXN or their respective officers, trustees, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

DLR UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

DLR and INXN may calculate certain non-GAAP financial metrics, including EBITDA and unlevered free cash flows, using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures may not be directly comparable to one another.

DLR has not made and makes no representation to INXN or any DLR stockholder or INXN shareholder, in the purchase agreement or otherwise, concerning the below unaudited prospective financial information or regarding DLR’s ultimate performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, DLR urges all DLR stockholders and INXN shareholders not to place undue reliance on such information and to review DLR’s most recent SEC filings for a description of DLR’s reported financial results.

Neither KPMG LLP nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of KPMG LLP contained in the combined Form 10-K of DLR and DLR OP for the year ended December 31, 2018, which is incorporated by reference into this proxy statement/prospectus, relates to the historical financial information of DLR. It does not extend to the unaudited prospective financial information contained in this proxy statement/prospectus and should not be read to do so. Furthermore, the unaudited prospective financial information does not take into account any circumstances or events occurring after the dates on which it was prepared.

The DLR Projections were based on numerous variables and assumptions, including the following: approximately $1.3 — $1.5 billion of annual development capital expenditures assumed over the six-year term and approximately 59% — 64% Adjusted EBITDA margin over the six-year term.

The DLR Projections were provided to the DLR board and its financial advisor BofA Securities. The following table presents a summary of the DLR Projections for the calendar years ending 2019 through 2024 for DLR on a standalone basis.

	Year Ending December 31,
	2019E	2020E	2021E	2022E	2023E	2024E
	($ in millions)
Revenue(1)	$3,197	$3,202	$3,427	$3,655	$3,919	$4,204
Adjusted EBITDA(2)	$1,898	$1,930	$2,120	$2,307	$2,483	$2,677
Capital Expenditures(3)	$1,608	$1,640	$1,679	$1,595	$1,586	$1,497
Unlevered Free Cash Flows(4)(5)	$957	$693	$414	$650	$827	$1,149

(1)

DLR calculates revenue to include operating revenues from rental revenues, tenant reimbursements — utilities, tenant reimbursements — other, interconnection & other, fee income and termination fees. Revenue includes straight-line rental revenue and above- and below-market rent amortization in accordance with GAAP.

(2)

DLR believes that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view DLR’s performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, equity in earnings adjustment for non-core items, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. DLR calculates Adjusted EBITDA as EBITDA excluding unconsolidated joint venture real estate related depreciation & amortization, unconsolidated joint venture interest and taxes, severance, equity acceleration, and legal expenses, transaction and integration expenses, gain on sale / deconsolidation, impairment of investments in real estate, other non-core adjustments, net, noncontrolling interests, preferred stock dividends, including undeclared dividends, and issuance costs associated with redeemed preferred stock. In addition, DLR believes EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of DLR’s business, their utility as a measure of DLR’s performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than DLR does and accordingly, DLR’s EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of DLR’s financial performance.

(3)

DLR calculates capital expenditures to include recurring capital expenditures and development capital expenditures. Recurring capital expenditures represent non-incremental building improvements required to maintain current revenues, including second-generation tenant improvements and external leasing commissions. Recurring capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building, costs which are incurred to bring a building up to DLR’s operating standards, or internal leasing commissions. Development capital expenditures includes DLR’s share of development capital expenditures at unconsolidated joint ventures and excludes capitalized interest.

(4)

DLR calculates unlevered free cash flows by adding to or subtracting from Adjusted EBITDA (i) tax expense, (ii) non-cash deferred tax expense, (iii) noncontrolling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures, (iv) straight-line rental revenue, (v) straight-line rental expense, (vi) above- and below-market rent amortization, (vii) recurring capital expenditures (including DLR’s share of recurring capital expenditures at unconsolidated joint ventures), (viii) development capital expenditures (including DLR’s share of development capital expenditures at unconsolidated joint ventures), (ix) enhancements and other non-recurring capital expenditures, (x) net proceeds from real estate transactions, (xi) land acquisitions, (xii) leasing compensation and internal lease commissions, (xiii) severance, equity acceleration, and legal expenses, (xiv) transaction and integration expenses and (xv) changes in working capital. Other REITs may calculate unlevered free cash flows differently than DLR does and accordingly, DLR’s unlevered free cash flows may not be comparable to other REITs’ unlevered free cash flows. Unlevered free cash flows should be considered only as a supplement to net income computed in accordance with GAAP as a measure of DLR’s financial performance.
(5)

Unlevered free cash flow for the 2019 period represents unlevered free cash flow for the second half of 2019 from July 1, 2019 through December 31, 2019. All other figures are presented on an annual basis from January 1st through December 31st.

Certain INXN Unaudited Prospective Financial Information

INXN does not as a matter of course make public long-term projections as to future revenues, earnings or other results, and projections for extended periods of time are of particular concern to INXN, due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with its consideration of the transactions contemplated by the purchase agreement, INXN’s management prepared and provided to the INXN board, Guggenheim Securities, INXN’s financial advisor, and Moelis & Company LLC, which we refer to as Moelis, certain unaudited prospective financial information regarding INXN’s operations for fiscal years 2019 through 2030. In addition, in connection with the due diligence review of INXN by DLR, INXN’s management provided certain unaudited prospective financial information regarding INXN’s operations for fiscal years 2019 through 2028 to DLR and its financial advisors, which we refer to as the INXN Projections. The unaudited prospective financial information regarding INXN’s operations for fiscal years 2029 through 2030 are not included in the below summary because such information was not provided to DLR. However, additional information regarding certain unaudited prospective financial information regarding INXN’s operations for fiscal years 2029 through 2030 will be available in the Schedule 14D-9 to be filed with the SEC by INXN after the registration statement, of which this proxy statement/prospectus is a part, is declared effective by the SEC. The below summary of the INXN Projections is included for the purpose of providing INXN shareholders access to certain non-public information that was furnished to certain parties in connection with the transactions contemplated by the purchase agreement, and such information may not be appropriate for other purposes, and is not included to influence the voting or investment decision of any INXN shareholder or DLR stockholder.

The INXN Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with IFRS or the guidelines established by the Royal Netherlands Institute of Chartered Accountants for preparation and presentation of financial projections. The inclusion of the INXN Projections should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this proxy statement/prospectus are cautioned not to place undue, if any, reliance on the INXN Projections. The INXN Projections included in this proxy statement/prospectus have been prepared by, and are the responsibility of, INXN’s management.

While presented with numeric specificity, this unaudited prospective financial information was based on numerous variables and assumptions (including those discussed below and assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to INXN’s businesses) that are inherently subjective and uncertain and are beyond the control of INXN’s management. Important factors that may affect actual results and cause this unaudited prospective financial information not to be achieved include, but are not limited to, risks and uncertainties relating to INXN’s businesses (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Concerning Forward-Looking Statements” and “Risk Factors”. This unaudited prospective financial information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in this unaudited prospective financial information. Accordingly, there can be no assurance that the projected results summarized below will be realized. INXN shareholders and DLR stockholders are urged to review the most recent SEC filings of INXN for a description of its reported and anticipated results of operations and financial condition and capital resources, including in “Operating and Financial Review and Prospects” in INXN’s Annual Report on Form 20-F for the year ended December 31, 2018 and Report on Form 6-K for the three-month and nine-month periods ended September 30, 2019, which are incorporated by reference into this proxy statement/prospectus.

None of INXN, DLR or their respective officers, trustees, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

INXN UNDERTAKES NO OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE BELOW UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THIS UNAUDITED PROSPECTIVE FINANCIAL INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.

INXN has not made and makes no representation to DLR or any INXN shareholder or DLR stockholder, in the purchase agreement or otherwise, concerning the below unaudited prospective financial information or regarding INXN’s ultimate performance compared to the unaudited prospective financial information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the unaudited prospective financial information, all INXN shareholders and DLR stockholders are urged not to place undue, if any, reliance on such information and to review INXN’s most recent SEC filings for a description of INXN’s reported financial results.

Neither KPMG Accountants N.V. nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of KPMG Accountants N.V. contained in INXN’s Form 20-F for the year ended December 31, 2018, which is incorporated by reference into this proxy statement/prospectus, relates to the historical financial information of INXN. It does not extend to the INXN Projections and should not be read to do so.

The INXN Projections were prepared based on INXN as a stand-alone company. Such forecasts do not take into account the transactions contemplated by the purchase agreement, including the expenses that may be incurred in connection with consummating the transactions, the potential synergies that may be achieved by the combined company as a result of the transactions, the effect of any business or strategic decision or action that has been or will be taken as a result of the purchase agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken had the purchase agreement not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the transactions.

The INXN Projections were based on numerous variables and assumptions, including the following: approximately €321 — €722 million of annual upgrade and expansion capital expenditures assumed over the first seven years, tapering down to approximately €26 — €147 million of annual upgrade and expansion capital expenditures assumed over the subsequent three years, and 48.7% — 54.8% EBITDA (Post-SBC) margin over the ten-year term.

The following tables present a summary of the INXN Projections for fiscal years 2019 through 2028 for INXN on a standalone basis.

	Year Ending December 31,
	2019E	2020E	2021E	2022E	2023E
	(€ in millions)
Revenue(1)	€636	€739	€873	€1,029	€1,225
EBITDA (Post-SBC)(2)	€310	€360	€429	€507	€624
Capital Expenditures(3)	€607	€757	€713	€693	€665
Unlevered Free Cash Flow(4)(5)	€(346)	€(481)	€(382)	€(297)	€(171)

	Year Ending December 31,
	2024E	2025E	2026E	2027E	2028E
	(€ in millions)
Revenue(1)	€1,440	€1,648	€1,822	€1,925	€2,029
EBITDA (Post-SBC)(2)	€753	€879	€984	€1,042	€1,113
Capital Expenditures(3)	€575	€387	€220	€161	€97
Unlevered Free Cash Flow(4)(5)	€26	€322	€578	€672	€784

(1)

INXN calculates Revenue in accordance with IFRS. Revenue includes colocation revenue, interconnection revenue, lease income, power revenue and other services revenue (including managed services, connectivity and customer installation services including equipment sales).

(2)

EBITDA (Post-SBC) is defined as net income before interest, loss from early extinguishment of debt, income taxes, depreciation and amortization. EBITDA (Post-SBC) includes share-based compensation, or SBC, which primarily represents the fair value at the date of the grant of employee equity awards, which is recognized as an expense over the vesting period. In certain cases, the fair value is redetermined for market conditions at each reporting date, until the final date of grant is achieved.

(3)

INXN calculates Capital Expenditures to include maintenance capital expenditures and upgrade and expansion capital expenditures, which amounts were presented individually in the INXN projections delivered to the INXN board, Guggenheim Securities, Moelis and DLR. Maintenance capital expenditures represent payments to replace parts of existing property, plant and equipment and intangible assets, without necessarily extending its capacity or lifetime. Upgrade and expansion capital expenditures represent payments that either increase capacity or extend the lifetime of existing property, plant and equipment and intangible assets as recorded on INXN’s consolidated statement of cash flows as “Purchase of property, plant and equipment” and “Purchase of intangible assets”, respectively.

(4)

Unlevered Free Cash Flow is defined as EBITDA (Post-SBC) less (i) income (expense) related to the evaluation and execution of potential mergers or acquisitions, (ii) taxes, (iii) Capital Expenditures, (iv) adjustments under IFRS 16-Leases issued by the IASB and (v) increases (decreases) in net working capital, plus costs related to terminated and unused data center sites, and further adjusted for other items that INXN’s management believes are not representative of INXN’s current ongoing performance, including adjustments for the cumulative effect of changes in accounting principles or estimates, impairment losses, litigation gains (losses) or windfall gains (losses).

(5)	Unlevered Free Cash Flow figures are presented on an annual basis from January 1st through December 31st.

Non-IFRS Financial Measures

The INXN Projections set forth above regarding EBITDA (Post-SBC) and Unlevered Free Cash Flow are measures not calculated in accordance with IFRS. Such non-IFRS measures should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with IFRS. A quantitative reconciliation of the forward-looking financial measures set forth above that are not calculated in accordance with IFRS is not being provided. In accordance with Item 10(e)(1)(i)(B) of Regulation S-K, a quantitative reconciliation of a forward-looking non-IFRS financial measure is only required to the extent it is available without unreasonable efforts. INXN does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, including normal variability in income taxes, share-based compensation, which is directly impacted by unpredictable fluctuations in INXN’s share price, and other non- recurring or unusual items such as impairment losses, transaction costs and litigation gains (losses). INXN is unable to quantify the probable significance of these items at this time. The adjustments required for any such reconciliation of the forward-looking non-IFRS financial measures cannot be accurately forecast by INXN, and therefore the reconciliations have been omitted.

INXN and DLR may calculate certain non-IFRS and non-GAAP financial measures presented in this proxy statement/prospectus using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures may not be directly comparable to one another.

Directors and Management of DLR and INXN or Intrepid I, As Applicable, Following The Post-Offer Reorganization

As of the closing of the offer, the DLR board will consist of ten members, with the nine current DLR directors, Laurence A. Chapman, Michael A. Coke, Kevin J. Kennedy, William G. LaPerch, Afshin Mohebbi, Mark R. Patterson, Mary Hogan Preusse, Dennis E. Singleton and A. William Stein, continuing as directors of DLR. In addition, the INXN designee,             , will join the DLR board. All directors will serve until the next annual meeting of the stockholders of DLR (and until their successors have been duly elected and qualify).              is currently a member of the INXN board.

The executive officers of DLR immediately prior to the effective time of the post-offer reorganization will continue to serve as the executive officers of DLR, with A. William Stein continuing to serve as the Chief Executive Officer of DLR.

From the effectuation of the closing, in case of INXN, or the legal merger, in case of Intrepid I, until the completion of the liquidation distribution by INXN or Intrepid I (as applicable) or the compulsory acquisition in respect of INXN or Intrepid I (as applicable) the board of directors of INXN or Intrepid I, as applicable, will consist of at least seven members, at least five of whom have been designated by DLR and Buyer and two of whom are current non-executive directors of INXN, or if such current non-executive directors of INXN are not available, replacement directors, designated as non-executive directors by INXN and Buyer by mutual written agreement and who will at all times be independent from DLR and Buyer and will at all times qualify as independent in accordance with the independence standards set forth in the Dutch Corporate Governance Code.

Interests of DLR’s Directors and Executive Officers in the Offer

None of DLR’s executive officers or members of the DLR board is party to an arrangement with DLR, or participates in any DLR plan, program or arrangement, that provides such executive officer or board member with financial incentives that are contingent upon the consummation of the transactions.

Security Ownership of DLR’s Directors and Executive Officers and Current Beneficial Owners

The following table sets forth, as of November 27, 2019, the beneficial ownership of shares of DLR common stock and shares of DLR common stock into which units of limited partnership, which we refer to as units, in DLR OP, of which DLR is the sole general partner, are exchangeable for (i) each person who is the beneficial owner of 5% or more of the outstanding DLR common stock and DLR OP units, (ii) directors and named executive officers and (iii) all directors and executive officers as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of DLR common stock and DLR OP units shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The extent to which a person holds shares of DLR common stock as opposed to DLR OP units is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is care of Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111.

Name of Beneficial Owner	Number of Shares and Units Beneficially Owned(1)	Percent of All Shares(2)	Percent of All Shares and Units(3)
5% Stockholders:
The Vanguard Group, Inc.(4)	36,652,676	17.6%	16.9%
Capital World Investors(5)	21,093,035	10.1%	9.7%
BlackRock, Inc.(6)	20,182,465	9.7%	9.3%
State Street Corporation(7)	11,769,234	5.6%	5.4%
Directors and Named Executive Officers
Laurence A. Chapman(8)	66,828	*	*
A. William Stein(9)	443,194	*	*
Michael A. Coke(10)	13,165	*	*
Kevin J. Kennedy(11)	7,591	*	*
William G. LaPerch(12)	14,311	*	*
Afshin Mohebbi(13)	3,823	*	*
Mark R. Patterson(14)	3,905	*	*
Mary Hogan Preusse(15)	2,753	*	*
Dennis E. Singleton(16)	39,507	*	*
Andrew P. Power(17)	84,933	*	*
Erich J. Sanchack(18)	4,069	*	*
Christopher Sharp(10)	11,122	*	*
Joshua A. Mills(20)	49,863	*	*
Scott E. Peterson(21)	58,417	*	*
Daniel W. Papes(22)	2,944	*	*
All directors and executive officers as a group (19 persons)	863,113	*	*

*	Less than 1%.
(1)	Beneficial ownership as of November 27, 2019.
(2)

Based on 208,458,590 shares of DLR common stock outstanding as of November 27, 2019. For each named executive officer and director, the percentage of shares of DLR common stock beneficially owned by such person assumes that all the DLR OP units held by such person that are vested or will vest within 60 days of November 27, 2019 are exchanged for shares of DLR common stock and that none of the vested DLR OP units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of DLR common stock beneficially owned by such persons assumes that all the DLR OP units held by such persons that are vested or will vest within 60 days of November 27, 2019 are exchanged for shares of DLR common stock.

(3)

Based on 217,011,403 shares of DLR common stock and DLR OP units, including vested long-term incentive units, outstanding as of November 27, 2019, comprising 208,458,590 shares of DLR common stock and 8,552,813 vested DLR OP units. For each named executive officer and director, the percentage of shares of DLR common stock and DLR OP units beneficially owned by such person assumes that all the DLR OP units held by such person that are vested or will vest within 60 days of November 27, 2019 are exchanged for shares of DLR common stock and that none of the vested DLR OP units held by other persons are so exchanged. For all directors and executive officers as a group, the percentage of shares of DLR common stock beneficially owned by such persons assumes that all the DLR OP units held by such persons that are vested or will vest within 60 days of November 27, 2019 are exchanged for shares of DLR common stock.

(4)

Based solely on information contained in an amended Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 4, 2019. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 421,214 shares, shared voting power with respect to 266,040 shares, sole dispositive power with respect to 32,156,436 shares and shared dispositive power with respect to 496,240 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 174,395 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 568,664 shares as a result of its serving as investment manager of Australian investment offerings.
(5)

Based solely on information contained on an amended Schedule 13G filed by Capital World Investors with the SEC on January 10, 2019. The address of Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071. Capital World Investors has sole voting power with respect to 21,093,035 shares, sole dispositive power with respect to 21,093,035 shares, and shared voting and shared dispositive powers with respect to zero shares.

(6)

Based solely on information contained in an amended Schedule 13G filed by BlackRock, Inc. with the SEC on February 11, 2019. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 118,493,292 shares, sole dispositive power with respect to 20,182,782 shares and shared voting and shared dispositive powers with respect to zero shares.

(7)

Based solely on the information contained on a Schedule 13G filed by State Street Corporation with the SEC on February 11, 2019. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111. State Street Corporation has sole voting power and sole dispositive powers with respect to zero shares, and shared voting and shared dispositive powers with respect to 10,508,796 shares.

(8)

Includes 3,607 long-term incentive units, and also includes 4,800 shares of DLR common stock held by members of Mr. Chapman’s immediate family over which Mr. Chapman may be deemed to share voting and investment power; Mr. Chapman disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(9)	Includes 161,963 long-term incentive units and 281,231 vested Class D Units.
(10)	Includes 3,125 long-term incentive units.
(11)	Includes 7,591 long-term incentive units.
(12)

Includes 11,111 long-term incentive units. Mr. LaPerch also beneficially owns 1,200 shares of DLR’s 5.250% Series J Cumulative Redeemable Preferred Stock, which constitutes less than 1% of the 8,000,000 shares of series J preferred stock currently outstanding.

(13)	Includes 3,823 long-term incentive units.
(14)	Includes 3,905 long-term incentive units.
(15)	Includes 2,753 long-term incentive units.
(16)	Includes 28,723 long-term incentive units.
(17)	Includes 23,722 long-term incentive units and 61,211 vested Class D Units.
(18)	Includes 3,504 long-term incentive units.
(19)	Includes 6,122 long-term incentive units and 3,668 vested Class D Units.
(20)	Includes 3,335 long-term incentive units and 42,362 vested Class D Units.
(21)	Includes 7,331 long-term incentive units and 51,086 vested Class D Units.
(22)	Includes 2,944 long-term incentive units.

Voting by INXN’s Directors and Executive Officers

Pursuant to Dutch law and the articles of association of INXN, the adoption of the post-offer reorganization resolutions (as defined in the purchase agreement) and the governance resolutions (as defined in the purchase agreement) requires the affirmative vote of a majority of the votes cast or, for certain of these resolutions, the affirmative vote of at least two-thirds of the votes cast, representing at least 50% of the issued and outstanding share capital of INXN. As of April 15, 2019, INXN directors and executive officers beneficially owned, in the aggregate, approximately 1.5% of the outstanding INXN shares. For addition information, see Item 7 of INXN’s Form 20-F filed with the SEC on April 30, 2019, which is incorporated by reference in this proxy statement/prospectus.

Offer Consideration

Pursuant to the purchase agreement, Buyer shall commence the offer to purchase all of the INXN shares, in exchange for 0.7067 shares of DLR common stock per INXN share.

Treatment of INXN Equity Awards

INXN Restricted Shares

Under the purchase agreement, at the time of the closing of the offer, each INXN restricted share held by a non-employee director of INXN that is outstanding as of immediately prior to closing, shall be cancelled and converted, subject to applicable taxes, into the right to receive the offer consideration. In addition, at the closing of the offer, each INXN award of restricted shares that is outstanding as of immediately prior to the closing of the offer and held by a person who is not a non-employee director of INXN shall be assumed by DLR and converted, subject to applicable taxes, into a number of DLR RSUs equal to the product of (i) the total number of INXN shares subject to such restricted share award immediately prior to the closing multiplied by (ii) the exchange ratio of 0.7067, rounded to the nearest whole DLR RSU. Each DLR RSU, as assumed and converted, shall be subject to the same vesting terms and conditions as applied to the underlying restricted share immediately prior to closing, except that upon a termination of the applicable holder’s service by DLR or an affiliate thereof following the closing of the offer other than for “cause” (as defined in INXN’s 2013 Amended International Equity Based Incentive Plan, the “2013 Plan”) or, solely with respect to any DLR RSU held by INXN’s senior management, the holder’s involuntary termination due to such holder’s “material demotion” (as defined, with respect awards granted (x) prior to October 29, 2019, to the extent provided in and within the meaning of the applicable award agreements under the 2013 Plan and (y) on or after October 29, 2019, in the purchase agreement), such DLR RSU will vest and all restrictions thereon (including any post-vesting or other holding periods) will lapse.

INXN Performance Shares

Under the purchase agreement, at the time of the closing of the offer, each award of INXN performance shares that is outstanding as of immediately prior to the closing of the offer will be deemed to have satisfied the applicable performance conditions at the levels set forth in the table below, and each such award of performance shares shall be assumed by DLR and converted, subject to applicable taxes, into a number of DLR RSUs equal to the product of (i) the total number of performance shares subject to such award that are deemed to satisfy the applicable performance conditions at the closing multiplied by (ii) the exchange ratio of 0.7067, rounded to the nearest whole DLR RSU. Each DLR RSU, as so assumed and converted, shall be subject to the same vesting terms and conditions (excluding performance vesting conditions) that applied to the underlying performance share immediately prior to closing, except that upon a termination of the applicable holder’s service by DLR or an affiliate thereof following the closing of the offer other than for “cause” (as defined in the 2013 Plan) or the holder’s involuntary termination due to such holder’s “material demotion” (as defined in the purchase agreement), such DLR RSU will vest and all restrictions thereon (including any post-vesting or other holding periods) will lapse.

INXN Performance Shares	Deemed Satisfaction of Applicable Performance Conditions
Awards with performance periods that have been completed prior to the closing of the offer	At actual performance

Awards with performance periods that have not been completed prior to the closing and that are granted:	For Awards held by the Executive Director	For Awards held by Senior Management (other than the Executive Director)

On or prior to October 29, 2019	Based on a performance level equal to 150% of the target number of performance shares	Based on a performance level equal to 150% of the target number of performance shares

INXN Performance Shares	Deemed Satisfaction of Applicable Performance Conditions

After October 29, 2019	Based on a performance level equal to 100% of the target number of performance shares	Based on a performance level equal to 115% of the target number of performance shares

INXN Stock Options

Under the purchase agreement, at the time of the closing of the offer, each INXN stock option that is outstanding and unexercised as of immediately prior to the closing of the offer (whether or not then vested or exercisable) shall be cancelled and converted, subject to applicable taxes, into the right to receive the offer consideration with respect to a number of shares equal to (i) the product of (A) the total number of INXN shares subject to such stock option immediately prior to the closing multiplied by (B) the excess, if any, of (x) the value of the offer consideration (calculated as the volume weighted average price per share of DLR common stock for ten consecutive trading days ending on the third trading day prior to the closing multiplied by the exchange ratio of 0.7067) over (y) the exercise price per share of such stock option, divided by (ii) the value of the offer consideration (calculated as the volume weighted average price per share of DLR common stock for ten consecutive trading days ending on the third trading day prior to the closing multiplied by the exchange ratio of 0.7067).

INXN YourShare Awards

Under the purchase agreement, at the time of the closing of the offer, each outstanding award of INXN shares granted under INXN’s YourShare Plan that is subject to a holding period, each of which we refer to as a YourShare Award, shall be converted, subject to applicable taxes, into a number of shares of DLR common stock equal to the product of (i) the total number of INXN shares underlying such award immediately prior to the closing multiplied by (ii) the exchange ratio of 0.7067, rounded to the nearest whole share. Such shares of DLR common stock, as so assumed and converted, shall be subject to the same terms and conditions that applied to the underlying YourShare Award immediately prior to closing, except that upon a termination of the applicable holder’s service by DLR or an affiliate thereof following the closing of the offer other than for “cause” (as defined in the 2013 Plan), the holding periods applicable to such holder’s shares of DLR common stock will lapse.

Value of Outstanding INXN Equity Awards

The table below sets forth the number of INXN shares subject to restricted share awards and performance share awards held by INXN’s non-employee directors and executive officers as of November 22, 2019, and, with respect to each such award: the aggregate value thereof and the number of shares of DLR common stock or the number of DLR RSUs, as applicable, with respect to which such awards are expected to be converted in connection with the transactions. None of INXN’s non-employee directors or executive officers hold any INXN stock options, nor are they eligible for grants of, and accordingly do not hold any, INXN YourShare Awards.

The amounts listed below are estimated based on an assumed closing date of November 22, 2019, the latest practicable date prior to the filing of this proxy statement/prospectus, and assumes an INXN share price on such date equal to $87.37 per share, which is equal to the average closing price of INXN shares over the first five business days following October 29, 2019. In addition, the amounts listed below reflect equity award holdings as of November 22, 2019, and assume that the unvested performance share awards will vest at the relative performance levels described above under “Treatment of INXN Equity Awards” beginning on page 77. However, the actual amounts, if any, to be received by a director or executive officer will depend on the outstanding awards held by such individuals as of the closing and the price of DLR common stock at the time of the closing and, accordingly, may differ from the amounts set forth below.

Executive Officers	INXN Restricted Shares			INXN Performance Shares
	Number of Unvested INXN Restricted Shares (#)	Aggregate Value of Unvested INXN Restricted Shares ($)	Number of DLR Shares/ RSUs Issuable in respect of INXN Restricted Shares(1) (#)	Number of Unvested INXN Performance Shares (#)	Aggregate Value of Unvested INXN Performance Shares ($)	Number of DLR RSUs Issuable in respect of INXN Performance Shares(1) (#)
David C. Ruberg, Executive Director	0	$0	0	285,629	$24,955,406	201,854
John Doherty, Chief Financial Officer	10,000	$873,700	7,067	35,894	$3,136,059	25,366
Giuliano Di Vitantonio, Chief Marketing and Strategy Officer	15,000	$1,310,550	10,601	64,680	$5,651,092	45,709
Jaap Camman, Former Senior Vice President, Legal	2,500	$218,425	1,767	25,769	$2,251,438	18,211
Jan Pieter Anten, Senior Vice President, Human Resources	17,500	$1,528,975	12,367	30,632	$2,676,318	21,648
Adriaan Oosthoek, Senior Vice President, Operations and ICT	15,000	$1,310,550	10,601	38,832	$3,392,752	27,443
Tjeerd Wassenaar, Senior Vice President Legal	5,000	$436,850	3,534	0	$0	0
Non-Employee Directors
Frank Esser	599	$52,335	423	0	$0	0
Mark Heraghty	599	$52,335	423	0	$0	0
David Lister	599	$52,335	423	0	$0	0
Jean F.H.P. Mandeville	599	$52,335	423	0	$0	0
Rob Ruijter	599	$52,335	423	0	$0	0

(1)

Amounts above are rounded to the nearest whole number. With respect to INXN restricted shares held by non-employee directors, in addition to shares of DLR common stock issuable in respect thereof, the applicable holder of such restricted shares will be entitled to receive an amount in cash, in lieu of any fractional share of DLR common stock otherwise issuable to such holder in respect thereof, equal to the fractional part of such share of DLR common stock multiplied by the volume weighted average price of DLR common stock during the ten trading days immediately prior to the time of the closing of the offer.

Procedures for Tendering

For you to validly tender your INXN shares pursuant to the offer, prior to the expiration of the offer:

•

If your shares are directly registered in your own name in INXN’s shareholders register, including if you are a record holder and you hold shares in book-entry form on the books of INXN’s transfer agent, the following must be received by the exchange agent at one of its addresses set forth in the letter of transmittal prior to the expiration time: (a) the letter of transmittal, properly completed and duly executed, and (b) any other documents required by the letter of transmittal.

•

If your shares are held in “street” name and are being tendered by book-entry transfer into an account maintained at DTC, the following must be received by American Stock Transfer & Trust Company, LLC, which is acting as the exchange agent in connection with the offer, at one of its addresses set forth in the letter of transmittal prior to the expiration time: (a) the letter of transmittal, properly completed and duly executed, or an agent’s message; (b) a book-entry confirmation from DTC; and (c) any other required documents.

•

If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee and give instructions that your shares be tendered.

The term “agent’s message” means a message transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the INXN shares that are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that Buyer may enforce that agreement against such participant.

The exchange agent will establish an account with respect to the INXN shares at DTC for purposes of the offer, and any eligible institution that is a participant in DTC may make book-entry delivery of the INXN shares by causing DTC to transfer such shares into the exchange agent’s account at DTC in accordance with DTC’s procedure for the transfer. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Do not send letters of transmittal to DLR, Buyer or INXN. Letters of transmittal for INXN shares should be sent to the exchange agent at an address listed on the letter of transmittal.

Trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity who sign a letter of transmittal or any stock powers must indicate the capacity in which they are signing and must submit evidence of their power to act in that capacity unless waived by Buyer.

The method of delivery of INXN shares and all other required documents, including delivery through DTC, is at the option and risk of the tendering INXN shareholder, and delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, Buyer recommends registered mail with return receipt requested and properly insured. In all cases, INXN shareholders should allow sufficient time to ensure timely delivery.

No Guaranteed Delivery

Buyer is not providing for guaranteed delivery procedures, and therefore INXN shareholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC and the exchange agent prior to the expiration date. INXN shareholders must tender their INXN shares in accordance with the procedures set forth in this document. In all cases, Buyer will exchange shares validly tendered and accepted for exchange pursuant to the offer only after timely receipt by the exchange agent of shares (or timely confirmation of a book-entry transfer of such shares into the exchange agent’s account at DTC as described elsewhere in this document), a properly completed and duly executed letter of transmittal (or an agent’s message in connection with a book-entry transfer) and any other required documents.

Effect of Tenders

A tender of INXN shares pursuant to any of the procedures described above will constitute your acceptance of the terms and conditions of the offer as well as your representation and warranty to Buyer that (1) you have the full power and authority to tender, sell, assign and transfer the tendered shares (and any and all other INXN shares or other securities issued or issuable in respect of such shares); and (2) when the same are accepted for exchange, Buyer will acquire good, marketable and unencumbered title to such shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

The exchange of INXN shares validly tendered and accepted for exchange pursuant to the offer will be made only after timely receipt by the exchange agent of (a) the letter of transmittal for the INXN shares, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer through DTC, an agent’s message, and (b) any other required documents.

Determination of Validity

Buyer will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of INXN shares, in Buyer’s sole discretion, and its determination will be final and binding, subject to any judgment of any court of competent jurisdiction. Buyer reserves the absolute right to reject any and all tenders of INXN shares that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Buyer also reserves the absolute right to waive any defect or irregularity in the tender of any INXN shares. No tender of INXN shares is valid until all defects and irregularities in such tender have been cured or waived. None of Buyer, the exchange agent, the information agent or any other person is under any duty to give notification of any defects or irregularities in the tender of any INXN shares or will incur any liability for failure to give any such notification. Buyer’s interpretation of the terms and conditions of the offer (including the letter of transmittal and instructions thereto) will be final and binding.

Extension of the Offer Period

Buyer may extend the offer to such other date and time as may be agreed in writing by Buyer, DLR and INXN, and Buyer shall extend the offer for any minimum period as required by the SEC (including, without limitation, for any five-day extension period or longer period required under Rule 14d-4 or Rule 14e-1 under the Exchange Act) or the NYSE.

Buyer shall also extend the offer on one or more occasions in consecutive periods of at least five business days and up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days in case of the regulatory approvals condition if either such condition is not reasonably likely to be satisfied within such 10 business-day extension period. Buyer shall not be required or permitted (without consent of INXN) to, extend the offer on more than three occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and Buyer shall not be required to extend the offer beyond the end date (which end date may be extended in accordance with the purchase agreement). If INXN elects to hold a subsequent EGM, then Buyer shall extend the offer until the date that is six business days after the date of the subsequent EGM.

Parties do not anticipate commencing any subsequent offering period following the expiration time.

Post-Closing Acceptance Period

Following the acceptance time, Buyer shall provide a subsequent offering period in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than three business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

The Post-Offer Reorganization

As promptly as practicable following the closing of the subsequent offering period, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. The post-offer reorganization will utilize processes available to Buyer under Dutch law aimed at strengthening DLR’s direct or indirect control over INXN or its assets and business operations. More specifically, the post-offer reorganization would ensure that, if the required resolutions are adopted at the EGM, Buyer or one of its affiliates becomes the sole owner of all or substantially all of INXN’s business operations from and after the consummation of such post-offer reorganization, even if not all of the shareholders of INXN have tendered their shares under the offer.

Following the closing of the offer (including the closing of any shares tendered in the subsequent offering period), DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. DLR and Buyer have a preference for effectuating the legal merger, the legal demerger or the asset sale. An affirmative vote of an independent director (as defined in the purchase agreement) will be required to effectuate the post-offer reorganization actions listed above, other than the legal merger, the post-merger share sale, the legal demerger, the post-demerger share sale, the asset sale, the liquidation, the liquidation distribution or the compulsory acquisition, which will not require such consent following the approval of the required resolutions at the EGM.

•

Legal Merger: The legal merger comprises a triangular legal merger under Dutch law. INXN will merge with and into Intrepid II, a wholly owned subsidiary of Intrepid I, which is a wholly owned subsidiary of Buyer. Intrepid II will be the surviving entity of the legal merger. Intrepid I, as the sole shareholder of Intrepid II, will allot shares to INXN shareholders at the time the legal merger is effectuated, as further described in the purchase agreement. INXN shareholders that do not validly tender in the offer will become shareholders of Intrepid I as a result of their INXN shares being exchanged for Intrepid I shares. Buyer will continue to be a shareholder of Intrepid I as a result of the exchange of any INXN shares it accepted for exchange in the offer for Intrepid I shares. Following the legal merger, Intrepid I will transfer the issued and outstanding share in the share capital of Intrepid II to Buyer or its designated nominee in exchange for an exchangeable note or the buyer note. As a result of the post-merger share sale, Intrepid II will become a direct subsidiary of Buyer or its designated nominee.

•

Legal Demerger: The legal demerger comprises a legal demerger under Dutch law whereby INXN splits off all of its assets and liabilities to SplitCo, a newly incorporated wholly owned subsidiary of INXN. Following the legal demerger, INXN will transfer the issued and outstanding share in the share capital of SplitCo to Buyer or its designated nominee in exchange for an exchangeable note or the buyer note. As a result of the post-demerger share sale, SplitCo will become a direct subsidiary of Buyer or its designated nominee.

•

Asset Sale: INXN will sell and transfer INXN’s business, including substantially all of the assets and liabilities of INXN, to Buyer or its designated nominee, in exchange for an exchangeable note or the buyer note.

Following one of the options above, if the compulsory acquisition threshold has not been achieved, INXN or Intrepid I (as applicable) will be immediately dissolved and liquidated. As a result, former INXN shareholders who did not tender in the offer and who became DLR stockholders as a result of the post-offer reorganization will be entitled to receive shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) following completion of an advance liquidation distribution by INXN or Intrepid I (as applicable), subject to applicable withholding taxes (including Dutch dividend withholding tax). If the compulsory threshold has been achieved, Buyer or DLR will commence the compulsory acquisition before the Enterprise Chamber of the Amsterdam Court of Appeals in respect of INXN or Intrepid I (as applicable). The Enterprise Chamber of the Amsterdam Court of Appeals has sole discretion to determine the per share price in cash and Buyer will become the sole shareholder of INXN or shareholder of Intrepid I (as applicable).

Withdrawal Rights

An INXN shareholder may properly withdraw INXN shares tendered pursuant to the offer at any time prior to the expiration time. On and after the closing date, INXN shareholders that have tendered their shares pursuant to the offer will no longer be able to withdraw their shares and tenders of shares made pursuant to the offer will be irrevocable; provided, that, if Buyer has not yet accepted INXN shares tendered for exchange, any INXN shareholder may withdraw its tendered shares after the 60th day following commencement of the offer pursuant to Section 14(d)(5) of the Exchange Act.

To properly withdraw previously tendered shares, INXN shareholders must instruct the exchange agent to arrange for the withdrawal of such shares by a written or facsimile transmission notice of withdrawal, which must be timely received by the exchange agent prior to the expiration time at the appropriate address set forth on the back cover of this document. Any notice of withdrawal must specify the name of the person having tendered the INXN shares to be withdrawn, the number of tendered INXN shares to be withdrawn and the name of the holder of the tendered INXN shares to be withdrawn, if different from that of the person who tendered such shares.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal shall be determined by Buyer, in its sole discretion, which determination shall be final and binding, subject to any judgment of any court of competent jurisdiction. No withdrawal of tendered INXN shares shall be deemed to have been properly made until all defects and irregularities have been cured or waived. None of Buyer or any of its affiliates or assignees, the exchange agent, or any other person shall be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tenders of INXN shares may not be rescinded, and any INXN shares properly withdrawn shall be deemed not to have been validly tendered for purposes of the offer. However, withdrawn INXN shares may be retendered by following one of the procedures for tendering described above.

Appraisal Rights

Neither INXN’s shareholders nor shareholders of Intrepid I are entitled under Dutch law or otherwise to appraisal or dissenters’ rights related to the INXN shares or Intrepid I shares in connection with the offer or, subject to the following, the post-offer reorganization.

Pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Court of the Amsterdam Court of Appeal, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Court on the value of the shares to be transferred. As part of the post-offer reorganization, Buyer may initiate such proceedings in respect of Intrepid I shares or INXN shares.

DLR stockholders are not entitled to appraisal or dissenters’ rights with respect to any of the matters to be considered and voted on at the DLR special meeting.

Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares

The following is a summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of INXN shares of the receipt of shares of DLR common stock pursuant to the offer and the post-offer reorganization and of the ownership and disposition of such shares of DLR common stock.

This summary is for general information only and is not tax advice. The information in this summary is based on:

•	the Internal Revenue Code of 1986, as amended, which we refer to as the Code;

•	current, temporary and proposed U.S. Treasury regulations promulgated under the Code, which we refer to as the Treasury Regulations;

•	the legislative history of the Code;

•	administrative interpretations and practices of the Internal Revenue Service, which we refer to as the IRS; and

•	court decisions;

in each case, as of the date of this proxy statement/prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations contained in this summary. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS regarding the U.S. federal income tax consequences of the offer or the post-offer reorganization or DLR’s qualification as a REIT, and the statements in this proxy statement/prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws.

This summary assumes that holders of INXN shares hold their INXN shares and, following the offer or the post-offer reorganization, shares of DLR common stock as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all U.S. federal income tax consequences that may be relevant to holders of INXN shares in light of their particular circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, except where specifically noted, this discussion does not address the tax consequences relevant to persons subject to special rules, including, without limitation:

•	banks, insurance companies, and other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	persons who hold INXN shares (or, following the offer or the post-offer reorganization, shares of DLR common stock) pursuant to the exercise of any employee stock option or otherwise as compensation;

•	regulated investment companies and REITs;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	broker, dealers or traders in securities;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding INXN shares (or, following the offer or the post-offer reorganization, shares of DLR common stock) as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons deemed to sell INXN shares (or, following the offer or the post-offer reorganization, shares of DLR common stock) under the constructive sale provisions of the Code; or

•	United States persons whose functional currency is not the U.S. dollar.

When we use the term “U.S. holder,” we mean a holder of INXN shares or, following the offer or the post-offer reorganization, shares of DLR common stock that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a holder of INXN shares is an individual, corporation, estate or trust and is not a U.S. holder, such holder is a “non-U.S. holder.”

If an entity treated as a partnership for U.S. federal income tax purposes holds INXN shares or, following the offer or the post-offer reorganization, shares of DLR common stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding INXN shares or, following the offer or the post-offer reorganization, shares of DLR common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF INXN SHARES SHOULD CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OFFER AND THE POST-OFFER REORGANIZATION AND THE OWNERSHIP AND DISPOSITION OF DLR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Receipt of DLR Common Stock in Exchange for INXN Shares Pursuant to the Offer

The exchange by U.S. holders of INXN shares for shares of DLR common stock pursuant to the offer is expected to be a taxable transaction for U.S. federal income tax purposes, and the following discussion assumes such tax treatment. A U.S. holder generally will recognize gain or loss upon the exchange of INXN shares for shares of DLR common stock pursuant to the offer equal to the difference, if any, between: (1) the sum of the fair market value of shares of DLR common stock and any cash received by such holder (including cash in lieu of fractional shares of DLR common stock); and (2) the U.S. holder’s adjusted tax basis in the INXN shares surrendered. Such gain or loss generally will be capital gain or loss, and generally will be long-term capital gain or loss if the INXN shares exchanged pursuant to the offer are held for more than one year as of the date the shares of DLR common stock are received. If a U.S. holder holds different blocks of INXN shares (generally, INXN shares acquired on different dates or at different prices), such U.S. holder should consult its tax advisor regarding the determination of the basis and holding period, and the calculation of gain or loss (and whether such gain or loss is long-term or not), in respect of particular blocks of INXN shares. Non-corporate U.S. holders generally will be eligible for the preferential U.S. federal income tax rates applicable to long-term capital gains. The deductibility of capital losses is subject to limitations. Any such gain or loss recognized by a U.S. holder will generally be treated as U.S. source gain or loss.

A U.S. holder generally will have an aggregate tax basis in the shares of DLR common stock received pursuant to the offer equal to the fair market value of such shares as of the date such shares are received. A U.S. holder’s holding period in shares of DLR common stock received pursuant to the offer will begin the day after the date such shares are received.

The foregoing discussion assumes that INXN is not currently, and has not been, a passive foreign investment company, which we refer to as a PFIC, for U.S. federal income tax purposes. INXN believes that it is not, and has not ever been, a PFIC. In general, the test for determining whether INXN is or has been a PFIC is applied annually and is based upon the composition of INXN’s and certain of its affiliates’ income and assets for such taxable year. If INXN were a PFIC in the current taxable year or in any prior taxable year in which the tendering U.S. holder has held INXN shares, then such U.S. holder would be subject to adverse U.S. federal income tax consequences with respect to gain recognized on any sale or exchange of such shares, including an exchange of such shares pursuant to the offer, unless such U.S. holder has in effect certain elections, such as the mark-to-market election. U.S. holders should consult their tax advisors regarding the application of the PFIC rules to the offer and the post-offer reorganization.

Receipt of DLR Common Stock or Cash in Exchange for INXN Shares Pursuant to the Post-Offer Reorganization

The U.S. federal income tax consequences of the post-offer reorganization will depend on the exact manner in which it is carried out. However, if a U.S. holder receives cash for INXN shares in the compulsory acquisition or shares of DLR common stock or any cash (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) for INXN shares in the liquidation distribution, the U.S. federal income tax consequences to such U.S. holder would generally be the same as described above. Each U.S. holder should consult its tax advisor regarding the tax consequences of exchanging INXN shares pursuant to the post-offer reorganization.

Foreign Tax Credits

In certain circumstances, a non-tendering U.S. holder may be subject to Dutch dividend withholding tax, as further described in “The Offer — Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization” beginning on page 90. Non-tendering U.S. holders may be able to deduct, or claim a U.S. foreign tax credit in respect of, such Dutch dividend withholding tax. However, the U.S. foreign tax credit rules are complex and the ability to claim a foreign tax credit depends on, among other things, whether such holder has sufficient income from non-U.S. sources. The receipt by a U.S. holder of cash for INXN shares in the compulsory acquisition or shares of DLR common stock or any cash (including cash in lieu of fractional shares of DLR common stock and any cash proceeds, including the deemed receipt thereof, from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) for INXN shares in the liquidation distribution generally will not give rise to foreign source income for U.S. foreign tax credit purposes. Non-tendering U.S. holders should consult their tax advisors regarding the treatment of any Dutch dividend withholding tax for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Any actual or deemed payments of cash to a holder of INXN shares in connection with the offer or the post-offer reorganization (including cash in lieu of fractional shares of DLR common stock and, in the case of a non-tendering holder, any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) generally will be subject to information reporting and may be subject to U.S. federal backup withholding (currently, at a rate of 24%).

To prevent backup withholding, U.S. holders of INXN shares should provide the exchange agent with a properly completed IRS Form W-9 and non-U.S. holders should provide the exchange agent with a properly completed applicable IRS Form W-8. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, provided that such holder furnishes certain required information to the IRS in a timely fashion.

All holders of INXN shares should consult their tax advisors for further guidance regarding the completion of IRS Form W-9 or applicable IRS Form W-8 to claim exemption from U.S. federal backup withholding.

Material U.S. Federal Income Tax Considerations Applicable to Holders of DLR Common Stock

For a summary of the material U.S. federal income tax considerations applicable to holders of INXN shares regarding the ownership and disposition of DLR common stock received in the offer or the post-offer reorganization and the tax treatment of DLR as a REIT, please read the information under the heading “United States Federal Income Tax Considerations” in Item 8.01 of the January 2019 Current Report, and the discussion under the heading “United States Federal Income Tax Considerations” in Exhibit 99.1 to the January 2019 Current Report.

Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for Holders of INXN Shares

This paragraph outlines the principal Dutch tax consequences of the offer and the post-offer reorganization for the holders of INXN shares. It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder INXN shares. For Dutch tax purposes, a holder of INXN shares may include an individual or entity not holding the legal title to the INXN shares, but to whom, or to which, the INXN shares are, or the income from the INXN shares is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the INXN shares or on specific statutory provisions. These include statutory provisions attributing INXN shares to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the INXN shares.

This paragraph is intended as general information only. Holders of INXN shares should consult their own tax adviser regarding the Dutch or local tax consequences of the offer and the post-offer reorganization.

This paragraph is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of this proxy statement/prospectus, including the tax rates applicable on that date, without prejudice to any amendments introduced or becoming effective at a later date and implemented with or without retroactive effect.

Any reference in this paragraph made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

This paragraph does not describe any Dutch tax considerations or consequences that may be relevant where a holder of INXN shares:

(i)

is an individual and the income or capital gains of the holder of INXN shares derived from the INXN shares are attributable to employment activities, the income from which is taxable in the Netherlands;

(ii)

has a substantial interest or a fictitious substantial interest in INXN within the meaning of chapter 4 of the Dutch Income Tax Act 2001. Generally, a holder of INXN shares has a substantial interest in INXN if the holder of INXN shares, alone or — in case of an individual — together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of the holder of INXN shares or the partner, owns or holds, or is deemed to own or hold shares or certain rights to shares, including rights to directly or indirectly acquire shares, directly or indirectly representing 5% or more of INXN’s issued capital as a whole or of any class of shares or profit participating certificates relating to 5% or more of INXN’s annual profits or 5% or more of INXN’s liquidation proceeds;

(iii)

is an entity which under the Dutch Corporate Income Tax Act 1969, which we refer to as CITA, is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund);

(iv)	is an investment institution as described in Section 6a or 28 CITA;

(v)

is required to apply the participation exemption with respect to the Shares (as defined in Section 13 CITA). Generally, a shareholder is required to apply the participation exemption if it is subject to Dutch corporate income tax and it, or a related entity, holds an interest of 5% or more of the nominal paid-up share capital in the company;

(vi)	holds the shares through an entity which is treated as transparent for Dutch tax purposes, while being treated as a resident under the laws of another state; or

(vii)

is an entity which is a resident of Aruba, Curacao or St. Maarten and has an enterprise which is fully or partly carried on through a permanent establishment or a permanent representative in Bonaire, Sint Eustatius or Saba, to which the shares are attributable.

Taxes on Income and Capital Gains

Residents of the Netherlands

The description of certain Dutch tax consequences in this section is only intended for the following holders of INXN shares:

(i)	individuals who are resident or deemed to be resident in the Netherlands, which we refer to as Dutch Resident Individuals; and

(i)	entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands, which we refer to as Dutch Resident Corporate Entities.

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities are generally subject to income tax at statutory progressive rates with a maximum of 51.75%, on any benefits derived or deemed to be derived from the INXN shares, including any capital gains realized on any disposal of the INXN shares, including as a result of tendering the shares of INXN pursuant to the offer or as a result of the post-offer reorganization, where those benefits are attributable to:

(i)

an enterprise from which a Dutch Resident Individual derives profits, whether as an entrepreneur or by being co-entitled to the net worth of this enterprise other than as an entrepreneur or shareholder; or

(ii)	miscellaneous activities, including activities which are beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

Dutch Resident Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Generally, the INXN shares held by a Dutch Resident Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the INXN shares are not attributable to that enterprise or miscellaneous activities, will be subject to annual income tax imposed on a fictitious yield on the INXN shares under the regime for savings and investments. Irrespective of the actual income or capital gains realized, including as a result of tendering the shares of INXN pursuant to the offer or as a result of the post-offer reorganization, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the INXN shares, is set at a percentage of the positive balance of the fair market value of these assets, including the INXN shares, and the fair market value of these liabilities. The percentage, effective in 2019, which is subject to an annual indexation, increases:

(i)	from 1.94% over the first €71,650;

(ii)	to 4.45% over €71,651 up to and including €989,736; and

(iii)	to a maximum of 5.60% over €989,737 or higher.

No taxation occurs if this positive balance does not exceed a certain threshold. The fair market value of assets, including the INXN shares, and liabilities that are taxed under this regime is measured exclusively on January 1 of every calendar year. The tax rate under the regime for savings and investments is a flat rate of 30%.

Dutch Resident Corporate Entities

Dutch Resident Corporate Entities are generally subject to corporate income tax at statutory rates up to 25% on any benefits derived or deemed to be derived from the INXN shares, including any capital gains realized on any disposal of the INXN shares, including as a result of tendering the shares of INXN pursuant to the offer or as a result of the post-offer reorganization.

Non-Residents of the Netherlands

The description of certain Dutch tax consequences in this section is only intended for the following shareholders:

(i)	individuals who are not resident and not deemed to be resident in the Netherlands, which we refer to as Non-Dutch Resident Individuals; and

(i)	entities that are not resident and not deemed to be resident in the Netherlands, which we refer to as Non-Dutch Resident Corporate Entities.

Non-Dutch Resident Individuals

A Non-Dutch Resident Individual will not be subject to any Dutch taxes on any benefits derived or deemed to be derived from the INXN shares, including any capital gains realized on any disposal of the INXN shares, including as a result of tendering the shares of INXN pursuant to the offer or as a result of the post-offer reorganization, unless:

(i)

the Non-Dutch Resident Individual derives profits from an enterprise, whether as entrepreneur or by being co-entitled to the net worth of this enterprise other than as an entrepreneur or shareholder and this enterprise is fully or partly carried on through a permanent establishment or a permanent representative in the Netherlands, to which the INXN shares are attributable;

(i)

the Non-Dutch Resident Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the INXN shares, including activities which are beyond the scope of active portfolio investment activities; or

(ii)

the Non-Dutch Resident Individual is entitled to a share — other than by way of securities — in the profits of an enterprise, which is effectively managed in the Netherlands and to which enterprise the INXN shares are attributable.

Non-Dutch Resident Corporate Entities

A Non-Dutch Resident Corporate Entity will not be subject to any Dutch taxes on any benefits derived or deemed to be derived from the INXN shares, including any capital gains realized on any disposal of the INXN shares, including as a result of tendering the shares of INXN pursuant to the offer or as a result of the post-offer reorganization, unless:

(i)

the Non-Dutch Resident Corporate Entity derives profits from an enterprise, which is fully or partly carried on through a permanent establishment or a permanent representative in the Netherlands to which the INXN shares are attributable; or

(ii)

the Non-Dutch Resident Corporate Entity is entitled to a share in the profits — other than by way of securities — of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which enterprise the INXN shares are attributable.

Other Taxes and Duties

No other Dutch taxes, including turnover or value-added taxes and taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by, or on behalf of, the holder of INXN shares in respect of the offer and the post-offer reorganization.

Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization

Under Dutch law, the liquidation distribution generally will be subject to a 15% Dutch dividend withholding tax under the Dividend Withholding Tax Act 1965 to the extent it exceeds the recognized average paid up capital for Dutch dividend withholding tax purposes of the INXN shares or Intrepid I shares (as applicable). Application of the Dutch dividend withholding tax will cause the net value of the consideration to be received by the non-tendering holders of INXN shares in the liquidation to be less than the net value of the consideration such non-tendering holders of INXN shares would have received had they tendered their INXN shares in the offer. Holders of INXN shares who receive shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer or in the compulsory acquisition, as applicable, generally will not be subject to Dutch dividend withholding tax.

In respect of the liquidation distribution to the non-tendering holders of INXN shares the exchange agent, acting as agent of INXN or Intrepid I (as applicable) in their capacity as withholding agent, will not apply any reductions of, or exemptions from, Dutch dividend withholding tax at source based on any treaty for the avoidance of double taxation and any regulations for claiming relief thereunder or otherwise and accordingly the non-tendering holders of INXN shares are solely responsible for timely claiming any such relief if and where applicable.

Without prejudice to the preceding paragraph, a non-tendering U.S. holder of INXN shares that is resident in the United States for purposes of the 1992 treaty for the avoidance of double taxation between the United States and the Netherlands, as amended most recently by the Protocol signed 8 March 2004, which we refer to as the treaty, and who is entitled to the benefits of the treaty, generally will be entitled to an exemption from, or a reduction of, Dutch dividend withholding tax, among others, in the following situations: (i) if the non-tendering U.S. holder of INXN shares is an exempt pension trust as described in Article 35 of the treaty or (ii) if the non-tendering U.S. holder of INXN shares is an exempt organization as described in Article 36 of the treaty, the non-tendering U.S. holder of INXN shares is entitled to a refund from Dutch dividend withholding tax. A non-tendering U.S. holder of INXN shares that qualifies for a refund may generally claim a refund, by timely making the requisite filings.

Non-tendering U.S. holders of INXN shares may be able to deduct, or claim a U.S. foreign tax credit in respect of, Dutch dividend withholding tax. For more information, see the information under “The Offer — Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares — Foreign Tax Credits” beginning on page 86.

Accounting Treatment of the Transactions

DLR prepares its financial statements in accordance with GAAP. The transactions will be accounted for by applying the acquisition method, which requires the identification of the acquirer, the determination of the acquisition date, the recognition and measurement, at fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree and recognition and measurement of goodwill or a gain from a bargain purchase.

Listing of DLR Common Stock

It is a condition to each party’s obligation to complete the transactions contemplated by the purchase agreement that the shares of DLR common stock to be issued in connection with the offer be approved for listing on the NYSE, subject to official notice of issuance. DLR has agreed to use its reasonable best efforts to have the application for the listing of the DLR common stock accepted by the NYSE as promptly as is practicable. After the post-offer reorganization is completed, the INXN shares currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Restriction on Resales of Shares of DLR Common Stock Received in the Offer

The shares of DLR common stock to be issued in connection with the offer will not be subject to any restrictions on transfer existing under the Securities Act, except for any shares to be paid by Buyer to an INXN shareholder who may be deemed to be an “affiliate” of DLR after the completion of the transactions contemplated by the purchase agreement. This document does not cover resales of DLR common stock by affiliates of DLR or INXN.

THE PURCHASE AGREEMENT

This section of this proxy statement/prospectus summarizes the material provisions of the purchase agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference. As a stockholder, you are not a third party beneficiary of the purchase agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the purchase agreement that is important to you. DLR urges you to carefully read the full text of the purchase agreement because it is the legal document that governs the offer. The purchase agreement is not intended to provide you with any factual information about DLR. In particular, the assertions embodied in the representations and warranties contained in the purchase agreement (and summarized below) are qualified by information each of DLR and INXN filed with the SEC prior to the effective date of the purchase agreement, as well as by certain disclosure letters each of the parties delivered to the other in connection with the signing of the purchase agreement, which modify, qualify and create exceptions to the representations and warranties set forth in the purchase agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the purchase agreement. The representations and warranties and other provisions of the purchase agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that DLR files with the SEC and that INXN files with or furnishes to the SEC and the other information in this proxy statement/prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 182.

DLR acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, DLR is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement/prospectus not misleading.

The Offer

Consideration Offered to INXN Shareholders

On the terms and subject to the conditions of the purchase agreement, Buyer shall offer to exchange each issued and outstanding INXN share validly tendered and not properly withdrawn pursuant to the offer for the right to receive 0.7067 shares of DLR common stock. The offer consideration shall not be adjusted to reflect changes in the trading prices of DLR common stock or INXN shares prior to the date of the closing of the offer.

Treatment of INXN Equity Awards

At the time of the closing of the offer, subject to applicable taxes, (i) each outstanding INXN restricted share held by a non-employee director of INXN, shall be cancelled and converted into the right to receive the offer consideration and (ii) each INXN restricted share that is outstanding as of immediately prior to the effective time and that is held by a person other than a non-employee director of INXN shall be assumed by DLR and converted into 0.7067 DLR RSUs. Each DLR RSU, as assumed and converted, shall be subject to the same vesting terms and conditions as applied to the underlying restricted share immediately prior to closing, except that upon a termination of the applicable holder’s service by DLR or an affiliate thereof following the time of the closing of the offer other than for “cause” (as defined in the 2013 Plan) or, solely with respect to any DLR RSU held by INXN’s senior management, the holder’s involuntary termination due to such holder’s “material demotion” (as defined, with respect to awards granted (x) prior to October 29, 2019, to the extent provided in and within the meaning of the applicable award agreement and (y) on or after October 29, 2019, in the purchase agreement), such DLR RSU will vest and all restrictions thereon (including any post-vesting or other holding periods) will lapse.

At the time of the closing of the offer, (i) each outstanding award of INXN performance shares will be deemed to have satisfied the performance condition applicable thereto as follows: (A) with respect to INXN performance shares subject to a performance period that has been completed prior to the closing, at actual performance attained for such performance period and (B) with respect to INXN performance shares subject to a performance period that has not been completed as of the closing, at (x) 150% or 100% of target with respect to the awards of performance shares held by David C. Ruberg, the executive director of INXN, and (y) 150% or 115% of target with respect to awards of performance shares held by members of INXN’s senior management team other than the executive director of INXN; and (ii) each such performance share that is deemed to satisfy the performance condition shall be assumed by DLR and converted into 0.7067 DLR RSUs. Each DLR RSU, as so assumed and converted, shall be subject to the same vesting terms and conditions (excluding performance vesting conditions) that applied to the underlying performance share immediately prior to closing, except that upon a termination of the applicable holder’s service by DLR or an affiliate thereof following the time of the closing of the offer other than for “cause” (as defined in the 2013 Plan) or the holder’s involuntary termination due to such holder’s “material demotion” (as defined in the purchase agreement), such DLR RSU will vest and all restrictions thereon (including any post-vesting or other holding periods) will lapse.

Additionally, at the time of the closing of the offer, each outstanding INXN stock option (whether or not then vested or exercisable) shall be cancelled and converted into the right to receive, subject to applicable taxes, the offer consideration with respect to a number of shares equal to (i) the product of (A) the total number of INXN shares subject to such stock option immediately prior to the effective time multiplied by (B) the excess, if any, of (x) the value of the offer consideration (calculated as the volume weighted average price per share of DLR common stock for ten consecutive trading days ending on the third trading day prior to the closing multiplied by the exchange ratio of 0.7067) over (y) the per share exercise price of such INXN stock option, divided by (ii) the value of the offer consideration.

At the time of the closing of the offer, each outstanding YourShare Award will be converted into a number of shares of DLR common stock equal to the product of (i) the number of shares underlying such YourShare Award immediately prior to the closing multiplied by (ii) the exchange ratio of 0.7067. Such shares of DLR common stock, as so assumed and converted, shall be subject to the same terms and conditions that applied to the underlying YourShare Award immediately prior to closing, except that upon a termination of the applicable holder’s service by DLR or an affiliate thereof following the time of the closing of the offer other than for “cause” (as defined in the 2013 Plan), the holding periods applicable to such holder’s shares of DLR common stock will lapse.

Commencement and Expiration of the Offer

Buyer shall commence the offer promptly after the Registration Statement on Form S-4 of which this proxy statement/prospectus forms a part is declared effective under the Securities Act. The offer shall expire at 4:00 p.m. (New York City time) on the later of (i) the twenty-first business day following commencement of the offer and (ii) sixth business day after the EGM, subject to extension as described below, such time, or such later time to which the offer has been so extended, we refer to as the expiration time.

Acceptance of INXN Shares in the Offer

The obligation of Buyer to accept for exchange, and the obligation of DLR to issue and cause to be transferred shares of DLR common stock to Buyer to offer in exchange for, any INXN shares validly tendered and not properly withdrawn pursuant to the offer shall be subject to the satisfaction or waiver of the closing conditions set forth below under the heading “The Purchase Agreement — Conditions to Closing of the Offer.” If Buyer accepts INXN shares in the offer in accordance with the terms of the purchase agreement, then DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization.

Extension of the Offer

Buyer may extend the offer to such other date and time as may be agreed in writing by Buyer, DLR and INXN, and Buyer shall extend the offer for any minimum period as required by the SEC or the NYSE rules applicable to the offer.

Buyer shall also extend the offer on one or more occasions in consecutive periods of at least five business days and up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days in case of the regulatory approval condition if such condition is not reasonably likely to be satisfied within such 10 business-day extension period. Buyer shall not be required or permitted (without consent of INXN) to extend the offer on more than three occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and Buyer shall not be required to extend the offer beyond the end date (which end date may be extended in accordance with the purchase agreement). If INXN elects to hold a subsequent EGM, then Buyer shall extend the offer until the date that is six business days after the date of the subsequent EGM.

No Fractional Shares

In lieu of any fractional shares of DLR common stock that otherwise would be issuable pursuant to the offer, each holder of INXN shares who otherwise would be entitled to receive a fraction of a share of DLR common stock pursuant to the offer (after aggregating all INXN shares tendered in the offer (and not validly withdrawn) by such holder) shall be paid an amount in cash (without interest and subject to any applicable withholding taxes, including Dutch dividend withholding tax) equal to such fractional part of a share of DLR common stock multiplied by the DLR trading price, rounded to the nearest one-hundredth of a cent, which we refer to as the fractional share cash amount.

The Post-Offer Reorganization

As promptly as practicable following the closing of the subsequent offering period, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. The post-offer reorganization will utilize processes available to Buyer under Dutch law aimed at strengthening DLR’s direct or indirect control over INXN or its assets and business operations. More specifically, the post-offer reorganization would ensure that, if the required resolutions are adopted at the EGM, Buyer or one of its affiliates becomes the sole owner of all or substantially all of INXN’s business operations from and after the consummation of such post-offer reorganization, even if not all of the shareholders of INXN have tendered their shares under the offer.

The post-offer reorganization shall comprise, at Buyer’s election, one or more of the following actions in accordance with the purchase agreement:

•	the legal merger (as further described below);

•	the legal demerger (as further described below);

•	the asset sale (as further described below);

•	the liquidation and liquidation distribution (as further described below);

•	the commencement of the compulsory acquisition (as further described below);

•

a contribution of cash or assets by DLR or Buyer or any affiliate in exchange for INXN shares, in which circumstances the pre-emptive rights (voorkeursrechten), if any, of the INXN minority shareholders could be excluded;

•

a sale and transfer of substantially all of the assets and liabilities of INXN and its subsidiaries by (i) a subsidiary of INXN to DLR or Buyer or an affiliate or (ii) by DLR or Buyer or an affiliate to any subsidiary of INXN;

•	a distribution of proceeds, cash or assets to the shareholders of INXN or share buybacks;

•	a dissolution or liquidation of INXN;

•	a subsequent public offer for any shares held by the minority shareholders of INXN;

•	any transaction between INXN and DLR or Buyer or their respective affiliates that are not at arms’ length;

•

any transaction, including a sale or transfer of any material assets and/or liabilities, between INXN and its affiliates or between INXN and Buyer or their respective affiliates with the objective of utilizing any carry forward tax losses available to the INXN, Buyer or any of their respective affiliates;

•	any transactions, restructurings, share issues, actions, procedures or proceedings in relation to INXN or one or more of its affiliates required to effectuate the aforementioned transactions; or

•	any combination of the foregoing.

DLR and Buyer have a preference for effectuating the legal merger, the legal demerger or the asset sale. An affirmative vote of an independent director (as defined in the purchase agreement) will be required to effectuate the post-offer reorganization actions listed above, other than the legal merger, the post-merger share sale, the legal demerger, the post-demerger share sale, the asset sale, the liquidation, the liquidation distribution or the compulsory acquisition, which will not require such consent following the approval of the required resolutions by the EGM.

Legal Merger and Post-Merger Share Sale

The legal merger comprises a triangular legal merger under Dutch law between INXN (as disappearing entity), Intrepid II (the surviving entity of the legal merger) and Intrepid I (the sole shareholder of Intrepid II, which will allot shares to the shareholders of INXN at the time the legal merger is effectuated), as further described in the purchase agreement.

If DLR or Buyer determines to effectuate the legal merger, then promptly following completion of the legal merger, Buyer shall enter into, and cause Intrepid I to enter into, the post-merger share sale agreement, resulting in the acquisition by Buyer of 100% of the INXN business, followed by (i) if, as of expiration of the subsequent offering period, the post-offer reorganization threshold has been achieved but the compulsory acquisition threshold has not been achieved, the liquidation and the liquidation distribution as further described below, resulting in the non-tendering holders of INXN shares receiving for each share then held by such shareholder, that number of shares of DLR common stock equal to the offer consideration, except that the receipt of shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation generally will be subject to applicable withholding taxes (including Dutch dividend withholding tax); or (ii) if, as of expiration of the subsequent offering period, the compulsory acquisition threshold has been achieved, the compulsory acquisition as further described below, resulting in the INXN shareholders that have not tendered their shares receiving a cash amount to be determined by the Enterprise Chamber of the Amsterdam Court of Appeals.

INXN shall prepare and file all documents and make all announcements required to effectuate the legal merger. At the later of one month after the requisite filings and announcements or as promptly as practicable following the closing of the subsequent offering period, Buyer, Intrepid I and Intrepid II shall adopt all necessary resolutions to enter into and effectuate the legal merger (other than the legal merger resolution to be adopted at the EGM). INXN shall, together with Buyer, cooperate, provide such assistance and sign all documents and undertake and perform all acts as reasonably necessary to successfully complete the legal merger promptly after closing.

Pursuant to the purchase agreement, promptly following completion of the legal merger, Buyer and Intrepid I shall enter into the post-merger share sale agreement. Pursuant to the post-merger share sale agreement, Intrepid

I shall transfer the issued and outstanding share in the share capital of Intrepid II (the surviving entity of the legal merger) to Buyer or its designated nominee in exchange for, if the compulsory acquisition threshold has not been achieved, an exchangeable note or, if the compulsory acquisition threshold has been achieved, the buyer note. In connection therewith, Buyer, Intrepid I and Intrepid II shall enter into a notarial deed of transfer of shares pursuant to which the issued and outstanding share in the share capital of Intrepid II will be transferred by Intrepid I to Buyer or its designated nominee at such time and such transfer shall be acknowledged by Intrepid II. Following the post-merger share sale, the liquidation and the liquidation distribution, or the compulsory acquisition, as applicable, shall be completed as indicated below.

Legal Demerger and Post-Demerger Share Sale

The legal demerger comprises a legal demerger under Dutch law whereby INXN splits off all of its assets and liabilities to SplitCo, a newly incorporated subsidiary of INXN.

If DLR or Buyer determines to effectuate the legal demerger, then promptly following completion of the legal demerger, Buyer and INXN shall enter into the post-demerger share sale agreement resulting in the acquisition by Buyer of 100% of the INXN business, followed by (i) if, as of expiration of the subsequent offering period, the post-offer reorganization threshold has been achieved but the compulsory acquisition threshold has not been achieved, the liquidation and the liquidation distribution as further described below, resulting in the non-tendering holders of INXN shares receiving for each share then held by such shareholder, that number of shares of DLR common stock equal to the offer consideration, except that the receipt of shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation generally will be subject to applicable withholding taxes (including Dutch dividend withholding tax); or (ii) if, as of the expiration of the subsequent offering, the compulsory acquisition threshold has been achieved, the compulsory acquisition as further described below, resulting in the INXN shareholders that have not tendered their shares receiving a cash amount to be determined by the Enterprise Chamber of the Amsterdam Court of Appeals.

INXN shall prepare and file all documents and make all announcements required to effectuate the legal demerger. At the later of one month after the requisite filings and announcements or as promptly as practicable following the closing of the subsequent offering period, INXN at the request of Buyer, shall adopt all necessary resolutions to enter into and effectuate the legal demerger (other than the legal demerger resolution to be adopted at the EGM). INXN shall, together with Buyer, cooperate, provide such assistance and sign all documents and undertake and perform all acts as reasonably necessary to successfully complete the legal demerger promptly after closing.

Pursuant to the purchase agreement, promptly following completion of the legal demerger, Buyer and INXN shall enter into the post-demerger share sale agreement. Pursuant to the post-demerger share sale agreement, INXN shall transfer the issued and outstanding share in the share capital of SplitCo to Buyer or its designated nominee in exchange for, if the compulsory acquisition threshold has not been achieved, an exchangeable note or, if the compulsory acquisition threshold has been achieved, the buyer note. In connection therewith, Buyer, INXN and SplitCo shall enter into a notarial deed of transfer of shares pursuant to which the issued and outstanding share in the share capital of SplitCo shall be transferred by INXN to Buyer or its designated nominee at such time and such transfer shall be acknowledged by SplitCo. Following the post-demerger share sale, the liquidation and liquidation distribution, or the compulsory acquisition, as applicable, shall be completed as indicated below.

Asset Sale

If DLR or Buyer determines to effectuate the asset sale, resulting in the acquisition by Buyer of 100% of the INXN business, then promptly following completion of the asset sale, Buyer and INXN shall implement (i) if, as of expiration of the subsequent offering period, the post-offer reorganization threshold has been achieved but the compulsory acquisition threshold has not been achieved, the liquidation and the liquidation distribution as further described below, resulting in the non-tendering holders of INXN shares receiving for each share then held by such shareholder, that number of shares of DLR common stock equal to the offer consideration, except that the receipt of shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation generally will be subject to Dutch dividend withholding tax; or (ii) if, as of the expiration of the subsequent offering period, the compulsory acquisition threshold has been achieved, the compulsory acquisition as further described below, resulting in the INXN shareholders that have not tendered their shares receiving a cash amount to be determined by the Enterprise Chamber of the Amsterdam Court of Appeals. Pursuant to the asset sale agreement, INXN shall sell and transfer INXN’s business, including substantially all of the assets and liabilities of INXN, to Buyer or its designated nominee, in exchange for, if the compulsory acquisition threshold has not been achieved, an exchangeable note or, if the compulsory acquisition threshold has been achieved, the buyer note. Following the asset sale, the liquidation and the liquidation distribution, or the compulsory acquisition, as applicable, shall be completed as indicated below.

Exchangeable Note and Pre-Liquidation Transactions

Exchangeable Note Split

Pursuant to the anticipated terms of the exchangeable note, if the post-demerger share sale, the asset sale or the post-merger share sale is effectuated, immediately following such event, the exchangeable note will automatically be split into two notes, one of which will be the related exchangeable note for the related exchangeable noteholders (as defined below) and the other of which will be the non-related exchangeable note for the non-related exchangeable noteholders (as defined below), which we refer to as an exchangeable note split.

The related exchangeable note shall entitle the holder(s) thereof to receive a number of shares of DLR common stock equal to, (A) if the post-demerger share sale or the asset sale is effectuated, the product of (i) if the conversion (as further described below) has not been effectuated, (x) the offer consideration and (y) the total number of INXN shares held by DLR, Buyer or an affiliate of Buyer, which we refer to as related exchangeable noteholders, at the moment the related exchangeable note comes into existence, or (ii) if the conversion has been effectuated, (x) the offer consideration and (y) one-fifth (1/5th) of the number of post-conversion shares held by related exchangeable noteholders at the moment the related exchangeable note comes into existence, or, (B) if the post-merger share sale is effectuated, the product of (x) the offer consideration and (y) one-fifth (1/5th) of the number of shares in the share capital of Intrepid I held by DLR, Buyer or an affiliate of Buyer, which we refer to as the merger related exchangeable noteholders, at the moment the related exchangeable note comes into existence.

The non-related exchangeable note shall entitle the holder thereof to receive, subject to Dutch dividend withholding tax, a number of shares of DLR common stock equal to, (A) if the post-demerger share sale or the asset sale is effectuated, the product of (i) if the conversion has not been effectuated, (x) the offer consideration and (y) the total number of INXN shares held by any person who is not a related noteholder, which we refer to as the non-related exchangeable noteholders, at the moment the non-related exchangeable note comes into existence, or (ii) if the conversion has been effectuated, (x) the offer consideration and (y) one-fifth (1/5th) of the number of post-conversion shares held by non-related exchangeable noteholders at the moment the non-related exchangeable note comes into existence, or, (B) if the post-merger share sale is effectuated, the product of (x) the offer consideration and (y) one-fifth (1/5th) of the number of shares in the share capital of Intrepid I held by any person who is not a merger related exchangeable noteholder at the moment the non-related exchangeable note comes into existence.

As soon as DLR or any of its subsidiaries becomes the holder of the related exchangeable note, the related exchangeable note shall immediately terminate and any rights thereunder will be extinguished and no longer due.

Deposit and Exchange

Immediately following an exchangeable note split, in case the post-demerger share sale or the asset sale is effectuated, INXN, or in case the post-merger share sale is effectuated, Intrepid I, shall deposit the non-related exchangeable note with the exchange agent. Upon receipt by the exchange agent, the non-related exchangeable note will automatically and mandatorily be exchanged into a number of shares of DLR common stock equal to the number of shares of DLR common stock to be received as indicated under “— Liquidation and Liquidation Distribution” below. Prior to the execution of an exchangeable note, Buyer shall, and DLR shall cause Buyer to, deposit or cause to be deposited with the exchange agent a number of shares of DLR common stock sufficient to permit the completion of this mandatory exchange. Upon completion of the mandatory exchange, the non-related exchangeable note will be deemed fully paid and the indebtedness represented by an exchangeable note will be deemed fully satisfied.

DLR Common Stock Sale to Satisfy Dutch Dividend Withholding Tax Obligations

Pursuant to the terms of an exchangeable note, Buyer and DLR will cause the exchange agent to sell, which we refer to as the DLR common stock sale, in one or more transactions for the account and benefit of the non-tendering holders of INXN shares and as agent of INXN or Intrepid I (as applicable) in their capacity as withholding agent for Dutch dividend withholding tax purposes, shares of DLR common stock that the non-tendering holders of INXN shares would otherwise be entitled to receive in order to obtain sufficient net cash proceeds to satisfy any Dutch dividend withholding tax in connection with the liquidation distribution. Under Dutch law, the liquidation distribution generally will be subject to a 15% Dutch dividend withholding tax under the Dividend Withholding Tax Act 1965 to the extent it exceeds the recognized average paid up capital for Dutch dividend withholding tax purposes of the INXN shares or Intrepid I shares (as applicable). In the event that the net cash proceeds obtained by the exchange agent in the DLR common stock sale exceed the required applicable withholding taxes by more than a de minimis amount, those surplus cash proceeds will be distributed to the non-tendering holders of INXN shares on a pro rata basis, along with any cash payable in lieu of fractional shares of DLR common stock, subject to applicable withholding taxes (including Dutch dividend withholding tax). DLR will be entitled to retain any de minimis surplus cash proceeds.

DLR and INXN have agreed in the purchase agreement that, as soon as reasonably practicable, INXN and Intrepid I will prepare and file with the Dutch tax authorities a request to obtain advance tax clearance on: (i) the amount of the recognized average paid up capital for Dutch dividend withholding tax purposes of INXN on October 31, 2019, (ii) the method to calculate fluctuations in the amount of the recognized average paid up capital for Dutch dividend withholding tax purposes of INXN after October 31, 2019, (iii) the amount of the recognized average paid up capital for Dutch dividend withholding tax purposes of Intrepid I following the legal merger and (iv) the method to calculate the value of the INXN liquidation distribution or the Intrepid I liquidation distribution (as applicable). It is expected that INXN and Intrepid I will receive this advance tax clearance from the Dutch tax authorities prior to the closing date of the offer.

Liquidation and Liquidation Distribution

If the liquidation and the liquidation distribution are completed, in case the post-demerger share sale or the asset sale was effectuated, INXN, or in case the post-merger share sale was effectuated, Intrepid I shall be dissolved and subsequently liquidated in accordance with Section 2:19 and 2:23b of the DCC, with the liquidator, or the exchange agent on its behalf, making the liquidation distribution to the shareholders of INXN (in case of the post-demerger share sale or the asset sale) or of Intrepid I (in case of the post-merger share sale) (which may be an advance liquidation distribution and which may be made in one or more instalments). As a result of the liquidation distribution:

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in case of the post-demerger share sale or the asset sale having been effectuated, but the conversion not having been effectuated, each minority shareholder for each INXN share then held by such minority shareholder, shall receive that number of shares of DLR common stock equal to the offer consideration, minus (i) the number of shares of DLR common stock sold by the exchange agent to satisfy the payment of the individual Dutch dividend withholding tax liability and (ii) the number of shares of DLR common stock sold by the exchange agent to make a cash compensation to such non-tendering shareholder of INXN in lieu of its individual fractional shares of DLR common stock (if any);

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in case of the post-demerger share sale or the asset sale having been effectuated, and the conversion having been effectuated, each minority shareholder for each post-conversion INXN share then held by such minority shareholder, shall receive one-fifth (1/5th) of that number of shares of DLR common stock equal to the offer consideration, minus (i) the number of shares of DLR common stock sold by the exchange agent to satisfy the payment of the individual Dutch dividend withholding tax liability and (ii) the number of shares of DLR common stock sold by the exchange agent to make a cash compensation to such non-tendering shareholder of INXN in lieu of its individual fractional shares of DLR common stock (if any); or

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in case the post-merger share sale having been effectuated, each minority shareholder, for each share in the share capital of Intrepid I then held by such minority shareholder, shall receive one-fifth (1/5th) of that number of shares of DLR common stock equal to the offer consideration, minus (i) the number of shares of DLR common stock sold by the exchange agent to satisfy the payment of the individual Dutch dividend withholding tax liability and (ii) the number of shares of DLR common stock sold by the exchange agent to make a cash compensation to such non-tendering shareholder of INXN in lieu of its individual fractional shares of DLR common stock (if any), and

•	Buyer shall receive a portion of an exchangeable note, being the related exchangeable note, which shall immediately terminate upon receipt, with any rights thereunder extinguished and no longer due.

In connection with the liquidation distribution, the exchange agent will cause the net cash proceeds from the DLR common stock sale to be remitted to the Dutch tax authorities in satisfaction of INXN’s or Intrepid I’s obligation (as applicable) as withholding agent for Dutch dividend withholding tax purposes to remit Dutch dividend withholding tax in respect of the liquidation distribution.

Holders of INXN shares (in case the post-demerger share sale or the asset sale is effectuated) or of Intrepid I shares (in case the post-merger share sale is effectuated) that receive shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation distribution will be subject to applicable withholding taxes (including Dutch dividend withholding tax) and shall have no further right to receive cash, shares of DLR common stock or any other consideration in respect of an exchangeable note or the liquidation.

Compulsory Acquisition

If the compulsory acquisition threshold has been achieved and the post-demerger share sale, the asset sale or the post-merger share sale has been effectuated, Buyer shall then complete the post-offer reorganization by commencing the compulsory acquisition before the Enterprise Chamber of the Amsterdam Court of Appeals in respect of, in case the post-demerger share sale or the asset sale was effectuated, INXN, or in case the post-merger share sale was effectuated, Intrepid I. The Enterprise Chamber of the Amsterdam Court of Appeals has sole discretion to determine the per INXN share or Intrepid I share (as applicable) price in cash, which may be greater than, equal to, or less than the offer consideration. Upon execution of the Enterprise Chamber of the Amsterdam Court of Appeals’ ruling in the compulsory acquisition, each minority shareholder shall receive the per INXN share or Intrepid I share (as applicable) price determined by the Dutch Court in cash and Buyer shall become the sole shareholder of, in case the post-demerger share sale or the asset sale was effectuated, INXN, or in case the post-merger share sale was effectuated, Intrepid I.

Buyer Note

Pursuant to the terms of the buyer note, if the buyer note is effectuated, the principal amount shall be determined in euro on the day of issue of the buyer note and shall be an amount equal to, (A) if the post-demerger share sale or the asset sale is effectuated, the product of (i) if the conversion has not been effectuated (x) the offer consideration multiplied by (y) the total number of INXN shares issued and outstanding immediately prior to the closing of the offer, or (ii) if the conversion has been effectuated, (x) 0.7067 shares of DLR common stock multiplied by (y) one-fifth (1/5th) of the total number of issued and outstanding post-conversion shares immediately prior to the closing of the offer, or (B), if the post-merger share sale is effectuated, the product of (x)

0.7067 shares of DLR common stock multiplied by (y) one-fifth (1/5th) of the total number of issued and outstanding post-conversion shares immediately prior to the closing of the offer. As soon as DLR or any of its subsidiaries becomes the holder of the buyer note, the buyer note shall immediately terminate and any rights thereunder shall be extinguished and no longer due.

Conversion

Pursuant to the terms of the purchase agreement, the shareholders of INXN will be asked to adopt one or more resolutions at the EGM to amend the articles of association of INXN, which shall, at the election of Buyer or DLR be executed and become effective as soon as practicable following the delisting of INXN and the INXN shares from the NYSE and which includes (i) the conversion of INXN into a Dutch private limited liability company and (ii) the conversion of each share into five (5) post-conversion shares (and, for the avoidance of doubt, each fractional share, nominal value €0.02 per fractional share, of INXN into one (1) post-conversion share).

Representations and Warranties

The purchase agreement contains a number of representations and warranties made by DLR and Buyer, on the one hand, and INXN, on the other hand. The representations and warranties were made by the parties as of the date of the purchase agreement and are brought down as of the effective time for purposes of determining whether the conditions to the offer are satisfied, but do not survive the acceptance time. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the purchase agreement and qualified by information with respect to each of DLR and INXN filed with the SEC prior to the date of the purchase agreement and in the disclosure letters delivered in connection with the purchase agreement.

Representations and Warranties of INXN

The purchase agreement includes representations and warranties by INXN relating to, among other things:

•	due organization, valid existence, good standing and qualification to conduct business;

•	due authorization, execution, delivery and validity of the purchase agreement, and board approval;

•	governmental authorizations;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	capitalization and subsidiaries;

•	SEC documents and financial statements;

•	internal controls and compliance with the Sarbanes-Oxley Act;

•	information in the EGM materials, the Schedule 14D-9, the Form S-4 registration statement and this proxy statement/prospectus;

•	absence of certain changes from December 31, 2018 until the date of the purchase agreement;

•	absence of undisclosed liabilities;

•	compliance with laws and regulatory matters;

•	litigation;

•	real and personal property;

•	intellectual property;

•	taxes;

•	employee benefit plans;

•	employee and labor matters;

•	environmental matters;

•	material contracts;

•	customer contracts;

•	financial advisor fees of Guggenheim Securities;

•	receipt of opinion from Guggenheim Securities and Moelis;

•	insurance;

•	exemption of the transactions contemplated by the purchase agreement from anti-takeover measures; and

•	related party transactions.

Representations and Warranties of DLR and Buyer

The purchase agreement includes representations and warranties by DLR and Buyer relating to, among other things:

•	due organization, valid existence, good standing and qualification to conduct business;

•	due authorization, execution, delivery and validity of the purchase agreement, and board approval;

•	governmental authorizations;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	capitalization;

•	employee benefit plans;

•	SEC documents;

•	information in the Form S-4 registration statement, Schedule TO and this proxy statement/prospectus;

•	sufficient funds;

•	no ownership of INXN shares;

•	litigation;

•	absence of certain agreements;

•	financial advisor fees of BofA Securities, Credit Suisse and Morgan Stanley;

•	taxes;

•	financial statements;

•	internal controls and compliance with the Sarbanes-Oxley Act;

•	absence of certain changes from December 31, 2018 until the date of the purchase agreement; and

•	absence of undisclosed liabilities.

Definition of “Material Adverse Effect”

Many of the representations of INXN, DLR and Buyer are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect). For the purposes of the purchase agreement, “material adverse effect” means any fact, change, event, development, occurrence or effect, which we refer to as the effect, that, individually or in the aggregate with other effects, (i) materially adversely affects the business, assets, results of operations or financial condition of DLR and its subsidiaries, taken as a whole, or INXN and its subsidiaries, taken as a whole, as applicable, or (ii) prevents or materially adversely affects the ability of DLR or Buyer, or INXN, as applicable, to consummate the transactions contemplated by this purchase agreement. However, with respect to clause (i) above, no effects relating to or arising from the following will be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect:

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general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which INXN or its subsidiaries, or DLR or its subsidiaries, as applicable, conduct business, including any adverse development regarding the European Union, one or more of its member states (including one or more member states leaving or being forced to leave the European Union) and the Eurozone (including one or more member states leaving or being forced to leave the Eurozone), or conditions in the global economy in general;

•	changes in any financial, debt, credit, capital, banking or securities markets or conditions;

•	changes in interest, currency or exchange rates or in the price of any commodity, security or market index;

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changes in applicable law (or the enforcement or interpretation thereof), IFRS in the case of INXN or GAAP in the case of DLR, or other applicable accounting standards, and changes in stock exchange rules or listing standards (or the enforcement or interpretation thereof);

•	changes in the industries in which INXN and its subsidiaries, or DLR and its subsidiaries, as applicable, operate;

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any change in the market price, trading volume or ratings of any securities or indebtedness of INXN or any of its subsidiaries, or DLR or any of its subsidiaries, as applicable, any change or prospective change of the ratings or the ratings outlook for INXN or any of its subsidiaries, or DLR or any of its subsidiaries, as applicable, by any rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of INXN or DLR, as applicable, to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to INXN or any of its subsidiaries, or DLR or any of its subsidiaries, as applicable, (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of material adverse effect, be deemed to constitute and may be taken into account in determining whether a material adverse effect has occurred or will occur);

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the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, policy action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war;

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subject to certain exceptions, the execution and delivery of the purchase agreement or the announcement or pendency of the transactions contemplated by the purchase agreement (including by reason of the identify of the other parties thereto), including the impact thereof on the relationships, contractual or otherwise, of DLR and its subsidiaries, or INXN and its subsidiaries, as applicable, with employees, customers, suppliers, vendors, landlords or partners;

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the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity;

•	any legal action brought or threatened by shareholders of INXN or stockholders of DLR, as applicable, (whether on behalf of INXN or DLR, as applicable, or otherwise) asserting allegations of breach of fiduciary duty relating to the purchase agreement or violations of securities laws in connection with their respective disclosure documents; and

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any action expressly required to be taken pursuant to the purchase agreement, any action not taken because it was prohibited under the purchase agreement or any action taken or not taken at the express written direction of the other party;

except, that any effect arising out of or attributable to matters described in the first, second, third, fourth, fifth, seventh and ninth bullet points above will be taken into account for purposes of determining whether or not a material adverse effect has occurred to the extent that such effect disproportionately and adversely affects INXN and its subsidiaries, taken as a whole, or DLR and its subsidiaries, taken as a whole, as applicable, as compared with other companies operating in the industries and markets in which INXN and its subsidiaries, or DLR and its subsidiaries, as applicable, operate.

Covenants and Agreements

Conduct of Business of INXN

INXN has agreed to certain restrictions on itself and its subsidiaries until the earlier of the closing or the valid termination of the purchase agreement. In general, except with DLR’s or Buyer’s prior written approval (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise expressly required or permitted by the purchase agreement, or required by law, INXN has agreed that it will, and will cause each of its subsidiaries to, (subject to certain exceptions, including certain items previously disclosed to DLR) conduct its business in all material respects in the ordinary course of business consistent with past practice, (ii) use its reasonable best efforts to preserve intact in all material respects its business organization and material business relationships with suppliers, vendors, governmental authorities, customers and other persons with which INXN has material business relationships and keep available the services of its present officers and key employees, and (iii) use commercially reasonable efforts to undertake certain actions enumerated in the company letter. Without limiting the foregoing, INXN has also agreed that, except with DLR’s prior written approval (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise required by the purchase agreement, or required by law, it shall not, and it shall not permit any of its subsidiaries to (subject to certain exceptions, including certain items previously disclosed to DLR), directly or indirectly:

•	amend its charter, bylaws or equivalent organizational documents;

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(i) split, combine, subdivide, exchange or reclassify any shares in its share capital or other equity interests, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its shares or other equity interests or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares in its capital stock or other equity interests, except for dividends or distributions paid by any of its wholly owned subsidiaries to INXN or other wholly owned subsidiaries of INXN, (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any INXN securities or any securities of INXN’s subsidiaries, except with respect to the payment of any exercise price upon exercise of any INXN options or in connection with the payment of any required taxes in connection with the exercise of INXN options or the vesting or settlement of any INXN restricted share, INXN performance share or YourShare award in any case, in accordance with the terms of any INXN equity plan or award agreement thereunder, (iv) enter into any contract with respect to the voting or registration of its share capital or any other INXN securities or securities of INXN subsidiaries or (v) other than offers and sales pursuant to Form S-8 that are otherwise permitted under the purchase agreement, register the offer or sale of any class of debt or equity securities pursuant to the Securities Act or otherwise subject any class of debt or equity securities to the periodic reporting requirements of the Exchange Act;

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(i) issue, pledge, dispose, grant, transfer, encumber, deliver or sell, or authorize the foregoing, delivery of or sale of, any shares of any INXN securities or securities of INXN’s subsidiaries, or any equity-based awards, other than the issuance of any INXN shares upon the exercise of INXN options or the vesting or settlement of INXN restricted shares and INXN performance shares, in each case, that are outstanding as of the date of the purchase agreement, in accordance with the terms of such INXN options and INXN restricted shares and INXN performance shares, provided that if required to make any performance determinations prior to the closing with respect to INXN performance shares, such determination shall be made in the ordinary course of business consistent with past practice and in accordance with all requirements set forth in the terms of the applicable INXN equity plan and award agreement, or (ii) adjust or amend the rights of, or any term of, any INXN security (including INXN equity awards) or any securities of INXN’s subsidiaries, except as may be required by the terms of any INXN plan as in effect on the date of the purchase agreement;

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(i) acquire (whether by merger or consolidation, acquisition of stock or other securities or assets or by formation of a joint venture or otherwise) any other person or business or any assets (other than ordinary course purchases from vendors) or properties of any other Person, (ii) sell or transfer any real property or exercise any option or right of pre-emption in respect of, or enter into any agreement to acquire, any real property or (iii) make any investment in any other person by purchase of stock or securities, contributions to capital or property transfers, except in each case for (A) acquisitions from wholly owned subsidiaries of INXN, (B) the purchase of equipment, supplies and inventory in the ordinary course of business consistent with past practice, (C) inbound licenses of intellectual property rights in the ordinary course of business consistent with past practice, and (D) acquisitions of any assets (other than ordinary course purchases from vendors) as to which the aggregate consideration for all such acquisitions does not exceed €10 million in the aggregate;

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sell, lease, license, divest, allow to lapse, dispose of (whether by merger or consolidation, sale of stock or other securities or assets or by formation of a joint venture or otherwise), or otherwise mortgage, encumber or subject to certain liens, to any person any of its assets, securities, properties, interests or businesses, including the capital stock of subsidiaries of INXN, except (A) in the ordinary course of business consistent with past practice, (B) disposition of immaterial equipment and immaterial personal property or equipment or personal property no longer required in the operation of the business and (C) sales or dispositions of property or assets with a value of less than €10 million in the aggregate per calendar quarter;

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enter into, materially amend, renew, extend, terminate or waive any rights under, in each case, in any material respect, any material contract (other than customer contracts, which are addressed in the 18th through 20th bullet points below) or any agreements with related parties (except, in the case of material contracts, renewals and extensions in the ordinary course of business or as otherwise permitted by an express provision of the purchase agreement in any of the bullet points in this list;

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except for loans to employees made in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other person, other than loans, advances or capital contributions among INXN and any of its wholly owned subsidiaries and capital contributions to or investments in its wholly owned subsidiaries, in each case in the ordinary course of business consistent with past practice;

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incur, create, assume or otherwise become liable for any indebtedness for borrowed money or guarantees thereof (directly, contingently or otherwise) or grant mortgages or equity pledges with respect to such indebtedness, other than (A) indebtedness incurred between INXN and any of its subsidiaries or between any of such subsidiaries, in each case in the ordinary course of business consistent with past practice, and (B) indebtedness in an amount not to exceed €225 million before June 30, 2020, and an additional amount not to exceed €200 million following June 30, 2020, which additional indebtedness shall in each case be (x) freely prepayable without the incurrence of any prepayment penalties (other than such penalties that are immaterial in relation to the amount of indebtedness and in any event no more than 0.15% of the principal amount thereof) or other material costs and expenses and (y) not subject to any change of control restrictions that would prevent or delay the transactions contemplated by the purchase agreement;

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subject to certain specified exceptions, (A) hire or engage any employee or consultant, (B) materially increase the amount, rate or terms of compensation or benefits of an (i) employee or other service provider who is not a non-management employee or (ii) officer or director of INXN or any of its subsidiaries, other than annual, merit or promotion-related base salary or base wage increases (and any resulting increases in incentive opportunities to the extent determined by reference to base salary or base wages) in the ordinary course of business and consistent with past practice and certain other requirements, (C) accelerate the vesting or payment of any compensation or benefits under any INXN plan, (D) enter into, adopt, amend or terminate any INXN plan, or (E) take any action to fund or in any other way secure the payment of any compensation or benefits under any INXN plan;

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make or commit to make any capital expenditures in excess of €10 million individually or €20 million in the aggregate; provided, however, that the foregoing shall in no way prohibit INXN from making any necessary capital expenditures in connection with (i) expenditures of up to €10 million with respect to an emergency or casualty at any real property, or (ii) which are required under the terms of any customer contracts or property leases in effect as of the date of the purchase agreement;

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(i) cancel any material indebtedness, (ii) waive, release, grant or transfer any material claim or right of material value or consent to the termination of any material claim or right of material value or (iii) subject to certain exceptions, commence any legal action involving an amount in controversy in excess of €1 million;

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pay, discharge, compromise, settle or satisfy any liability or any legal action (excluding any legal action relating to the purchase agreement or any other agreements contemplated by the purchase agreement hereby or otherwise related to the transactions) against INXN or any of its subsidiaries or any of their respective directors or officers, other than (i) liabilities or legal actions relating to taxes (which, for the avoidance of doubt, shall be governed by the 16th bullet point below), (ii) the payment, discharge, settlement or satisfaction of claims or Liabilities (A) fully covered by insurance, (B) reflected in or reserved against in INXN’s consolidated balance sheet as of December 31, 2018 (or the notes thereto) and for amounts not materially in excess of such reserves or (C) related to costs and expenses incurred by INXN in connection with the transactions contemplated by this purchase agreement, or (iii) where the amount paid or to be paid by INXN and its subsidiaries does not exceed €1 million, individually, or €5 million, in the aggregate (except with respect to settlement of certain matters disclosed by INXN to DLR in accordance with specified parameters), in each case, only without the imposition of any material restrictions on the business or operations of INXN or any of its subsidiaries or the admission of wrongdoing by INXN or any of its subsidiaries or any of their respective officers or directors;

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convene any general or special meeting of the shareholders of INXN other than the EGM and the subsequent EGM, if any, in accordance with the purchase agreement, unless INXN determines in good faith, after consultation with its outside legal counsel, that such a meeting is required by applicable law;

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write up, write down or write off the book value of any assets, except (i) for depreciation and amortization in accordance with IFRS consistently applied, (ii) as otherwise required under IFRS (including to increase any reserves for contingent liabilities) or (iii) in the ordinary course of business consistent with past practice in accordance with IFRS;

•	change INXN’s methods of accounting, except as required by concurrent changes in IFRS or in Regulation S-X as promulgated by the SEC, as agreed to by its independent public accountants;

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(i) change any material method of tax accounting, (ii) settle or compromise any audit or other proceeding relating to a material amount of tax, (iii) make or change any material tax election or file any material amended tax return, (iv) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of taxes, (v) enter into any closing agreement with respect to any material amount of tax or (vi) surrender any right to claim any material tax refund;

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adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger or other reorganization of INXN or any of its subsidiaries (other than wholly owned subsidiaries or as contemplated by the purchase agreement);

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enter into any customer contract (x) except in the ordinary course of business, (y) unless such customer contract does not (A) provide any material concession or credit to a person or impose material obligations upon INXN or any of its subsidiaries without receiving any commercially reasonable benefit from the other party thereunder, (B) require INXN or any of its subsidiaries to provide a level of power to any person, INXN or any of its subsidiaries could not reasonably provide or (C) prohibit INXN or any of its subsidiaries from assigning or subcontracting all or any portion of its rights and obligations under such customer contract to an entity controlled by or under common control with INXN and (z) other than in accordance with specified leasing parameters or for less than 200 kilowatts of power;

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modify, amend, renew, or extend any material customer contract unless such modification, amendment, renewal or extension (x) is in the ordinary course of business, (y) would not constitute a prohibited service order in accordance with the terms of the purchase agreement and (z) is in accordance with specified leasing parameters or for less than 200 kilowatts of power;

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terminate any customer contract (i) that is with a material customer or (ii) with a customer that is not a material customer except (A) in the ordinary course of business, (B) as a result of the non-payment of rent and other monetary obligations by such customer under such customer contract or (C) where the aggregate revenues during any consecutive 12 month period prior to the date of termination did not exceed €2.4 million;

•

enter into, amend, modify, renew, extend, expand, surrender or terminate any real property lease, except (i) unilateral renewal or extension rights exercised in accordance with the existing terms of a real property lease or (ii) non-material amendments entered into in the ordinary course of business;

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enter into any lease or agreement for lease of any real property in respect of which the annual rent payable under such lease by INXN or any of its subsidiaries to the applicable landlord would exceed €1 million;

•

make any application to any governmental authority for any material change in the zoning, approved site plan, special use permit, planned development approval or other land use entitlement, affecting any real property, in each case other than in the ordinary course of business;

•	settle any insurance claims in excess of €1 million or agree to any material condemnation or payment of material condemnation proceeds;

•	enter into a new line of business outside of the business of INXN and its subsidiaries conducted as of the purchase agreement; or

•	agree, resolve or commit to do any of the foregoing.

Conduct of Business of DLR

DLR has agreed to certain restrictions on itself and its subsidiaries until the earlier of the closing or the valid termination of the purchase agreement. In general, except with INXN’s prior written approval (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise expressly required or permitted by the purchase agreement, or required by law, DLR has agreed that it shall, and shall cause each of its subsidiaries to, (subject to certain exceptions, including certain items previously disclosed to INXN) conduct its business in all material respects in the ordinary course of business consistent with past practice, and use its reasonable best efforts to preserve intact in all material respects its business organization and material business relationships with suppliers, vendors, governmental authorities, customers and other persons with which DLR has material business relationships and keep available the services of its present officers and key employees. Without limiting the foregoing, DLR has also agreed that, except with INXN’s prior written approval (which consent will not be unreasonably withheld, delayed or conditioned), or as otherwise required by the purchase agreement, or required by law, it shall not, and it shall not permit any of its subsidiaries to (subject to certain exceptions, including certain items previously disclosed to INXN), directly or indirectly:

•

amend its articles, bylaws or equivalent organizational documents, except for such amendments or changes as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on DLR;

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declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its shares or other equity interests, except for dividends or distributions paid by any of its subsidiaries to DLR or other subsidiaries of DLR and the authorization and payment by DLR of regular quarterly dividends and DLR OP of regular quarterly distributions, payable in accordance with past practice;

•

(i) split, combine, subdivide, exchange or reclassify any DLR common stock including pursuant to any recapitalization, merger, issuer tender or exchange offer or other similar transaction, unless the offer consideration and any other amounts payable pursuant to the transactions contemplated by the purchase agreement are equitably adjusted in order to provide the former shareholders of INXN the same economic benefit as contemplated by this purchase agreement prior to such event;

•	enter into a material new line of business unrelated to the lines of business of DLR and its subsidiaries conducted as of the date of the purchase agreement;

•

knowingly take or fail to any action which would reasonably be expected to cause (i) DLR to fail to qualify as a REIT or (ii) any DLR subsidiary to cease to be treated as any of (1) a partnership or disregarded entity for United States federal income tax purposes or (2) a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; or

•	agree, resolve or commit to do any of the foregoing.

However, nothing in the purchase agreement prohibits DLR from taking any action, at any time or from time to time, that, in the reasonable judgment of DLR, upon advice of counsel, is reasonably necessary for DLR to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the closing or to avoid incurring entity level income or excise taxes under the Code, including making dividend or other distribution payments to the DLR stockholders.

No Solicitation and Adverse Change in Recommendation

No Solicitation by INXN and INXN Adverse Recommendation Change

Under the purchase agreement, INXN has agreed not to, and to cause its subsidiaries and its and their respective directors and officers not to, directly or indirectly: (i) solicit, initiate or knowingly facilitate, knowingly induce or knowingly encourage (including by providing information, access, cooperation or otherwise) the making of any alternative acquisition proposal (as defined below), (ii) other than informing persons of the no solicitation restrictions in the purchase agreement, enter into, continue or otherwise participate in any discussions or negotiations regarding any alternative acquisition proposal, or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, purchase agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other contract (whether or not bonding) with respect to an alternative acquisition proposal (other than an acceptable confidentiality agreement pursuant to the terms of the purchase agreement).

For the purposes of the purchase agreement, a “alternative acquisition proposal” means any inquiry, proposal, indication of interest, request for information or offer from any person or group of persons (or the stockholders of any person or any of the respective representatives of any of the foregoing) other than DLR, Buyer and their respective subsidiaries (such person or group (or such stockholders or any such representatives), an “INXN Third Party”) relating to, or that would reasonably be expected to lead to: (i) a transaction or series of transactions pursuant to which any INXN Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than twenty percent (20%) of the outstanding INXN shares or other equity securities of INXN (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than twenty percent (20%) of the voting power of INXN, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange or other transaction involving INXN or any of its subsidiaries; (ii) any transaction or series of transactions pursuant to which any INXN Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of subsidiaries of INXN and any entity surviving any merger or combination including any subsidiary of INXN) of INXN or its subsidiaries representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of INXN and its subsidiaries, taken as a whole; or (iii) any disposition of assets representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of INXN and its subsidiaries, taken as a whole.

Notwithstanding the restrictions set forth above, the purchase agreement provides that, at any time during the pre-closing period, INXN and its representatives may, in response to a written alternative acquisition proposal that was not solicited in breach of the non-solicitation provisions in the purchase agreement, (i) contact such person or group of persons solely to clarify the terms and conditions thereof and (ii) if the INXN board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such alternative acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and the submission of such alternative acquisition proposal did not result from a breach of the non-solicitation provisions of the purchase agreement, then INXN and its representatives may (a) furnish, pursuant to an acceptable confidentiality agreement (a copy of which INXN must promptly (and in any event within 24 hours) provide to DLR following the execution thereof), information (including non-public information) with respect to INXN and its subsidiaries to the person or group of persons who has made such alternative acquisition proposal; provided, that INXN will promptly provide to DLR any material non-public information concerning INXN or any of its subsidiaries that is provided to any person given such access which was not previously provided to DLR or its representatives; and (b) engage in discussions or negotiations with such person or group with respect to an alternative acquisition proposal.

INXN must promptly as practicable (and in any event within 24 hours) notify DLR and Buyer after it or any of its subsidiaries or any of their respective representatives has received any request for discussions, negotiations or non-public information concerning INXN or any of its subsidiaries. Such notice to DLR will indicate the identity of the person making such request and include the material terms and conditions of any such alternative acquisition proposal.

INXN will keep DLR (or its outside legal counsel) reasonably informed on a reasonably current basis of any material changes to the status and terms of discussions and negotiations regarding any alternative acquisition proposal (and in any case within 24 hours of any changes to the material terms thereof) and will promptly as practicable (and in an event within 24 hours of receipt or delivery thereof) provide DLR or Buyer (or their outside legal counsel) with unredacted copies of all written proposals or proposed transaction agreements (including all schedules and exhibits thereto) relating to any such alternative acquisition proposal.

Except as described below, the INXN board may not (i) (A) withhold, withdraw, qualify, amend or modify in a manner adverse to DLR and Buyer, or publicly propose to do the same, the INXN recommendation or fail to make, or include in the applicable INXN disclosure documents, the INXN recommendation, or make any public statement inconsistent with the INXN recommendation, (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any alternative acquisition proposal, (C) publicly make, or publicly propose to make, any recommendation in connection with an alternative acquisition proposal other than a recommendation against such proposal or (D) fail to publicly and without qualification recommend against any alternative acquisition proposal or fail to reaffirm the INXN recommendation, in either case, no later than the earlier of (x) the 10th business day after such alternative acquisition proposal is made public and (y) the 3rd business day prior to the then-scheduled expiration time, the EGM and the subsequent EGM, if any, to the extent such alternative acquisition proposal was received prior to the expiration time, the EGM or the subsequent EGM, if any, as applicable (each of the actions described in this clause (i) being referred to as an “INXN adverse recommendation change”), or (ii) approve or recommend, or publicly propose to approve or recommend, or allow INXN or any of its affiliates to execute or enter into any alternative acquisition agreement (other than an acceptable confidentiality agreement) relating to any alternative acquisition proposal or would reasonably be expected to lead to an alternative acquisition agreement or requiring INXN to abandon, terminate or fail to consummate the transactions contemplated by the purchase agreement.

Notwithstanding anything to the contrary above, prior to the expiration time, the INXN board may make an INXN adverse recommendation change, terminate the purchase agreement and enter into any alternative acquisition agreement with respect to a superior proposal, if and only if, INXN had complied in all material respects with the non-solicitation provisions in the purchase agreement. For purposes of the purchase agreement, “superior proposal” means a written bona fide alternative acquisition proposal from a third party that did not result from a breach of the non-solicitation provisions in the purchase agreement that the INXN board has determined in good faith (after consultation with its outside legal counsel and financial advisors), taking into account certainty of execution and consummation (including conditionality, certainty of financing and compliance with all antitrust laws and other regulatory laws), the amount and form of the offer consideration, the future plans of such third party with respect to the INXN, timing and other relevant aspects of the proposal and the person making the proposal (and taking into account any amendment or modification to the purchase agreement proposed by Buyer or DLR): (i) is more favorable to INXN and its shareholders and other stakeholders than the transactions contemplated by the purchase agreement, (ii) includes offer consideration to INXN’s shareholders with a value that exceeds the offer consideration by at least 7% and to the extent that such alternative acquisition proposal is an offer for all or substantially all of the assets of INXN, the calculation shall be made on the basis of the net proceeds to be distributed to the shareholders of INXN resulting from such a transaction calculated on a per INXN share basis, (iii) to the extent financing from third parties not affiliated with the third party making the alternative acquisition proposal is required in connection with such alternative acquisition proposal, such financing is then fully committed and evidenced by one or more executed financing commitment letters with no material condition that differs from or is otherwise incremental to the conditions to closing of such alternative acquisition agreement and (iv) is binding on such third party (subject only to the valid termination of this purchase agreement); provided, that for purposes of this definition of “superior proposal,” the term “alternative acquisition proposal” shall have the meaning assigned to such term herein, except that each reference to “twenty percent (20%)” shall be deemed to be a reference to “fifty percent (50%)”.

The INXN board is not entitled to effectuate an INXN adverse recommendation change or terminate the purchase agreement to enter into an alternative acquisition agreement with respect to a superior proposal unless (i) INXN has given DLR at least four business days’ prior written notice specifying (x) that it has received an alternative acquisition proposal that constitutes a superior proposal, (y) the material terms and conditions of the superior proposal and a copy of the alternative acquisition agreement, all other material documents related to the superior proposal and any amendments to the financial terms or other material terms thereto within 3 business days after such amendment and (z) that the INXN board has determined to effectuate an INXN adverse recommendation change or terminate the purchase agreement pursuant to the terms of the purchase agreement in order to enter into an alternative acquisition agreement, as applicable, (ii) to the extent requested in writing by DLR or Buyer, INXN has engaged in good faith negotiations with DLR during such notice period (or 3 business day extension thereof if applicable) to amend the purchase agreement in such a manner that, if so amended, in the good faith determination of the INXN board, the purchase agreement is at least as favorable to INXN and its shareholders and other stakeholders as the alternative acquisition proposal (as such proposal may have been amended); and (iv) following the end of such notice period(s), the INXN board has determined, in good faith, after consultation with its outside legal counsel and financial advisors, that, in light of such superior proposal and taking into account any revised terms proposed by DLR, that the failure to make an INXN adverse recommendation change or to so terminate the purchase agreement, as applicable, would be inconsistent with the INXN board’s fiduciary duties under the laws of the Netherlands.

Notwithstanding anything to the contrary above, prior to the expiration time, the INXN board may also make an INXN adverse recommendation change upon the occurrence of any INXN Intervening Event. For purposes of the purchase agreement, “INXN Intervening Event” means an event, development or change in circumstances occurring or arising after the date of the purchase agreement and prior to the expiration time that was not known to the INXN board as of the date of the purchase agreement and that has not arisen as a proximate result of any action by INXN in breach of the purchase agreement, which causes the INXN board to determine in good faith (after consultation with its outside legal counsel and financial advisors) that failure to make an INXN adverse recommendation change would reasonably be expected to be inconsistent with the INXN board’s fiduciary duties under the laws of the Netherlands; provided that in no event shall any effect relating to or arising from any of the following constitute an INXN Intervening Event: (a) the receipt, existence or terms of an alternative acquisition proposal; (b) any change in the market price or trading volume of the INXN shares or DLR common stock or the fact that INXN or DLR meets or exceeds (or fails to meet or exceed) any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (b)); (c) general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which INXN, DLR or their respective subsidiaries conduct business, including any adverse development regarding the European Union, one or more of its member states (including one or more member states leaving or being forced to leave the European Union) and the Eurozone (including one or more member states leaving or being forced to leave the Eurozone), or conditions in the global economy in general; (d) changes in applicable law (or the enforcement or interpretation thereof), changes in IFRS or other applicable accounting standards, and changes in stock exchange rules or listing standards (or the enforcement or interpretation thereof); or (e) the execution and delivery of the purchase agreement or the announcement or pendency of the transactions contemplated by the purchase agreement (including by reason of the identity of DLR or Buyer), including the impact thereof on the relationships, contractual or otherwise, of INXN and its subsidiaries with employees, customers, suppliers, vendors, landlords or partners.

The INXN board is not entitled to effectuate an INXN adverse recommendation change upon an INXN Intervening Event unless (i) INXN has given DLR at least four business days’ prior written notice specifying (x) in reasonable detail information describing the INXN Intervening Event and the rationale for INXN’s adverse recommendation change and (y) explicitly that the INXN board has determined to effectuate an INXN adverse recommendation change and that the INXN board shall have determined, in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to effectuate an INXN adverse recommendation change would be inconsistent with the INXN board’s fiduciary duties under the laws of the Netherlands, (ii) to the extent requested in writing by DLR or Buyer, INXN has engaged in good faith negotiations with DLR during such notice period (or 3 business day extension thereof if applicable) to amend the purchase agreement in such a manner that the failure of the INXN board to make an INXN adverse recommendation change in response to the INXN Intervening Event would no longer be, in the good faith determination of the INXN board, inconsistent with the INXN board’s fiduciary duties under the laws of the Netherlands, and (iii) the INXN board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that in light of such INXN Intervening Event and taking into account any revised terms proposed by DLR, the failure to make an INXN adverse recommendation change would be inconsistent with the INXN board’s fiduciary duties under the laws of the Netherlands (it being understood and agreed that any material change to the circumstances giving rise to the INXN Intervening Event that was previously the subject of a notice hereunder shall require a new notice to DLR as provided above.

The purchase agreement does not prohibit the INXN board from taking and disclosing to the INXN shareholders a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided, that any such disclosure shall be deemed an INXN adverse recommendation change unless the INXN board expressly publicly reaffirms and without qualification (other than a recitation of the terms of the purchase agreement) the INXN recommendation.

Unless the purchase agreement is validly terminated, neither INXN nor the INXN board shall take any action to make provisions of any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar law inapplicable to any transactions contemplated by any alternative acquisition proposal.

DLR Adverse Recommendation Change

Except as described below, the DLR board may not, directly or indirectly, withhold, withdraw, qualify, amend or modify in a manner adverse to INXN, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to INXN, the DLR recommendation or fail to make, or include in the applicable DLR disclosure documents, the DLR recommendation, or make any public statement inconsistent with the DLR recommendation (each of the foregoing actions being referred to as a “DLR adverse recommendation change”).

Notwithstanding anything to the contrary above, prior to the approval of the DLR common stock issuance by the stockholders of DLR and upon the occurrence of any intervening event, the DLR board may make a DLR adverse recommendation change, or authorize, resolve, agree or propose publicly to take any such action. For purposes of the purchase agreement, “intervening event” means an event, development or change in circumstances occurring or arising after the date of the purchase agreement and prior to the expiration time that was not known to the DLR board as of the date of the purchase agreement and that has not arisen as a proximate result of any actions taken by DLR in breach of the purchase agreement, which causes the DLR board to determine in good faith (after consultation with its outside legal counsel and financial advisors) that failure to make a DLR adverse recommendation change would reasonably be expected to be inconsistent with the duties of DLR’s directors under the laws of the state of Maryland; provided that in no event shall any effect relating to or arising from any of the following constitute an intervening event: (a) any change in the market price or trading volume of the INXN shares or DLR common stock or the fact that INXN or DLR meets or exceeds (or fails to meet or exceed) any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (a)); (b) general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which INXN, DLR or their respective subsidiaries conduct business, including any adverse development regarding the European Union, one or more of its member states (including one or more member states leaving or being forced to leave the European Union) and the Eurozone (including one or more member states leaving or being forced to leave the Eurozone), or conditions in the global economy in general; (c) changes in applicable law (or the enforcement or interpretation thereof), changes in GAAP or other applicable accounting standards, and changes in stock exchange rules or listing standards (or the enforcement or interpretation thereof); or (d) the execution and delivery of the purchase agreement or the announcement or pendency of the transactions contemplated by the purchase agreement (including by reason of the identity of DLR or Buyer), including the impact thereof on the relationships, contractual or otherwise, of DLR and its subsidiaries with employees, customers, suppliers, vendors, landlords or partners.

The DLR board is not entitled to effectuate a DLR adverse recommendation change upon an intervening event unless (i) DLR has given INXN at least four business days’ prior written notice specifying (x) in reasonable detail information describing the intervening event and the rationale for DLR’s adverse recommendation change and (y) explicitly that the DLR board has determined to effectuate a DLR adverse recommendation change and that the DLR board shall have determined, in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to effectuate a DLR adverse recommendation change would be inconsistent with the duties of DLR’s directors under the laws of the state of Maryland, (ii) to the extent requested in writing by INXN, DLR has engaged in good faith negotiations with INXN during such notice period (or three business day extension thereof if applicable) to amend the purchase agreement in such a manner that the failure of the DLR board to make a DLR adverse recommendation change in response to the intervening event would no longer be, in the good faith determination of the DLR board, inconsistent with the duties of DLR’s directors under the laws of the state of Maryland, and (iii) the DLR board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that in light of such intervening event and taking into account any revised terms proposed by INXN, the failure to make a DLR adverse recommendation change would be inconsistent with the duties of DLR’s directors under the laws of the state of Maryland (it being understood and agreed that any material change to the circumstances giving rise to the intervening event that was previously the subject of a notice hereunder shall require a new notice to INXN as provided above).

Schedule TO; Form S-4; Proxy Statement

DLR and Buyer will (i) file with the SEC a tender offer statement on Schedule TO with respect to the offer, which shall contain or incorporate by reference an offer to purchase and a related letter of transmittal and other appropriate ancillary offer documents required to be included therein (such Schedule TO and the documents included therein, together with any amendments or supplements thereto and including exhibits thereto, we refer to as the offer documents), (ii) cause the offer documents to be disseminated to holders of INXN shares to the extent required by applicable US federal securities laws and any other applicable law and (iii) file with the SEC a registration statement on Form S-4 to register under the Securities Act the offer and sale of DLR common stock pursuant to the offer, which shall include a preliminary prospectus containing the information required under the Exchange Act and a proxy statement to be mailed to the stockholders of DLR relating to the DLR stockholder meeting. Each of INXN and DLR agreed to use its reasonable best efforts to:(x) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing; (y) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act or Securities Act; and (z) keep the Form S-4 effective for so long as necessary to complete the issuance of shares of DLR common stock.

DLR agreed to use its reasonable best efforts to cause the proxy statement to be mailed to its stockholders that are entitled to vote at its stockholder meeting and to hold its stockholder meeting as soon as practicable after the Form S-4 registration statement is declared effective. DLR agreed to include in this proxy statement/prospectus its recommendation to its stockholders that they approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, and solicit and use its reasonable best efforts to obtain the approval of the issuance of shares of DLR common stock in connection therewith.

Access to Information; Confidentiality

The purchase agreement requires INXN, on the one hand, and DLR, on the other, to cause each of their respective subsidiaries to provide to the other reasonable access on reasonable advance notice and in a manner not unreasonably disruptive to the operations of the business of the other during normal business hours to all of their respective officers, senior employees, representatives, auditors, properties, offices and other facilities and their books and records and use reasonable best efforts to promptly furnish to the other copies of books, records and other financial, operating and other data and information as reasonably requested in writing.

Each of INXN and DLR will hold, and will cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of their existing confidentiality agreement.

INXN shall give prompt notice to DLR and Buyer of (i) any material written notice or other material communication received by it from any governmental authority related to the transactions contemplated by the purchase agreement or any matter that is subject of a representation or warranty of INXN during the pre-closing period, and (ii) any written notice received by it from any third party during the pre-closing period alleging that the consent of such third party is or may be required in connection with the purchase agreement and the transactions contemplated by the purchase agreement under any material contract or by any governmental authority.

INXN, on the one hand, and DLR, on the other, have agreed to give prompt notice to the other of any notice or other communication received by such party (i) any legal action commenced or, to such party’s knowledge, threatened, against INXN or any of its affiliates or DLR or any of its affiliates, that purports to prevent, materially impede or materially delay the consummation of the offer, the legal merger, the legal demerger, the asset sale, compulsory acquisition, the liquidation, the liquidation distribution or any of the other transactions contemplated by the purchase agreement or that makes allegations that, if true, would reasonably be expected to have, individually or in the aggregate, a material adverse effect on either INXN or DLR, as the case may be, and (ii) (A) in the case of INXN, the knowledge of INXN of any breach of or inaccuracy in its representations or warranties set forth in the purchase agreement or failure to perform its covenants or agreements set forth in the purchase agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to give rise to, individually or in the aggregate, the failure of certain offer conditions or (B) in the case of DLR and Buyer, the knowledge of DLR or Buyer of any breach of, or inaccuracy in, the representations or warranties of DLR and Buyer set forth in the purchase agreement or failure to perform the covenants or agreements of DLR and Buyer set forth in the purchase agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Buyer to perform its obligations under the purchase agreement or to consummate the transactions contemplated by the purchase agreement.

Regulatory Approvals; Efforts

During the pre-closing period, each of the parties to the purchase agreement shall use their respective reasonable best efforts to consummate and make effective the transactions contemplated by the purchase agreement in accordance with the terms thereof as promptly as practicable, including (i) promptly obtaining all authorizations, consents, orders and approvals of all governmental authorities or other persons that may be, or become, necessary for the performance of their respective obligations pursuant to the purchase agreement and the consummation of the transactions contemplated by the purchase agreement, (ii) take all actions as may be requested by any such governmental authority to obtain such authorizations, consents, orders and approvals and (iii) avoid entry of, or effect the dissolution of, any order that would have the effect of preventing or materially delaying the consummation of the transactions contemplated by the purchase agreement.

Without limiting the foregoing, DLR shall, and shall cause its subsidiaries to, use reasonable best efforts to, promptly, and in any event prior to the end date, take all actions necessary to (x) secure the approvals, expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by the purchase agreement under the approvals required pursuant to the purchase agreement or under any other applicable antitrust laws and (y) resolve any objections asserted with respect to the transactions contemplated by the purchase agreement under applicable law raised by any governmental authority, in each case, to the extent necessary in order to prevent the entry of any legal restraint that would prevent, prohibit, restrict or delay the consummation of the transactions contemplated by the purchase agreement. Notwithstanding anything contained in the purchase agreement to the contrary, in no event will DLR or any of its subsidiaries be obligated to, and INXN and its subsidiaries shall not agree to (other than at the written request of DLR, in which case INXN and its subsidiaries shall, provided the effectiveness of any such action is conditioned on the closing), (i) proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the acceptance time, any assets, licenses, operations, rights, product lines, businesses or interest therein of INXN and any of its subsidiaries or DLR and any of its subsidiaries (or to consent to any such sale, divestiture, lease, license, transfer, disposition or other encumbrance by INXN and any of its subsidiaries or DLR and any of its subsidiaries of any of their respective assets, licenses, operations, rights, product lines, businesses or interest therein), (ii) agree to any material changes (including through a licensing arrangement) or restriction on, or other impairment of DLR’s, INXN’s or any of their respective subsidiaries’ ability to own or operate, any such assets, licenses, operations, rights, product lines, businesses or interests therein or DLR’s and Buyer’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the capital stock of INXN or (iii) agree to other structural, behavioral or conduct relief with respect to the behavior of DLR, Buyer or INXN and any of their subsidiaries (each of the actions described in the preceding clauses (i), (ii) and (iii), which we refer to as a remedy action), except that, (A) in the case of a remedy action under clause (i) of the foregoing, to the extent necessary in order to avoid or lift a legal restraint sought by any governmental authority that would prevent the closing, DLR will agree to do the following and no more than the following: DLR will offer and continue to offer to agree to divest, hold separate, or otherwise dispose of one or more of its or its subsidiaries’ properties or one or more of INXN’s or its subsidiaries properties, up to but not exceeding, in the aggregate, 35 megawatts of IT load capacity, and (B) in the case of a remedy action under clauses (ii) or (iii) of the foregoing, DLR will undertake remedy actions that do not, individually or in the aggregate, have a material impact on the benefits that DLR reasonably expects to derive from the transactions contemplated by the purchase agreement.

The parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and, subject to certain limitations, each party shall provide to the other parties in advance, any written analyses, presentations, memoranda, briefs and proposals made or submitted to any governmental authority by or on behalf of any party in connection with proceedings relating to any antitrust laws.

Subject to certain specified limitations, DLR will have principal responsibility for determining the timing and sequence of seeking the required authorizations, consents, orders and approvals under the applicable antitrust laws and any other laws and from any governmental authorities and strategy with respect to obtaining any such authorizations, consents, orders and approvals.

DLR and Buyer, on the one hand, and INXN, on the other hand, agree to refrain from, and to cause each of their respective affiliates to refrain from, acquiring or agreeing to acquire any assets or businesses that would reasonably be expected to prevent, materially impede, or materially delay receipt of any authorizations, consents, orders, or approvals of governmental authorities, or prevent, materially delay, or materially impede the closing.

Public Announcements

INXN and DLR have agreed, subject to certain exceptions, that they shall receive consent (which consent is not to be unreasonably withheld, conditioned or delayed) from each other before issuing any press release or other announcement with respect to the purchase agreement or the transactions contemplated by the purchase agreement.

Director and Officer Liability

For six years after the closing, DLR shall cause INXN and its subsidiaries to indemnify and hold harmless the present and former directors and officers of INXN and its subsidiaries (each, being referred to herein as an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the consummation of the post-offer reorganization and in connection with the transactions contemplated by the purchase agreement to the fullest extent permitted by applicable law. In the event that any Indemnified Person is made party to any legal action that would be indemnifiable pursuant to the immediately preceding sentence, DLR shall cause INXN to advance fees, costs and expenses (including reasonable attorney’s fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such legal action, subject to the execution by such Indemnified Person of appropriate undertakings to repay such advanced fees, costs and expenses if it is ultimately determined that such Indemnified Person is not entitled to indemnification, in each case except to the extent prohibited under applicable law. For a period of six years following the closing, DLR shall cause INXN and its subsidiaries to honor and fulfill in all respects the obligations of INXN and its subsidiaries under any and all indemnification agreements in effect as of the date of the purchase agreement between INXN or any of its subsidiaries and any Indemnified Person, which we refer to as the indemnification agreements.

In addition, for a period of six years following the closing, DLR shall cause INXN and its subsidiaries to cause the articles of association and rules and regulations of the INXN board (or other similar organizational documents) of INXN and its subsidiaries to contain provisions with respect to exculpation of liability of all Indemnified Persons and advancement of fees, costs and expenses that are no less advantageous in the aggregate to the intended beneficiaries than the corresponding provisions contained in the applicable organizational documents as of the date of the purchase agreement. To the maximum extent permitted by applicable law, such indemnification and exculpation shall be mandatory rather than permissive.

DLR shall obtain, or cause to be obtained, effective as of the closing, a “tail” insurance policy with a claims period of six years after the closing with respect to directors’ and officers’ liability insurance covering each person currently covered by INXN’s directors’ and officers’ liability insurance policy for acts or omissions occurring at or prior to the closing on terms that are no less favorable than those of such policy of INXN in effect on the date of the purchase agreement, which insurance shall, prior to the closing, be in effect and prepaid for such six-year period; provided, however, that, in no event shall the total cost for such prepaid “tail” insurance policy exceed 300% of the annual premiums paid as of the date of the purchase agreement by INXN for such insurance, and if the total cost for such prepaid “tail” policy exceeds such cap, then DLR may obtain, or cause to be obtained, a prepaid “tail” policy with the maximum coverage available for a total cost equal to such cap. If DLR for any reason fails to obtain, or cause to be obtained, such “tail” insurance policy as of the closing, DLR will continue, or cause to be continued, to maintain in effect, for a period of six years from and after the closing, the directors’ and officers’ liability insurance in place as of the date of the purchase agreement or a comparable policy with INXN’s current insurance carrier or with an insurance carrier with the same or better credit rating as INXN’s current directors’ and officers’ liability insurance carrier on terms no less favorable than those of such policy in effect on the date of the purchase agreement.

Takeover Statutes

INXN and the INXN board shall take all actions within their power and authority necessary so that no anti-takeover measure is or becomes applicable to any of the transasctions contemplated by the purchase agreement. If any antit-takeover measure becomes applicable to any such transaction, INXN and the INXN board will grant such approvals and take such actions within their power and authority as are necessary so that any such transactions may be consummated as promptly as practicable on the terms contemplated by the purchase agreement and otherwise act within their power and authority to eliminate such anti-takeover measures in respect of such transactions.

Financing Cooperation

The obligations of DLR and INXN to consummate the transactions contemplated by the purchase agreement are not subject to any financing condition or the receipt of any financing by DLR. However, as detailed in the purchase agreement, INXN shall provide to DLR, and shall cause its subsidiaries, to reasonably cooperate in connection with the arrangement of (i) any common or preferred equity financing in one or more public or private offerings (including any such equity financings pursuant to a forward contract, option or other derivative financial instrument offering), (ii) one or more issuances of debt securities by DLR or its affiliates, whether in a publicly registered or “Rule 144A/Regulation S” offering, (iii) amendments to DLR’s or its affiliates’ existing credit facilities to increase available or add borrowers thereunder, in each case, to the extent DLR determines to seek any such financing in order to fund all or a portion of its cash needs in respect of the transactions contemplated by the purchase agreement, including payment of any cash consideration, transaction expenses or the redemption, defeasance, repurchase and/or payoff of INXN’s or its subsidiaries’ indebtedness on or after the closing date and provides written notice of such determination to INXN including a reasonably detailed description of such financing, or (iv) any other public offering by DLR of its debt or equity securities (any such financings we refer to as the financing).

Such cooperation includes INXN and its subsidiaries using their reasonable best efforts to, among other things:

•

furnish (x) audited consolidated statements of financial position and related consolidated income statements and consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows of INXN and its subsidiaries for the three most recently completed fiscal years ended at least one-hundred-twenty (120) days prior to the anticipated date of such financing and unaudited condensed consolidated interim statements of financial position and related condensed consolidated interim income statements and condensed consolidated interim statements of comprehensive income, changes in shareholders’ equity and cash flows of the INXN and its subsidiaries for any fiscal quarter (other than the fourth fiscal quarter) ended after the date of its most recent audited financial statements and at least sixty (60) days prior to the anticipated date of such financing (and the corresponding periods of the prior fiscal year), (y) as promptly as reasonably practical, all financial data, audit reports and other financial information of INXN and its subsidiaries of the type required by the SEC’s Form 20-F promulgated under the Exchange Act and other accounting rules and regulations of the SEC as may reasonably be requested of the type and form customarily included in registered public offerings or private placement memoranda pursuant to Rule 144A of the Securities Act and, in the case of private placement memoranda, subject to customary exceptions, and (z) all information with respect to INXN necessary for DLR and Buyer to prepare any pro forma financial statements required to be included in any such offering document (including (A) to the extent an audited consolidated statement of financial position and related consolidated income statements of INXN as of and for the annual periods presented by DLR in preparing any such pro forma financial statements are not available, furnishing to DLR an unaudited consolidated statement of financial position and related consolidated income statements of INXN as of and for such periods presented by DLR and (B) such financial information as DLR may reasonably request in order to permit DLR to complete any required reconciliation from IFRS to GAAP and any required reclassifications to conform to DLR’s financial statement presentation), it being understood that the preparation of pro forma financial statements and the pro forma adjustments to be presented shall be the responsibility of DLR and Buyer (the information referred to in clauses (x), (y) and (z), collectively referred to herein as the “financing information”); provided, that such financing information shall be limited to the type of information that would be required in connection with a registered public offering, or in the case of an offering conducted under Rule 144A, customarily included in a private placement memorandum conducted under Rule 144A;

•

cause its independent registered public accounting firm to reasonably cooperate with any financing sources consistent with such independent registered public accounting firm’s customary practice and obtain customary accountants’ “comfort letters” (including customary “negative assurances”) with respect to the information provided pursuant to clause (x) in the bullet immediately above and customary consents to the inclusion of audit reports in connection with the financing and participation by INXN’s independent registered public accounting firm in due diligence sessions conducted in connection with the provision of such comfort letters and consents, and provide any necessary management representation letters to its independent registered public accounting firm in connection with the foregoing;

•

provide information (A) related to INXN and its subsidiaries reasonably necessary to assist DLR or any of its affiliates, and assist DLR and its affiliates, in the preparation of one or more customary confidential information memoranda, offering memoranda or prospectuses and (B) reasonably necessary to assist DLR or any of its affiliates in its preparation of customary material relating to INXN and its subsidiaries for rating agency presentations or as otherwise reasonably requested by DLR or the financing sources in connection with the syndication or other marketing of the financing;

•

subject to certain limitations, provide the reasonable use by DLR and its affiliates of INXN’s and its subsidiaries’ logos for syndication and underwriting, as applicable, of the financing (subject to advance review of and consent of INXN with respect to such use);

•

cause senior management and representatives, with appropriate seniority and expertise, to participate in due diligence sessions, and otherwise cooperate with the financing sources’ documentary due diligence, to the extent customary and reasonable; provided that senior management shall not be required to attend any such meetings on more than three days in the aggregate;

•

provide, at least three business days prior to the acceptance time, all documentation and other information about INXN and its subsidiaries as is required by applicable “know your customer” and anti-money laundering and anti-corruption rules and regulations, including the USA PATRIOT Act, to the extent reasonably requested by any financing source at least ten business days prior to the anticipated acceptance time;

•	cooperate with DLR’s and Buyer’s legal counsel in connection with any legal opinions that may be required to be delivered in connection with the financing;

•

cooperate with DLR, Buyer and any financing sources to ensure that, to the extent practicable and appropriate, any syndication efforts in connection with the financing benefit from INXN’s and its subsidiaries’ existing financing relationships;

•

supplement the written or formally presented information (other than projections and other forward looking materials and information of a general economic or industry specific nature) provided by INXN or its subsidiaries to the extent such information contains any material misstatement of fact or omits to state any material fact necessary to make such information, taken as a whole, not misleading in any material respect as soon as reasonably practicable after gaining knowledge thereof; and

•

take any action or consummate any other transaction reasonably requested by DLR and Buyer, contingent upon the occurrence of the closing, that facilitates an efficient debt financing and security structure following the implementation of the transactions contemplated by the purchase agreement.

However, neither INXN nor any of its subsidiaries nor any of their respective affiliates or representatives shall be required to take any of the following actions that is not contingent on the closing: (A) pay any out-of-pocket fee or expense or incur any other material liabilities for which INXN is not promptly reimbursed by DLR or Buyer, (B) pay any commitment or other fees, in each case, in connection with any financing, (C) give any indemnities in connection with any financing, (D) take any action that, in the good faith determination of INXN, would unreasonably interfere with the conduct of the business of INXN and its subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of INXN or any of its subsidiaries, (E) provide (i) any information the disclosure of which is prohibited or restricted under applicable law or subject to legal privilege, or, subject to compliance by the parties with the Securities Act or the Exchange Act, that is confidential or proprietary to the providing party or (ii) any information with respect to which INXN or any of its subsidiaries owes a duty of confidentiality to a third party (it being understood, in that case, that INXN shall, to the extent permitted by such duty of confidentiality, inform DLR that it is not providing certain information as a result of such a duty and shall use reasonable best efforts to obtain the consent of such third party to INXN’s and its subsidiaries’ disclosure of such information to DLR, Buyer and its financing sources), (F) take any action that would conflict with or violate its organizational documents or any applicable law or would conflict with or result in a violation or breach of, or default under, any material agreement to which INXN or any of its subsidiaries is a party, (G) adopt any resolution prior to the closing or (H) take any action that would be reasonably expected to cause any director, officer or employee of INXN or any of its subsidiaries to incur any personal liability.

DLR and Buyer shall, promptly upon request by INXN, reimburse INXN for all reasonable and documented out-of-pocket costs and expenses incurred by INXN, its subsidiaries and its and their respective representatives in connection with their respective obligations to cooperate with respect to the financing. DLR shall indemnify and hold harmless INXN, its subsidiaries and their respective representatives, from and against any and all losses suffered or incurred by any of them in connection with any financing and any information utilized in connection therewith (other than material misstatements or omissions in information provided by INXN or any of its subsidiaries for use in any such financing), except to the extent such losses were suffered or incurred as a result of the gross negligence or willful misconduct of INXN or any of its subsidiaries.

INXN shall, and shall cause its subsidiaries to, promptly deliver all notices, reasonably cooperate with DLR and take all other actions reasonably requested by DLR to facilitate the termination at, or, at the option of DLR, following, the closing of all commitments in respect of all indebtedness of INXN and its subsidiaries under its revolving facility agreements, the repayment in full on, or, at the option of DLR, following, the closing date (or in the case of any letters of credit, cash collateralization, to the extent that DLR shall not have entered into an alternative arrangement with the issuing bank) of all obligations in respect of all such indebtedness under, and the release on, or, at the option of DLR, following, the closing date of any liens securing all such indebtedness and guarantees in connection therewith. In furtherance and not in limitation of the foregoing, INXN and its subsidiaries shall use reasonable best efforts and shall reasonably cooperate with DLR to obtain and deliver to DLR at least two business days prior to the closing date an executed conditional payoff letter with respect to all such indebtedness, in form and substance customary for transactions of this type, from the applicable agent on behalf of the persons to whom such indebtedness is owed, each of which payoff letters together with any related release documentation shall, among other things, include the payoff amount and provide that liens (and guarantees), if any, granted encumbering the assets, rights and properties of INXN and its subsidiaries securing such indebtedness shall, upon the payment of the amount set forth in the applicable payoff letter at or prior to the closing, be released and terminated.

At the request of DLR, INXN shall, and shall cause its subsidiaries to, issue at the time requested by DLR (which time may be prior to the closing date) one or more notices to effectuate the optional redemption or prepayment of certain specified indebtedness of INXN in accordance with the terms of the applicable documents on (or, at the option of DLR, following) the closing date; provided, that no such notice shall be required to be sent unless it can be conditioned on the occurrence of the closing or can be revoked at no cost to the INXN if the closing does not occur.

Employee Matters

Under the purchase agreement, DLR has agreed that:

•

for the period beginning on the closing date and ending on December 31 of the calendar year following the calendar year in which the closing date occurs, DLR (or an affiliate thereof) shall provide to each continuing employee a base salary or hourly wage rate, as applicable, that is no lower than the base salary or hourly wage rate provided to such continuing employee immediately prior to the closing;

•

for the period beginning on the closing date and ending on December 31 of the year in which the closing date occurs (subject to the terms of any individual continuing employee contract), DLR (or an affiliate thereof) shall provide to each continuing employee (i) an annual cash bonus opportunity that is no lower than the annual cash bonus opportunity provided to such continuing employee immediately prior to the closing, (ii) health and welfare benefits and other broad-based employee benefits (excluding severance benefits) that are no less favorable, in the aggregate, than those provided to such continuing employee immediately prior to the closing, and (iii) severance benefits that are no less favorable, in the aggregate, than those provided to such continuing employee immediately prior to the closing or, if none, than those provided to similarly situated employees of DLR or its affiliates in the jurisdiction where such continuing employee works, if any;

•

with respect to the year following the year in which the closing date occurs (subject to the terms of any individual continuing employee contract), DLR (or an affiliate thereof) will provide to each continuing employee (i) an annual cash bonus opportunity that is no lower than the annual cash bonus opportunity provided to such continuing employee immediately prior to the closing or the annual cash bonus opportunity that is provided to similarly situated employees of DLR or its affiliates in the jurisdiction in which such continuing employee works, if any, (ii) eligibility for long-term incentive awards on substantially the same basis as similarly situated employees of DLR or its affiliates in the jurisdiction where such continuing employee works (if any) or, if there are no such similarly situated employees, eligibility for long-term incentive awards on substantially the same basis as employees of DLR or its affiliates in Europe, (iii) health and welfare benefits and other broad-based employee benefits (excluding severance benefits) that are no less favorable, in the aggregate, than those provided to such continuing employee immediately prior to the closing or those provided to similarly situated employees of DLR or its affiliates in the jurisdiction in which such continuing employee works, if any, and (iv) severance benefits that are no less favorable, in the aggregate, than those provided to such continuing employee immediately prior to the closing or, if none, than those provided to similarly situated employees of DLR or its affiliates in the jurisdiction where such continuing employee works, if any;

•

each continuing employee who, following the closing date, participates in DLR’s employee benefit plans will generally receive credit under such plans for his or her years of service with INXN before the closing for purposes of eligibility, vesting and level of benefits. In addition, DLR shall generally cause such DLR benefit plans (to the extent permitted by such plans) to (i) waive all preexisting condition exclusions and actively-at-work requirements for each continuing employee and his or her covered dependents, and (ii) credit such continuing employee with any copayments, deductibles and other eligible expenses incurred by such continuing employee and/or his or her covered dependents during the plan year ending on the closing date for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements under the corresponding DLR benefit plan for the applicable plan year; and

•

DLR shall maintain INXN’s annual cash bonus plans until at least the end of the calendar year in which the closing date occurs, and shall pay to each continuing employee who was a participant in any such bonus plan immediately prior to the closing date an award thereunder for the year in which the closing date occurs, in accordance with the terms of such plan, with such modifications to the performance objectives as DLR deems appropriate to reflect the transactions, subject to such continuing employee’s continued employment with DLR through December 31st of the year in which the closing date occurs; provided that (i), upon a termination of any such continuing employee’s service by DLR or an affiliate thereof without “cause” (as determined by DLR in good faith), such continuing employee’s bonus award will be pro-rated based on the continuing employee’s length of employment with DLR or its affiliates during the year in which the closing date occurs, and (ii) each such continuing employee’s payout in respect of the calendar year in which the closing date occurs will not be less than his or her target award opportunity (or pro-rated target award opportunity, as applicable) as in effect on the date of the purchase agreement.

In addition, DLR will assume INXN’s obligations under INXN’s senior management team employment agreements.

Other Covenants and Agreements

The purchase agreement contains certain other covenants and agreements, including, among other things, covenants and agreements related to the following:

•

The parties to the purchase agreement have agreed to jointly notify the social and economic council and the relevant Dutch trade unions of the offer in accordance with the provisions of the Social and Economic Council Merger Regulation for the protection of employees (SER-Besluit Fusiegedragsregels 2015), if and to the extent applicable.

•

In accordance with Dutch law, the one-month period for any creditors of INXN, holders of bonds (obligaties) issued by INXN, whether or not redeemable or convertible, or warrants issued by INXN (collectively referred to herein as, the “INXN Creditors”) to oppose the legal merger or the legal demerger, as the case may be, under Dutch law shall commence as of the day INXN publishes the filing of the legal merger proposal or the legal demerger proposal, as the case may be, in accordance with the terms of the purchase agreement. INXN will promptly notify DLR and Buyer upon receipt of written notice of any actual, pending or threatened opposition rights proceeding initiated or threatened to be initiated by any INXN Creditor pursuant to Dutch law (whether during the aforementioned one-month period or otherwise). Such notice shall describe in reasonable detail the nature of such opposition rights proceeding.

•

INXN shall reasonably cooperate with DLR and Buyer to assess the number of retail holders of INXN shares in the European Economic Area countries in order to allow DLR and Buyer, in their discretion, to determine whether an EU prospectus is required, and if so, in which jurisdictions it should be used. DLR and Buyer may, at their discretion, decide not to proceed with preparing or filing an EU Prospectus, and may not proceed with preparing or filing an EU Prospectus without the prior written consent of INXN (not to be unreasonably withheld, conditioned or delayed). Should INXN provide such consent, INXN will provide reasonable assistance to Buyer in connection with the preparation thereof and to the passporting thereof to all relevant European Economic Area jurisdictions. If the parties decide to proceed with an EU Prospectus, the parties shall negotiate in good faith to agree on revisions to the timing of commencing the offer. Further, if DLR and Buyer decide not to pursue or file an EU Prospectus or INXN does not consent to DLR and Buyer preparing and filing an EU prospectus then DLR or Buyer may decide, in their sole discretion, to exclude retail shareholders in some or all European Economic Area jurisdictions from the offer such that no EU Prospectus is required.

Conditions to Closing of the Offer

In addition to DLR’s and Buyer’s right and obligation to extend, terminate, amend or modify the offer pursuant to the provisions of the purchase agreement and subject to any applicable rules and regulations of the SEC, neither DLR nor Buyer shall be required to accept for payment or pay for any INXN share validly tendered and not properly withdrawn pursuant to the offer unless, as of the scheduled expiration time the following conditions are satisfied:

•

a number of INXN shares having been validly tendered and not properly withdrawn, satisfying certain conditions, that, together with the INXN shares then owned by DLR or its affiliates, would allow Buyer to acquire the minimum condition; provided, DLR or Buyer may reduce the minimum condition to sixty-six and two-thirds percent (66 2/3%);

•	receipt of certain required regulatory approvals, which approvals must be in full force and effect or their relevant waiting periods (and any extensions thereof) expired or terminated;

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absence of any applicable law or order of a governmental authority prohibiting, rendering illegal or enjoining the consummation of the offer or the other transactions contemplated by the purchase agreement;

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the truth and correctness in all respects at and as of the expiration time with the same effect as though made at and as of the expiration time of representations and warranties of INXN regarding the nonexistence of a company material adverse effect since December 31, 2018;

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the truth and correctness in all respects (except for de minimis inaccuracies) at and as of the expiration time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date) of representations and warranties of INXN regarding its authorized and issued and outstanding share counts;

•

the truth and correctness in all material respects at and as of the expiration time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date) of representations and warranties of INXN regarding corporate existence and power, corporate authorization, capitalization, capitalization of subsidiaries and fees and opinions of financial advisor;

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the truth and correctness (disregarding all materiality qualifications and limitations) at and as of the expiration time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date) of all other representations and warranties of INXN not specified in the foregoing three bullet points, except, where the failure to be true and correct would not have or reasonably be expected to have, individually or in the aggregate, a company material adverse effect with respect to INXN;

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except for certain specified covenants, INXN will have performed or complied with, in all material respects, each of the obligations, agreements and covenants required to be performed by, or complied with by, it under the purchase agreement at or prior to the expiration time;

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since the date of the purchase agreement, there would not have occurred any effect that would have or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect (excluding for this purpose material adverse effects that prevent or materially adversely affect the ability of INXN to consummate the transactions contemplated by the purchase agreement;

•	receipt of the resignation of the resigning members of the INXN board in accordance with the purchase agreement;

•	the adoption of the post-offer reorganization resolutions (as defined in the purchase agreement) at the EGM (or a subsequent EGM, if any) of INXN;

•	approval by DLR stockholders of the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement;

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delivery by INXN to DLR of a certificate signed by an executive officer of INXN, dated as of the expiration time certifying as to the satisfaction of the conditions specified in the 4th through 9th bullet points above;

•	no termination of the purchase agreement in accordance with the terms of the purchase agreement;

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declaration of effectiveness of the Form S-4 registration statement, of which this proxy statement/prospectus is a part, and the absence of any stop order issued by the SEC suspending the effectiveness of such Form S-4, or, if issued, withdrawn by the SEC or proceedings for that purpose not having been initiated or threatened by the SEC; and

•	approval of listing of the shares of DLR common stock on the NYSE, subject only to official notice of issuance.

The foregoing conditions are for the sole benefit of DLR and Buyer and may be asserted by DLR or Buyer regardless of the circumstances giving rise to any such conditions and, other than the minimum condition, may be waived, subject to applicable law, by DLR or Buyer in whole or in part at any time and from time to time in their sole discretion, in each case, subject to the terms of the purchase agreement.

Termination of the Purchase Agreement

Termination by Mutual Agreement

The purchase agreement may be terminated at any time prior to the acceptance time by the mutual consent of INXN, DLR and Buyer in a written instrument.

Termination by Either DLR or INXN

In addition, the purchase agreement may also be terminated prior to the acceptance time by either DLR or INXN under the following conditions, each subject to certain exceptions:

•

there has been a breach by the other party of any of its representations or warranties, or a failure by the other party to perform certain specified covenants, obligations or agreements contained in the purchase agreement which breach or failure to perform, individually or in the aggregate (A) would result in any of the conditions to the offer not being satisfied and (B) by its nature cannot be cured or has not been cured by the other party within a specified timeline, provided, in each case, that the terminating party is not then in material breach of its representations or warranties or failure to perform its covenants, obligations or obligations contained in the purchase agreement;

•

if the acceptance time has not occurred on or before the end date, provided that (A) such right to terminate will not be available to any party seeking to terminate if such party is in breach of, or has breached, any of its covenants, obligations or agreements under the purchase agreement prior to the acceptance time where such breach proximately caused the failure of the acceptance time to occur by the end date, (B) if all of the conditions to the offer except the condition concerning the receipt of certain regulatory conditions have been obtained, the end date shall automatically be extended by 90 days and (C) if INXN has received written notice of a breach by it of certain of its financing cooperation obligations from DLR or Buyer within 60 days prior to the end date, the end date shall be extended by 60 days following receipt by INXN of such notice;

•

if the condition to the offer concerning the absence of any applicable law or order of a governmental authority prohibiting, rendering illegal or enjoining the consummation of the offer or the other transactions contemplated by the purchase agreement is not satisfied and such legal restraint giving rise to such non-satisfaction would have become final, permanent and non-appealable, provided that the party seeking to so terminate the purchase agreement will have complied in all material respects with its obligations under the purchase agreement with respect to obtaining such approvals;

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if the offer will have expired in accordance with its terms without all of the offer conditions having been satisfied and the offer having not been extended Buyer, provided that the right to so terminate the purchase agreement will not be available to any party whose breach of the purchase agreement proximately caused the offer to expire without all of the offer conditions having been satisfied, and the right to so terminate will also not be available to DLR if Buyer does not extend the offer in circumstances where Buyer is required to do so pursuant to the purchase agreement; or

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the meeting of holders of DLR common stock and any adjournment or postponement thereof have been held and concluded and the holders of DLR common stock do not approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Termination by DLR

The purchase agreement may also be terminated, prior to the acceptance time by DLR:

•	following an INXN adverse recommendation change;

•

if the EGM and subsequent EGM, if any, have been held and been concluded and the post-offer reorganization resolutions (as defined in the purchase agreement) and the governance resolutions (as defined in the purchase agreement) have not each been adopted; or

•	following certain breaches by INXN of its financing cooperation covenants if such breach has not been cured within the required timeline.

Termination by INXN

The purchase agreement may also be terminated, prior to the acceptance time by INXN:

•

until such time as the post-offer reorganization resolutions (as defined in the purchase agreement) and the governance resolutions (as defined in the purchase agreement) are adopted at the EGM or subsequent EGM, if any, in order for INXN to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the terms of INXN’s non-solicitation obligations in the purchase agreement, so long as INXN pays termination compensation to DLR as described below and INXN had not materially breached its non-solicitation obligations under the purchase agreement; or

•	following a DLR adverse recommendation change.

Termination Compensation and Expenses

INXN Termination Compensation

INXN has agreed to pay, or cause to be paid, to DLR $72.6 million (exclusive of value-added tax, if applicable) if:

•

the purchase agreement is validly terminated by INXN prior to such time as the post-offer reorganization resolutions (as defined in the purchase agreement) and the governance resolutions (as defined in the purchase agreement) are adopted at the EGM or subsequent EGM, if any, in order for INXN to enter into an alternative acquisition agreement with respect to a superior proposal in accordance with the terms of INXN’s non-solicitation obligations in the purchase agreement, so long as INXN pays termination compensation to DLR as described below and INXN had not materially breached its non-solicitation obligations under the purchase agreement;

•	the purchase agreement is validly terminated by DLR following an INXN adverse recommendation change; or

•

(A) an alternative acquisition proposal is publicly made prior to the acceptance time, (B) the purchase agreement is validly terminated (x) by INXN or DLR due to passage of the end date in accordance with the requirements of the purchase agreement, (y) by INXN or DLR due to the expiration of the offer without all of the conditions to the offer being satisfied in accordance with the requirements of the purchase agreement; or (z) by DLR due to breaches of certain representations, warranties and covenants by INXN, the failure to obtain passage of the post-offer reorganization resolutions (as defined in the purchase agreement) or governance resolutions (as defined in the purchase agreement) at the EGM or subsequent EGM, if any, or following certain financing cooperation breaches and (C) within 12 months following the date of such termination, INXN enters into a definitive contract with respect to any transaction satisfying the parameters of an alternative acquisition proposal pursuant to the purchase agreement or any such transaction is consummated, in each case, whether or not involving the same alternative acquisition proposal or the person making the alternative acquisition proposal referred to in the foregoing clause (A); provided, that for purposes of the foregoing clause (C) only, references in the definition of alternative acquisition proposal to the figure 20% will be deemed to be replaced by 50%.

DLR Termination Compensation

DLR has agreed to pay, or cause to be paid, to INXN $254.3 million (exclusive of value-added tax, if applicable) if the purchase agreement is validly terminated by INXN or DLR because the meeting of holders of DLR common stock and any adjournment or postponement thereof have been held and concluded and the holders of DLR common stock do not approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Expenses Generally; Reimbursable INXN Transaction Expenses

Generally, all fees and expenses incurred in connection with the offer and the other transactions contemplated by the purchase agreement will be paid by the party incurring those fees and expenses, except that DLR will have to reimburse INXN for up to $25 million (exclusive of value-added tax, if applicable) of its documented out-of-pocket expenses upon termination of the purchase agreement by INXN or DLR because the meeting of holders of DLR common stock and any adjournment or postponement thereof have been held and concluded and the holders of DLR common stock do not approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Effect of Termination

In the event of the valid termination of the purchase agreement, the purchase agreement will immediately become void and of no effect, without any liability on the part of any party (or its respective directors, officers, employees, stockholders, representatives, agents or advisors); provided, that, subject to certain specified limitations, (a) the confidentiality agreement and the clean team agreement as well as the provisions of the purchase agreement related to continuing confidentiality obligations, limitations on public announcements, the effect of termination, expenses, termination compensation, definitions, interpretive matters and miscellaneous provisions will survive the valid termination of the purchase agreement and (b) nothing therein will relieve either party of any liability for damages resulting from such party’s willful breach prior to such valid termination (including, with respect to INXN, damage to INXN’s shareholders resulting from the failure of the closing to occur).

Miscellaneous Provisions

Specific Performance

The parties to the purchase agreement agreed that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the parties thereto do not perform their obligations under the provisions of the purchase agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties to the purchase agreement also acknowledge and agree, among other things, that the parties will be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of the purchase agreement and to enforce specifically the terms and provisions hereof in the courts specified in the purchase agreement without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under the purchase agreement. The parties to the purchase agreement further acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of the purchase agreement and to enforce specifically the terms and provisions of the purchase agreement in accordance with the purchase agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Amendment; Waiver

Except with respect to the right of DLR or Buyer to reduce the minimum condition, the purchase agreement may only be amended or supplemented by additional written agreements signed by each party to the purchase agreement.

Additionally, no provision of the purchase agreement may be waived or extended except by a written instrument signed by the party against whom the waiver or extension is to be effective. No failure or delay on the part of any party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in the purchase agreement, nor will any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

Governing Law

The purchase agreement, and any legal action arising out of or relating to the purchase agreement or the transactions contemplated thereby, will be governed by, and construed in accordance with, the laws of the state of Delaware, without regard to choice or conflict of law principles thereof; provided, that, notwithstanding the foregoing, any matters concerning or implicating INXN’s fiduciary duties or any of the transactions contemplated by the sections of the purchase agreement relating to the EGM, directors of Dutch entities, the legal merger, the legal demerger and certain further actions will be governed by and construed in accordance with the applicable laws of the Netherlands.

THE TENDER AND SUPPORT AGREEMENT

This section of this proxy statement/prospectus summarizes the material provisions of the tender and support agreement, which is attached as Annex B to this proxy statement/prospectus and is incorporated herein by reference. As a stockholder, you are not a third party beneficiary of the tender and support agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the tender and support agreement that is important to you. DLR urges you to carefully read the full text of the tender and support agreement. The tender and support agreement is not intended to provide you with any factual information about DLR. The provisions of the tender and support agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that DLR files with the SEC and that INXN files with or furnishes to the SEC and the other information in this proxy statement/prospectus. See “Where You Can Find More Information and Incorporation by Reference” beginning on page 182.

Concurrently with the execution of the purchase agreement, INXN’s Chief Executive Officer David C. Ruberg, in his capacity as shareholder of INXN, entered into the tender and support agreement with Buyer, pursuant to which Mr. Ruberg, among other things, has agreed to irrevocably accept the offer in respect of INXN shares held by him. Furthermore, pursuant to the tender and support agreement, Mr. Ruberg has agreed to exercise the voting rights attached to his INXN shares in favor of all resolutions proposed by INXN at the EGM (and any subsequent EGM), in each case subject to the conditions and in accordance with the terms set forth therein. The foregoing description of the Tender and Support Agreement does not purport to be complete.

DESCRIPTION OF DLR CAPITAL STOCK

General

The following is a summary of some of the terms of DLR’s capital stock, DLR’s charter and DLR’s bylaws. You should read DLR’s charter and bylaws and the applicable provisions of Maryland law for complete information on DLR’s capital stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of DLR’s charter and bylaws. To obtain copies of these documents, see “Where You Can Find More Information and Incorporation by Reference” beginning on page 182.

The description of DLR’s capital stock in this section applies to the capital stock of DLR after the time of the closing of the offer. See “Comparison of Rights of the DLR Stockholders and the INXN Shareholders” beginning on page 146 for additional information.

As of December 2, 2019, the total number of shares of stock of all classes which DLR has authority to issue is 425,000,000 shares, consisting of 315,000,000 shares of common stock, $0.01 par value per share, and 110,000,000 shares of preferred stock, $0.01 par value per share.

As of December 2, 2019, 208,852,277 shares of DLR common stock were issued and outstanding (which includes 411,414 unvested restricted shares). 10,087,529 shares of common stock have been reserved for issuance under the Digital Realty Trust, Inc., Digital Services Inc. and Digital Realty Trust, L.P. 2004 and 2014 Incentive Award Plans in connection with existing and future awards. In addition, as of December 2, 2019, 8,050,000 shares of DLR’s 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock, 10,000,000 shares of DLR’s 5.875% Series G Cumulative Redeemable Preferred Stock, 10,000,000 shares of DLR’s 6.350% Series I Cumulative Redeemable Preferred Stock, 8,000,000 shares of DLR’s 5.250% Series J Cumulative Redeemable Preferred Stock, 8,400,000 shares of DLR’s 5.850% Series K Cumulative Redeemable Preferred Stock and 13,800,000 shares of DLR’s 5.200% Series L Cumulative Redeemable Preferred Stock were issued and outstanding.

Common Stock

The following description of DLR common stock sets forth certain general terms and provisions of DLR common stock. This description is in all respects subject to and qualified in its entirety by reference to the applicable provisions of DLR’s charter and bylaws. The common stock is listed on the NYSE under the symbol “DLR”.

All outstanding shares of the common stock are duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of DLR’s charter regarding the restrictions on transfer of stock, holders of shares of the common stock are entitled to receive dividends on such stock if, as and when authorized by the DLR board out of assets legally available therefor and declared by DLR and to share ratably in the assets of DLR legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding up after payment or establishment of reserves for all known debts and liabilities.

Subject to the provisions of DLR’s charter regarding the restrictions on transfer of stock and except as may be otherwise specified therein with respect to any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of the board of directors, which means that the holders of a majority of the outstanding shares of the common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of the common stock have no preference, conversion, exchange, sinking fund or redemption rights, have no preemptive rights to subscribe for any securities of DLR and generally have no appraisal rights unless the DLR board determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. Subject to the provisions of DLR’s charter regarding the restrictions on transfer of stock, shares of the common stock will have equal dividend, liquidation and other rights.

Under the Maryland General Corporation Law, which we refer to as the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Except for certain charter amendments relating to the removal of directors and the vote required for certain amendments, DLR’s charter provides that these actions may be taken if declared advisable by a majority of the board of directors and approved by the vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. In addition, operating assets may be held by a corporation’s subsidiaries and these subsidiaries may be able to transfer all or substantially all of such assets without a vote of the DLR corporation’s stockholders.

DLR’s charter authorizes its board of directors to reclassify any unissued shares of the common stock into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of the Common Stock.

The DLR board has the power to amend DLR’s charter from time to time without stockholder approval to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of any class or series of stock, to issue additional authorized but unissued shares of stock and to classify or reclassify unissued shares of stock into other classes or series of stock and thereafter to cause DLR to issue such classified or reclassified shares of stock. Subject to the limited rights of holders of the series C preferred stock, series G preferred stock, series I preferred stock, series J preferred stock, series K preferred stock and series L preferred stock and each other parity class or series of preferred stock, voting together as a single class, to approve certain issuances of senior classes or series of stock, the additional classes or series, as well as the common stock, will be available for issuance without further action by the DLR stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which the securities may be listed or traded.

Restrictions on Ownership and Transfer.

In order for DLR to qualify as a REIT under the Code, its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

DLR’s charter contains restrictions on the ownership and transfer of the common stock, preferred stock and capital stock that are intended to assist DLR in complying with these requirements and continuing to qualify as a

REIT. The relevant sections of the charter provide that, subject to the exceptions described below, no person or entity may beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of the common stock or of any series of preferred stock, or more than 9.8% of the value of DLR’s outstanding capital stock. DLR refers to these restrictions as the “common stock ownership limit,” the “preferred stock ownership limit” and the “aggregate stock ownership limit,” respectively. A person or entity that becomes subject to one of the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of the common stock, any series of preferred stock, or the capital stock, as applicable, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of the common stock, any series of the preferred stock, or the capital stock, as applicable.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of the common stock or any series of the preferred stock or less than 9.8% of the value of the outstanding capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, DLR’s capital stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively more than 9.8% of the outstanding common stock or a series of the preferred stock or capital stock, as applicable, and thereby subject such stock to the applicable ownership limit.

The DLR board may, in its sole discretion waive, prospectively or retroactively, the common stock ownership limit or aggregate stock ownership limit with respect to a particular stockholder if it:

•

determines that such waiver will not cause any individual’s beneficial ownership of shares of DLR’s capital stock to violate the aggregate stock ownership limit and that any exemption from the applicable ownership limit will not jeopardize DLR’s status as a REIT; and

•

determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of DLR that would cause DLR to own, actually or constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause DLR to fail to qualify as a REIT under the Code.

The DLR board may also, in its sole discretion waive, prospectively or retroactively, the preferred stock ownership limit with respect to a particular stockholder if it determines that such waiver will not: (1) cause any individual’s beneficial ownership of shares of DLR’s capital stock to violate the aggregate stock ownership limit, or (2) jeopardize DLR’s status as a REIT.

In connection with a waiver of an ownership limit or at any other time, the DLR board may increase the applicable ownership limit for one or more persons and decrease the applicable ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in the common stock, any series of the preferred stock or capital stock, as applicable, exceeds the decreased ownership limit until such time as such person or entity’s percentage ownership equals or falls below the decreased ownership limit; but any further acquisition of the common, preferred or capital stock, as applicable, in excess of such percentage ownership will be in violation of the applicable ownership limit. Additionally, the new ownership limit, as applicable, may not allow five or fewer stockholders to beneficially own more than 49% in value of DLR’s outstanding capital stock.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of DLR’s stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to DLR and provide it with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing provisions on transferability and ownership will not apply if the DLR board determines that it is no longer in DLR’s best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to DLR’s charter, if any purported transfer of DLR’s stock or any other event would otherwise result in any person violating the ownership limits or such other limit as established by the DLR board or would result in DLR’s being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares in excess of the applicable ownership limit or causing DLR to be “closely held” or otherwise to fail to qualify as a REIT (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by DLR and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to DLR’s discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust, and the trustee may reduce the amount payable to the purported record transferee upon the sale of the shares transferred to the trustee (as described below) by the amount of any such dividends or other distributions which have not been repaid to the trustee. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent a violation of the applicable ownership limit or the DLR’s being “closely held” or otherwise failing to qualify as a REIT, then the charter provides that the transfer of the shares in excess of the ownership limit will be void. If any transfer would result in shares of DLR’s stock being beneficially owned by fewer than 100 persons, then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

Shares of DLR’s stock transferred to the trustee are deemed offered for sale to DLR, or its designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of DLR’s stock at market price, the last sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of DLR’s stock to the trust) and (2) the market price on the date DLR, or its designee, accepts such offer. DLR may reduce the amount payable to the purported record transferee by the amount of dividends and distributions which have been paid to the purported record transferee and are owed by the purported record transferee to the trustee. DLR will pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. DLR has the right to accept such offer until the trustee has sold the shares of DLR’s stock held in the trust pursuant to the clauses discussed below. Upon a sale DLR, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

If DLR does not buy the shares, the trustee must, within 20 days of receiving notice from DLR of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the common stock ownership limit or the preferred stock ownership limit, as applicable, and the aggregate stock ownership limit or such other limit as established by the DLR board. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee or owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last sales price reported on the NYSE on the trading day immediately preceding the day of the event which resulted in the transfer of such shares of DLR’s stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee may reduce the amount payable to the purported record transferee by the amount of dividends and distributions which have been paid to the purported record transferee and are owed by the purported record transferee to the trustee. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by DLR that shares of its stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares shall be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount shall be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

In addition, if the DLR board or other permitted designees determine in good faith that a proposed transfer would violate the restrictions on ownership and transfer set forth in the charter, the DLR board or other permitted designees will take such action as it deems or they deem advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing DLR to redeem shares of common stock or preferred stock, refusing to give effect to the transfer on DLR’s books or instituting proceedings to enjoin the transfer.

Any beneficial owner or constructive owner of shares of DLR’s stock and any person or entity (including the stockholder of record) who is holding shares of DLR’s stock for a beneficial owner must, on request, provide DLR with a completed questionnaire containing the information regarding the ownership of such shares, as set forth in the applicable Treasury Regulations. In addition, any person or entity that is a beneficial owner or constructive owner of shares of DLR’s stock and any person or entity (including the stockholder of record) who is holding shares of DLR’s stock for a beneficial owner or constructive owner shall, on request, be required to disclose to DLR in writing such information as DLR may request in order to determine the effect, if any, of such stockholder’s actual and constructive ownership of shares of DLR’s stock on its status as a REIT and to ensure compliance with the common stock ownership limit, the preferred stock ownership limit and the aggregate stock ownership limit, or as otherwise permitted by the DLR board.

All certificates representing shares of DLR’s common stock and preferred stock bear a legend referring to the restrictions described above.

Transfer Agent and Registrar. The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

6.625% Series C Cumulative Redeemable Perpetual Preferred Stock

General. The DLR board approved articles supplementary creating the series C preferred stock as a series of DLR’s preferred stock, designated as the 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock. The following description of the series C preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series C preferred stock is validly issued, fully paid and nonassessable.

The series C preferred stock is currently listed on the NYSE as “DLR Pr C”.

Ranking. The series C preferred stock will rank, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series C preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series C preferred stock, including the series G preferred stock, the series I preferred stock, the series J preferred stock, the series K preferred stock and the series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series C preferred stock.

Dividend Rate and Payment Date. Holders of the series C preferred stock are entitled to receive cumulative cash dividends on the series C preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 6.625% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.65625 per share). Dividends on the series C preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series C preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series C preferred stock as to liquidation rights. The rights of holders of series C preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series C preferred stock as to liquidation.

Optional Redemption. The series C preferred stock may not be redeemed prior to May 15, 2021, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after May 15, 2021, the series C preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series C preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series C preferred stock may be redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series C preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series C preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series C preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series C preferred stock has no have a stated maturity date and DLR is not be required to redeem the series C preferred stock at any time. Accordingly, the series C preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series C preferred stock have a conversion right, such holders decide to convert the series C preferred stock into common stock. The series C preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series C preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series C preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series C preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all accumulated dividends with respect to the series C preferred stock and any other class or series of parity preferred stock have been fully paid. In addition, DLR may not make certain material and adverse changes to the terms of the series C preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series C preferred stock and all other shares of any class or series ranking on parity with the series C preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series C preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series C preferred stock) to convert some or all of the series C preferred stock held by such holder on the date the series C preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series C preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series C preferred stock dividend payment and prior to the corresponding series C preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.6389035 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the series C preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock, (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash, the average of the closing price per share of common stock on the ten consecutive trading days immediately preceding, but not including, the effective date of such Change of Control and (iii) if there is not a readily determinable closing price for the common stock, the fair market value of such other consideration received in the Change of Control per share of common stock as determined by the DLR board or a committee thereof.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series C preferred stock will not have any right to convert the series C preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series C preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series C preferred stock will not be convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series C preferred stock is American Stock Transfer & Trust Company, LLC.

5.875% Series G Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series G preferred stock as a series of DLR’s preferred stock, designated as the 5.875% Series G Cumulative Redeemable Preferred Stock. The following description of the series G preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series G preferred stock is validly issued, fully paid and nonassessable.

The series G preferred stock is currently listed on the NYSE as “DLR Pr G”.

Ranking. The series G preferred stock ranks, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of the stock expressly designated as ranking junior to the series G preferred stock;

•

on parity with any class or series of DLR’s stock expressly designated as ranking on parity with the series G preferred stock, including the series C preferred stock, series I preferred stock, series J preferred stock, series K preferred stock and series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series G preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series G preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 5.875% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.46875 per share). Dividends on the series G preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series G preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series G preferred stock as to liquidation rights. The rights of holders of series G preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series G preferred stock as to liquidation.

Optional Redemption. The series G preferred stock is redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series G preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series G preferred stock may be redeemed unless all outstanding shares of series G preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series G preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series G preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series G preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series G preferred stock has no stated maturity date and DLR is not required to redeem the series G preferred stock at any time. Accordingly, the series G preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series G preferred stock have a conversion right, such holders decide to convert the series G preferred stock into common stock. The series G preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series G preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series G preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series G preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series G preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series G preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series G preferred stock and all other shares of any class or series ranking on parity with the series G preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series G preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series G preferred stock) to convert some or all of the series G preferred stock held by such holder on the date the series G preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series G preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series G preferred stock dividend payment and prior to the corresponding series G preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.7532 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series G preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for DLR’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series G preferred stock will not have any right to convert the series G preferred stock into shares of the common stock in connection with the Change of Control and any shares of series G preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series G preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series G preferred stock is American Stock Transfer & Trust Company, LLC.

6.350% Series I Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series I preferred stock as a series of DLR’s preferred stock, designated as the 6.350% Series I Cumulative

Redeemable Preferred Stock. The following description of the series I preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series I preferred stock is validly issued, fully paid and nonassessable.

The series I preferred stock is currently listed on the NYSE as “DLR Pr I”.

Ranking. The series I preferred stock ranks, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series I preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series I preferred stock, including the series C preferred stock, series G preferred stock, series J preferred stock, series K preferred stock and series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series I preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series I preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 6.350% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.5875 per share). Dividends on the series I preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series I preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series I preferred stock as to liquidation rights. The rights of holders of series I preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series I preferred stock as to liquidation.

Optional Redemption. The series I preferred stock may not be redeemed prior to August 24, 2020, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after August 24, 2020, the series I preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series I preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series I preferred stock may be redeemed unless all outstanding shares of series I preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series I preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series I preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series I preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series I preferred stock has no stated maturity date and DLR is not required to redeem the series I preferred stock at any time. Accordingly, the series I preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series I preferred stock have a conversion right, such holders decide to convert the series I preferred stock into common stock. The series I preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series I preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series I preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series I preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series I preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series I preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series I preferred stock and all other shares of any class or series ranking on parity with the series I preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series I preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series I preferred stock) to convert some or all of the series I preferred stock held by such holder on the date the series I preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series I preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series I preferred stock dividend payment and prior to the corresponding series I preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.76231 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series I preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of the common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the DLR’s common stock in the over-the- counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series I preferred stock will not have any right to convert the series I preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series I preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series I preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series I preferred stock is American Stock Transfer & Trust Company, LLC.

5.250% Series J Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series J preferred stock as a series of DLR’s preferred stock, designated as the 5.250% Series J Cumulative Redeemable Preferred Stock. The following description of the series J preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series J preferred stock is validly issued, fully paid and nonassessable.

The series J preferred stock is currently listed on the NYSE as “DLR Pr J”.

Ranking. The series J preferred stock will rank, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series J preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series J preferred stock, including the series C preferred stock, series G preferred stock, series I preferred stock, series K preferred stock and series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series J preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series J preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 5.250% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.3125 per share). Dividends on the series J preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series J preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series J preferred stock as to liquidation rights. The rights of holders of series J preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series J preferred stock as to liquidation.

Optional Redemption. The series J preferred stock may not be redeemed prior to August 7, 2022, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after August 7, 2022, the series J preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series J preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series J preferred stock may be redeemed unless all outstanding shares of series J preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series J preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series J preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series J preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series J preferred stock has no stated maturity date and DLR is not required to redeem the series J preferred stock at any time. Accordingly, the series J preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series J preferred stock have a conversion right, such holders decide to convert the series J preferred stock into common stock. The series J preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series J preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series J preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series J preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series J preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series J preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series J preferred stock and all other shares of any class or series ranking on parity with the series J preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series J preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series J preferred stock) to convert some or all of the series J preferred stock held by such holder on the date the series J preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series J preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series J preferred stock dividend payment and prior to the corresponding series J preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.42521 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series J preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of the common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the DLR’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series J preferred stock will not have any right to convert the series J preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series J preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series J preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series J preferred stock is American Stock Transfer & Trust Company, LLC.

5.850% Series K Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series K preferred stock as a series of DLR’s preferred stock, designated as the 5.850% Series K Cumulative Redeemable Preferred Stock. The following description of the series K preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series K preferred stock is validly issued, fully paid and nonassessable.

The series K preferred stock is currently listed on the NYSE as “DLR Pr K”.

Ranking. The series K preferred stock will rank, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series K preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series K preferred stock, including the series C preferred stock, series G preferred stock, series I preferred stock, series J preferred stock and series L preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series K preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series K preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, at the rate of 5.850% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.4625 per share). Dividends on the series K preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series K preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series K preferred stock as to liquidation rights. The rights of holders of series K preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series K preferred stock as to liquidation.

Optional Redemption. The series K preferred stock may not be redeemed prior to March 13, 2024, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after March 13, 2024, the series K preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series K preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series K preferred stock may be redeemed unless all outstanding shares of series K preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control (as defined in the articles supplementary), DLR may, at its option, redeem the series K preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series K preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series K preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series K preferred stock has no stated maturity date and DLR is not required to redeem the series K preferred stock at any time. Accordingly, the series K preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series K preferred stock have a conversion right, such holders decide to convert the series K preferred stock into common stock. The series K preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series K preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series K preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series K preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series K preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series K preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series K preferred stock and all other shares of any class or series ranking on parity with the series K preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series K preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series K preferred stock) to convert some or all of the series K preferred stock held by such holder on the date the series K preferred stock is to be converted, which DLR refers to as the Change of

Control Conversion Date, into a number of shares of common stock per share of series K preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series K preferred stock dividend payment and prior to the corresponding series K preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.43611 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series K preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of the common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the DLR’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series K preferred stock will not have any right to convert the series K preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series K preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series K preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series K preferred stock is American Stock Transfer & Trust Company, LLC.

5.200% Series L Cumulative Redeemable Preferred Stock

General. The DLR board and a duly authorized committee thereof approved articles supplementary creating the series L preferred stock as a series of DLR’s preferred stock, designated as the 5.200% Series L Cumulative Redeemable Preferred Stock. The following description of the series L preferred stock is qualified in its entirety by reference to such articles supplementary and DLR’s charter. The series L preferred stock is validly issued, fully paid and nonassessable.

The series L preferred stock is currently listed on the NYSE as “DLR Pr L”.

Ranking. The series L preferred stock will rank, with respect to dividend rights and rights upon DLR’s liquidation, dissolution or winding-up:

•	senior to all classes or series of the common stock and to any other class or series of stock expressly designated as ranking junior to the series L preferred stock;

•

on parity with any class or series of stock expressly designated as ranking on parity with the series L preferred stock, including the series C preferred stock, series G preferred stock, series I preferred stock, series J preferred stock and series K preferred stock; and

•	junior to any other class or series of stock expressly designated as ranking senior to the series L preferred stock.

Dividend Rate and Payment Date. Holders are entitled to receive cumulative cash dividends on the series L preferred stock from and including the date of original issue, payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year, commencing on December 31, 2019, at the rate of 5.200% per annum of the $25.00 liquidation preference per share (equivalent to an annual amount of $1.30 per share). Dividends on the series L preferred stock will accrue whether or not DLR has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized or declared.

Liquidation Preference. In the event of a liquidation, dissolution or winding up, holders of the series L preferred stock will have the right to receive $25.00 per share, plus accrued and unpaid dividends (whether or not earned or declared) up to but excluding the date of payment, before any payment is made to holders of the common stock and any other class or series of stock ranking junior to the series L preferred stock as to liquidation rights. The rights of holders of series L preferred stock to receive their liquidation preference will be subject to the proportionate rights of any other class or series of stock ranking on parity with the series L preferred stock as to liquidation.

Optional Redemption. The series L preferred stock may not be redeemed prior to October 10, 2024, except in limited circumstances to preserve DLR’s status as a REIT and pursuant to the special optional redemption right described below. On and after October 10, 2024, the series L preferred stock will be redeemable at DLR’s option, in whole or in part at any time or from time to time, for cash at a redemption price of $25.00 per share, plus accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the redemption date. However, unless full cumulative dividends on the series L preferred stock for all past dividend periods have been, or contemporaneously are, paid or an amount in cash sufficient for the payment thereof is set apart, no shares of series L preferred stock may be redeemed unless all outstanding shares of series L preferred stock are simultaneously redeemed; provided, that the foregoing restriction does not prevent DLR from taking action necessary to preserve its status as a REIT. Any partial redemption will be on a pro rata basis.

Special Optional Redemption. Upon the occurrence of a Change of Control, (as defined in the articles supplementary) DLR may, at its option, redeem the series L preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date (as defined below), DLR exercises any of its redemption rights relating to the series L preferred stock (whether its optional redemption right or its special optional redemption right), the holders of series L preferred stock will not have the conversion right described below.

No Maturity, Sinking Fund or Mandatory Redemption. The series L preferred stock has no stated maturity date and DLR is not required to redeem the series L preferred stock at any time. Accordingly, the series L preferred stock will remain outstanding indefinitely, unless DLR decides, at its option, to exercise its redemption right or, under circumstances where the holders of the series L preferred stock have a conversion right, such holders decide to convert the series L preferred stock into common stock. The series L preferred stock is not subject to any sinking fund.

Voting Rights. Holders of series L preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on the series L preferred stock for six or more quarterly periods, whether or not consecutive, holders of the series L preferred stock (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at the next annual meeting of stockholders and each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR board until all unpaid dividends with respect to the series L preferred stock and any other class or series of parity preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of the series L preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of series L preferred stock and all other shares of any class or series ranking on parity with the series L preferred stock that are entitled to similar voting rights (voting together as a single class).

Conversion. Upon the occurrence of a Change of Control, each holder of series L preferred stock will have the right (unless, prior to the Change of Control Conversion Date, DLR has provided or provides notice of its election to redeem the series L preferred stock) to convert some or all of the series L preferred stock held by such holder on the date the series L preferred stock is to be converted, which DLR refers to as the Change of Control Conversion Date, into a number of shares of common stock per share of series L preferred stock to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a series L preferred stock dividend payment and prior to the corresponding series L preferred stock dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.38518 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in the articles supplementary relating to the Series L preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of common stock is other than solely cash (x) the average of the closing sale prices per share of the common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the common stock is then traded, or (y) the average of the last quoted bid prices for the DLR’s common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the common stock is not then listed for trading on a U.S. securities exchange.

If, prior to the Change of Control Conversion Date, DLR has provided or provides a redemption notice, whether pursuant to its special optional redemption right in connection with a Change of Control or its optional redemption right, holders of series L preferred stock will not have any right to convert the series L preferred stock into shares of DLR’s common stock in connection with the Change of Control and any shares of series L preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

Except as provided above in connection with a Change of Control, the series L preferred stock is not convertible into or exchangeable for any other securities or property.

Transfer Agent and Registrar. The transfer agent and registrar for the series L preferred stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF INTREPID I SHARES

The following description of Intrepid I shares is a summary of the material provisions of the articles of association of Intrepid I, as they will read upon effectuation of the merger, if effected, which we refer to as the post-merger articles, and under applicable Dutch law. This summary is not complete and is subject to the complete text of the post-merger articles and Dutch law. You should read the provisions of the post-merger articles for more details regarding the provisions as described below and for other provisions that may be important to you. The form of post-merger articles are attached as Annex D hereto, and are incorporated in this document by reference.

Share Capital and Shares

The share capital of Intrepid I upon effectuation of the merger consists of one or more shares with a nominal value of €0.02. Upon the completion of the merger, the issued share capital of Intrepid I will be the same aggregate nominal value as the issued share capital of INXN immediately prior to effectuation of the legal merger and the one (1) share of €0.02 in the capital of Intrepid I that is currently outstanding. It is expected that the one (1) share of €0.02 of Intrepid I that is outstanding at this time will be repurchased by Intrepid I for its paid up nominal value of €0.02 directly upon effectuation of the merger.

The general meeting of shareholders resolves on the issuance of shares and determines the issue price, as well as the other terms and conditions of any issuance. Shares may not be issued at an issue price below the nominal value of the shares.

A shareholder has no pre-emptive rights if shares are issued or rights to subscribe for shares that are granted.

Shares are subject to transfer restrictions. Any shareholder of Intrepid I, other than Intrepid I itself, must obtain the prior approval of the board of Intrepid I to transfer its shares. Shares can only be transferred by execution of a notarial deed by a Dutch civil law notary.

A right of pledge or usufruct may be established on shares. The voting rights attached to shares may be granted to holders of a right of pledge or a right of usufruct.

General Meetings

At least one general meeting must be held during each financial year of the relevant company, unless the following matters have been resolved on without holding a meeting: (1) the deliberations on the management report, if section 2:391 of the DCC applies to the relevant company; (2) the adoption of the annual accounts; (3) the allocation of profits; (4) the discharge of executive directors in office in the preceding financial year for their management in that financial year; and (5) the discharge of non-executive directors in office in the preceding financial year for their supervision of the executive directors in that financial year. General meetings must be held in Amsterdam, the municipality of Hoofddorp or Haarlemmermeer (Schiphol). General meetings may be held as often as the board deems necessary, or as otherwise provided for pursuant to Dutch law. Shareholders together representing at least 1% of the share capital have the right to request that the board convenes a general meeting. If the board fails to ensure that a general meeting so requested is held within four weeks following the request, the parties that made such request may on their application be authorized by the district court judge hearing applications for interim relief to convene the general meeting.

Written notice of the date, time, place and purpose of the general meeting must be provided no less than eight days prior to the date of the general meeting.

The board may resolve that shareholders may exercise their voting rights by electronic communication, either in person or by a proxy authorized in writing. The board may also attach conditions to the use of electronic communications. The notice of the general meeting must set out these conditions or state where they can be consulted.

Voting rights

Each share confers the right to cast one vote at the general meeting. Each share has one vote in the election of each director and on all other matters voted on generally by the shareholders. No share of has any cumulative voting rights.

Resolutions of the General Meeting

Resolutions of the general meeting are adopted by an absolute majority of the votes cast, unless applicable law or the articles specifically requires a larger majority.

Resolutions Without Holding a General Meeting

Shareholders may also adopt any resolutions which they may adopt at a general meeting without holding a meeting. The directors must be given the opportunity to give advice about a motion before the motion is voted on. A resolution adopted without holding a meeting will only be valid if: (1) all persons entitled to attend a general meeting consent to this form of adoption; and (2) the resolution is adopted either in writing or by reproducible electronic communication as required by applicable law and the post-merger articles.

The practical effect of the provisions described above is that the general meeting cannot adopt a resolution by written consent without informing the board and without consent of all shareholders to this form of adoption.

Liquidation

As soon as practicable after the transactions contemplated by the purchase agreement are consummated (other than a compulsory acquisition), Intrepid I will be immediately dissolved and subsequently liquidated in accordance with Section 2:19 and 2:23b of the DCC, pursuant to a resolution of the general meeting of Intrepid I, as applicable. It is intended that the executive directors, acting as the liquidators, unless the general meeting appoints one or more other liquidators, will effectuate the distribution of the consideration paid in the transactions and all other assets then held by the relevant company (if any) by means of one or more liquidation distributions to the shareholders, such that each shareholder shall receive shares of DLR common stock, in each case, subject to applicable withholding taxes (including Dutch dividend withholding tax).

COMPARISON OF RIGHTS OF THE DLR STOCKHOLDERS AND

THE INXN SHAREHOLDERS

The rights of INXN shareholders are currently governed by Dutch law and the articles of association of INXN, which we refer to as the INXN articles.

The following is a summary of the material differences between the rights of DLR stockholders (which will be the rights of INXN shareholders upon the consummation of the transactions contemplated by the purchase agreement, including the offer and post-offer reorganization) and INXN shareholders, but does not purport to be a complete description of those differences or a complete description of the terms of the DLR common stock subject to issuance in the offer. The following summary is qualified in its entirety by reference to the relevant provisions of (i) Maryland law; (ii) the DLR charter; (iii) Dutch law; (iv) the INXN articles of association; and (v) the DLR bylaws.

This section does not include a complete description of all differences among the rights of DLR stockholders and INXN shareholders, nor does it include a complete description of the specific rights of such stockholders.

Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the governing corporate instruments of each of DLR and INXN, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information and Incorporation by Reference.”

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Corporate Governance	DLR is a Maryland corporation that has elected to be taxed as a REIT for U.S. federal income tax purposes. The rights of DLR stockholders are governed by the MGCL, the DLR charter and the DLR bylaws.	INXN is a public limited liability company under Dutch law. The rights of INXN shareholders are governed by Dutch law and the articles of association of INXN.

Authorized Capital Stock

DLR is authorized to issue an aggregate of 425,000,000 shares of capital stock, consisting of 315,000,000 shares of common stock, $0.01 par value per share, and 110,000,000 shares of preferred stock, $0.01 par value per share, subject to specific designations

At December 2, 2019, there were issued and outstanding 208,852,277 shares of DLR common stock. At December 2,

INXN is authorized to issue a maximum of 200,000,000 ordinary shares with a nominal value of €0.10 each. As of November 25, 2019, there were 76,615,072 ordinary shares, nominal value €0.10 each, and 1 fractional share, nominal value €0.02, outstanding. The general meeting of INXN, which we refer to as the INXN general meeting, has the authority to issue shares and to grant options, warrants and

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

2019, there were issued and outstanding 8,050,000 shares of the series C preferred stock, 10,000,000 shares of the series G preferred stock, 10,000,000 shares of the series I preferred stock, 8,000,000 shares of the series J preferred stock, 8,400,000 shares of the series K preferred stock and 13,800,000 shares of the series L preferred stock.

Preferred Stock. The DLR board is authorized to issue shares of any class of stock, and to classify or reclassify any unissued shares of stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of such shares of stock.

other rights to acquire shares, unless this power is delegated by the INXN general meeting to another corporate body of INXN for a maximum period of five years. The delegation of the authority may be extended, from time to time, for a period not exceeding five years. A resolution of the INXN general meeting to issue shares or to designate another corporate body as the competent body to issue shares can only be adopted at the proposal of the INXN board.

At the annual general meeting of INXN held on June 28, 2019, the shareholders designated the INXN board for a period of 18 months as the corporate body authorized to issue shares and grant rights to subscribe for up to 5,273,371 shares, without pre-emption rights accruing to the shareholders in connection with the INXN employee incentive schemes. Furthermore, at the same meeting, the shareholders designated the INXN board for a period of 18 months as the corporate body authorized to issue shares and grant rights to subscribe for shares up to 10% of our current issued share capital for general corporate purposes. These designations will end on December 27, 2020 but may be extended by the INXN general meeting for a period not exceeding five years.

Unless the designation provides otherwise, it may not be withdrawn.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Voting Rights

Common Stock. Each outstanding share of DLR common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of common stock will possess the exclusive voting power.

The DLR bylaws provide that, unless a greater vote is required by law or the DLR charter or DLR bylaws, a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting.

Preferred Stock. Holders of DLR preferred stock generally have no voting rights. However, if DLR is in arrears on dividends on any series of preferred stock for six or more quarterly periods, whether or not consecutive, holders of such series (voting together as a class with the holders of all other classes or series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote at a special meeting called upon the written request of at least 10% of such holders or at DLR’s next annual meeting and at each subsequent annual meeting of stockholders for the election of two additional directors to serve on the DLR

All voting shall take place orally. The chairman is, however, entitled to decide that votes be cast in writing. If it concerns the holding of a vote on persons, anyone present at the meeting with voting rights may demand a vote by a secret ballot. Votes by secret ballot shall be cast by means of secret, unsigned ballot papers.

Blank and invalid votes shall not be counted as votes.

Any vote on a person at an INXN general meeting of shareholders can only be made if the name of that person has been placed on the agenda for that meeting at the time the notice for that meeting is given.

If a majority of all votes cast is not obtained in an election of persons, a second free vote shall be taken. If a majority is not obtained again, further votes shall be taken until either one person obtains a majority of all votes cast or the election is between two persons only, both of whom receive an equal number of votes. In the event of such further elections (not including the second free vote), each election shall be between the candidates in the preceding election, with the exclusion of the person who received the smallest number of votes in such preceding election. If in the preceding election more than one person has received the smallest number of votes, it shall be decided which candidate should not participate

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
board until all unpaid dividends with respect to any series of preferred stock have been paid or declared and a sum sufficient for the payment thereof set aside for payment. In addition, DLR may not make certain material and adverse changes to the terms of any series of preferred stock without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the affected series and all other shares of any class or series ranking on parity with such series of preferred stock that are entitled to similar voting rights (voting together as a single class).

in the new election by randomly choosing a name. If votes are equal in an election between two persons, it shall be decided who is elected by randomly choosing a name.

Resolutions may be adopted by acclamation if none of the persons with voting rights present or represented at the meeting objects.

The INXN board may decide that each person entitled to vote is authorized to vote by electronic means of communication, either in person or by proxy. In such case, it shall be required that the person entitled to vote can be identified through the electronic means of communication, can take knowledge of the discussions at the meeting directly and can vote. The INXN board may attach conditions to the use of the electronic means of communication, which conditions will be announced when convening the meeting and will be published on the website of INXN.

The chairman’s decision at the meeting on the result of a vote shall be final and conclusive. The same shall apply to the contents of an adopted resolution if a vote is taken on an unwritten proposal. However, if the correctness of such decision is challenged immediately after it is pronounced, a new vote shall be taken if either the majority of the persons with voting

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
rights present or represented at the meeting or, where the original vote was not taken by roll call or in writing, any person with voting rights present or represented at the meeting, so demands. The legal consequences of the original vote shall be made null and void by the new vote.

Quorum	The DLR bylaws provide that a quorum for a stockholder meeting consists of the presence, in person or by proxy, of stockholders entitled to cast a majority of votes entitled to be cast at the meeting on any matter.	Each share in the capital of INXN confers the right to cast one vote. To the extent that Dutch law and the INXN articles do not provide otherwise, all resolutions of the INXN general meeting shall be adopted by a simple majority of the votes cast without a quorum being required.

Cumulative Voting	Holders of DLR stock do not have the right to cumulate their votes with respect to the election of directors.	N/A

Board of Directors

Management. The business and affairs of DLR are managed under the direction of the DLR board.

Number of Directors. The DLR charter provides that the number of directors may be increased or decreased only by the DLR board pursuant to the DLR bylaws but shall never be less than the minimum number required by the MGCL. The DLR bylaws further provide that the number of directors shall not be more than 15. The number of directors on the DLR board is currently nine.

Under Dutch law the management board is collectively responsible for the policy and day-to-day management of the company. INXN has a one-tier governance system consisting of a minimum of one executive director and a minimum of three non-executive directors, provided that the INXN board shall be comprised of a maximum of seven directors and that the majority of the INXN board consists of non-executive directors. The INXN general meeting shall determine the number of executive directors and non-executive directors. Only natural persons can be non-executive directors.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Classified Board and Term of Directors	Term of Directors. The DLR board is not classified. At each annual meeting of stockholders, directors of DLR are elected to hold office until the next succeeding annual meeting of stockholders and until their successors are duly elected and qualify.	The executive directors and the non-executive directors as such shall be appointed by the INXN general meeting, provided that the directors shall be classified, with respect to the term for which each director will severally be appointed and serve as director, into three classes, as nearly equal in number as reasonably possible. At each annual INXN general meeting of shareholders, directors appointed to succeed those directors whose terms expire shall be appointed to serve for a term of office to expire immediately following the third succeeding annual INXN general meeting of shareholders after their appointment. Notwithstanding the foregoing, the directors appointed shall continue to serve their term in office until their successors are duly appointed and qualified or until their earlier resignation, death or removal. If a vacancy occurs, any director so appointed to fill that vacancy will serve its term in office for the remainder of the full term of the director with respect whereto the vacancy occurred.

Election of Directors	The DLR bylaws provide that the affirmative vote of a majority of all votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect each director; provided, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a	The INXN board shall have nomination rights with respect to the appointment of a director. Any nomination by the INXN board may consist of one or more candidates per vacant seat. If a nomination consists of a list of two or more candidates, it shall be binding and the appointment to the vacant seat concerned shall be

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
plurality of votes cast. Each share entitles the holder thereof to vote for as many individuals as there are directors to be elected and for whose election the holder is entitled to vote.

from the persons placed on the binding list of candidates and shall be effectuated through election. Notwithstanding the foregoing, the INXN general meeting may, at all times, by a resolution passed with a two-thirds majority of the votes cast representing more than one-half of INXN’s issued capital, resolve that such list of candidates shall not be binding. A director may be reappointed.

The INXN board may assign to an executive director the title of chief executive officer and to an executive director the title of president. These titles may also be assigned to the same executive director. The INXN board shall appoint one of the directors to be the chairman of the INXN board for such period as the INXN board may decide. The INXN board may also appoint one or more of its directors as vice-chairman of the INXN board for such period as the INXN board may decide. If no chairman has been appointed or if the chairman is absent or unwilling to take the chair, a meeting of the INXN board shall be presided over by a vice chairman or in the event of his absence or unwillingness to take the chair, by a director or another person present designated for such purpose by the meeting to be entrusted with such of the duties of the chairman. The chairman shall have a casting vote in the event of a tie of the votes.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Removal of Directors	Subject to the rights of holders of any class or series of preferred stock, any director, or the entire board, may be removed from office at any time, but only for cause and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors. “Cause” is defined as the conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to DLR through bad faith or active and deliberate dishonesty.	A director may be suspended or removed by the INXN general meeting at any time by a resolution passed with a two-thirds majority of the votes cast representing more than one-half of INXN’s issued capital. If permitted under Dutch law, a director may also be suspended by the INXN board. Any suspension may not last longer than three months in the aggregate. If, at the end of that period, no decision has been taken on termination of the suspension, the suspension shall end.

Filling Vacancies of Directors	Pursuant to Subtitle 8 of Title 3 of the MGCL, DLR has elected to provide that any vacancy on the DLR board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.	If a seat on the INXN board is vacant or a director is unable to perform his duties, the remaining directors’ or director’s duties, rights and abilities shall be unchanged from that which existed prior to such vacancy or inability of a director to perform duties save that in the event of the seat of the sole executive director being vacant or the sole executive director being unable to perform his duties, his duties, rights and abilities shall be temporarily performed by one or more of the non-executive directors or by a person designated for that purpose by the non-executive directors. If all seats on the INXN board are vacant or all directors or the sole director, as the case may be, are unable to perform their duties, the management of the business

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
and affairs of INXN shall be temporarily entrusted to one or more persons designated for that purpose by the INXN general meeting.

Duties of Directors	Under the MGCL, a director must act in good faith, in a manner reasonably believed to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. However, a director is not required to act or fail to act solely because of (i) the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or (ii) the amount or type of any consideration that may be offered or paid to stockholders in an acquisition. In addition, an act of a director relating to or affecting an acquisition or a potential acquisition of control of the corporation or any other transaction or potential transaction involving the corporation may not be subject to a higher duty or greater scrutiny than is applied to any other act of a director.

The non-executive directors shall supervise the policy and the fulfillment of the duties of the executive directors and the general affairs of INXN and the business connected with it. They shall be furthermore entrusted with such duties as are and shall be determined by or pursuant to the INXN articles.

Each director has a duty towards INXN to properly perform the duties assigned to him or her. Furthermore, each director has a duty to act in the corporate interest of the company. Under Dutch law the corporate interest extends to the interests of all corporate shareholders, such as stockholders, creditors, employees, customers and suppliers.

Transactions with Directors	Pursuant to the MGCL, no contract or transaction between a corporation and any of its directors (or any entity in which a director is a director or has a material financial interest) is void or voidable solely because of the common directorship or interest, or because such director is present at the meeting at which the	Pursuant to Dutch corporate law, any director of INXN with a direct or indirect conflict of interest in relation to a transaction is not allowed to be present during the deliberations and decision making of the board in which such transaction is approved or vote on such transaction. If a board resolution is adopted in

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
	matter is approved or votes for such matter at said meeting, if: (i) the fact of the common directorship or interest is disclosed or made known to the other directors and the contract or transaction is approved by a majority of disinterested directors although less than a quorum; (ii) the fact of the common directorship or interest is disclosed or made known to stockholders and the contract or transaction is approved by a majority of votes cast by disinterested stockholders, even if less than a quorum; or (iii) the contract or transaction is fair and reasonable to the corporation.	violation of the conflict of interest provisions, it is subject to annulment. If the board resolution is annulled, this only has an effect internally. According to the articles of INXN, the representative authority of the directors, even those with a conflict of interest, is not impaired. The directors remain authorised to represent the company even if there is a conflict of interest unless the INXN general meeting of shareholders has designated one or more other persons to represent INXN in the case at hand or in general in the event of such a conflict. The particular director can be liable to the company on grounds of mismanagement or wrongful act depending on the circumstances at hand.

Corporate Opportunities	Maryland law generally recognizes the corporate opportunity doctrine, which requires that directors and officers of a corporation must not take for themselves any business opportunity that could benefit the corporation. However, the MGCL further provides that a Maryland corporation may renounce, in its charter or by resolution of its board of directors, any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are presented to the corporation or developed by or presented to one or more of its directors or officers.	The corporate opportunity doctrine is not explicitly identified as such in Dutch statute, but Dutch courts have ruled in various judgments that directors taking for themselves a business opportunity that could benefit the corporation and that falls within the scope of the ordinary business of the corporation may under circumstances be held liable for mismanagement.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

Amendment of Charter	Except for amendments to provisions governing removal of directors and the vote required for certain amendments, and except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the DLR charter, any amendment to the DLR charter shall be valid only if declared advisable by the DLR board and approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Any amendment to provisions governing the removal of directors and the vote required for certain amendments shall be valid only if declared advisable by the DLR board and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast on the matter.

Under Dutch law, shareholders of a Dutch company may resolve to amend the company’s articles of association.

The INXN articles may be amended by a two-thirds majority of the votes cast at an INXN general meeting of shareholders, representing at least one-half of INXN’s issued capital and only at the proposal of the INXN board.

The notice convening the INXN general meeting of shareholders must state when a proposal to amend the INXN articles is to be made to the INXN general meeting and a copy of the proposal, including the verbatim text thereof, shall be deposited and kept available at INXN’s office for inspection by the shareholders and the persons having the rights conferred by Dutch law upon holders of depositary receipts issued with a company’s cooperation for shares in its capital, until the conclusion of the meeting. From the day of deposit until the day of the meeting, a shareholder shall, on application, be provided with a copy of the proposal free of charge.

An amendment of these articles of association shall be laid down in a notarial deed.

Bylaw Amendments	The DLR bylaws provide that the DLR board will have the power to adopt, alter or repeal any provision of the DLR Bylaws and to make new	N/A

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
bylaws. The DLR bylaws also provide that, pursuant to a binding proposal properly submitted by any stockholder or group of up to ten stockholders holding at least 3% of the outstanding shares of DLR common stock for at least three years, the stockholders will have the power, at any annual or special meeting of the stockholders to alter or repeal any provision of the DLR bylaws and to adopt new bylaws if any such alteration, repeal or adoption is approved by the affirmative vote of a majority of all votes entitled to be cast on the matter and is otherwise permitted by applicable law, except that the stockholders will not have the power to alter or repeal or adopt any provision inconsistent with the indemnification or amendment provisions of the DLR bylaws without the approval of the DLR board.

Mergers, Consolidations, Conversion, Dissolution, Statutory Share Exchanges or Sales of Substantially all Assets	Subject to certain exceptions, DLR may merge, consolidate, convert, sell, lease, exchange or otherwise transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business only if such transaction is declared advisable by the DLR board and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.

Resolutions of the INXN board entailing a significant change in the identity or character of INXN or the business connected with it are subject to the approval of the INXN general meeting of shareholders, including in any case:

(i) the transfer of (nearly) the entire business of INXN to a third party;

(ii) entering into or termination of long-term co-operations of INXN or a subsidiary with another legal entity or company

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

or as fully liable partner in a limited partnership or general partnership, if this cooperation or termination is of major significance for INXN; and

(iii) acquiring or disposing of participating interests in the capital of a company of at least one third of the sum of the assets of INXN as shown on its balance sheet plus explanatory notes or, if INXN prepares a consolidated balance sheet, its consolidated balance sheet plus explanatory notes according to the last adopted annual accounts of INXN, by INXN or a subsidiary.

The absence of approval of the INXN general meeting of shareholders does not affect the representative authority of the INXN board or the directors.

Dissolution	DLR may dissolve only if the dissolution is declared advisable by a majority of the entire DLR board and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter.	Resolutions of the INXN general meeting of shareholders relating to the dissolution of INXN shall require a resolution passed with a two-thirds majority of the votes cast representing at least one-half of INXN’s issued capital and only at the proposal of the INXN board.

Ownership Limitations	With certain limited exceptions, no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares of DLR’s capital stock or more than 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding	N/A

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

shares of DLR’s common stock or any series of DLR’s preferred stock unless the DLR board, in its sole discretion, prospectively or retroactively waives the ownership limitation with respect to a particular stockholder upon the receipt of certain representations and undertakings from the stockholder as required by the DLR charter.

In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limitation, the number of shares that would be owned by the transferee in excess of the ownership limitation are automatically transferred to a trust for the benefit of a charitable beneficiary. The purported transferee has no right to receive dividends or other distributions on or vote such shares. DLR or its designee may purchase such shares for cash.

Annual Meetings of the Stockholders	The annual meeting of the DLR stockholders shall be held at a date and time set by the DLR board.	The annual general meeting of the INXN shareholders shall be held at a date and time set by the INXN board or chief executive officer within six months after the end of the financial year.

Special Meetings of the Stockholders	A special meeting of DLR stockholders may be called by the chairman of the DLR board, the DLR board, the chief executive officer or the president and must be called by	An extraordinary meeting of INXN shareholders may be held as often as the INXN board or the chief executive officer deems necessary. Shareholders and/or persons

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at any such special meeting of stockholders.

Business transacted at the special meeting of stockholders will be limited to the purposes specifically designated in the notice.

having the rights conferred by Dutch law upon holders of depositary receipts issued with a company’s cooperation for shares in its capital representing in the aggregate at least one-tenth of the issued capital may request the INXN board to convene an INXN extraordinary meeting of shareholders, stating specifically the business to be discussed. If the INXN board has not given proper notice of an extraordinary meeting of INXN shareholders within 4 weeks following receipt of such request such that the meeting can be held within 6 weeks after receipt of the request, the applicants shall be authorized to convene a meeting themselves.

Record Date	The MGCL and the DLR bylaws provide that the DLR board may fix a record date not more than 90 days and not less than ten days before the date of any annual or special meeting of stockholders.	The articles of association of INXN provide that the INXN board may fix a record date which is 28 days before the date of any annual or extraordinary meeting of INXN shareholders.

Consent in Lieu of Meeting	The MGCL provides that, unless the charter authorizes the holders of common stock entitled to vote generally on the election of directors to consent in writing or by electronic transmission by not less than the minimum number of votes that would be necessary to take action at a stockholders meeting, any action required or permitted to be taken at a meeting may be taken without a meeting only if a unanimous consent setting forth the action

The shareholders may adopt resolutions in writing without holding a meeting, provided they are adopted by the unanimous vote of all shareholders entitled to vote. Adoption of resolutions outside of meetings shall not be permissible if there are pledgees or usufructuaries with voting rights.

Each shareholder must ensure that the INXN board is informed of the resolutions

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed in paper or electronic form with the records of stockholders meetings.

The DLR charter provides that any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting by consent, in writing or by electronic transmission, in any manner permitted by the MGCL and set forth in the DLR bylaws or the terms of any class or series of preferred stock. The DLR bylaws provide that any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (i) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders, (ii) if the action is advised, and submitted to the stockholders for approval, by the DLR board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to DLR in accordance with the MGCL, or (iii) in any manner set forth in the terms of any class or series of preferred stock.

thus adopted as soon as possible in writing. The INXN board shall keep record of the resolutions adopted.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

Advance Notice Provisions for Stockholder Nominations and Stockholder Business Proposals

The DLR bylaws provide that nominations for election to the DLR board and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only:

•  pursuant to the notice of the meeting;

•  by or at the direction of the DLR board; or

•  by a stockholder who is a stockholder of record at the record date set by the DLR board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by the DLR bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures set forth in the DLR bylaws.

In general, notice of stockholder nominations or business proposals for an annual meeting must be delivered not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the preceding year’s proxy statement, unless the annual meeting is advanced or delayed

Under Dutch law, shareholders and others with statutory meeting rights representing at least 3% of the issued share capital (or any lower percentage specified under the articles of association) have the right to include a proposal on the agenda of an INXN general meeting of shareholders. The INXN articles do not include a lower percentage. INXN should have received the substantiated request or a proposal for a resolution no later than on the sixtieth day before the date of the meeting.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

more than 30 days from the anniversary date of the preceding year’s annual meeting, in which case notice must be delivered not later than the 120th day prior to the annual meeting or, if later, the tenth day following the day on which the public announcement of the date of the meeting is first made.

Notice of stockholder nominations for a special meeting must be delivered not earlier than the 120th day prior to the special meeting and not later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to the meeting or the tenth day following the day on which the public announcement is first made of the date of the meeting and the nominees proposed by the DLR board.

Notice of Stockholder Meetings	The DLR bylaws provide that not less than ten nor more than 90 days before each meeting of stockholders, the secretary of DLR shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote but who is entitled to notice of the meeting, written or electronic notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by Maryland law, the purpose for which the meeting is called. The notice shall be given by mail, by presenting it to such stockholder personally,

Under the INXN articles the INXN board or the INXN chief executive officer must give notice of each INXN general meeting of shareholders no later than the 15th day[16] prior to the day of the INXN general meeting of shareholders. The notice of the meeting shall always contain or be accompanied by the agenda for the meeting or shall mention where such agenda can be obtained, which shall, in any event, be at the offices of INXN in the Netherlands. The notice must be sent to the addresses of the shareholders (including usufructuaries and

[16]	NTD: To be confirmed.

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law.	pledgees that have the right to attend the meeting) as shown on the register of shareholders. With the consent of a shareholder or the pledgee or usufructuary with voting rights, the notice of the meeting may also be given by a legible and reproducible message sent through electronic means of communication to the address provided for the purposes hereof by that shareholder, pledgee or usufructuary to the company. INXN shareholders shall be notified of an INXN general meeting of shareholders by electronic means of communication which shall be directly and permanently accessible by INXN shareholders until such meeting and furthermore in such other manner as may be required to comply with any applicable NYSE rules. INXN general meetings of shareholders shall be conducted in the English language and are held in the municipality in which INXN, according to the INXN articles, has its official seat, at Schiphol airport (municipality of Haarlemmermeer, the Netherlands) or in Hoofddorp, the Netherlands. INXN general meetings of shareholders may also be held elsewhere, in which case, valid resolutions of the INXN general meeting may only be adopted if all of the issued capital of INXN and all persons having the rights conferred by Dutch law upon holders of depositary receipts issued with a company’s cooperation in its capital are present or represented.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Proxy Access	The DLR bylaws permit a stockholder or group of up to 20 stockholders owning at least 3% of the outstanding shares of DLR’s common stock for at least three years to nominate and include in DLR’s proxy materials for an annual meeting of stockholders, director candidates constituting up to 20% of the number of directors elected by the holders of DLR’s common stock, provided that the stockholder (or group) and each nominee satisfy the requirements specified in the DLR bylaws.	N/A

Business Combinations with Interested Stockholders	Under the MGCL, certain “business combinations” (including a merger, consolidation, statutory share exchange and, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, 10% or more of the voting power of the corporation’s then outstanding stock at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder.	N/A

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

Thereafter, any such business combination must be recommended by the board of directors and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder or its affiliates or associates. The super-majority vote requirements do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder or if the business combination satisfies certain minimum price, form-of-consideration and procedural requirements.

Pursuant to the Maryland Business Combination Act, the DLR board has adopted a resolution exempting any business combination between DLR and any other person from the business combination statute.

Control Share Acquisitions	Under the MGCL, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by	N/A

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions. The Maryland Control Share Acquisition Act does not apply, however, to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Pursuant to the Maryland Control Share Acquisition Act, the DLR bylaws contain a provision exempting from the Maryland Control Share

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Acquisition Act any and all acquisitions by any person of shares of DLR stock.

Unsolicited Takeovers

Under Subtitle 8 of Title 3 of the MGCL, or “Subtitle 8,” a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject, by provision in its charter or bylaws or by resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions: (i) a classified board; (ii) a two-thirds vote requirement for removing a director; (iii) a requirement that the number of directors be fixed only by vote of the directors; (iv) that any and all vacancies on the board of directors may be filled only by the remaining directors, even if the remaining directors do not constitute a quorum, and for the remainder of the full term of the class of directors in which the vacancy occurred; and (v) a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

Pursuant to Subtitle 8, DLR has elected that vacancies on the DLR board may be filled only by a majority of the remaining directors and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred. Through provisions in the DLR charter

N/A

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
and DLR bylaws unrelated to Subtitle 8, DLR already requires a two-thirds vote for director removal, vests in the DLR board the exclusive power to fix the number of directorships and requires the written request of stockholders entitled to cast a majority of the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Constituency and Related Provisions	The MGCL provides that a corporation’s charter may include a provision permitting the directors, in considering a potential acquisition of control of the corporation, to consider the effect of the potential acquisition on the corporation’s stockholders, employees, customers, creditors, suppliers and communities in which offices or other establishments of the corporation are located. Accordingly, directors may reject an offer because of the effect that the acquisition would have on non-stockholder constituencies or accept a lower priced offer that the directors believe is more favorable to all of the corporation’s constituencies. The DLR charter does not include such a provision. However, the MGCL also states that the inclusion or absence of such a provision does not create an inference as to what factors may be considered by the board of directors.	Under Dutch law, the INXN board is at all times obligated to act in the best interest of INXN and its business, taking into account the interests of the various stakeholders, including shareholders, employees, customers, creditors and suppliers. Accordingly, directors may reject an offer because of the effect that the acquisition would have on non-shareholder constituencies or accept a lower priced offer that the directors believe is more favorable to all of the corporation’s constituencies.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

Stockholder Rights Plan	DLR does not have a stockholder rights plan in effect.	INXN does not have a shareholder rights plan in effect.

Appraisal Rights	The DLR charter provides that stockholders will not be entitled to exercise appraisal rights unless the DLR board determines that appraisal rights will apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Subject to certain exceptions, Dutch law does not recognize the concept of appraisal or dissenters’ rights.

However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Court of the Amsterdam Court of Appeal (Ondernemingskamer), which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the INXN shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Court on the value of the INXN shares to be transferred.

Furthermore, Dutch law provides that, to the extent the acquiring company in a cross-border merger is organized under the laws of another EU member state, a shareholder of a Dutch disappearing company who has voted against the cross-border merger may file a claim with the Dutch company for cash compensation. The cash compensation is to be determined by one or more independent experts.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Preemptive Rights	Stockholders of DLR will not have preemptive rights to purchase or subscribe for any additional shares of DLR stock except as provided by the DLR board in setting the terms of classified or reclassified shares of stock or as otherwise provided by a contract.

Upon the issuance of shares in the capital of INXN, each shareholder shall have a right of pre-emption in proportion to the aggregate nominal value of his shares. The same applies if rights are granted to subscribe for shares. Shareholders shall have no right of pre-emption on shares which are issued against non-cash contributions nor on shares which are issued to employees of INXN or of a group company. Prior to each single issuance of shares, the right of pre-emption may be limited or excluded by a resolution of the INXN general meeting or the corporate body authorized thereto by the general meeting for a maximum period of five years.

Shareholders shall have no right of pre-emption in respect of shares which are issued to a person exercising a right to subscribe for shares previously granted.

At the annual general meeting held on June 28, 2019, the shareholders designated the INXN board to restrict or exclude the right of pre-emption rights in respect of any issuance of shares in relation to its current and future employee incentive schemes and in relation to the issuance of shares for general corporate purposes. These designations will end on December 27, 2020 but may be extended by the INXN general meeting for a period not exceeding five years.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Stockholder Inspection Rights	Any stockholder of DLR may make a request during usual business hours to inspect and copy any of the following corporate documents: (i) bylaws; (ii) minutes of the proceedings of the stockholders; (iii) annual statements of affairs; and (iv) voting trust agreements deposited at DLR’s principal office. Any stockholder may also request a statement showing all stock and securities issued during a specified period of not more than 12 months before the date of the request. In addition, one or more persons who together are and for at least six months have been stockholders of record of at least 5% of the outstanding stock of any class may (i) inspect and copy during usual business hours DLR’s books of account and stock ledger, (ii) present to any officer or resident agent of DLR a written request for a statement of DLR’s affairs and (iii) if DLR does not maintain the original or a duplicate stock ledger at its principal office, present to any officer or resident agent of DLR a written request for a list of stockholders, setting forth the name and address of each stockholder and the number of shares of each class which the stockholder holds. Within 20 days after such request is made, DLR must prepare such information and have it available on file at its principal office.	Under Dutch law, the INXN board is required to provide the INXN general meeting with all information that the shareholders require for the exercise of their powers, unless this would be contrary to INXN’s overriding interest. The INXN board is required to submit the statutory Dutch annual accounts of INXN to the INXN general meeting for adoption. The INXN board keeps a record of all resolutions adopted by the INXN general meeting, which record is available at the offices of INXN for inspection by the shareholders. Each shareholder will upon its request be provided with a copy from such record.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
Exculpation of Directors and Officers	Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The DLR charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.	As is customary for Dutch corporations, INXN requests its shareholders to discharge its directors of their responsibilities towards INXN in retrospective (décharge) at the annual general meeting of shareholders. Such discharges are typically granted based on specific documents like the annual accounts and do not cover facts that do not appear from these documents or have been disclosed at the general meeting at which the annual accounts were adopted. A court can declare a discharge null and void if it is in violation with the principles of reasonableness and fairness. Consequently, a discharge would not under all circumstances exclude liability of the directors towards INXN based on improper performance, nor does it affect external liability or liability in case of bankruptcy.

Indemnification of Directors and Officers	The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the DLR charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines,	INXN shall indemnify each current and former director who is conducting a defense against (threatening) claims or who is subject to (threatening) investigations based on acts or failures to act in the exercise of his or her duties or any other duties currently or previously performed by him or her at INXN’s request, or who is appearing in other legal proceedings in which he or she is involved as a current or former director or based on any other duties currently or previously performed by him or her at INXN’s request—with

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the exception of proceedings primarily aimed at pursuing a claim on his or her own behalf against all costs and expenses reasonably incurred by him or her and shall pay any damages or fines payable by the (former) director as a result of an act or failure to act.

This indemnification shall also apply to any claims by INXN or by a shareholder of INXN.

Costs, damages and fines incurred by the (former) director shall be paid by INXN upon having received a specification of those costs, damages and fines subject to an undertaking in writing by the (former) director that he or she shall repay any reimbursed amount to INXN if it shall ultimately be determined that he or she is not entitled to indemnification or if and to the extent an insurer subsequently also pays out the costs, damages and/or fines to the (former) director.

There shall be no entitlement to indemnity:

(i) if and to the extent Dutch law would not permit such indemnification;

(ii) if and to the extent a competent court has established in a final and conclusive decision that the act or failure to act of the (former) director may be characterized as willful, intentionally reckless or seriously culpable, unless Dutch law provides otherwise

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, the DLR charter authorizes DLR to obligate itself, and the DLR bylaws require DLR, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer or (ii) any individual who, while a director or officer and at DLR’s request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner, in each case who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness; or

(iii) if and to the extent the costs, damages or fines payable by the (former) director are covered by any liability insurance and the insurer has paid out the costs, damages or fines.

The relevant (former) director shall follow INXN’s instructions relating to the manner of his or her defense and consult with INXN in advance about the manner of such defense. The person concerned shall not: (i) acknowledge any personal liability, (ii) waive any defense, or (iii) agree on a settlement, without INXN’s prior written consent.

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

The DLR charter and DLR bylaws permit DLR, with the approval of the DLR board, to provide indemnification and advance of expenses to a person who served a predecessor of DLR in any of the capacities described above and to any employee or agent of DLR or such predecessor.

DLR has indemnification agreements in place with its directors and certain of its officers.

Distributions	Pursuant to the MGCL, no distribution may be made by DLR if, after giving effect to the distribution, (i) DLR would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business or (ii) DLR’s total assets would be less than the sum of its total liabilities plus, unless the DLR charter permits otherwise, the amount that would be needed, if DLR were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution. For purposes of determining compliance with the insolvency tests in clauses (i) and (ii), the MGCL permits assets to be valued on the basis of a “fair valuation” of the assets or upon any other “reasonable” method rather than limiting application of the tests to the financial statements.

Dutch law provides that dividends may only be distributed after adoption of the annual accounts by the INXN general meeting of shareholders showing sufficient profits.

Dividends or other distributions may be distributed only to the extent that net assets exceed the sum of the amount of issued and paid-up or called-up capital plus reserves that must be maintained under Dutch law. Interim dividends may be declared as provided in the INXN articles and may be distributed to the extent that net assets exceed the amount of the issued and paid-up capital plus reserves that must be maintained under Dutch law.

Pursuant to the INXN articles, the INXN board shall, in its sole discretion, determine the amount of the profits accrued in a financial year that shall be added to the reserves of INXN. The allocation of profits

	Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders

Pursuant to the DLR bylaws, dividends and other distributions to DLR stockholders may be authorized by the DLR board, subject to the provisions of law and the DLR charter. Dividends and other distributions may be paid in cash, property or stock of DLR, subject to the provisions of applicable law and the DLR charter.

accrued in a financial year remaining after the determination of the amount of the profits to be added to the reserves shall be determined by the INXN general meeting of shareholders.

Exclusive Forum	The DLR Charter provides that, unless DLR consents in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on DLR’s behalf, (ii) any action asserting a claim of breach of any duty owed by any of DLR’s directors or officers or other employees to DLR or to DLR’s stockholders, (iii) any action asserting a claim against DLR or any of DLR’s directors or officers or other employees arising pursuant to any provision of the MGCL or the DLR charter or DLR bylaws or (iv) any action asserting a claim against DLR or any of DLR’s directors or officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in DLR’s stock will be	N/A

Rights of DLR Stockholders (which will be the rights of INXN Shareholders upon the consummation of the transactions contemplated by the purchase agreement)	Rights of INXN Shareholders
deemed to have notice of and to have consented and waived any objection to this exclusive forum provision of the DLR bylaws, as the same may be amended from time to time.

STOCKHOLDER PROPOSALS

2020 DLR Annual Meeting of Stockholders

Upon the consummation of the transactions contemplated by the purchase agreement, the INXN shareholders will become the stockholders of DLR. DLR’s first regularly scheduled annual meeting of stockholders following the consummation of the transactions contemplated by the purchase agreement will occur in 2020. A date has not been set for DLR’s 2020 annual meeting of stockholders. Any stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in DLR’s proxy materials for the 2020 annual meeting of stockholders must have been received at DLR’s principal executive offices, Four Embarcadero Center, Suite 3200, San Francisco, California 94111, no later than December 3, 2019.

In addition, any DLR stockholder who wishes to propose a nominee to the DLR board or propose any other business to be considered by the stockholders (other than a stockholder proposal included in DLR’s proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 11 of DLR’s bylaws, which are on file with the SEC and may be obtained by any stockholder who sends a written request to such effect to Investor Relations, Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111. These notice provisions require that nominations of individuals for election to the DLR board and the proposal of business to be considered by the stockholders for the 2020 annual meeting of stockholders must have been received no earlier than November 3, 2019 and no later than 5:00 p.m., Pacific Time on December 3, 2019. All proposals should be submitted to the attention of DLR’s secretary at DLR’s principal executive offices at the address above. All proposals must be in writing and otherwise in compliance with applicable SEC requirements and DLR’s bylaws.

LEGAL MATTERS

Certain legal matters will be passed upon for DLR by Latham & Watkins LLP. The validity of the shares of DLR common stock to be issued in connection with the offer will be passed upon for DLR by Venable LLP.

EXPERTS

The consolidated financial statements and financial statement schedule III of DLR and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018 contains an explanatory paragraph that states DLR acquired Ascenty on December 20, 2018, and management excluded from its assessment of the effectiveness of DLR’s internal control over financial reporting as of December 31, 2018, Ascenty’s internal control over financial reporting associated with total assets of approximately $2 billion and total revenues of $3 million included in the consolidated financial statements of DLR as of and for the year ended December 31, 2018. KPMG LLP’s audit of internal control over financial reporting of DLR also excluded an evaluation of Ascenty’s internal control over financial reporting.

The consolidated financial statements and financial statement schedule III of DLR OP and its subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of INXN and its subsidiaries as of December 31, 2018, 2017 and 2016, and for each of the years then ended, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2018, expresses an opinion that INXN did not maintain effective internal control over financial reporting as of December 31, 2018 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the material weakness relates to an inability to obtain evidence of the operating effectiveness of internal controls at a service provider which operates a platform for processing payments and which INXN uses to pay the majority of their operating and capital expenses.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

DLR files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any of this information at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including DLR, who file electronically with the SEC. The address of that site is www.sec.gov.

Investors may also consult DLR’s website for more information about DLR. DLR’s website is www.digitalrealty.com. Information included on this website is not incorporated by reference into this proxy statement/prospectus.

DLR has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers the shares of DLR common stock to be issued, and paid by Buyer to INXN shareholders, in the offer. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about DLR common stock. The rules and regulations of the SEC allow DLR to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows DLR to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or later filed. This proxy statement/prospectus contains summaries of certain provisions contained in some of the DLR documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.

This proxy statement/prospectus incorporates by reference the documents listed below that DLR has previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. The documents listed below contain important information about DLR, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019.

•

Current Reports on Form  8-K, filed on January 4, 2019, January 4, 2019, January 11, 2019 (with respect to Item  8.01 only), January 11, 2019 (with respect to Item  8.01 only), January 16, 2019, January 22, 2019, February 26, 2019, February  27, 2019, March 7, 2019, March  8, 2019, March 13, 2019, March  18, 2019, May 16, 2019, June  14, 2019, June 19, 2019, June  24, 2019, September  17, 2019, September  18, 2019, September  24, 2019, October 2, 2019 (with respect to Item  8.01 only), October 2, 2019 (with respect to Item  8.01 only), October  7, 2019, October  9, 2019, October  10, 2019, October 29, 2019 (except with respect to Item  7.01) and December 4, 2019 (other than documents or portions of those documents not deemed to be filed).

•	Proxy Statement for DLR’s 2019 Annual Meeting of Stockholders, on Schedule 14A filed with the SEC on April 1, 2019.

In addition, DLR incorporates by reference herein any filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement that contains this proxy statement/prospectus and prior to the effectiveness of this proxy statement/prospectus and any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement/prospectus and prior to the effective date of the offer (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K or exhibits filed under Item 9.01 relating to those items, unless expressly stated otherwise therein). Such documents are considered to be a part of this proxy statement/prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at the address described above or from DLR by requesting them in writing or by telephone at the following address:

Digital Realty Trust, Inc.

Four Embarcadero Center, Suite 3200

San Francisco, CA 94111

Attention: Investor Relations

(415) 848-9311

www.digitalrealty.com

These documents are available from DLR without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

This proxy statement/prospectus also incorporates by reference the document listed below that INXN has previously filed with the SEC; provided, however, that we are not incorporating by reference, in each case, any documents, portion of documents or information deemed to have been furnished (except as indicated below) and not filed in accordance with SEC rules. The documents listed below contain important information about INXN, its financial condition or other matters.

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2018, as filed with the SEC on April 30, 2019.

•

Reports on Form  6-K furnished to the SEC on March 15, 2019, May  9, 2019 (SEC Film No. 19808815), including Exhibit  99.1 thereto, August 7, 2019 (SEC Film No.  191003829), including Exhibit  99.1 thereto, and November 7, 2019 (SEC Film No.  191198212) including Exhibit 99.1 thereto.

Notwithstanding any reference in INXN’s reports on Form 6-K previously furnished to the SEC to any such reports being incorporated by reference into any registration statement, no previously furnished INXN report on Form 6-K, other than as specifically mentioned above, shall be incorporated by reference herein. In addition, all subsequent reports on Form 20-F or Form 6-K filed by INXN after the date of the initial registration statement that contains this proxy statement/prospectus and prior to the completion of the offer or the earlier termination of the offer are incorporated by reference herein, except that any report on Form 6-K shall be so incorporated only to the extent expressly provided in such report. Certain statements in and portions of this proxy statement/prospectus update and replace information in the above-listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this proxy statement/prospectus may update and replace statements in and portions of this proxy statement/prospectus or the above-listed documents.

You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or INXN will provide you with copies of these documents, without charge, upon written or oral request to (813) 644-9399 or e-mail at JHuseby@Interxion.com, other than exhibits to such documents, which are not specifically incorporated by reference into such documents.

If you are a stockholder of DLR and would like to request documents, please do so by                     , 2020, to receive them before the DLR special meeting. If you request any documents, DLR will mail them to you by first class mail, or another equally prompt means, within one business day after DLR receives your request.

If you have any questions about the offer or how to submit your proxy, or you need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you can also contact Okapi, DLR’s proxy solicitor, at the following addresses and telephone numbers:

Okapi Partners LLC 1212 Avenue of the Americas, 24th Floor New York, NY 10036 Call Collect (212) 297-0720 Call Toll-Free (877) 629-6356 Email: DLR@okapipartners.com

This document is a prospectus of DLR and is an offer to exchange of DLR for the DLR special meeting. DLR has not authorized anyone to give any information or make any representation about the offer or DLR that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that DLR has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you different, additional or inconsistent information, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

In addition, after the registration statement, of which this proxy statement/prospectus is a part, is declared effective by the SEC, DLR intends to cause Buyer to file a tender offer statement on Schedule TO with the SEC and soon thereafter, INXN intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the exchange offer. The solicitation and offer to purchase INXN shares will only be made pursuant to the Schedule TO and related exchange offer prospectus. Before making any decision with respect to the exchange offer, INXN shareholders are encouraged to read the Schedule TO (including the exchange offer prospectus, related letter of transmittal and other offer documents) and Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC carefully when they become available because they will contain important information about the proposed transactions, including, with respect to the Schedule 14D-9, INXN’s background of the offer, the reasons for the recommendation of INXN’s board of directors and the opinions of INXN’s financial advisors. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC (when they become available) at http://www.sec.gov, the SEC’s website, or free of charge from DLR’s website (http://www.digitalrealty.com) or by contacting DLR’s Investor Relations Department at (415) 848-9311. These documents will also be available free of charge from INXN’s website (http://www.interxion.com) or by contacting INXN’s Investor Relations Department at (813) 644-9399.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

This proxy statement/prospectus incorporates by reference the unaudited pro forma consolidated financial information of DLR and INXN included in the Current Report on Form 8-K, filed on December 4, 2019.

ALTERNATIVE INFORMATION FOR THE EXCHANGE OFFER PROSPECTUS

1.	The exchange offer prospectus will have the following cover page and introductory legends:

SUBJECT TO COMPLETION, DATED DECEMBER 5, 2019

Offer to exchange each outstanding ordinary share of

INTERXION HOLDING N.V.

for 0.7067 shares of common stock of Digital Realty Trust, Inc.

by

DIGITAL REALTY TRUST, INC.

The board of directors of Digital Realty Trust, Inc., which we refer to as DLR, has unanimously approved a purchase agreement, dated as of October 29, 2019, as it may be amended from time to time, which we refer to as the purchase agreement, by and among DLR, InterXion Holding N.V., a public limited liability company organized under the laws of the Netherlands, which we refer to as INXN, and Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of DLR, which we refer to as Buyer. Pursuant to the purchase agreement, Buyer shall commence an exchange offer, which we refer to as the offer, to purchase all of the outstanding ordinary shares, nominal value €0.10 per share, of INXN, which we refer to as the INXN shares, such references including fractional shares of INXN, nominal value €0.02 per fractional share, provided that a fractional share will be treated for purposes of the definition of INXN share as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share, in exchange for 0.7067 shares of common stock of DLR, which we refer to as DLR common stock, per INXN share, which we refer to as the offer consideration. The offer will initially remain open until 4:00 p.m. (New York City time) on the day that is the later of (a) twenty-one business days after the commencement of the offer and (b) six business days after the date of the extraordinary general meeting of INXN discussed below, which we refer to as the EGM, and may be extended in accordance with the terms of the purchase agreement, which we refer to as the expiration time.

Buyer’s obligation to purchase INXN shares validly tendered and not properly withdrawn pursuant to the offer is subject to the satisfaction or waiver of various closing conditions, including (a) a number of INXN shares having been validly tendered and not properly withdrawn that would allow Buyer to acquire at least eighty percent (80%) of the outstanding INXN shares on a fully-diluted and as-converted basis at the closing of the offer, which we refer to as the minimum condition; provided DLR or Buyer may reduce the minimum condition to sixty-six and two-thirds percent (66 2/3%); (b) certain required regulatory approvals shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or

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been terminated, which we refer to collectively as the required approvals; (c) the absence of any applicable law or order of a governmental authority prohibiting, rendering illegal or enjoining the consummation of the offer or the other transactions contemplated by the purchase agreement; (d) the accuracy of the representations and warranties of INXN contained in the purchase agreement (subject to certain materiality standards); (e) INXN’s material compliance with its covenants contained in the purchase agreement; (f) there not having been a material adverse effect on INXN following the execution of the purchase agreement (subject to certain exceptions); (g) the resignation of certain existing members of the board of directors of INXN, which we refer to as the INXN board; (h) the adoption of resolutions at the EGM (or a subsequent EGM) providing for, among other things, the approval of a statutory Dutch legal triangular merger, the approval of a statutory Dutch legal demerger, the approval of an asset sale, the approval of the liquidation (as defined below), and the appointment of Buyer and DLR designees to the INXN board effective upon the closing, and receipt of the parent stockholder approval (as defined in the purchase agreement) at the parent stockholder meeting (as defined in the purchase agreement); (i) a certificate of INXN having been delivered to Buyer certifying as to the satisfaction of certain offer conditions; (j) the purchase agreement not having been terminated in accordance with its terms; (k) this proxy statement/prospectus having been declared effective by the Securities and Exchange Commission, which we refer to as the SEC, and a stop order suspending the effectiveness of this proxy statement/prospectus not having been issued; and (l) the shares of DLR common stock to be issued in connection with the offer having been approved for listing on the New York Stock Exchange, which we refer to as the NYSE.

The purchase agreement provides, among other things, that following the closing and expiration of the subsequent offering periods provided in the purchase agreement, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated a corporate reorganization of INXN and its subsidiaries, which we refer to as the post-offer reorganization, which may comprise, at Buyer’s election, one or more of the actions described hereinafter. INXN shareholders that do not tender their shares in the offer will generally be subject to Dutch dividend withholding tax; provided, however, that holders of INXN shares who receive shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer or in the compulsory acquisition, as applicable, generally will not be subject to Dutch dividend withholding tax. If DLR, Buyer and their affiliates own less than 95% (but at least 80%, unless reduced to a lower threshold by DLR or Buyer) of INXN’s issued and outstanding capital, the post-offer reorganization may be undertaken by means of, among other alternatives described in the purchase agreement, a Dutch legal triangular merger (followed promptly by a sale to Buyer or its designee of the sole outstanding share of the entity surviving the merger), which we refer to as the legal merger, a Dutch legal demerger (followed promptly by a sale to Buyer or its designee of the sole outstanding share of new subsidiary acquiring INXN’s assets in the demerger), which we refer to as the legal demerger, or a sale of the assets of INXN to Buyer or its designated nominee, which we refer to as the asset sale, followed promptly, in each case, by a liquidation of INXN or Intrepid I B.V., which we refer to as Intrepid I, (as applicable), which we refer to as the liquidation. If DLR, Buyer and their affiliates acquire 95% or more of INXN’s issued and outstanding capital, the post-offer reorganization may be undertaken by the legal merger, the legal demerger or the asset sale, followed promptly, in each case, by the commencement of a compulsory acquisition by Buyer of shares from any remaining minority shareholders of INXN or Intrepid I (as applicable) in accordance with Section 2:92a of the Dutch Civil Code, which we refer to as the DCC, or, if applicable, Section 2:201a of the DCC, which we refer to as the compulsory acquisition. The legal merger, legal demerger, post-demerger share sale (as defined below), asset sale and liquidation are subject to approval by INXN’s shareholders at the EGM (or subsequent EGM, as applicable). Pursuant to a tender and support agreement, INXN’s chief executive officer, David C. Ruberg, who currently controls 1,013,000 of the INXN shares, has committed to vote his shares in favor of the legal merger, legal demerger, post-demerger share sale, asset sale and liquidation and certain other matters, including the election of at least five (5) director designees of DLR and Buyer to the INXN board effective as of the closing. If Buyer commences the liquidation, INXN or Intrepid I (as applicable) will be immediately dissolved in accordance with Sections 2:19—2:23b of the DCC and all non-tendering holders of INXN shares will ultimately receive, for each share then held, that number of shares of DLR common stock equal to the offer consideration, except that the receipt of shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation generally will be subject to applicable withholding taxes (including Dutch dividend withholding

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tax). If Buyer commences the compulsory acquisition, all non-tendering holders of INXN shares will receive, for each share then held, cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals. It is expected that, following the closing of the offer and expiration of the subsequent offering periods provided in the purchase agreement, INXN will no longer be a publicly traded company, the listing of the INXN shares on the NYSE will be terminated and the INXN shares will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, resulting in the cessation of INXN’s reporting obligations with respect to the INXN shares thereunder.

If, at the scheduled expiration time, any of the offer conditions have not been satisfied or waived by Buyer, Buyer must extend the offer on one or more occasions in consecutive periods of at least five business days and up to ten business days each (or such other duration as may be agreed to by Buyer and INXN) in order to permit the satisfaction of such offer conditions; provided, that Buyer may extend the offer for at least ten business days and up to twenty business days if it is not reasonably likely that, within such five to ten business day extension period, regulatory approval will be obtained, a legal restraint will not be removed, this proxy statement/prospectus will be declared effective and/or the DLR common stock to be issued in connection with the offer will be approved for listing on the NYSE; provided further, that Buyer is not required or permitted to extend the offer on more than three occasions in consecutive periods of at least five business days or up to ten business days each if the sole unsatisfied condition is the minimum condition and that Buyer is not required to extend the offer beyond October 29, 2020; provided, further, that if INXN elects to hold a subsequent EGM, Buyer will extend the offer for six business days after the date of that subsequent EGM. Following the time of acceptance for payment in connection with the offer, which we refer to as the acceptance time, Buyer shall provide a subsequent offering period, which we refer to as a subsequent offering period, in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than three business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

In connection with the offer, DLR will hold a special meeting of DLR stockholders. At the DLR special meeting, DLR stockholders will be asked to vote on (i) a proposal to approve the issuance of shares of DLR common stock to be paid by Buyer to INXN shareholders in connection with the transactions contemplated by the purchase agreement (including the offer, post-offer reorganization and settlement of INXN equity-based awards) and (ii) a proposal to approve one or more adjournments of the DLR meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement.

Shares of DLR common stock are listed on the NYSE under the trading symbol “DLR”. On December 5, 2019, the closing price of DLR common stock on the NYSE was $117.52 per share. INXN shares are listed on the NYSE under the trading symbol “INXN”. On December 5, 2019, the closing price of INXN shares on the NYSE was $81.55 per share. INXN shareholders are urged to obtain current market quotations for DLR common stock and INXN shares.

Non-tendering holders of INXN shares who receive shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation distribution (rather than the offer) generally will be subject to the Dutch Dividend Withholding Tax. See “The Offer—Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization.”

FOR A DISCUSSION OF RISKS AND OTHER FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE OFFER, PLEASE CAREFULLY READ THE SECTION OF THIS EXCHANGE OFFER PROSPECTUS ENTITLED “RISK FACTORS” BEGINNING ON PAGE 32.

Neither the Securities and Exchange Commission, nor any state securities regulatory authority has approved or disapproved of the offer or the securities to be issued under this exchange offer prospectus or has passed upon the adequacy or accuracy of the disclosure in this exchange offer prospectus. Any representation to the contrary is a criminal offense.

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THIS EXCHANGE OFFER PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY SECURITIES, NOR SHALL THERE BE ANY SALE OR PURCHASE OF SECURITIES PURSUANT HERETO, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH JURISDICTION. IF YOU ARE IN ANY DOUBT AS TO YOUR ELIGIBILITY TO PARTICIPATE IN THE OFFER, YOU SHOULD CONTACT YOUR PROFESSIONAL ADVISOR IMMEDIATELY.

European Economic Area

In relation to each state which is a party to the agreement, which we refer to as a relevant member state, relating to the European Economic Area, with effect from and including the date on which the Prospectus Regulation entered into effect in that relevant member state, the offer to purchase all of the INXN shares in exchange for 0.7067 shares of DLR common stock for each INXN share contemplated by this prospectus, is not made in that relevant member state, except to persons that are qualified investors as defined in the Prospectus Regulation and certain eligible employees of INXN.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of DLR common stock in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offering and any shares of DLR common stock to be offered so as to enable an investor to decide to exchange INXN shares for shares of DLR common stock and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and includes any relevant delegated regulations.

The date of this exchange offer prospectus is                     .

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2.	The section entitled “Questions and Answers” in the proxy statement/prospectus will be replaced with the following:

The following are answers to some questions that INXN shareholders may have regarding the proposed transaction between DLR and INXN. DLR urges you to read carefully this entire exchange offer prospectus, including the Annexes, and the documents incorporated by reference into this exchange offer prospectus, the Schedule TO and the Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by DLR, Intrepid I and INXN with the SEC, because the information in this section does not provide all the information that might be important to you.

Unless stated otherwise, all references in this exchange offer prospectus to:

•	the “asset sale” are to a sale of the assets of INXN to Buyer or its designated nominee;

•	“Buyer” are to Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of DLR;

•

the “compulsory acquisition” are to a compulsory acquisition by Buyer of shares from any remaining minority shareholders in INXN or stockholders in Intrepid I (as applicable) in accordance with Section 2:92a of the DCC, or, if applicable, Section 2:201a of the DCC;

•	the “DCC” are to the Dutch Civil Code;

•	“DLR” are to Digital Realty Trust, Inc., a Maryland corporation;

•	the “DLR board” are to the board of directors of DLR;

•	“DLR common stock” are to the common stock of DLR, $0.01 par value per share;

•	“DLR OP” are to Digital Realty Trust, L.P., a Maryland limited partnership;

•	the “end date” are to October 29, 2020;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Intrepid I” are to Intrepid I B.V., a private limited liability company organized under the laws of the Netherlands and a direct subsidiary of Buyer;

•	“Intrepid II” are to Intrepid II B.V., a private limited liability company organized under the laws of the Netherlands and an indirect subsidiary of Buyer;

•	“INXN” are to InterXion Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands;

•

the “INXN shares” are to the outstanding ordinary shares, nominal value €0.10 per share, of INXN, such references including fractional shares of INXN, nominal value €0.02 per fractional share, provided that a fractional share will be treated for purposes of the definition of INXN shares as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share;

•	the “legal merger” are to a Dutch legal triangular merger (which will be followed promptly by the post-merger share sale);

•	the “legal demerger” are to a Dutch legal demerger (which will be followed promptly by the post-demerger share sale);

•	the “liquidation” are to a liquidation of INXN or Intrepid I, as applicable;

•	the “NYSE” are to the New York Stock Exchange;

•	the “offer” are to an exchange offer by Buyer to purchase all INXN shares;

•	the “offer consideration” are to the exchange of 0.7067 shares of DLR common stock for each INXN share;

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•

the “purchase agreement” are to the purchase agreement, dated as of October 29, 2019, by and among DLR, INXN and Buyer, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus and is incorporated herein by reference;

•	the “post-demerger share sale” are to the sale of the sole outstanding share in the capital of SplitCo by INXN to Buyer or its designated nominee;

•	the “post-merger share sale” are to the sale of the sole outstanding share in the capital of Intrepid II by Intrepid I to Buyer or its designated nominee;

•

the “post-offer reorganization” are to the corporate reorganization of INXN and its subsidiaries that DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated, following the closing and expiration of the subsequent offering periods provided in the purchase agreement, and which, at Buyer’s election, may be undertaken by means of the legal merger, legal demerger or asset sale, promptly followed, in each case, by the liquidation or the compulsory acquisition, as applicable;

•	the “SEC” are to the U.S. Securities and Exchange Commission;

•	“SplitCo” are to a newly incorporated Dutch entity, to be incorporated at the occasion of the legal demerger, being a wholly owned subsidiary of INXN; and

•	“Securities Act” are to the Securities Act of 1933, as amended.

Q:	What is the proposed transaction?

A:

INXN, DLR and Buyer have entered into the purchase agreement to combine their businesses to create a leading global provider of data center, colocation and interconnection solutions, pursuant to which, among other things, (i) Buyer shall commence the offer to purchase all of the INXN shares, in exchange for 0.7067 shares of DLR common stock per INXN share, and (ii) DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. Upon completion of the transactions contemplated by the purchase agreement, INXN shareholders will own approximately 20% of the outstanding common stock of DLR. For more information, see “The Purchase Agreement — The Post Offer Reorganization” beginning on page 94.

Q:	What will happen in the proposed transaction?

A:

Pursuant to the purchase agreement, DLR, Buyer and INXN have agreed (subject to the terms and conditions of the purchase agreement) that Buyer shall commence an exchange offer to purchase any and all of the outstanding INXN shares in exchange for the offer consideration. Upon the closing of the offer, and subject to the satisfaction or waiver of the various closing conditions, Buyer shall purchase each INXN share validly tendered and not properly withdrawn in exchange for the offer consideration, with cash paid in lieu of any fractional shares, without interest. Further, at the time of the closing of the offer, subject to applicable withholding taxes and in each case, as described in more detail below under “The Offer — Treatment of INXN Equity Awards” beginning on page 77:

•

(i) each outstanding INXN restricted share held by a non-employee director of INXN, shall be cancelled and converted into the right to receive the offer consideration and (ii) each INXN restricted share that is outstanding as of immediately prior to the closing of the offer and that is held by a person other than a non-employee director of INXN shall be assumed by DLR and converted into 0.7067 restricted stock units covering shares of DLR common stock, which we refer to as DLR RSUs.

•

(i) each outstanding award of INXN performance shares will be deemed to have satisfied the performance condition applicable thereto as follows: (A) with respect to INXN performance shares subject to a performance period that has been completed prior to the closing, at actual performance attained for such performance period and (B) with respect to INXN performance shares subject to a

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performance period that has not been completed as of the closing, at (x) 150% or 100% of target with respect to the awards of performance shares held by David C. Ruberg, the executive director of INXN, and (y) 150% or 115% of target with respect to awards of performance shares held by members of INXN’s senior management team other than the executive director of INXN; and (ii) each such performance share that is deemed to satisfy the performance condition shall be assumed by DLR and converted into 0.7067 DLR RSUs.

•

each outstanding INXN stock option (whether or not then vested or exercisable) shall be cancelled and converted into the right to receive the offer consideration with respect to a number of shares equal to (i) the product of (A) the total number of INXN shares subject to such stock option immediately prior to the closing of the offer multiplied by (B) the excess, if any, of (x) the value of the offer consideration (calculated as the volume weighted average price per share of DLR common stock for ten consecutive trading days ending on the third trading day prior to the closing multiplied by the exchange ratio of 0.7067) over (y) the per share exercise price of such INXN stock option, divided by (ii) the value of the offer consideration.

•

each outstanding award of INXN shares granted under INXN’s YourShare Plan that is subject to a holding period will be converted into a number of shares of DLR common stock equal to the product of (i) the number of shares underlying such INXN YourShare award immediately prior to the closing multiplied by (ii) the exchange ratio of 0.7067.

Following the closing of the offer, DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization. The post-offer reorganization will utilize processes available to Buyer under Dutch law aimed at ensuring that Buyer or one of its affiliates becomes the owner of all or substantially all of INXN’s business operations from and after the consummation of such post-offer reorganization.

For more information, see “Summary — The Offer and the Purchase Agreement” beginning on page 13, “The Purchase Agreement — The Post-Offer Reorganization” beginning on page 94, “The Offer — Interests of DLR’s Directors and Executive Officers in the Offer” beginning on page 74, “The Offer — Offer Consideration” beginning on page 77 and “The Offer — Treatment of INXN Equity Awards” beginning on page 77.

Q:	What happens if the market price of shares of DLR common stock or INXN shares changes before the closing of the offer?

A:

No change will be made to the exchange ratio of 0.7067 if the market price of shares of DLR common stock or INXN shares changes before the time of the closing of the offer. As a result, the value of the consideration to be received by INXN shareholders in the offer will increase or decrease depending on the market price of shares of DLR common stock at the closing of the offer. The receipt of shares of DLR common stock (or cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation (rather than the offer) generally will be subject to a 15% Dutch dividend withholding tax under the Dividend Withholding Tax Act 1965 to the extent the liquidation distribution (as defined herein) exceeds the recognized average paid up capital for Dutch dividend withholding tax purposes of the INXN shares or Intrepid I shares (as applicable).

Q:	Why is DLR making the offer?

A:

The offer forms a part of the transactions contemplated by the purchase agreement. DLR, Buyer and INXN will complete the transactions, including the post-offer reorganization, promptly after the time of the closing of the offer in accordance with the purchase agreement.

Q:	Are there any conditions to closing of the offer that must be satisfied for the offer to be completed?

A:

In addition to the approval of the DLR stockholders of the issuance of DLR common stock to be paid by Buyer to INXN shareholders in the transactions contemplated by the purchase agreement and a number of

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shares having been validly tendered and not properly withdrawn that would allow Buyer to acquire at least eighty percent (80%), or if reduced by DLR or Buyer sixty-six and two-thirds percent (66 2/3%), of the outstanding INXN shares on a fully-diluted and as-converted basis at the closing of the offer, there are a number of customary conditions that must be satisfied or waived before Buyer is obligated to purchase INXN shares validly tendered and not properly withdrawn pursuant to the offer. For a description of all the conditions to the offer, see “The Purchase Agreement — Conditions to Closing of the Offer” beginning on page 120.

Q:	What will INXN shareholders receive in the offer? Will I have to pay any fees or commissions?

A:

In the offer, INXN shareholders will have the right to exchange each of their INXN shares for 0.7067 shares of DLR common stock, which we refer to as the exchange ratio. The exchange ratio will not be adjusted to reflect changes in the trading prices of DLR common stock or INXN shares prior to the date of the closing of the offer.

If you are the record owner of your INXN shares and you tender your shares directly to American Stock Transfer & Trust Company, LLC, which we refer to as the exchange agent, you will not have to pay brokerage fees, commissions, or similar expenses. If you own INXN shares through a broker, dealer, commercial bank, trust company, or other nominee and your broker, dealer, commercial bank, trust company, or other nominee tenders your INXN shares on your behalf, your broker, dealer, commercial bank, trust company, or nominee may charge you a fee for doing so. You should consult your broker, dealer, commercial bank, trust company, or nominee to determine whether any charges will apply.

Buyer will only deliver whole shares of DLR common stock in the offer. To the extent an INXN shareholder otherwise would be entitled to a fractional share of DLR common stock as a result of the application of the exchange ratio, such shareholder will instead receive an amount in cash equal to the product of the fractional share interest such shareholder otherwise would be entitled to and the closing price for a share of DLR common stock on the business day immediately preceding the closing date of the offer.

Q:	How will untendered INXN shares be affected after the offer?

A:

DLR, Buyer and INXN will complete the transactions contemplated by the purchase agreement (including the post-offer reorganization) as promptly as possible following the closing of the subsequent offering period, see “The Purchase Agreement – The Post-Offer Reorganization” beginning on page 94.

Non-tendering holders of INXN shares who receive shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation distribution (rather than the offer) generally will be subject to Dutch dividend withholding tax. See “The Offer — Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization.”

Q:	Are there risks associated with the offer that I should consider?

A:	Yes. There are a number of risks related to the offer that are discussed in this exchange offer prospectus described in the section entitled “Risk Factors” beginning on page 32.

Q:	When is the offer expected to be completed?

A:

DLR expects to complete the offer as soon as reasonably practicable following satisfaction of all of the required conditions. If DLR stockholders approve the issuance of shares of DLR common stock in connection with the transactions contemplated by the purchase agreement, and if the other conditions to closing the offer are satisfied or waived, it is currently expected that the offer will be completed in 2020. However, there is no guarantee that the conditions to the offer will be satisfied or that the offer will close.

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Q:	What are the anticipated U.S. federal income tax consequences of the offer and the post-offer reorganization to U.S. holders of INXN shares?

A:

The exchange of INXN shares for shares of DLR common stock and any cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. In addition, the exchange of INXN shares for any shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) pursuant to the post-offer reorganization will be a taxable transaction for U.S. federal income tax purposes for U.S. holders of INXN shares. Each U.S. holder of INXN shares will generally be required to include in taxable income the excess of the fair market value of any DLR common stock or cash received in the offer or the post-offer reorganization (including cash in lieu of fractional shares of DLR common stock and any cash proceeds from a sale of DLR common stock by the exchange agent to satisfy any applicable Dutch dividend withholding tax) over such holder’s tax basis in the INXN shares exchanged. See the information under “The Offer — Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares” beginning on page 83 for a discussion of material U.S. federal income tax consequences of the offer and the post-offer reorganization to U.S. holders of INXN shares. Non-U.S. holders of INXN shares should consult their tax advisors regarding the tax consequences of the offer and the post-offer reorganization to such holders.

Q:	What are the anticipated Dutch income tax consequences of the offer and the post-offer reorganization?

A:

Holders of INXN shares that are subject to Dutch income tax generally will be required to include in their taxable income any benefits derived or deemed to be derived from the INXN shares, including any capital gains realized on any disposal of the INXN shares, including as a result of tendering their INXN shares pursuant to the offer or as a result of the post-offer reorganization or will be subject to annual income tax imposed on a fictitious yield on the INXN shares under the regime for savings and investments. See the information under “The Offer — Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for Holders of INXN Shares” beginning on page 87 for a discussion of material Dutch income tax consequences of the offer and the post-offer reorganization to holders of INXN shares. INXN shareholders should consult their own tax advisors regarding the Dutch or local tax consequences of the offer and the post-offer reorganization to such holders.

Q:	What are the anticipated Dutch dividend withholding tax consequences of the post-offer reorganization?

A:

Holders of INXN shares who receive shares of DLR common stock (and cash in lieu of fractional shares of DLR common stock) pursuant to the liquidation (rather than the offer) generally will be subject to Dutch dividend withholding tax under the Dividend Withholding Tax Act 1965. Under Dutch law, the liquidation distribution generally will be subject to a 15% Dutch dividend withholding tax to the extent it exceeds the recognized average paid up capital for Dutch dividend withholding tax purposes of the INXN shares or of the Intrepid I shares (as applicable). In respect of the liquidation distribution to the non-tendering holders of INXN shares the exchange agent, acting as agent of INXN or Intrepid I (as applicable) in their capacity as withholding agent, will not apply any reductions of, or exemptions from, Dutch dividend withholding tax at source based on any treaty for the avoidance of double taxation and any regulations for claiming relief thereunder or otherwise and accordingly the non-tendering holders of INXN shares are solely responsible for timely claiming any such relief if and where applicable. INXN shareholders should consult their own tax advisors regarding the Dutch or local tax consequences of the offer and the post-offer reorganization to such holders. Holders of INXN shares who receive shares of DLR common stock or cash (including cash in lieu of fractional shares of DLR common stock) pursuant to the offer or in the compulsory acquisition, as applicable, generally will not be subject to Dutch dividend withholding tax.

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See “The Offer—Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization” beginning on page 90.

Q:	Are INXN shareholders entitled to appraisal rights?

A:	INXN shareholders are not entitled to exercise appraisal rights in connection with the offer.

However, pursuant to Dutch law, a shareholder who for its own account (or together with its group companies) owns at least 95% of the company’s issued capital may institute proceedings against the company’s other shareholders jointly for the transfer of their shares to that shareholder. The proceedings are held before the Enterprise Court of the Amsterdam Court of Appeal, which may grant the claim for squeeze-out in relation to all minority shareholders and will determine the price to be paid for the shares, if necessary after appointment of one or three experts who will offer an opinion to the Enterprise Court on the value of the shares to be transferred. As part of the post-offer reorganization, Buyer may initiate such proceedings.

See “The Offer — Appraisal Rights” beginning on page 83 for more information.

Q:	How long do INXN shareholders have to decide whether to exchange their INXN shares for shares of DLR common stock?

A:

You will have until 4:00 p.m. New York City time on                     , 2020, unless the offer is extended in accordance with the provisions of the purchase agreement (such time, or such later time to which the offer has been so extended, is referred to as the expiration time). Buyer is not providing for guaranteed delivery procedures, and therefore INXN shareholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours of The Depository Trust Company, which we refer to as the DTC, and the exchange agent prior to the expiration time.

INXN shareholders must tender their INXN shares in accordance with the procedures set forth in this document. In all cases, Buyer will exchange shares validly tendered and accepted for exchange pursuant to the offer only after timely receipt by the exchange agent of shares (or timely confirmation of a book-entry transfer of such shares into the exchange agent’s account at DTC as described elsewhere in this document), a properly completed and duly executed letter of transmittal (or an agent’s message in connection with a book-entry transfer) and any other required documents.

Q:	Will there be a subsequent offering period?

A:

Following the time of acceptance for payment in connection with the offer, which we refer to as the acceptance time, Buyer shall provide a subsequent offering period, which we refer to as a subsequent offering period, in accordance with Rule 14d-11 promulgated under the Exchange Act of not less than three business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act).

Q:	What is the process for exchanging INXN shares?

A:	For you to validly tender your INXN shares pursuant to the offer, prior to the expiration of the offer:

•

If your shares are directly registered in your own name in INXN’s shareholders register, including if you are a record holder and you hold shares in book-entry form on the books of INXN’s transfer agent, the following must be received by the exchange agent at one of its addresses set forth in the letter of transmittal prior to the expiration time: (a) the letter of transmittal, properly completed and duly executed, and (b) any other documents required by the letter of transmittal.

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•

If your shares are held in “street” name and are being tendered by book-entry transfer into an account maintained at the DTC, the following must be received by American Stock Transfer & Trust Company, LLC, which is acting as the exchange agent in connection with the offer, at one of its addresses set forth in the letter of transmittal prior to the expiration time: (a) the letter of transmittal, properly completed and duly executed, or an agent’s message; (b) a book-entry confirmation from DTC; and (c) any other required documents.

•

If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee and give instructions that your shares be tendered.

See “The Offer — Procedures for Tendering” beginning on page 80 for more information.

Q:	Until what time can the INXN shares be withdrawn?

A:

An INXN shareholder may properly withdraw INXN shares tendered pursuant to the offer at any time prior to the expiration time. On and after the time of the closing of the offer, INXN shareholders that have tendered their shares pursuant to the offer will no longer be able to withdraw their shares and tenders of shares made pursuant to the offer will be irrevocable; provided, that, if Buyer has not yet accepted INXN shares tendered for exchange, any INXN shareholder may withdraw its tendered shares after the 60th day following commencement of the offer pursuant to Section 14(d)(5) of the Exchange Act.

Q:	What obligation does Buyer have to accept any INXN shares for exchange?

A:

The obligation of Buyer to accept for exchange, and the obligation of DLR to issue and cause to be transferred shares of DLR common stock to Buyer to offer in exchange for, any INXN shares validly tendered and not properly withdrawn pursuant to the offer shall be subject to the satisfaction or waiver of the closing conditions set forth below under the heading “The Purchase Agreement — Conditions to Closing of the Offer.” If Buyer accepts INXN shares in the offer in accordance with the terms of the purchase agreement, then DLR and INXN and their respective subsidiaries, as applicable, shall effectuate or cause to be effectuated the post-offer reorganization.

Q:	What is the procedure to withdraw previously tendered INXN shares?

A:

To properly withdraw previously tendered shares, INXN shareholders must instruct the exchange agent to arrange for the withdrawal of such shares by a written or facsimile transmission notice of withdrawal, which must be timely received by the exchange agent prior to the expiration time at the appropriate address set forth on the back cover of this document. Any notice of withdrawal must specify the name of the person having tendered the INXN shares to be withdrawn, the number of tendered INXN shares to be withdrawn and the name of the holder of the tendered INXN shares to be withdrawn, if different from that of the person who tendered such shares.

All questions as to the form and validity (including time of receipt) of any notice of withdrawal shall be determined by Buyer, in its sole discretion, which determination shall be final and binding, subject to any judgment of any court of competent jurisdiction. No withdrawal of tendered INXN shares shall be deemed to have been properly made until all defects and irregularities have been cured or waived. None of Buyer or any of its affiliates or assignees, the exchange agent, or any other person shall be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give such notification. Withdrawals of tenders of INXN shares may not be rescinded, and any INXN shares properly withdrawn shall be deemed not to have been validly tendered for purposes of the offer. However, withdrawn INXN shares may be retendered by following one of the procedures for tendering described above.

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Q:	Can the offer be extended and, if so, under what circumstances?

A:

Buyer may extend the offer to such other date and time as may be agreed in writing by Buyer, DLR and INXN, and Buyer shall extend the offer for any minimum period as required by the SEC or the NYSE applicable to the offer.

Buyer shall also extend the offer on one or more occasions in consecutive periods of at least five business days and up to 10 business days each if, at the then-scheduled expiration time, any condition to the offer has not been satisfied or waived, in order to permit satisfaction of such condition, or for periods of up to 20 business days in case of the regulatory approvals condition if such condition is not reasonably likely to be satisfied within such 10 business-day extension period. Buyer shall not be required or permitted (without consent of INXN) to extend the offer on more than three occasions if the sole remaining unsatisfied condition to the offer is the minimum condition, and Buyer shall not be required to extend the offer beyond the end date (which end date may be extended in accordance with the purchase agreement). If INXN elects to hold a subsequent EGM, then Buyer shall extend the offer until the date that is six business days after the date of the subsequent EGM.

Q:	How will INXN shareholders be notified if the offer is extended?

A:

Any extension of the offer will be followed by a public announcement of the extension no later than 9:00 a.m., New York City time, on the next business day after the day on which the offer was otherwise scheduled to expire. Without limiting the manner in which Buyer may choose to make any public announcement, Buyer currently intends to make announcements regarding the offer by issuing a press release and making an appropriate filing with the SEC.

Q:	What are the most significant conditions to the offer, as part of the purchase agreement?

A:

In addition to the approval of the DLR stockholders of the issuance of DLR common stock to be paid by Buyer to INXN shareholders in the transactions contemplated by the purchase agreement and a number of shares having been validly tendered and not properly withdrawn that would allow Buyer to acquire at least eighty percent (80%), or if reduced by DLR or Buyer sixty-six and two-thirds percent (66 2/3%), of the outstanding shares on a fully-diluted and as-converted basis at the closing of the offer, there are a number of customary conditions that must be satisfied or waived before Buyer is obligated to purchase shares validly tendered and not properly withdrawn pursuant to the offer. For a description of all the conditions to the offer, see “The Purchase Agreement — Conditions to Closing of the Offer” beginning on page 120.

Q:	When do you expect the offer to be completed and when will the offer consideration be transferred?

A:

As promptly as practicable following the expiration time (but in any event within three business days thereafter), Buyer will accept for exchange and, at or as promptly as practicable (but in any event within four business days (calculated as set forth in Rule 14d-1(g)(3) promulgated under the Exchange Act) thereafter), deliver the offer consideration (by delivery by Buyer of shares of DLR common stock to the exchange agent appointed by Buyer for the offer) for all INXN shares validly tendered and not properly withdrawn pursuant to the offer as of the expiration time.

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Q:	Who can answer my questions?

A:	If you have any questions about the offer or need additional copies of this exchange offer prospectus, you should contact:

Digital Realty Trust, Inc.

Attention: Investor Relations

Four Embarcadero Center, Suite 3200

San Francisco, CA 94111

(415) 848-9311

www.digitalrealty.com

Q:	Where can I find more information on INXN relating to the offer?

A:

You can find more information on the offer in the Schedule TO to be filed by Buyer with the SEC following effectiveness of the registration statement, of which this proxy statement/prospectus is a part, and the Schedule 14D-9 to be filed with the SEC soon thereafter by INXN. Before making any decision with respect to the offer, INXN shareholders are encouraged to read the Schedule TO (including the exchange offer prospectus, related letter of transmittal and other offer documents) and Schedule 14D-9, as each may be amended or supplemented from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC carefully when they become available because they will contain important information about the proposed transactions, including, with respect to the Schedule 14D-9, INXN’s background of the offer, the reasons for the recommendation of INXN’s board of directors and the opinions of INXN’s financial advisors. Investors will be able to obtain free copies of the Schedule TO and Schedule 14D-9, as each may be amended from time to time, and other relevant documents filed by DLR, Intrepid I, Buyer and INXN with the SEC (when they become available) at http://www.sec.gov, the SEC’s website, or free of charge from DLR’s website (http://www.digitalrealty.com) or by contacting DLR’s Investor Relations Department at (415) 848-9311. These documents will also be available free of charge from INXN’s website (http://www.interxion.com) or by contacting INXN’s Investor Relations Department at (813) 644-9399.

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3.	The section entitled “Summary” in the proxy statement/prospectus will be supplemented with the following:

Procedures for Tendering (See page 80)

For you to validly tender your INXN shares pursuant to the offer, prior to the expiration of the offer:

•

If your shares are directly registered in your own name in INXN’s shareholders register, including if you are a record holder and you hold shares in book-entry form on the books of INXN’s transfer agent, the following must be received by the exchange agent (as defined below) at one of its addresses set forth in the letter of transmittal prior to the expiration time: (a) the letter of transmittal, properly completed and duly executed, and (b) any other documents required by the letter of transmittal.

•

If your shares are held in “street” name and are being tendered by book-entry transfer into an account maintained at The Depository Trust Company, which we refer to as DTC, the following must be received by American Stock Transfer & Trust Company, LLC, which is acting as the exchange agent in connection with the offer, which we refer to as the exchange agent, at one of its addresses set forth in the letter of transmittal prior to the expiration time: (a) the letter of transmittal, properly completed and duly executed, or an agent’s message; (b) a book-entry confirmation from DTC; and (c) any other required documents.

•

If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you must contact your broker, dealer, commercial bank, trust company or other nominee and give instructions that your shares be tendered.

Withdrawal Rights (See page 83)

An INXN shareholder may properly withdraw INXN shares tendered pursuant to the offer at any time prior to the expiration time. On and after the expiration time, INXN shareholders that have tendered their shares pursuant to the offer will no longer be able to withdraw their shares and tenders of shares made pursuant to the offer will be irrevocable; provided, that, if Buyer has not yet accepted INXN shares tendered for exchange, any INXN shareholder may withdraw its tendered shares after the 60th day following commencement of the offer. Withdrawals of tenders of INXN shares may not be rescinded, and any INXN shares properly withdrawn will be deemed not to have been validly tendered for purposes of the offer. However, withdrawn INXN shares may be retendered by following one of the procedures for tendering described above.

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4.	The exchange offer prospectus will include the following section:

OTHER INFORMATION REGARDING THE PARTIES

Buyer

The sole director of Buyer is Digital Realty Netherlands B.V., a private limited liability company organized under the laws of the Netherlands. This company has held this position since the incorporation of Buyer.

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Annex A

PURCHASE AGREEMENT

BY AND AMONG

DIGITAL REALTY TRUST, INC.,

DN 39J 7A B.V.,

AND

INTERXION HOLDING N.V.

DATED AS OF OCTOBER 29, 2019

A - i

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PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Agreement”), dated as of October 29, 2019, by and among Digital Realty Trust, Inc., a Maryland corporation (“Parent”), DN 39J 7A B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the Laws of the Netherlands and an indirect subsidiary of Parent and Parent OP (“Buyer”), and InterXion Holding N.V., a Dutch public limited liability company (naamloze vennootschap) organized under the Laws of the Netherlands (the “Company”),

W I T N E S S E T H :

WHEREAS, Parent and Buyer desire that Buyer acquire the Company on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the board of directors (bestuur) of the Company (the “Company Board”) has (i) determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Signing Transactions are in the best interests of the Company and its shareholders and other stakeholders, (ii) approved the terms and conditions of this Agreement and the Signing Transactions and the execution, delivery and performance of the Company’s obligations under this Agreement and (iii) resolved, on the terms and subject to the conditions set forth in this Agreement, to support the Offer, to recommend acceptance of the Offer by the shareholders of the Company and to recommend approval and adoption of the resolutions set forth in Section 2.04(a);

WHEREAS, the board of directors of Parent (the “Parent Board”) and the board of directors of Buyer have determined that, on the terms and subject to the conditions set forth in this Agreement, this Agreement and the Transactions, including the Share Issuance, are in the best interests of Parent and Buyer, respectively, and have approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Share Issuance;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer shall commence a tender offer (as it may be amended from time to time as permitted by this Agreement, the “Offer”) to purchase any (subject to the Minimum Condition) and all of the outstanding ordinary shares, nominal value €0.10 per share, of the Company (each a “Share”, and collectively, the “Shares”, such definitions including fractional shares (onderaandelen), nominal value €0.02 per fractional share (onderaandeel), of the Company, provided that a fractional share (onderaandeel) will be treated for purposes of the definition of Share or Shares as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share, of the Company) in exchange for 0.7067 shares (the “Exchange Offer Ratio”) of Parent Common Stock per Share (the “Offer Consideration”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of and inducement to Parent’s and Buyer’s willingness to enter into this Agreement, David Ruberg is executing and delivering a tender and support agreement in favor of Parent and Buyer (the “Tender and Support Agreement”) pursuant to which such shareholder, among other things, agrees to tender all Shares beneficially owned by him or his controlled Affiliates to Buyer in response to the Offer; and

WHEREAS, Parent, Buyer and the Company desire to make certain representations, warranties, covenants and agreements in connection with this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, the following terms have the following meanings:

“1933 Act” means the United States Securities Act of 1933.

“1934 Act” means the United States Securities Exchange Act of 1934.

“Acceptable Confidentiality Agreement” shall have the meaning set forth in Section 5.03(b)(i).

“Acceptance Time” shall have the meaning set forth in Section 2.01(b).

“Action” means any litigation, action, claim, suit, hearing, arbitration, mediation, interference, cancellation, opposition, reexamination or other proceeding (public or private) by or before, or otherwise involving, any Governmental Authority.

“Additional EGM” shall have the meaning set forth in Section 2.04(e).

“Additional Real Property” shall have the meaning set forth in Section 3.15(b).

“Adverse Recommendation Change” shall have the meaning set forth in Section 5.03(d).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Affiliate Agreement” shall have the meaning set forth in Section 3.27.

“Agreement” shall have the meaning set forth in the Preamble.

“Aggregate Withholding Amount” shall have the meaning set forth in Section 2.13(f).

“Allotting Entity” means a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to be incorporated under the laws of the Netherlands by Buyer as a wholly owned Subsidiary of Buyer.

“Allotting Entity Sub” means a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to be incorporated under the laws of the Netherlands by Allotting Entity as a wholly owned Subsidiary of the Allotting Entity.

“Alternative Acquisition Agreement” shall have the meaning set forth in Section 5.03(d).

“Alternative Acquisition Proposal” means any inquiry, proposal, indication of interest, request for information or offer from any Person or group of Persons (or the shareholders of any Person or any of the respective Representatives of any of the foregoing) other than Buyer, Parent and their respective Subsidiaries (such Person or group (or such stockholders or any such Representatives), a “Company Third Party”) relating to, or that would reasonably be expected to lead to: (i) a transaction or series of transactions pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, beneficial ownership (as defined in Rule

13d-3 under the 1934 Act) of more than twenty percent (20%) of the outstanding Shares or other equity securities of the Company (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than twenty percent (20%) of the voting power of the Company, including pursuant to a stock purchase, merger, consolidation, tender offer, share exchange or other transaction involving the Company or any of its Subsidiaries; (ii) any transaction or series of transactions pursuant to which any Company Third Party acquires or would acquire, directly or indirectly, control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and any entity surviving any merger or combination including any Subsidiary of the Company) of the Company or its Subsidiaries representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of the Company and its Subsidiaries, taken as a whole; or (iii) any disposition of assets representing more than twenty percent (20%) of the revenues, net income or assets (in each case, on a consolidated basis) of the Company and its Subsidiaries, taken as a whole.

“Amended Articles of Association of the Company after Delisting and Conversion” means the draft of the amended articles of association of the Company as attached as Schedule 2.04(a)(vii).

“Annual Bonus Plan” shall have the meaning set forth in Section 6.04(g).

“Anti-Corruption Laws” means any Law for the prevention or punishment of public or commercial corruption and bribery, including the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010 and any applicable anti-corruption Law of any other jurisdiction.

“Anti-Takeover Measure” shall have the meaning set forth in Section 3.26.

“Anticipated Financing” means (i) any common or preferred equity financing in one or more public or private offerings (including any such equity financings pursuant to a forward Contract, option or other derivative financial instrument offering), (ii) one or more issuances of debt securities by Parent or its Affiliates, whether in a publicly registered or “Rule 144A/Regulation S” offering or (iii) amendments to Parent’s or its Affiliates’ existing credit facilities to increase available or add borrowers thereunder, in each case, to the extent Parent determines to seek any such financing in order to fund all or a portion of its cash needs in respect of the Transactions, including payment of any cash consideration, transaction expenses or the redemption, defeasance, repurchase and/or payoff of the Company’s or its Subsidiaries’ indebtedness on or after the Closing Date and provides written notice of such determination to the Company including a reasonably detailed description of such financing.

“Antitrust Investigation” shall have the meaning set forth in Section 7.01(c).

“Antitrust Laws” means the United States Sherman Antitrust Act of 1890, the United States Clayton Antitrust Act of 1914, the United States Federal Trade Commission Act of 1914, and any other applicable Laws relating to antitrust or competition regulation that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including such Laws of any jurisdiction other than the United States or the European Union (which, for the avoidance of doubt, does not include the jurisdiction of any of its individual member states).

“Articles” means the articles of association (statuten) of the Company as amended and in effect on the date of this Agreement.

“Asset Sale” shall have the meaning set forth in Section 2.04(a)(iv).

“Asset Sale Agreement” means the agreement between Buyer or one of its Affiliates and the Company substantially in the form set forth in Exhibit A attached hereto, with such changes as may be agreed by Buyer or its Affiliate party thereto and the Company.

“Asset Sale Documentation” means the Asset Sale Agreement together with all amendments thereto agreed in writing between the Parties.

“Asset Sale Resolutions” shall have the meaning set forth in Section 2.04(a)(iv).

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in Amsterdam, the Netherlands or New York, New York, United States are authorized or required by applicable Law to close.

“Buyer” shall have the meaning set forth in the Preamble.

“Buyer Directors” shall have the meaning set forth in Section 2.05(a).

“Chosen Courts” shall have the meaning set forth in Section 9.07(a).

“Clean Team Agreement” shall have the meaning set forth in Section 5.02(b).

“Closing” shall have the meaning set forth in Section 2.01(b).

“Closing Date” shall have the meaning set forth in Section 2.01(b).

“Code” means the United States Internal Revenue Code of 1986.

“Company” shall have the meaning set forth in the Preamble.

“Company Adverse Recommendation Change” shall have the meaning set forth in Section 5.03(d).

“Company Balance Sheet” means the consolidated balance sheet of the Company as of December 31, 2018 and the notes thereto set forth in the Form 20-F of the Company filed with the SEC on April 30, 2019.

“Company Board” shall have the meaning set forth in the Recitals.

“Company Disclosure Documents” shall have the meaning set forth in Section 3.10(a).

“Company Equity Awards” means the Company Options, Company Restricted Shares and Company Performance Shares.

“Company Equity Plans” means the Company’s 2011 International Stock Option and Incentive Master Award Plan, 2013 International Equity Based Incentive Plan, 2013 Amended International Equity Based Incentive Plan, 2017 Executive Director Long-Term Incentive Plan, and YourShare Plan.

“Company Financial Advisors” shall have the meaning set forth in Section 3.23.

“Company Intervening Event” means an event, development or change in circumstances occurring or arising after the date of this Agreement and prior to the Expiration Time that was not known to the Company Board as of the date of this Agreement and that has not arisen as a proximate result of any actions taken by the Company in breach of this Agreement, which causes the Company Board to determine in good faith (after consultation with its outside legal counsel and financial advisors) that failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under the Laws of the Netherlands; provided that in no event shall any Effect relating to or arising from any of the following constitute a Company Intervening Event: (a) the receipt, existence or terms of an Alternative Acquisition Proposal; (b) any change in the market price or trading volume of the Shares or Parent Common

Stock or the fact that the Company or Parent meets or exceeds (or fails to meet or exceed) any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (b)); (c) general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which the Company, Parent or their respective Subsidiaries conduct business, including any adverse development regarding the European Union, one or more of its member states (including one or more member states leaving or being forced to leave the European Union) and the Eurozone (including one or more member states leaving or being forced to leave the Eurozone), or conditions in the global economy in general; (d) changes in applicable Law (or the enforcement or interpretation thereof), changes in IFRS or other applicable accounting standards, and changes in stock exchange rules or listing standards (or the enforcement or interpretation thereof); or (e) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of Parent or Buyer), including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, Customers, suppliers, vendors, landlords or partners.

“Company Letter” means the letter, dated the date of this Agreement, regarding this Agreement that has been provided by the Company to Parent and Buyer concurrently with the execution of this Agreement.

“Company Material Adverse Effect” means any fact, change, event, development, occurrence or effect (each, an “Effect”) that, individually or in the aggregate with other Effects, (i) materially adversely affects the business, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) prevents or materially adversely affects the ability of the Company to consummate the Transactions; provided, that, no Effect relating to or arising from any of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect pursuant to subsection (i) of this definition: (A) general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which the Company or its Subsidiaries conduct business, including any adverse development regarding the European Union, one or more of its member states (including one or more member states leaving or being forced to leave the European Union) and the Eurozone (including one or more member states leaving or being forced to leave the Eurozone), or conditions in the global economy in general; (B) changes in any financial, debt, credit, capital, banking or securities markets or conditions; (C) changes in interest, currency or exchange rates or in the price of any commodity, security or market index; (D) changes in applicable Law (or the enforcement or interpretation thereof), changes in IFRS or other applicable accounting standards, and changes in stock exchange rules or listing standards (or the enforcement or interpretation thereof); (E) changes in the industries in which the Company or its Subsidiaries operate; (F) any change in the market price, trading volume or ratings of any securities or indebtedness of the Company or any of its Subsidiaries, any change or prospective change of the ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to the Company or any of its Subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be deemed to constitute and may be taken into account in determining whether a Company Material Adverse Effect has occurred or will occur); (G) the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (H) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of Parent or Buyer), including the impact thereof on the relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, Customers, suppliers, vendors, landlords or partners, provided that the exception in this clause (H) shall not apply for purposes of the representations and warranties in Section 3.04 (or other representations and warranties dealing with noncontravention or the impact of the Transactions on contractual or legal obligations); (I) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (J) any Action brought or threatened by shareholders of the Company (whether on behalf of the Company or otherwise) asserting allegations of breach of fiduciary duty relating to this Agreement or violations of securities Laws in connection with the Company Disclosure Documents; and (K) any action expressly required to be taken pursuant to this Agreement, any action not taken because it was prohibited under this Agreement or any action taken or not taken at the express written direction of Parent or Buyer; provided, further, that any Effect arising out of or attributable to matters described in subclauses (A), (B), (C), (D), (E), (G) and (I) will be taken into account for purposes of determining whether or not a Company Material Adverse Effect has occurred to the extent that such Effect disproportionately and adversely affects the Company and its Subsidiaries, taken as a whole, as compared with other companies operating in the industries and markets in which the Company and its Subsidiaries operate.

“Company Option” means an option to acquire Shares granted by the Company pursuant to a Company Equity Plan.

“Company Organizational Documents” means the Articles and bylaws (reglementen), or equivalent organizational documents, of the Company and its Significant Subsidiaries as amended and in effect on the date of this Agreement.

“Company Performance Share” means a right to receive a Share upon satisfaction of continued employment and predetermined performance conditions during the applicable vesting period granted by the Company pursuant to a Company Equity Plan. “Company Performance Shares” shall not include Company Restricted Shares.

“Company Permits” shall have the meaning set forth in Section 3.13(b).

“Company Plan” means each written and material unwritten plan, policy, program or agreement (whether qualified or nonqualified, funded or unfunded, foreign or domestic) providing compensation or other benefits to any current or former Company Service Provider (or to any dependent or beneficiary thereof) that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any Liability, including all incentive, bonus, pension, profit sharing, retirement or supplemental retirement, deferred compensation, severance, vacation, paid time off, holiday, relocation, repatriation, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, employment, collective bargaining, cafeteria, dependent care, employee assistance program, education or tuition assistance programs, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, agreements or arrangements, in each case other than any such plan or agreement that (i) (A) is statutorily mandated or (B) is implemented, administered or operated by any Governmental Authority and (ii) with respect to which the Company or any of its Subsidiaries does not contribute more than the minimum amounts required by applicable Law.

“Company Plan List” shall have the meaning set forth in Section 3.18(b).

“Company Property Lease” shall have the meaning set forth in Section 3.15(e).

“Company Recommendation” shall have the meaning set forth in Section 3.02(b).

“Company Restricted Share” means a right to receive a Share upon satisfaction of a continued service condition during the applicable vesting period granted by the Company pursuant to a Company Equity Plan. For the avoidance of doubt, “Company Restricted Shares” shall not include Company Performance Shares.

“Company SEC Documents” shall have the meaning set forth in Section 3.07(a).

“Company Securities” shall have the meaning set forth in Section 3.05(c).

“Company Service Provider” means an employee, individual consultant, individual independent contractor, individual self-employed contractor, leased or temporary employee or director of the Company or any of its Subsidiaries.

“Company Subsidiary Securities” shall have the meaning set forth in Section 3.06(b).

“Company Termination Compensation” means an amount in cash equal to $72,600,000.

“Company Third Party” shall have the meaning set forth in the definition of “Alternative Acquisition Proposal”.

“Company YourShare Award” means any Shares granted or issued under the Company’s YourShare Plan that are subject to a required holding period.

“Compulsory Acquisition” means the compulsory acquisition of Shares or shares in the share capital of the Allotting Entity, as applicable, from each Minority Shareholder in accordance with Section 2:92a or, if applicable, Section 2:201a of the DCC.

“Compulsory Acquisition Threshold” means the number of Shares owned by Parent, Buyer or any of their Affiliates representing at least ninety-five percent (95%) of the Company’s issued and outstanding capital (geplaatst en uitstaand kapitaal).

“Confidentiality Agreement” shall have the meaning set forth in Section 5.02(b).

“Continuing Employee” shall have the meaning set forth in Section 6.04(b).

“Contract” means any note, bond, mortgage, loan, indenture, guarantee, lease, license, franchise, permit, agreement, understanding, covenant, arrangement, contract, commitment, letter of intent, purchase order, memorandum of understanding or other instrument or obligation, and any amendments thereto.

“Conversion” means the amendment of the articles of association of the Company substantially in accordance with the Amended Articles of Association of the Company after Delisting and Conversion.

“Customer” means any party to a Customer Contract other than the Company or any of its Subsidiaries.

“Customer Contract” means (i) any license, lease, sublease, option or pre-emption agreement or other Contract with any Person pursuant to which the Company or any of its Subsidiaries gives (or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, or practical completion of the applicable Development Property, as applicable, will give) such Person a right (whether immediate or in the future) to use or occupy space or telecommunications equipment or to receive any services related thereto at the Real Property or the Additional Real Property or (ii) any master service agreement entered into by or otherwise binding upon (or that, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement or practical completion of the applicable Development Property, as applicable, will become binding upon) the Company or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, pursuant to which the Company or any of its Subsidiaries gives (or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, or practical completion of the applicable Development Property, as applicable, will give) such Person a right to use or occupy space or telecommunications equipment or to receive any services related thereto at the Real Property or the Additional Real Property.

“Customer Contract Spreadsheet” shall have the meaning set forth in Section 3.22(a).

“DCC” means the Dutch Civil Code (Burgerlijk Wetboek).

“DCGC” means the Dutch Corporate Governance Code as published on December 8, 2016.

“Development Property” shall have the meaning set forth in Section 3.15(n).

“Discharge Resolutions” shall have the meaning set forth in Section 2.04(a)(vi).

“Economic Sanctions/Trade Laws” means all applicable Laws relating to the importation of goods, export controls and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by the United States, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom targeting certain countries, territories, entities or Persons. Such applicable Laws include (i) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, or regulations of the U.S. Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control Law applicable to U.S.-origin goods, or any enabling legislation or executive order relating to any of the above, (ii) any U.S. sanctions related to or administered by the U.S. Department of State and (iii) any sanctions measures or embargos imposed by the United Nations Security Council, Her Majesty’s Treasury or the European Union.

“EGM” shall have the meaning set forth in Section 2.04(a).

“EGM Materials” shall have the meaning set forth in Section 2.04(b).

“End Date” shall have the meaning set forth in Section 8.01(b)(i).

“Enforceability Exceptions” means (i) all applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar applicable Laws of general applicability, now or hereafter in effect, affecting or relating to creditors’ rights and remedies generally and (ii) general principles of equity, whether considered in a proceeding at Law or in equity.

“Entity Classification Election” has the meaning set forth in Section 7.08(b).

“Environmental Laws” means all applicable Laws which: (i) regulate or relate to the protection or clean-up of the environment (including the generation, consumption or other use of energy, ambient air, surface water, groundwater, land, or plant or animal life or other natural resource), (ii) otherwise relate to the production, use, emission, storage, treatment, transportation, labeling, distribution, sales, recycling, disposal, discharge, release or other handling of any Hazardous Substances or (iii) relate to the health and safety of persons or property.

“Environmental Liabilities” means any Liability, damages, losses or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, arising out of or relating to: (i) non-compliance with or violation of any Environmental Law or any Company Permit, or Order; (ii) any Release, threatened Release, or exposure to any Hazardous Substance; or (iii) any environmental investigation, remediation, removal, clean-up or monitoring required under Environmental Laws (whether conducted by the Company, a Governmental Authority or other Third Party).

“Equity-Based Awards” shall have the meaning set forth in Section 3.05(c).

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that, together with the Company, is required to be treated as a single employer under Section 414 of the Code.

“Exchange Agent” shall have the meaning set forth in Section 2.13(a).

“Exchange Agent Agreement” shall have the meaning set forth in Section 2.13(a).

“Exchange Fund” shall have the meaning set forth in Section 2.13(b).

“Exchange Offer Ratio” shall have the meaning set forth in the Recitals.

“Excluded Transactions” means (i) the transactions contemplated by the Tender and Support Agreement and (ii) the transactions which require the approval of the Independent Directors pursuant to Section 2.05(f).

“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing and filing of the Asset Sale Agreement, the Legal Merger Proposal, the Legal Demerger Proposal, the Post-Merger Share Sale Agreement, the Post-Demerger Share Sale Agreement, the Liquidation (if any), the Registration Statement, Schedule TO and Schedule 14D-9, the solicitation of stockholders, any filings with the SEC and all other matters related to the Transactions.

“Expiration Time” shall have the meaning set forth in Section 2.01(d).

“Financing” shall have the meaning set forth in Section 7.07(a).

“Financing Cooperation Breach” means the occurrence of any of the following: (i) the Company has failed to deliver the Financing Information required to be delivered pursuant to Section 7.07(a)(i); (ii) the Company has failed to deliver or cause to be delivered the comfort letters, consents and management representation letters required to be delivered pursuant to Section 7.07(a)(ii); (ii) the independent registered public accountants of the Company have withdrawn, or have advised Buyer, its Affiliates, its representatives or the Company that they intend to withdraw, any audit opinion with respect to any audited financial statements constituting Financing Information; (iii) the Company is required, or the independent registered public accountants of the Company have advised Buyer, its Affiliates, its representatives or the Company that the Company is required, to undertake a restatement of any audited financial statements constituting Financing Information (unless such restatement has been completed); or (iv) a material breach by the Company of Section 7.07(a)(v) or Section 7.07(a)(vi).

“Financing Information” shall have the meaning set forth in Section 7.07(a)(i).

“Financing Sources” means the entities that have committed, or will commit, directly or indirectly to provide or otherwise entered into agreements in connection with all or any part of the Anticipated Financing in connection with the Transactions and their respective Affiliates, including the parties to any indentures or credit agreements, and parties to any underwriting or purchase agreement, in each case together with any of their respective former, current or future general or limited partners, direct or indirect shareholders or equity holders, managers, members, directors, officers, employees, Affiliates, Representatives or agents or any former, current or future general or limited partner, direct or indirect shareholder or equityholder, manager, member, director, officer, employee, Affiliate, Representative or agent of the foregoing and their respective successors and assigns

“Fractional Share Cash Amount” shall have the meaning set forth in Section 2.14.

“GAAP” means generally accepted accounting principles of the United States of America consistently applied, as in effect from time to time.

“Governance Resolutions” shall have the meaning set forth in Section 2.04(a)(viii).

“Government Official” means any: (i) officer, director or employee of a Governmental Authority (including any partially or wholly state-owned or controlled enterprise); (ii) holder of political office, political party official, or member of a royal family; (iii) officer, director or employee of a public international organization (including the World Bank, United Nations and the European Union); or (iv) Person acting for or on behalf of any such Governmental Authority.

“Governmental Authority” means any federal, state, local, foreign or supranational government, any court, administrative, regulatory or other governmental agency, commission or authority, any non-governmental self-regulatory agency, commission or authority or any arbitral body.

“Guggenheim” shall have the meaning set forth in the Section 3.23.

“Hazardous Substance” means (i) any material, substance or waste (whether liquid, gaseous or solid) that (A) is listed, classified or regulated as a “contaminant”, “pollutant”, “hazardous waste” or “hazardous substance” (or other similar term) pursuant to any applicable Environmental Law or (B) is regulated under applicable Environmental Laws as a greenhouse gas or as being toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous; and (ii) any petroleum product or by-product, petroleum-derived substances, wastes or breakdown products, friable asbestos, lead-based paint or polychlorinated biphenyls.

“IFRS” means the international financial reporting standards issued by the IFRS Foundation, as adopted by the European Union.

“Indemnification Agreements” shall have the meaning set forth in Section 6.01(a).

“Indemnified Person” shall have the meaning set forth in Section 6.01(a).

“Independent Director” shall have the meaning set forth in Section 2.05(a).

“Infrastructure Agreement” means each infrastructure agreement, conduit lease (and associated easements), dark fiber lease (and associated easements), pathway agreement, utility agreement, heating, ventilation and air conditioning agreement, colocation agreement, concession agreement, services agreement, Services Order or other similar agreement primarily relating to the use of telecommunications equipment or telecommunications services by Customers, the Company or the Company’s Subsidiaries at any Real Property (or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, any Additional Real Property) to which the Company or any of the Company’s Subsidiaries is a party (or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, will be a party), and all amendments, modifications, extensions or supplements thereto; provided, however, that “Infrastructure Agreements” shall not include any Company Property Leases or Customer Contracts or any agreement involving aggregate payments by the Company or any Subsidiary of the Company of less than €5,000,000 per year.

“Initial Expiration Time” shall have the meaning set forth in Section 2.01(d).

“Intellectual Property Rights” means all rights with respect to any and all of the following, as they exist anywhere in the world: (i) all issued patents and pending patent applications, including all reissues, re-examinations, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”), (ii) copyrights, copyright registrations and applications therefor and all copyrightable works (including in software, databases and other compilations of information), and applications and registrations for the foregoing, (iii) trademarks, service marks, logos, trade dress and trade names, and all other indicia of origin, and applications and registrations for the foregoing, in each case, together with all goodwill associated therewith, (iv) rights in trade secrets, inventions and improvements that are not subject to Patents, and other proprietary or confidential information (“Trade Secrets”), (v) rights in internet domain names, IP addresses and social media identifiers and (vi) all other intellectual property rights of any kind or nature.

“IT Assets” shall have the meaning set forth in Section 3.16(f).

“knowledge” means (i) with respect to the Company, the actual knowledge of the individuals listed in Section 1.01(a) of the Company Letter and (ii) with respect to Parent, the actual knowledge of the individuals listed in Section 1.01(a) of the Parent Letter.

“Landlord” means each landlord or other applicable counterparty under a Company Property Lease.

“Law” means any applicable and binding federal, state, local, municipal, foreign, supranational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion, guidance or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the NYSE) and any Orders.

“Leased Real Property” means all real property in which the Company or any of its Subsidiaries has any interest as lessee, sublessee or licensee.

“Legal Demerger” shall mean the legal demerger (juridische splitsing) as referred to in the Legal Demerger Proposal.

“Legal Demerger Proposal” means the proposal for a Dutch legal demerger (juridische splitsing) as a result of which SplitCo acquires the Company’s assets by universal succession of title subject to the provisions in the legal demerger proposal, together with the explanation to such proposal, substantially in the form set forth in Exhibit D attached hereto, with such changes as may be agreed by Buyer or its Affiliate party thereto and the Company.

“Legal Demerger Resolutions” shall have the meaning set forth in Section 2.04(a)(iii).

“Legal Merger” shall have the meaning set forth in Section 2.04(a)(ii).

“Legal Merger Proposal” means the proposal for a Dutch triangular legal merger (juridische driehoeksfusie) between the Allotting Entity, the Allotting Entity Sub and the Company, together with the explanation to such proposal, substantially in the form set forth in Exhibit B attached hereto, with such changes as may be agreed by Buyer or its Affiliate party thereto and the Company.

“Legal Merger Resolutions” means the resolutions described in Section 2.04(a)(ii).

“Legal Restraints” shall have the meaning set forth in paragraph (C) of ANNEX I.

“Liability” shall have the meaning set forth in Section 3.12(a).

“Lien” means any mortgage, lien (statutory or otherwise), pledge, security interest, hypothecation, claim, charge, deed of trust, option, right of first offer or refusal or other similar preemptive right or restriction on transfer, charge, title defect, encroachment or other survey defect, easement or other encumbrance, or zoning rule or restriction in respect of any property or asset (including any restriction on the voting or transfer of any security).

“Liquidation” shall have the meaning set forth in Section 2.05(b).

“Liquidation Resolutions” means the resolutions described in Section 2.04(a)(v).

“Liquidator” shall have the meaning set forth in Section 2.04(a)(v).

“Marketing Material” shall have the meaning set forth in Section 7.07(a)(iii).

“Material Contract” shall have the meaning set forth in Section 3.21(a).

“Material Customer” shall have the meaning set forth in Section 3.21(a)(ii).

“Material Customer Contract” shall have the meaning set forth in Section 3.21(a)(ii).

“Minimum Condition” shall have the meaning set forth in paragraph (A) of ANNEX I.

“Minority Shareholders” means (A) in respect of the Company, holders of Shares that were not (i) validly tendered pursuant to the Offer (including during the Subsequent Offering Period) or (ii) otherwise sold and transferred to the Buyer or one of its Affiliates, as the case may be, or (B) in respect of the Allotting Entity, following implementation of the Legal Merger, the shareholders of the Allotting Entity other than Buyer or one of its Affiliates.

“Moelis” shall have the meaning set forth in the Section 3.23.

“Non-Management Employee” means any employee or consultant who is not either (i) a member of Senior Management or (ii) an individual who reports directly into a member of Senior Management.

“Notes” means the Company’s outstanding 4.75% Senior Notes due 2025.

“NYSE” means the New York Stock Exchange.

“Offer” shall have the meaning set forth in the Recitals.

“Offer Commencement Date” shall have the meaning set forth in Section 2.01(a).

“Offer Conditions” shall have the meaning set forth in Section 2.01(a).

“Offer Consideration” shall have the meaning set forth in the Recitals.

“Offer Documents” shall have the meaning set forth in Section 2.01(h).

“Offer Prospectus” shall have the meaning set forth in Section 2.01(h).

“Order” means any order, ruling, decision, judgment, writ, injunction, decree, consent decree, award, stipulation, settlement, subpoena, verdict, arbitration award or other determination entered, issued, made or rendered by any Governmental Authority.

“Owned Intellectual Property Rights” means any Intellectual Property Rights that are owned or purported to be owned by the Company or any of its Subsidiaries.

“Owned Real Property” means each parcel of real property owned by the Company or any Subsidiaries of the Company or in which the Company or any Subsidiary of the Company has any interest based on a right of leasehold (erfpacht) or a right of superficies (opstalrecht) or a contract for sale or agreement for lease or lease for a term exceeding 500 years.

“Parent” shall have the meaning set forth in the Preamble.

“Parent Balance Sheet” means the audited consolidated balance sheet of Parent as of December 31, 2018 and the notes thereto set forth in the Form 10-K of Parent filed with the SEC on February 25, 2019.

“Parent Board” shall have the meaning set forth in the Recitals.

“Parent Common Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Equity Plans” means the First Amended and Restated Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2004 Incentive Award Plan; the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan; and the Digital Realty Trust, Inc. 2015 Employee Stock Purchase Plan, in each case, as may be amended from time to time.

“Parent Governing Documents” means the (i) articles of association, (ii) charter, (iii) limited partnership agreement and (iv) bylaws or other equivalent organizational documents of Parent, Parent OP and Buyer, as in effect on the date hereof.

“Parent Intervening Event” means an event, development or change in circumstances occurring or arising after the date of this Agreement and prior to the Expiration Time that was not known to the Parent Board as of the date of this Agreement and that has not arisen as a proximate result of any actions taken by Parent in breach of this Agreement, which causes the Parent Board to determine in good faith (after consultation with its outside legal counsel and financial advisors) that failure to make a Parent Adverse Recommendation Change would reasonably be expected to be inconsistent with the Parent directors’ duties under the Laws of the State of Maryland; provided that in no event shall any Effect relating to or arising from any of the following constitute a Parent Intervening Event: (a) any change in the market price or trading volume of the Shares or Parent Common Stock or the fact that the Company or Parent meets or exceeds (or fails to meet or exceed) any internal or published budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying causes of such change or fact shall not be excluded by this clause (a)); (b) general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which the Company, Parent or their respective Subsidiaries conduct business, including any adverse development regarding the European Union, one or more of its member states (including one or more member states leaving or being forced to leave the European Union) and the Eurozone (including one or more member states leaving or being forced to leave the Eurozone), or conditions in the global economy in general; (c) changes in applicable Law (or the enforcement or interpretation thereof), changes in GAAP or other applicable accounting standards, and changes in stock exchange rules or listing standards (or the enforcement or interpretation thereof); or (d) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of the Company), including the impact thereof on the relationships, contractual or otherwise, of Parent and its Subsidiaries with employees, customers, suppliers, vendors, landlords or partners.

“Parent Letter” means the letter, dated the date of this Agreement, regarding this Agreement that has been provided by Parent and Buyer to the Company concurrently with the execution of this Agreement.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with other Effects, (i) materially adversely affects the business, assets, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, or (ii) prevents or materially adversely affects the ability of Parent or Buyer to consummate the Transactions; provided, that, no Effect relating to or arising from any of the following shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect pursuant to subsection (i) of this definition: (A) general economic conditions (or changes in such conditions) in the United States, the Netherlands or any other country or region in the world in which Parent or its Subsidiaries conduct business, including any adverse development regarding the European Union, one or more of its member states (including one or member states leaving or being forced to leave the European Union) and the Eurozone (including one or more member states leaving or being forced to leave the Eurozone), or conditions in the global economy in general; (B) changes in any financial, debt, credit, capital, banking or securities markets or conditions; (C) changes in interest, currency or exchange rates or in the price of any commodity, security or market index; (D) changes in applicable Law (or the enforcement or interpretation thereof), changes in GAAP or other applicable accounting standards, and changes in stock exchange rules or listing standards (or the enforcement or interpretation thereof); (E) changes in the industries in which Parent or its Subsidiaries operate; (F) any change in the market price, trading volume or ratings of any securities or indebtedness of Parent or any of its Subsidiaries, any change or prospective change of the ratings or the ratings outlook for Parent or any of its Subsidiaries by any applicable rating agency and the consequences of such ratings or outlook decrease, or the change in, or failure of Parent to meet, or the publication of any report regarding, any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to Parent or any of its Subsidiaries (it being understood that the underlying facts and circumstances giving rise to any such change or failure may, if they are not otherwise excluded from the definition of Parent Material Adverse Effect, be deemed to constitute and may be taken into account in determining whether a Parent Material Adverse Effect has occurred or will occur); (G) the continuation, occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism, sabotage or military conflicts, whether or not pursuant to the declaration of an emergency or war; (H) the execution and delivery of this Agreement or the announcement or pendency of the Transactions (including by reason of the identity of Parent or Buyer), including the impact thereof on the relationships, contractual or otherwise, of Parent and its Subsidiaries with employees, customers, suppliers, vendors, landlords or partners, provided that the exception in this clause (H) shall not apply for purposes of the representations and warranties in Section 4.04 (or other representations and warranties dealing with noncontravention or the impact of the Transactions on contractual or legal obligations); (I) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural or manmade disasters, any epidemic, pandemic or other similar outbreak (including any non-human epidemic, pandemic or other similar outbreak) or any other national, international or regional calamity; (J) any Action brought or threatened by shareholders of Parent (whether on behalf of Parent or otherwise) asserting allegations of breach of fiduciary duty relating to this Agreement or violations of securities Laws in connection with the Parent Disclosure Documents; and (K) any action expressly required to be taken pursuant to this Agreement, any action not taken because it was prohibited under this Agreement or any action taken or not taken at the express written direction of the Company; provided, further, that any Effect arising out of or attributable to matters described in subclauses (A), (B), (C), (D), (E), (G) and (I), will be taken into account for purposes of determining whether or not a Parent Material Adverse Effect has occurred to the extent that such Effect disproportionately and adversely affects Parent and its Subsidiaries, taken as a whole, as compared with other companies operating in the industries and markets in which Parent and its Subsidiaries operate.

“Parent OP” means Digital Realty Trust, L.P., a Maryland limited partnership and subsidiary of Parent.

“Parent OP Partnership Agreement” means the Nineteenth Amended and Restated Agreement of Limited Partnership of Digital Realty Trust, L.P., dated as of October 10, 2019, as may be amended from time to time.

“Parent Partnership Unit” shall have the meaning assigned to the term “Partnership Unit” in the Parent OP Partnership Agreement.

“Parent Permits” means all authorizations, licenses, permits, certificates, filings, consents, variances, exemptions, waivers, approvals, Orders, allowances registrations and clearances of any Governmental Authority necessary for Parent and each of its Subsidiaries to own, lease, use and operate its properties and assets, and to carry on and operate its businesses substantially as currently conducted.

“Parent Permitted Liens” means any of the following: (i) Liens for Taxes and governmental assessments, charges or levies, either not yet delinquent or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Parent Balance Sheet in accordance with GAAP, (ii) landlords’, mechanics’, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or similar Liens arising in the ordinary course of business consistent with past practice with respect to amounts not yet overdue and for which adequate reserves have been established on the Parent Balance Sheet in accordance with GAAP, (iii) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable real property of Parent, (iv) zoning and building Laws and codes and other similar restrictions, provided that such restrictions do not prohibit in any material respect any of the current improvements on any real property of Parent or the construction or development of any development property or the current use of any real property of Parent, (v) Liens imposed on the underlying fee interest in leased real property of Parent, and (vi) with respect to any Intellectual Property Rights, non-exclusive licenses and covenants not to sue granted by Parent or any of its Subsidiaries in the ordinary course of business consistent with past practice.

“Parent Plan” means each written and material unwritten plan, policy, program or agreement (whether qualified or nonqualified, funded or unfunded, foreign or domestic) providing compensation or other benefits to any current or former Parent Service Provider (or to any dependent or beneficiary thereof) that is maintained, sponsored or contributed to by Parent or any of its Subsidiaries, or under which Parent or any of its Subsidiaries has any Liability, including all incentive, bonus, pension, profit sharing, retirement or supplemental retirement, deferred compensation, severance, vacation, paid time off, holiday, relocation, repatriation, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, employment, collective bargaining, cafeteria, dependent care, employee assistance program, education or tuition assistance programs, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, agreements or arrangements, in each case other than any such plan or agreement that (i) (A) is statutorily mandated or (B) is implemented, administered or operated by any Governmental Authority and (ii) with respect to which Parent or any of its Subsidiaries does not contribute more than the minimum amounts required by applicable Law.

“Parent Preferred Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Recommendation” shall have the meaning set forth in Section 4.02(b).

“Parent RSU” shall have the meaning set forth in Section 2.05(a).

“Parent SEC Documents” shall have the meaning set forth in Section 4.07(a).

“Parent Securities” shall have the meaning set forth in Section 4.05(c).

“Parent Series C Preferred Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Series G Preferred Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Series I Preferred Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Series J Preferred Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Series K Preferred Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Series L Preferred Stock” shall have the meaning set forth in Section 4.05(a).

“Parent Service Provider” means an employee, individual consultant, individual independent contractor, individual self-employed contractor, leased or temporary employee or director of Parent or any of its Subsidiaries.

“Parent Stockholder Meeting” means the meeting of the holders of shares of Parent Common Stock for the purpose of seeking the Parent Stockholder Approval, including any postponement or adjournment thereof.

“Parent Stockholder Approval” means the affirmative vote of not less than a majority of the votes cast by holders of Parent Common Stock at the Parent Stockholder Meeting to approve the Share Issuance, subject to the terms and conditions set forth in this Agreement.

“Parent Termination Compensation” means an amount in cash equal to $254,300,000.

“Parent Trading Price” means the volume weighted average price per share (calculated to the nearest one-hundredth of one cent) of Parent Common Stock on the NYSE, for the consecutive period of ten (10) trading days beginning on the thirteenth (13th) trading day immediately preceding the Closing Date and concluding at the close of trading on the third (3rd) trading day immediately preceding the Closing Date, as calculated by Bloomberg Financial LP under the function “VWAP”.

“Parties” means Parent, Buyer and the Company.

“Payoff Letter” shall have the meaning set forth in Section 7.07(c).

“Permitted Liens” means any of the following: (i) Liens for Taxes and governmental assessments, charges or levies, either not yet delinquent or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the Company Balance Sheet in accordance with IFRS, (ii) landlords’, mechanics’, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or similar Liens arising in the ordinary course of business consistent with past practice with respect to amounts not yet overdue and for which adequate reserves have been established on the Company Balance Sheet in accordance with IFRS, (iii) defects, imperfections or irregularities in title, easements, covenants and rights of way and other similar restrictions, in each case that do not adversely affect in any material respect the current use of the applicable Real Property or Additional Real Property, (iv) zoning and building Laws and codes and other similar restrictions, provided that such restrictions do not prohibit in any material respect any of the current improvements on any Real Property or Additional Real Property or the construction or development of any Development Property or the current use of any Real Property or Additional Real Property, (v) Liens imposed on the underlying fee interest in Leased Real Property, (vi) Liens securing indebtedness set forth on Section 3.21(a)(ix) of the Company Letter, and (vii) with respect to Intellectual Property Rights, non-exclusive licenses and covenants not to sue granted by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Post-Conversion Share” means, after the completion of the Conversion, an ordinary share, nominal value €0.02 per Share, in the Company.

“Post-Demerger Share Sale” means the share sale as contemplated by the Post-Demerger Share Sale Documentation.

“Post-Demerger Share Sale Agreement” means the agreement between Buyer or one of its Affiliates and the Company substantially in the form set forth in Exhibit E attached hereto, with such changes as may be agreed by Buyer or its Affiliate party thereto and the Company.

“Post-Demerger Share Sale Documentation” means the Post-Demerger Share Sale Agreement together with all amendments reasonably agreed between the Parties.

“Post-Merger Share Sale” means the share sale as contemplated by the Post-Merger Share Sale Documentation.

“Post-Merger Share Sale Agreement” means the agreement between Buyer or one of its Affiliates and the Allotting Entity substantially in the form set forth in Exhibit C attached hereto, with such changes as may be agreed by Buyer or its Affiliate party thereto and the Company.

“Post-Merger Share Sale Documentation” means the Post-Merger Share Sale Agreement together with all amendments reasonably agreed between the Parties.

“Post-Offer Reorganization” shall have the meaning set forth in Section 2.09(a).

“Post-Offer Reorganization Resolutions” means the Asset Sale Resolutions, the Legal Merger Resolutions, the Legal Demerger Resolutions and the Liquidation Resolutions.

“Post-Offer Reorganization Threshold” shall have the meaning set forth in Section 2.04(a)(ii).

“Pre-Closing Period” shall have the meaning set forth in Section 5.01.

“Premium Cap” shall have the meaning set forth in Section 6.01(b).

“Prohibited Service Order” means one or more Service Orders with a single tenant or Customer that would (a) (1) provide any material concession or credit to a Person or materially increase the obligations of the Company or any of its Subsidiaries in connection with a Customer Contract, without receiving any commercially reasonable benefit from the other party thereunder, or (2) require the Company or any of its Subsidiaries to provide a level of electrical power to any Person that such Company or any of its Subsidiaries could not reasonably provide, or (b) prohibit the Company or any of its Subsidiaries from assigning or subcontracting all or any portion of its rights and obligations under a Customer Contract to an entity controlled by or under common control with the Company.

“Property Acquisition Agreement” shall have the meaning set forth in Section 3.15(b).

“Real Property” means each Leased Real Property and each Owned Real Property, including, for purposes of clarity, each Development Property.

“Registration Statement” shall have the meaning set forth in Section 2.01(h).

“Reimbursable Company Transaction Expenses” shall mean the Company’s documented out-of-pocket fees, costs and expenses incurred in connection with the Transactions prior to the termination of this Agreement which shall not exceed an aggregate amount of $25,000,000.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment.

“Remedy Action” shall have the meaning set forth in Section 7.01(g).

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person and its Subsidiaries.

“Required Approvals” shall have the meaning set forth in Section 1.01(b) of the Company Letter.

“Revolving Facility Agreement” means the Revolving Facility Agreement, Dated June 18, 2018, by and among the Company, the guarantors thereunder, ABN AMRO Bank N.V., Bank of America Merrill Lynch International Limited, Barclays Bank PLC Citigroup Global Markets Limited and Credit Agricole CIB S.A. as arrangers, the lenders thereunder, and ABN AMRO Bank N.V. as agent, as it may be amended from time to time.

“Sanctions Target” means (i) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, Syria, the Crimea region of Ukraine and North Korea; (ii) a Person that is on the list of Specially Designated Nationals and Blocked Persons published by OFAC, or any equivalent list of sanctioned persons issued by the U.S. Department of State; (iii) a Person that is located in or organized under the Laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws; or (iv) a Person owned fifty percent (50%) or more or controlled by one or more Persons identified in clauses (i) or (ii) above.

“Schedule 14D-9” shall have the meaning set forth in Section 2.02(b).

“Schedule TO” shall have the meaning set forth in Section 2.01(h).

“SEC” means the United States Securities and Exchange Commission.

“Second Step Distribution” means the distribution of the proceeds of the Asset Sale, the Post-Merger Share Sale or the Post-Demerger Share Sale, as applicable, by means of a liquidation distribution (which may be an advance liquidation distribution (uitkering bij voorbaat), and which may be made in one or more installments) to the shareholders of the Company (in case of the Asset Sale or the Post-Demerger Share Sale) or of the Allotting Entity (in case of the Post-Merger Share Sale) such that (i) in case of the Asset Sale or the Post-Demerger Share Sale having been effected, but the Conversion not having been effected, each Minority Shareholder for each Share then held by such Minority Shareholder, shall receive that number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes), (ii) in case of the Asset Sale or the Post-Demerger Share Sale having been effected, and the Conversion having been effected, each Minority Shareholder for each Post-Conversion Share then held by such Minority Shareholder, shall receive one-fifth (1/5th) of that number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes) or (iii) in case the Post-Merger Share Sale having been effected, each Minority Shareholder, for each share in the share capital of the Allotting Entity then held by such Minority Shareholder, shall receive one-fifth (1/5th) of that number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes).

“Section 338(g) Election” shall have the meaning set forth in Section 7.08(b).

“Senior Management” means the employees of the Company and its Subsidiaries set forth in Section 1.01(d) of the Company Letter.

“Service Orders” means all written requests for goods and services of any kind or nature made by a Customer or issued by the Company or any of its Subsidiaries to a Customer, whether or not pursuant to a Customer Contract.

“Share Issuance” means the issuance of Parent Common Stock required in connection with the Transactions.

“Shares” shall have the meaning set forth in the Recitals.

“Significant Subsidiary” means with respect to any Person, any Subsidiary of such Person that constitutes a “significant subsidiary” of such Person within the meaning of Rule 1-02 of Regulation S-X.

“Signing Transactions” means the Transactions, excluding the Excluded Transactions.

“SplitCo” means a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to be incorporated under the laws of the Netherlands by the Company as a wholly owned Subsidiary of the Company.

“Stock Award Exchange Ratio” means 0.7067.

“Subsequent EGM” shall have the meaning set forth in Section 2.04(g).

“Subsequent Offering Period” shall have the meaning set forth in Section 2.01(f).

“Subsidiary” means, with respect to any Person, any entity of which: (i) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company); (ii) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held, directly or indirectly, by such Person or by any one or more of such Person’s Subsidiaries; (iii) at least fifty percent (50%) of any class of shares or capital stock or of the outstanding equity interests are beneficially owned by such Person or by any one or more of such Person’s Subsidiaries; or (iv) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the 1934 Act.

“Superior Proposal” means a written bona fide Alternative Acquisition Proposal from a Third Party that did not result from a breach of Section 5.03 and that the Company Board has determined in good faith (after consultation with its outside legal counsel and financial advisors), taking into account certainty of execution and consummation (including conditionality, certainty of financing and compliance with all Antitrust Laws and other regulatory Laws), the amount and form of the offer consideration, the future plans of such Third Party with respect to the Company, timing and other relevant aspects of the proposal and the Person making the proposal (and taking into account any amendment or modification to this Agreement proposed by Buyer or Parent): (i) is more favorable to the Company and its shareholders and other stakeholders than the Transactions, (ii) includes offer consideration to the Company’s shareholders with a value that exceeds the Offer Consideration by at least 7% and to the extent that such Alternative Acquisition Proposal is an offer for all or substantially all of the assets of the Company, the calculation shall be made on the basis of the net proceeds to be distributed to the shareholders of the Company resulting from such a transaction calculated on a per Share basis, (iii) to the extent financing from Third Parties not affiliated with the Third Party making the Alternative Acquisition Proposal is required in connection with such Alternative Acquisition Proposal, such financing is then fully committed and evidenced by one or more executed financing commitment letters with no material condition that differs from or is otherwise incremental to the conditions to closing of such Alternative Acquisition Agreement and (iv) is binding on such Third Party (subject only to the valid termination of this Agreement); provided, that for purposes of this definition of “Superior Proposal,” the term “Alternative Acquisition Proposal” shall have the meaning assigned to such term herein, except that each reference to “twenty percent (20%)” shall be deemed to be a reference to “fifty percent (50%)”.

“Tax” or “Taxes” means any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto, whether disputed or not) imposed by any Governmental Authority or U.S. or non-U.S. Taxing Authority, including income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax.

“Tax Return” means any report, return, document, declaration or other information or filing filed or required to be filed with or supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information, and any amendment or supplement to any of the foregoing.

“Taxing Authority” means any Governmental Authority having or purporting to exercise jurisdiction with respect to any Tax.

“Tender and Support Agreement” shall have the meaning set forth in the Recitals.

“Third Party” means any Person, including as defined in Section 13(d) of the 1934 Act, other than the Company, Parent or any of their respective Affiliates.

“Trade Secrets” shall have the meaning set forth in the definition of “Intellectual Property Rights”.

“Transaction Litigation” shall have the meaning set forth in Section 7.06.

“Transactions” means the transactions contemplated by this Agreement (including any Post-Offer Reorganization, the Liquidation and Second Step Distribution).

“Transfer Taxes” shall have the meaning set forth in Section 7.08(a).

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“TRS Election” shall have the meaning set forth in Section 7.08(b).

“VAT” means within the European Union such Tax as may be levied in accordance with (but subject to derogations from) Directive 2006/112/EC and outside the European Union any Tax levied by reference to added value, sales or consumption.

“Willful Breach” means, with respect to any breaches of or failures to perform any of the covenants or other agreements contained in this Agreement, a breach that is a consequence of an act or failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, result in or constitute a material breach of this Agreement.

Section 1.02 Other Definitional and Interpretative Provisions. Unless the express context otherwise requires (a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (b) terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; (c) the terms “Dollars” and “$” mean U.S. dollars and references to “€” or “Euros” refer to European Union Euros; (d) references herein (whether capitalized or not) to a specific Section, Subsection, Recital, Schedule, Exhibit or Annex shall refer, respectively, to Sections, Subsections, Recitals, Schedules, Exhibits or Annexes of this Agreement; (e) wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; (f) references herein to any gender shall include each other gender; (g) with respect to the determination of any period of time, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (h) the word “or” shall be disjunctive but not exclusive; (i) references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder; (j) except for purposes of the Company Letter, references herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof; (k) the table of contents and headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement; (l) if the last day for the giving of any notice or the performance of any action required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action, unless otherwise required by Law, shall be extended to the next succeeding Business Day; (m) references herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of immediately prior to the execution and delivery of this Agreement”; (n) all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person and (o) the words “to the extent” shall mean the degree to which the subject matter thereof relates and shall not merely mean “if”.

ARTICLE 2

THE OFFER

Section 2.01 The Offer.

(a)

Provided that nothing shall have occurred that would give rise to a right to terminate this Agreement pursuant to Article 8, Buyer shall, and Parent shall cause Buyer to, use their respective reasonable best efforts to commence (within the meaning of Rule 14d-2 promulgated under the 1934 Act) the Offer, for the avoidance of doubt subject to Section 7.10, as promptly as practicable following the date of this Agreement (and in any event within twenty (20) Business Days of the date of this Agreement, provided that such period may be extended by up to an additional ten (10) Business Days if, in the sole discretion of Parent, such additional time is necessary to prepare financial information relating to the Transactions, including pro forma financial information, or to allow the Schedule TO and Registration Statement to be filed simultaneously with the SEC). The obligations of Buyer to, and of Parent to cause Buyer to, accept for payment, and pay for, any Shares validly tendered and not properly withdrawn pursuant to the Offer shall be subject to the satisfaction or waiver (to the extent permitted under this Agreement) of the conditions set forth in ANNEX I (the “Offer Conditions”). The date on which Buyer commences the Offer is referred to as the “Offer Commencement Date”.

(b)

In accordance with the terms and conditions of this Agreement and subject to the satisfaction or waiver (to the extent such waiver is not prohibited by applicable Law or this Agreement) of the Offer Conditions, Buyer shall (and Parent shall cause Buyer to), at or as promptly as practicable following the Expiration Time (but in any event within three (3) Business Days thereafter), accept for payment (the time of acceptance for payment, the “Acceptance Time”) and, at or as promptly as practicable following the Acceptance Time (but in any event within four (4) Business Days (which shall be calculated as set forth in Rule 14d-1(g)(3) promulgated under the 1934 Act) thereafter), pay (pursuant to the procedures set forth in Section 2.13) the Offer Consideration for each Share validly tendered and not properly withdrawn pursuant to the Offer as of the Acceptance Time (the “Closing”). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”. Buyer shall, and Parent shall cause Buyer to, cause the Exchange Agent to pay the Offer Consideration payable in respect of each Share pursuant to the first sentence of this Section 2.01(b), net of any applicable withholding Taxes with respect to the Offer Consideration pursuant to Section 2.12, to the holder of such Share as of the Acceptance Time, without interest, on the terms and subject to the conditions of this Agreement.

(c)

Buyer expressly reserves the right at any time to, in its sole discretion, waive, in whole or in part, any of the Offer Conditions and to make any change in the terms of, or conditions to, the Offer; provided, that, without the prior written consent of the Company, Buyer shall not (and Parent shall cause Buyer not to):

(i) waive or change the Minimum Condition (except to the extent permitted by the proviso in paragraph (A) of ANNEX I);

(ii) decrease the Offer Consideration;

(iii) change the form of consideration to be paid in the Offer;

(iv) decrease the number of Shares sought in the Offer;

(v) extend or otherwise change the Expiration Time, except as otherwise provided in this Agreement; or

(vi) impose additional Offer Conditions or otherwise amend, modify or supplement any of the Offer Conditions or terms of the Offer in a manner adverse to the holders of Shares.

(d)

The Offer shall initially expire at the later of (i) 4:00 p.m. (New York City time), or at such other time as the Parties may mutually agree in writing, at the end of the twenty-first (21st) Business Day (calculated in accordance with Rule 14d-1(g)(3) under the 1934 Act) following the commencement of the Offer and (ii) 4:00 p.m. (New York City time) on the date that is six (6) Business Days after the date of the EGM (such initial expiration date and time of the Offer, the “Initial Expiration Time”) or, if the Offer has been extended pursuant to and in accordance with Section 2.01(e), the date and time to which the Offer has been so extended (the Initial Expiration Time, or such later expiration date and time to which the Offer has been so extended, the “Expiration Time”).

(e)	Subject to Article 8, Buyer may or shall (in which case Parent shall cause Buyer to), as applicable, extend the Offer from time to time as follows:

(i) Buyer shall (and Parent shall cause Buyer to) extend the Offer for the minimum period as required by any rule, regulation, interpretation or position of the SEC, the staff thereof or the NYSE applicable to the Offer;

(ii) if, at the then-scheduled Expiration Time, any of the Offer Conditions has not either been (A) satisfied or (B) waived by Buyer (to the extent such waiver is not prohibited under this Agreement and applicable Law), then Buyer shall (and Parent shall cause Buyer to) extend the Offer on one or more occasions in consecutive periods of at least five (5) Business Days and up to ten (10) Business Days each (with each such period to end at 4:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to by Buyer and the Company) in order to permit the satisfaction of such Offer Condition(s); provided, that if Buyer determines in good faith, after consultation with its outside legal counsel, that at any then-scheduled Expiration Time, the Offer Condition set forth in paragraph (B), paragraph (C), paragraph (K) or paragraph (L) of ANNEX I is not reasonably likely to be satisfied within such extension period, then Buyer may further extend the Offer on such occasion for periods of more than ten (10) Business Days and up to twenty (20) Business Days; provided further, that (x) Buyer shall not be required to extend the Offer to a date later than the End Date (as the End Date may be extended pursuant to Section 8.01(b)(i)) and (y) if the sole then-unsatisfied Offer Condition is the Minimum Condition, Buyer shall not be required or permitted (without the consent of the Company) to extend the Offer on more than three (3) occasions, provided that the first two such occasions shall be for a period of at least five (5) Business Days and up to ten (10) Business Days and the third such occasion shall be for a period of ten (10) Business Days (with each such period to end at 4:00 p.m. (New York City time) on the last Business Day of such period) (or such other duration as may be agreed to in writing by Parent, Buyer and the Company); provided, further, that notwithstanding the foregoing proviso, if the Company elects to hold a Subsequent EGM, then Buyer shall extend the Offer until the date that is six (6) Business Days after the date of the Subsequent EGM; or

(iii) Buyer may extend the Offer to such other date and time as may be mutually agreed by Parent and the Company in writing.

(f)

Following the Acceptance Time, Buyer shall (and Parent shall cause Buyer to) (and the Offer Documents shall so indicate) provide a subsequent offering period (“Subsequent Offering Period”) in accordance with Rule 14d-11 promulgated under the 1934 Act of not less than three (3) Business Days (which shall be calculated in accordance with Rule 14d-1(g)(3) under the 1934 Act).

(g)

The Offer may not be terminated prior to the Initial Expiration Time or the then-scheduled Expiration Time (as the same may be extended pursuant to Section 2.01(e)) unless this Agreement is validly terminated pursuant to Section 8.01. If this Agreement is validly terminated pursuant to Section 8.01, Buyer shall (and Parent shall cause Buyer to) promptly (and in any event within twenty-four (24) hours following such valid termination) terminate the Offer and not acquire any Shares pursuant thereto. If the Offer is terminated in accordance with this Agreement by Buyer prior to the acceptance for payment and payment for Shares tendered pursuant to the Offer, Buyer shall (and Parent shall cause Buyer to) promptly return, and shall cause any depositary acting on behalf of Buyer to return, in accordance with applicable Law, all tendered Shares to the registered holders thereof. Nothing in this Section 2.01(g) shall affect any termination rights under Article 8.

(h)

As soon as practicable on the Offer Commencement Date, Parent and Buyer shall (i) file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments and supplements thereto and including exhibits thereto, the “Schedule TO”), which shall contain or incorporate by reference an offer to purchase and a related letter of transmittal and other appropriate ancillary offer documents required to be included therein (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any amendments or supplements thereto and including exhibits thereto, the “Offer Documents”), (ii) cause the Offer Documents to be disseminated to holders of Shares to the extent required by applicable United States federal securities Laws and any other applicable Law and (iii) file with the SEC a registration statement on Form S-4 to register under the 1933 Act the offer and sale of Parent Common Stock pursuant to the Offer, which shall include a preliminary prospectus containing the information required under Rule 14d-4(b) under the 1934 Act (together with any amendments thereof or supplements thereto, the “Offer Prospectus”) and a proxy statement to be mailed to the stockholders of Parent relating to the Parent Stockholder Meeting (together, with any amendments thereof or supplements thereto, the “Parent Proxy”, and together with the Offer Prospectus and the registration statement, the “Registration Statement”). Until the End Date, or any earlier termination of this Agreement in accordance with Section 8.01, Parent shall, with the Company’s reasonable cooperation, use its reasonable best efforts to (i) have the Registration Statement declared effective under the 1933 Act as promptly as practicable after its filing, (ii) ensure that the Registration Statement complies in all material respects as to form and content with the requirements of the applicable provisions of the 1933 Act and the 1934 Act and the rules and regulations promulgated thereunder and other applicable Law and (iii) keep the Registration Statement effective for so long as necessary to complete the Share Issuance. Parent shall notify the Company promptly of the time when the Registration Statement has become effective or any supplement or amendment to the Registration Statement has been filed, and of the issuance of any stop order or suspension of the qualification of the shares of Parent Common Stock issuable in connection with the Offer for offering or sale in any jurisdiction. The Company shall promptly furnish to Parent and Buyer all information concerning the Company required by the 1934 Act and applicable Law, or as reasonably requested by Parent, to be set forth in the Offer Documents and Offer Prospectus. Each of Parent and Buyer, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for inclusion or incorporation by reference in the Schedule TO, the Offer Documents and the Registration Statement (including the Offer Prospectus and Parent Proxy) if and to the extent that such information shall have become (or shall have become known to be) false or misleading in any material respect. Parent and Buyer shall use their reasonable best efforts to cause the Schedule TO and the Registration Statement as so corrected to be filed with the SEC and the Offer Documents and Offer Prospectus as so corrected to be disseminated to the holders of Shares, in each case to the extent required by applicable United States federal securities Laws and any other applicable Law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Schedule TO, the Offer Documents and the Registration Statement (including the Offer Prospectus and Parent Proxy), as well as any written communications with the SEC in connection with the Transactions each time before any such document is filed with the SEC or any such written communication is shared with the SEC, and Parent and Buyer shall include all comments proposed by the Company and its counsel and reasonably acceptable to Parent and Buyer. Parent and Buyer shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Parent and Buyer or their counsel may receive from time to time from the SEC or its staff or other Governmental Authorities in connection with the Transactions, including with respect to the Schedule TO, the Offer Documents or the Registration Statement (including the Offer Prospectus and Parent Proxy) promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Parent and Buyer to those comments and to provide comments on that response (and Parent and Buyer shall include all comments proposed by the Company and its counsel and reasonably acceptable to Parent and Buyer), including by participating with Parent and Buyer or their counsel in any discussions or meetings with the SEC or other Governmental Authorities to the extent such participation is not prohibited by the SEC or other Governmental Authorities. In the event that Parent or Buyer receives any comments from the SEC or its staff with respect to the Schedule TO or the Offer Documents, such Party shall use its reasonable best efforts to respond as promptly as practicable to such comments and to consult with the Company with respect to such response.

Section 2.02 Company Action.

(a)

The Company hereby approves and consents to the Offer and the other Signing Transactions. The Company shall promptly (and in any event within five (5) Business Days prior to the Offer Commencement Date) furnish Parent and Buyer with (i) a list of its shareholders and mailing labels containing the names and addresses of its record holders of Shares, (ii) any available listing and computer file containing the names and addresses of all record holders of Shares and lists of securities positions of Shares held in stock depositories and (iii) copies of all lists of shareholders, security position listings and computer files in the Company’s possession or control regarding the beneficial owners of Shares, in each case, true and correct as of the most recent practicable date, and shall provide to Parent and Buyer such additional information (including updated lists of shareholders, mailing labels and lists of securities positions) and such other assistance as Parent or Buyer may reasonably request in connection with the Offer. Except as required by applicable Law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer, (i) Parent and its Affiliates and their respective Representatives shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Transactions, and (ii) if this Agreement is terminated, Parent and Buyer shall deliver to the Company and shall use their reasonable best efforts to cause their Affiliates and such Representatives to deliver to the Company all copies and any extracts or summaries from such information then in their possession.

(b)

On the Offer Commencement Date, the Company shall, concurrently with the filing of the Schedule TO and the Registration Statement, file with the SEC and disseminate to holders of Shares, in each case as and to the extent required by applicable United States federal securities Laws and any other applicable Law, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto and including exhibits thereto, the “Schedule 14D-9”) that, subject to Section 5.03(d), shall reflect the Company Recommendation. Parent and Buyer shall promptly furnish to the Company all information concerning Parent, Buyer or any of their applicable Affiliates required by the 1934 Act and applicable Law, or as reasonably requested by the Company, to be set forth in the Schedule 14D-9. Each of the Company, on the one hand, and Parent and Buyer, on the other hand, agrees promptly to correct any information provided by it for inclusion or incorporation by reference in the Schedule 14D-9 if and to the extent that it shall have become (or shall have become known to be) false or misleading in any material respect. The Company shall use reasonable best efforts to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case to the extent required by applicable United States federal securities Laws and any other applicable Law. Parent, Buyer and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 each time before it is filed with the SEC, and the Company shall include in such document (and any amendments thereto) all comments proposed by Parent, Buyer and their counsel and reasonably acceptable to the Company. The Company shall provide Parent, Buyer and their counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff or other Governmental Authorities with respect to the Schedule 14D-9 promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (and the Company shall include all comments proposed by Parent, Buyer and their counsel and reasonably acceptable to the Company), including by participating with the Company or its counsel in any discussions or meetings with the SEC or other Governmental Authorities to the extent such participation is not prohibited by the SEC or other Governmental Authorities. In the event that the Company receives any comments from the SEC or its staff with respect to the Schedule 14D-9, the Company shall use its reasonable best efforts to respond as promptly as practicable to such comments and to consult with Parent and Buyer with respect to such response. The rights of Parent and Buyer and their respective Affiliates and Representatives under this Section 2.02(b) shall terminate only with respect to any matter reflecting the

Company Recommendation at such time as the Company Board makes a Company Adverse Recommendation Change in connection with a Superior Proposal or Company Intervening Event.

Section 2.03 Outstanding Equity Awards.

(a)

At the Closing, by virtue of the Transactions and without any action on the part of the holders thereof, each award of Company Restricted Shares that is outstanding as of immediately prior to the Closing shall, except as set forth in Section 2.03(a) of the Company Letter, be assumed by Parent and shall be converted into a restricted stock unit award (a “Parent RSU”) with respect to a number of shares of Parent Common Stock equal to the product of (x) the number of Shares underlying such Company Restricted Share award immediately prior to the Closing multiplied by (y) the Stock Award Exchange Ratio, such product rounded to the nearest whole Parent RSU. Except as set forth in Section 2.03(a) of the Company Letter, such Parent RSU as so assumed and converted shall continue to have, and shall be subject to, the same vesting terms and conditions as applied to the Company Restricted Share immediately prior to the Closing; provided that, upon termination of a holder’s employment or service on the initiative of Parent or an Affiliate thereof following the Closing other than for Cause (within the meaning of the Company’s 2013 Amended International Equity Based Incentive Plan), such holder’s Parent RSU converted under this Section 2.03(a) will immediately vest and all restrictions thereupon (including any post-vesting or other holding periods) shall lapse.

(b)

At the Closing, by virtue of the Transactions and without any action on the part of the holders thereof, each award of Company Performance Shares that is outstanding as of immediately prior to the Closing shall be deemed to satisfy the performance condition applicable to such Company Performance Shares as follows: (i) for outstanding Company Performance Shares subject to a performance period that has been completed prior to the Closing, such Company Performance Shares shall, at the Closing, be deemed to satisfy the performance condition applicable to such Company Performance Shares at the actual level of performance achieved for such performance period (as determined by the compensation committee of the Company Board, as constituted prior to the Closing, in accordance with the applicable Company Equity Plan and award agreement and in the ordinary course of business consistent with past practice), and (ii) for outstanding Company Performance Shares subject to a performance period that has not been completed as of the Closing, such Company Performance Shares shall, at the Closing, be deemed to satisfy the performance condition applicable to such Company Performance Shares to the extent set forth in Section 2.03(b) of the Company Letter, and, in each case of (i) and (ii), shall be assumed by Parent and shall be converted into Parent RSUs with respect to a number of shares of Parent Common Stock equal to the product of (x) the number of Company Performance Shares that are so deemed to satisfy the applicable performance condition at the Closing, multiplied by (y) the Stock Award Exchange Ratio, such product rounded to the nearest whole Parent RSU. Such Parent RSUs as so assumed and converted shall continue to have, and shall be subject to, the same vesting terms and conditions (other than with respect to any performance vesting conditions), including those related to any employment termination, as provided by the Company’s 2013 Amended International Equity Based Incentive Plan and applicable award agreements thereunder, as applied to the corresponding Company Performance Shares immediately prior to the Closing; provided that, with respect to any Company Performance Shares granted after the date hereof (i) upon a termination of a holder’s employment or service on the initiative of Parent or an Affiliate thereof following the Closing other than for Cause (within the meaning of the Company’s 2013 Amended International Equity Based Incentive Plan) or (ii) an involuntary termination as a result of the holder’s Material Demotion (as defined on Section 2.03(a) of the Company Letter), such holder’s Parent RSUs issued under this Section 2.03(b) will immediately vest and all restrictions thereupon (including any post-vesting holding periods) shall lapse.

(c)

At the Closing, by virtue of the Transactions and without any action on the part of the holders thereof, each Company Option that is outstanding and unexercised as of immediately prior to the Closing, whether or not then vested or exercisable, shall vest (to the extent then-unvested), and be cancelled and converted into the right to receive, subject to Section 2.12, the Offer Consideration in accordance with

Section 2.01(b), including any Fractional Share Cash Amount in accordance with Section 2.14, with respect to a number of Shares equal to (I) the product of (a) the total number of Shares subject to such Company Option immediately prior to the Closing multiplied by (b) the excess, if any, of (1) the value of the Offer Consideration (calculated as the Parent Trading Price multiplied by the Stock Award Exchange Ratio) over (2) the exercise price per Share of such Company Option, divided by (II) the value of the Offer Consideration (calculated as the Parent Trading Price multiplied by the Stock Award Exchange Ratio).

(d)

At the Closing, by virtue of the Transactions and without any action on the part of the holders thereof, each Company YourShare Award that is outstanding as of immediately prior to the Closing shall be converted into a number of shares of Parent Common Stock equal to the product of (x) the number of Shares underlying such Company YourShare Award immediately prior to the Closing multiplied by (y) the Stock Award Exchange Ratio, such product rounded to the nearest whole share of Parent Common Stock. Such Company YourShare Award as converted shall continue to have, and shall be subject to, the same terms conditions as applied to the Company YourShare Award immediately prior to the Closing, including with respect to any required holding period (and the lapse thereof); provided that, upon a termination of a holder’s employment or service on the initiative of Parent or an Affiliate thereof following the Closing other than for Cause (within the meaning of the Company’s 2013 Amended International Equity Based Incentive Plan), such holding periods applicable to such holder’s Company YourShare Awards shall lapse.

(e)

Unless Parent notifies the Company in writing at least ten (10) Business Days prior to the Closing Date that one or more Company Equity Plans shall not be terminated, no later than the day immediately prior to the Closing Date, the Company shall take or cause to be taken all actions necessary to terminate each Company Equity Plan, effective as of immediately prior to and contingent upon the occurrence of the Closing.

(f)

The Company shall, prior to the Closing, take all actions, including providing any notices and obtaining any consents that are reasonably necessary or that the Company reasonably determines to be desirable to give effect to the transactions contemplated by Section 2.03(a) through (d) and to provide that such Company Restricted Shares, Company Performance Shares, Company Options and Company YourShare Awards (as may be converted above) shall cease to have any rights with respect thereto from and after the Closing, except the right to receive the Offer Consideration in accordance with this Section 2.03 and Section 2.01 and the Fractional Share Cash Amount in accordance with Section 2.14. Parent shall have the opportunity to review and provide reasonable comments with respect to any written notices or consents in advance of their distribution to holders of Company Restricted Shares, Company Performance Shares, Company Options and Company YourShare Awards, which reasonable comments shall be considered and taken into account by the Company in good faith.

(g)

At or prior to the Closing, Parent shall take all actions necessary to reserve for issuance a number of shares of Parent Common Stock in respect of each Parent RSU award granted pursuant to this Section 2.03. If registration of any Parent Common Stock issuable in respect of any Parent RSU awards granted pursuant to Section 2.03 is required under the Securities Act, effective as of the Closing, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form), with respect to the shares of Parent Common Stock subject to such Parent RSU awards and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the relevant awards remain outstanding and such registration of Parent Common Stock issuable thereunder continues to be required.

(h)

The arrangements set forth in this Section 2.03, including any payments hereunder and the conversions into a right to receive, or the actual receipt of, the Offer Consideration shall be subject to Section 2.12. The Parties shall cooperate in good faith prior to the Closing with the goal of (i) minimizing the employer Tax impact of the provisions set forth in Section 2.03 and (ii) determining the appropriate settlement mechanics in respect of any such withholding obligations.

Section 2.04 Extraordinary General Meeting; Parent Stockholder Meeting.

(a)

The Company shall hold an extraordinary general meeting (the “EGM”) as promptly as reasonably practicable after the Registration Statement is declared effective under the 1933 Act to (but in any event shall use its reasonable best efforts to hold such EGM within six (6) weeks following such effectiveness):

(i) provide information regarding the Offer;

(ii) adopt a resolution to, subject to (A) the Acceptance Time having occurred, and (B) the number of Shares validly tendered in accordance with the terms of the Offer (including Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Shares owned by Parent or any of its Affiliates, representing at least eighty percent (80%) (but if the Minimum Condition is changed to a percentage less than eighty percent (80%) pursuant to paragraph (A) of Annex I, then at least a percentage equal to the Minimum Condition) of the Company’s issued and outstanding capital (geplaatst en uitstaand kapitaal) (the “Post-Offer Reorganization Threshold”), approve a statutory Dutch legal triangular merger (juridische driehoeksfusie) as contemplated by the Legal Merger Proposal (the “Legal Merger”) as required under Section 2:309 et seq of the DCC;

(iii) adopt a resolution to, subject to (A) the Acceptance Time having occurred, and (B) the number of Shares validly tendered in accordance with the terms of the Offer (including Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Shares owned by Parent or any of its Affiliates, representing at least the Post-Offer Reorganization Threshold, approve a statutory Dutch legal demerger (juridische splitsing) as contemplated by the Legal Demerger Proposal (the “Legal Demerger”) as required under Section 2:334a et seq of the DCC;

(iv) adopt a resolution to, subject to (A) the Acceptance Time having occurred and (B) the number of Shares validly tendered in accordance with the terms of the Offer (including Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Shares owned by Parent or any of its Affiliates, representing at least the Post-Offer Reorganization Threshold, approve each of (x) the asset sale as contemplated by the Asset Sale Documentation (the “Asset Sale”) and (y) subject to the Legal Demerger having been completed, the share sale as contemplated by the Post-Demerger Share Sale Documentation (the “Post-Demerger Share Sale”), in each case as required under Section 2:107a of the DCC;

(v) adopt a resolution to, subject to (A) the Acceptance Time having occurred, (B) the number of Shares validly tendered in accordance with the terms of the Offer (including Shares tendered during the Subsequent Offering Period) and not properly withdrawn, together with the Shares owned by Parent or any of its Affiliates, representing at least the Post-Offer Reorganization Threshold and (C) the Asset Sale or the Post-Demerger Share Sale having been completed, (1) dissolve (ontbinden) the Company in accordance with Section 2:19 of the DCC and article 36 of the Articles and (2) appoint as liquidator of the Company (the “Liquidator”) a foundation (stichting) to be incorporated under Dutch Law and approve reimbursement of the Liquidator’s reasonable salary and costs (provided that such reimbursement shall be subject to the approval of at least one (1) Independent Director) and (3) appoint an Affiliate of Buyer as the custodian of the books and records of the Company in accordance with Section 2:24 of the DCC;

(vi) adopt one or more resolutions effective upon the Acceptance Time to provide full and final discharge to each member of the Company Board for their acts of management or supervision, as applicable, up to the date of the EGM; provided that no discharge shall be given to any director for acts as a result of fraud (bedrog), gross negligence (grove schuld) or willful misconduct (opzet) of such director (the “Discharge Resolutions”);

(vii) adopt one or more resolutions to amend the Articles substantially in accordance with the draft of the amended articles of association attached as Schedule 2.04(a)(vii) (“Amended Articles of Association of the Company after Delisting and Conversion”), which shall, at the election of Buyer or

Parent be executed and become effective as soon as practicable following the delisting of the Company and the Shares from the NYSE and which includes (i) the conversion of the Company into a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and (ii) the conversion of each one (1) Share into five (5) Post-Conversion Shares (and, for the avoidance of doubt, each one (1) fractional share (onderaandeel), nominal value €0.02 per fractional share (onderaandeel), of the Company into one (1) Post-Conversion Share;

(viii) adopt one or more resolutions effective upon the Closing to appoint the Buyer Directors to replace the resigning members of the Company Board (together with the resolutions to be adopted pursuant to Section 2.04(a)(vii), the “Governance Resolutions”); and

(ix) adopt one or more other resolutions as may be reasonably required to authorize any of the transactions contemplated by Section 2.09(a).

(b)

As promptly as practicable after the date of this Agreement, the Company shall prepare appropriate materials for the EGM (together with any amendments and supplements thereto and any other documents required, the “EGM Materials”) relating to the matters set forth in Section 2.04(a). Subject to Section 5.03(d), the Company shall include the Company Recommendation in the EGM Materials. Parent and Buyer shall promptly furnish to the Company all information concerning Parent, Buyer and any of their Affiliates required to be set forth in the EGM Materials. The Company shall provide Parent, Buyer and their counsel with a reasonable opportunity to review and comment on the EGM Materials (and any amendments thereto) each time prior to their filing with the SEC or dissemination to the shareholders of the Company, as applicable, and the Company shall include in the EGM Materials all comments proposed by Parent, Buyer and their counsel and reasonably acceptable to the Company. The Company shall provide Parent, Buyer and their counsel, to the extent not prohibited under applicable Law, with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or any other Governmental Authorities with respect to the EGM Materials promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company’s response to those comments and to provide comments on that response (and the Company shall include in such response all comments proposed by Parent, Buyer and their counsel and reasonably acceptable to the Company), including by participating with the Company or its counsel in any discussions or meetings with the SEC or any other Governmental Authorities to the extent such participation is not prohibited by the SEC or the applicable Governmental Authority.

(c)

The Company shall consult with Parent and Buyer regarding the date of the EGM (or the Subsequent EGM, if any) and, unless this Agreement is validly terminated in accordance with Section 8.01, shall not postpone or cancel the EGM (or the Subsequent EGM, if any) without the prior written consent of Parent and Buyer. The Company may, however, following reasonable consultation with Parent and Buyer, postpone, cancel and reconvene the EGM (and the Subsequent EGM, if any), if and to the extent reasonably necessary to ensure that any supplement or amendment to the relevant EGM Materials that the Company Board, after consultation with outside counsel, reasonably determines is necessary to comply with applicable Law or in relation to the Offer or the other Transactions (subject in each case to Section 5.03), is made available to the Company’s shareholders in advance of the EGM (and the Subsequent EGM, if any). In the event the EGM (or the Subsequent EGM, if any) is postponed, cancelled and reconvened pursuant to the foregoing sentence, the Company shall duly give notice of and reconvene the EGM (or the Subsequent EGM, if any) on a date scheduled by mutual agreement of the Company, on the one hand, and Parent and Buyer, on the other hand, acting reasonably, or, in the absence of such agreement, as soon as practicable following the date of such postponement or cancellation but, in any event, no later than the day that is seven (7) weeks following the date of such postponement or cancellation (and in any event to a date that shall be prior to the date on which the Expiration Time shall occur).

(d)	Unless this Agreement is terminated in accordance with Section 8.01, the Company shall ensure that the EGM (and the Subsequent EGM, if any) is called, noticed, convened, held and conducted in compliance in all material respects with all applicable Laws. Subject to article 26.4 of the Articles (for the avoidance of doubt, without limiting any obligation of the Company under this Agreement), approval of the matters set forth in Section 2.04(a)(i)-(viii) shall be the only matters that the Company shall propose to be acted on by the shareholders of the Company at the EGM (and the Subsequent EGM, if any), unless otherwise reasonably proposed by the Company and approved in advance in writing by Parent and Buyer (such approval not to be unreasonably withheld, conditioned or delayed).

(e)

At the written request of Buyer or Parent, which request cannot be made prior to the last day of the fourth (4th) month after the later of (i) the announcement of the filing of the Legal Merger Proposal pursuant to Section 2.06(a)(ii) and (ii) the announcement of the Legal Demerger Proposal pursuant to Section 2.07(a)(ii), the Company shall take all required steps (to the extent within the control of the Company) in order to be able to, as from the date that is six (6) months after the later of (i) the announcement of the filing of the Legal Merger Proposal pursuant to Section 2.06(a)(ii) and (ii) the announcement of the Legal Demerger Proposal pursuant to Section 2.07(a)(ii), (x) enter into and effectuate a legal merger in accordance with the terms of the Merger Proposal, including to have the Legal Merger Resolution replaced by a new resolution at a Company general meeting (the “Additional EGM”) to enter into and effectuate a merger in accordance with the terms of the Legal Merger Proposal, which resolution shall then for all purposes of this Agreement be considered the Legal Merger Resolution and which merger shall for all purposes of this Agreement be considered the Legal Merger) and (y) a legal demerger in accordance with the terms of the Legal Demerger Proposal, including to have the Legal Demerger Resolution replaced by a new resolution at the Additional EGM, or by the Company Board in accordance with Section 2:334ff DCC, to enter into and effectuate a demerger in accordance with the terms of the Legal Demerger Proposal (which resolution shall then for all purposes of this Agreement be considered the Legal Demerger Resolution and which demerger shall for all purposes of this Agreement be considered the Legal Demerger).

(f)

Without limiting the generality of the foregoing, but subject to the Company’s rights to terminate this Agreement in accordance with Section 8.01, the Company agrees that (i) its obligation to duly call, give notice of, convene and hold the EGM in accordance with and subject to the terms hereof and (ii) its obligations pursuant to this Section 2.04, in each case, shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Alternative Acquisition Proposal (whether or not a Superior Proposal) or any Adverse Recommendation Change. Unless this Agreement is terminated in accordance with Section 8.01, the Company agrees that it shall not submit to the shareholders of the Company for vote or for discussion, or convene an (extraordinary) general meeting of the Company to submit to the shareholders of the Company for vote or for discussion any Alternative Acquisition Proposal (whether or not a Superior Proposal) or any matters relating thereto.

(g)

Notwithstanding anything to the contrary in this Agreement, if (i) any of the Post-Offer Reorganization Resolutions and Governance Resolutions are not each adopted at the EGM because less than one-half of the Company’s issued capital is represented at the EGM or (ii) at least one-half of the Company’s issued capital has voted in favor of the Post-Offer Reorganization Resolutions and the Governance Resolutions, but any of the Post-Offer Reorganization Resolutions are not passed with a two-thirds majority of the votes cast, then the Company shall, following consultation with Parent and Buyer, duly call and give notice of another EGM (a “Subsequent EGM”), which shall take place at a date reasonably acceptable to Parent and Buyer and prior to the date of the Expiration Time.

(h)

Notwithstanding anything to the contrary in this Agreement, but subject to Section 2.04(g), if (i) the Post-Offer Reorganization Resolutions and Governance Resolutions are not each adopted at the EGM or (ii) the Company Board determines in its reasonable discretion that any additional shareholders resolutions should be adopted in order to approve any of the Signing Transactions, have not been adopted at the EGM, then, in each case, (A) the Company may duly call and give notice of a Subsequent EGM or (B) at the request of Parent or Buyer, the Company shall duly call and give written notice of a Subsequent EGM, subject to the prior written consent of the Company Board (such consent not to be withheld unless the Company Board reasonably believes, based on the shareholder vote at the EGM and market developments and after consulting Parent, that the Post-Offer Reorganization Resolutions, or the additional resolutions as referred to in clause (ii) of this paragraph are highly unlikely to be adopted at the Subsequent EGM). Any Subsequent EGM shall take place at a date reasonably acceptable to Parent and Buyer and prior to the date of the Expiration Time, at which Subsequent EGM the Post-Offer Reorganization Resolutions, or the additional resolutions as referred to in clause (ii) of this paragraph shall be considered or reconsidered, as the case may be.

(i)

Subject to Section 5.03(d), at and prior to the EGM (and the Subsequent EGM, if any), the Company shall use its reasonable best efforts to secure the approval of the matters set forth in Section 2.04(a).

(j)

Parent Stockholder Meeting. Parent shall as promptly as reasonably practicable after the Registration Statement is declared effective under the 1933 Act, use its reasonable best efforts (i) to cause the Proxy Statement and any other appropriate materials for the Parent Stockholder Meeting (the “Parent Stockholder Meeting Materials”) to be mailed to Parent’s stockholders for the purpose of obtaining the Parent Stockholder Approval, and (ii) convene and hold the Parent Stockholder Meeting as soon as reasonably practicable for the purposes of obtaining the Parent Stockholder Approval. Parent shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the Share Issuance. In the event Parent determines that it is reasonably likely that the Parent Stockholder Approval may not be obtained at the Parent Stockholder Meeting, Parent may postpone the Parent Stockholder Meeting on one occasion for up to ten (10) Business Days in order to allow it to continue to solicit proxies. Except as set forth in the previous sentence, unless this Agreement is validly terminated in accordance with Section 8.01, Parent shall not postpone or cancel the Parent Stockholder Meeting without the prior written consent of the Company. Parent may, however, following reasonable consultation with the Company, postpone, cancel and reconvene the Parent Stockholder Meeting, if and to the extent reasonably necessary to ensure that any supplement or amendment to the relevant Parent Stockholder Meeting Materials that the Parent Board, after consultation with outside counsel, reasonably determines is necessary to comply with applicable Law or in relation to the Offer or the other Transactions (subject in each case to Section 6.07), is made available to the Parent’s stockholders in advance of the Parent Stockholder Meeting. In the event the Parent Stockholder Meeting is postponed, cancelled and reconvened pursuant to the foregoing sentence, Parent shall duly give notice of and reconvene the Parent Stockholder Meeting on a date scheduled by mutual agreement of the Company, on the one hand, and Parent and Buyer, on the other hand, acting reasonably, or, in the absence of such agreement, as soon as practicable following the date of such postponement or cancellation but, in any event, no later than the day that is seven (7) weeks following the date of such postponement or cancellation (and in any event to a date that shall be prior to the date on which the Expiration Time shall occur).

(k)

Coordination of Meetings. Parent and the Company shall coordinate and cooperate with respect to the timing of the EGM and the Parent Stockholder Meeting. Unless otherwise agreed, the Company and Parent shall use their respective reasonable best efforts to convene the EGM and the Parent Stockholder Meeting on the same date.

Section 2.05 Directors.

(a)

Parent, Buyer and the Company shall use their respective reasonable best efforts to ensure that (i) upon the Closing, the Company Board, and (ii) in case Parent or Buyer elects to implement the Legal Merger, upon completion of the Legal Merger, the Allotting Entity Board, will be comprised of at least seven (7) directors, (i) at least five (5) of whom may be designated as executive and non-executive directors in writing by Parent and Buyer (the “Buyer Directors”), in their sole discretion, as soon as reasonably practicable and in any event prior to convening the EGM, and (ii) two (2) of whom shall initially be current non-executive directors of the Company designated as non-executive directors by the Company and Buyer by mutual written agreement (if and to the extent that they shall agree to continue to serve on the Company Board or the Allotting Entity Board, as applicable, after the Closing), and who shall at all times be independent from Parent and Buyer and shall at all times qualify as independent in accordance with the independence standards set forth in the DCGC; provided, that, if and to the extent that the current non-executive directors of the Company do not agree to serve on the Company Board or the Allotting Entity Board, as applicable, after the Closing, Buyer shall (and Parent shall cause Buyer to) designate replacement directors who shall at all times be independent from Parent and Buyer and who shall at all times qualify as independent in accordance with the independence standards set forth in the DCGC, as promptly as reasonably practicable and in any event prior to convening the EGM (the directors so designated pursuant to this clause (ii), “Independent Directors”).

(b)

Each Independent Director shall resign from, and the Company shall take such other action reasonably necessary to ensure that each such Independent Director ceases to be a director of, the Company Board or, in case the Legal Merger is effectuated, the Allotting Entity Board, upon the earlier to occur of (i) such time as Buyer and its Affiliates, in the aggregate, own one hundred percent (100%) of the issued and outstanding Shares, Post-Conversion Shares or the shares in the Allotting Entity, as applicable, and (ii) the Second Step Distribution having been made and the subsequent liquidation and dissolution of the Company or the Allotting Entity, as applicable (the “Liquidation”) having been completed.

(c)

If, at any time after the Closing, an Independent Director resigns from, or otherwise ceases to be a member of, the Company Board or the Allotting Entity Board, as applicable, or ceases to be independent from Parent and Buyer, in each case, prior to the date of resignation contemplated by Section 2.05(b), Parent shall use its reasonable best efforts to ensure that the respective Independent Director shall be replaced by a new director that is independent from Parent and Buyer and shall at all times qualify as independent in accordance with the independence standards set forth in the DCGC.

(d)

Parent and Buyer shall supply to the Company or the Allotting Entity, as applicable, in writing any information regarding the Buyer Directors, and (to the extent applicable) those Independent Directors designated by Buyer, as required by applicable Laws in connection with the appointment of the Buyer Directors, and (to the extent applicable) those Independent Directors designated by Buyer, to the Company Board or the Allotting Entity Board, as applicable, and Parent and Buyer shall be solely responsible for any such information.

(e)

In addition to the discharge contemplated by Section 2.04(a)(vi), Buyer shall (i) at the first annual or extraordinary general meeting of shareholders of the Company held after the Closing, cause all members of the Company Board resigning effective upon the Acceptance Time to be fully and finally discharged for their acts of management or supervision, as applicable and (ii) at the first annual or extraordinary general meeting of shareholders of the Company or the Allotting Entity, as applicable, held after the resignation of an Independent Director, cause such Independent Director to be fully and finally discharged for his or her acts of supervision; provided that Parent and Buyer shall not be required to cause the discharge of any director for acts as a result of fraud (bedrog), gross negligence (grove schuld) or willful misconduct (opzet) of such director.

(f)	Notwithstanding any other required vote, the affirmative vote of one (1) Independent Director shall also be required for approving:

(i) any restructuring by the Company or the Allotting Entity, as applicable, that would reasonably be expected to lead to a dilution of the shareholdings of the Minority Shareholders, other than (A) pursuant to a rights issue by the Company or the Allotting Entity, as applicable, or any other share issue by the Company or the Allotting Entity, as applicable, where the Minority Shareholders have been offered an opportunity to subscribe pro rata in accordance with their then existing shareholding in the Company or the Allotting Entity, as applicable (voorkeursrecht), (B) the Legal Merger and the Post-Merger Share Sale, (C) the Legal Demerger and the Post-Demerger Share Sale, (D) the Asset Sale, (E) the Liquidation and the Second Step Distribution or (F) the Compulsory Acquisition; and

(ii) any other form of unequal treatment by the Company that prejudices or would reasonably be expected to prejudice or negatively affect the value of the Shares or voting rights attached to the Shares held by the Minority Shareholders, other than (A) the Legal Merger and the Post-Merger Share Sale, (B) the Legal Demerger and the Post-Demerger Share Sale, (C) the Asset Sale, (D) the Second Step Distribution and the Liquidation, (E) the Compulsory Acquisition, or (F) the Section 338(g) Election, the Entity Classification Elections (including any entity conversions necessary to implement such elections) and the TRS Elections.

(g)

Parent shall take such action as may be required to ensure that, as of the Closing, the Parent Board shall include one member designated by the Company (subject to the ordinary procedures of the Nominating and Corporate Governance Committee of the Parent Board for intake of directors), and shall nominate such designee for election at the next annual meeting of stockholders of Parent following the Closing.

Section 2.06 Legal Merger.

(a)

The Company shall perform, and the Buyer shall procure that the Allotting Entity and the Allotting Entity Sub shall perform, and the Company on the one hand and the Parent and the Buyer on the other shall cause the Company Board and the respective boards of the Allotting Entity and Allotting Entity Sub, to perform the following actions:

(i)	as promptly as practicable after the Offer Commencement Date, finalize, adopt and sign the Legal Merger Proposal;

(ii)	promptly following the execution of the Legal Merger Proposal, make all requisite filings and announcements required by Sections 2:313(2), 2:314 and 2:328(5) of the DCC;

(iii)

at the later of (a) one month after the requisite filings and announcements have been made as set forth in Section 2.06(a)(ii) or (b) as promptly as practicable following the closing of the Subsequent Offering Period, at Buyer’s election adopt all necessary resolutions (other than the Legal Merger Resolutions) to enter into and effectuate the Legal Merger in accordance with the Legal Merger Proposal; and

(iv)

together with Buyer, cooperate, provide such assistance and sign all documents and undertake and perform all acts as reasonably necessary to successfully complete the Legal Merger promptly after Closing, if so elected by Buyer in accordance with Section 2.09.

Section 2.07 Legal Demerger.

(a)	The Company shall perform, and shall cause the Company Board to perform, the following actions:

(i)	as promptly as practicable after the Offer Commencement Date, finalize, adopt and sign the Legal Demerger Proposal;

(ii)	promptly following the execution of the Legal Demerger Proposal, make all requisite filings and announcements required by Sections 2:334g(2), 2:334h and 2:334aa(6) of the DCC;

(iii)

at the later of (a) one month after the requisite filings and announcements have been made as set forth in Section 2.07(a)(ii) or (b) as promptly as practicable following the closing of the Subsequent Offering Period, at Buyer’s election adopt all necessary resolutions (other than the Legal Demerger Resolutions) to enter into and effectuate the Legal Demerger in accordance with the Legal Demerger Proposal; and

(iv)

together with Buyer, cooperate, provide such assistance and sign all documents and undertake and perform all acts as reasonably necessary to successfully complete the Legal Demerger promptly after Closing, if so elected by Buyer in accordance with Section 2.09.

Section 2.08 Further Actions.

(a)

If requested by the other Party, the Company, on the one hand, or Parent and Buyer, on the other hand, as applicable, shall take, as of the date of this Agreement or as soon thereafter as is reasonably practicable, the following actions to the extent reasonably necessary or desirable to implement, commence, consummate or otherwise effect the Legal Merger, the Post-Merger Share Sale, the Legal Demerger, Post-Demerger Share Sale, the Asset Sale, the Liquidation and the Second Step Distribution or the Compulsory Acquisition, as the case may be:

(i)

in the case of the Company, (i) the convening of (x) the necessary meetings of the Company Board or any committee thereof and (y) the EGM (and the Subsequent EGM, if any) referenced in, and to the extent required by, Section 2.04 and (ii) the consideration, adoption and approval of any applicable resolutions of the Company Board or any committee thereof as necessary or desirable to convene the EGM (and the Subsequent EGM, if any) referenced and to the extent required by, in Section 2.04, in each case as set forth in Section 2.04, subject to Section 2.09; and

(ii)

in the case of Parent, Buyer and the Company, subject to Section 2.09, the execution of any and all reasonably requested documents, agreements, resolutions or deeds that are necessary or desirable to effectuate the Legal Merger, the Post-Merger Share Sale, the Legal Demerger, Post-Demerger Share Sale, or the Asset Sale, the Liquidation and the Second Step Distribution or Compulsory Acquisition, as the case may be, and the filing or registration of any or all of such documents, agreements or deeds with the appropriate Governmental Authorities.

Section 2.09 Post-Offer Reorganization.

(a)

As promptly as practicable following the closing of the Subsequent Offering Period, Parent and the Company and their respective Subsidiaries, as applicable, shall effectuate or cause to be effectuated a corporate reorganization (the “Post-Offer Reorganization”) of the Company and its Subsidiaries, which shall comprise, at Buyer’s election, one or more of the following actions as elected by Buyer (provided that any action in clauses (vi) through (xiv) shall require the prior written consent of the Company (it being understood that, as of the date hereof, Parent and Buyer have a preference for effectuating the Legal Merger, the Legal Demerger, or the Asset Sale)):

(i) the Legal Merger in accordance with this Section 2.09;

(ii) the Legal Demerger in accordance with this Section 2.09;

(iii) the Asset Sale in accordance with this Section 2.09;

(iv) the Liquidation and the Second Step Distribution in accordance with this Section 2.09;

(v) if permissible under applicable Law, the commencement of the Compulsory Acquisition;

(vi) a contribution of cash or assets by Parent or Buyer or by any Affiliate of Parent or Buyer in exchange for Shares, in which circumstances the pre-emptive rights (voorkeursrechten), if any, of the Minority Shareholders could be excluded;

(vii) a sale and transfer of assets and Liabilities (i) by a Subsidiary of the Company to Parent or Buyer, or an Affiliate of Parent or Buyer, or (ii) by Parent or Buyer or an Affiliate of Parent or Buyer to any Subsidiary of the Company, at terms substantially similar to the terms agreed for the Asset Sale to the extent this relates to substantially all of the assets and Liabilities of the Company and its Subsidiaries;

(viii) a distribution of proceeds, cash or assets to the shareholders of the Company or share buybacks;

(ix) a dissolution and liquidation of the Company;

(x) a subsequent public offer for any Shares held by the Minority Shareholders;

(xi) any transaction between the Company and Parent or Buyer or their respective Affiliates at terms that are not at arm’s length;

(xii) any transaction, including a sale or transfer of any material assets and/or Liabilities, between the Company and its Affiliates or between the Company and Buyer or their respective Affiliates with the objective of utilizing any carry forward tax losses available to the Company, Buyer or any of their respective Affiliates;

(xiii) any transactions, restructurings, share issues, Actions, procedures or proceedings in relation to the Company or one or more of its Affiliates required to effect the aforementioned transactions; or

(xiv) any combination of the foregoing.

(b)	Parent, Buyer and the Company agree that, if Parent or Buyer determines to effectuate the Asset Sale, then promptly following completion of the Asset Sale, Buyer and the Company shall implement:

(i) if, as of expiration of the Subsequent Offering Period, the Post-Offer Reorganization Threshold has been achieved but the Compulsory Acquisition Threshold has not been achieved, the Liquidation and the Second Step Distribution, which, if completed, shall result in (i) in the case the Conversion has not been effected, each Minority Shareholder being offered or receiving in such Post-Offer Reorganization, for each Share then held by such Minority Shareholder, that number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes) or (ii) in case the Conversion has been effected, each Minority Shareholder being offered or receiving in such Post-Offer Reorganization, for each Post-Conversion Share then held by such Minority Shareholder, one-fifth (1/5th) of the number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes); or

(ii) if, as of the expiration of the Subsequent Offering Period, the Compulsory Acquisition Threshold has been achieved, the Compulsory Acquisition, which, if completed, shall result in each Minority Shareholder receiving cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam).

(c)

Parent, Buyer and the Company agree that, if Parent or Buyer determines to effectuate the Legal Merger, then promptly following completion of the Legal Merger, Buyer shall enter into, and cause the Allotting Entity to enter into, the Post-Merger Share Sale Agreement followed by:

(i) if, as of expiration of the Subsequent Offering Period, the Post-Offer Reorganization Threshold has been achieved but the Compulsory Acquisition Threshold has not been achieved the Liquidation and the Second Step Distribution, which, if completed, shall result in each Minority Shareholder being offered or receiving in such Post-Offer Reorganization, for each share in the share capital of the Allotting Entity then held by such Minority Shareholder, one-fifth (1/5th) of that number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes); or

(ii) if, as of expiration of the Subsequent Offering Period, the Compulsory Acquisition Threshold has been achieved, the Compulsory Acquisition, which, if completed, shall result in each Minority Shareholder receiving cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam).

(d)

Parent, Buyer and the Company agree that, if Parent or Buyer determines to effectuate the Legal Demerger, then promptly following completion of the Legal Demerger, Buyer and the Company shall enter into the Post-Demerger Share Sale Agreement followed by:

(i) if, as of expiration of the Subsequent Offering Period, the Post-Offer Reorganization Threshold has been achieved but the Compulsory Acquisition Threshold has not been achieved, the Liquidation and the Second Step Distribution, which, if completed, shall result in (i) if the Conversion has not been effected, each Minority Shareholder being offered or receiving in such Post-Offer Reorganization, for each Share then held by such Minority Shareholder, that number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes) or (ii) if the Conversion has been effected, each Minority Shareholder being offered or receiving in such Post-Offer Reorganization, for each Post-Conversion Share then held by such Minority Shareholder, one-fifth (1/5th) of that number of shares of Parent Common Stock equal to the Offer Consideration (subject to Section 2.13, and without interest and less any applicable withholding Taxes); or

(ii) if, as of the expiration of the Subsequent Offering, the Compulsory Acquisition Threshold has been achieved, the Compulsory Acquisition, which, if completed, shall result in each Minority Shareholder receiving cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals (Ondernemingskamer van het gerechtshof Amsterdam).

(e)

The board of directors of the Liquidator shall initially consist of the Company (or designee thereof), provided that Buyer (and Parent shall cause Buyer to) and the Company shall use their respective reasonable best efforts to (i) ensure that the board of directors of the Liquidator shall, as soon as practicable after the EGM or the Subsequent EGM, if any, but in any case prior to the Second Step Distribution, consist of one or more professional liquidator(s) or similar service provider(s) (natural person(s) or a professional liquidator service provider(s)) and (ii) reach agreement with such service provider as soon as practicable after the date of this Agreement.

Section 2.10 DCGC. For so long as any Shares are listed on the NYSE, the Company shall continue to adhere to the DCGC on a “comply or explain” basis.

Section 2.11 Certain Adjustments.

(a)

Without limiting the other provisions of this Agreement, in the event that, during the period between the date of this Agreement and the Expiration Time, the number of outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall be changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Offer Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to reflect such change; provided, that, in any case, nothing in this Section 2.09(a) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

(b)

Without limiting the other provisions of this Agreement, in the event that, during the period from the date of this Agreement until the Expiration Time, the outstanding shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for Parent Common Stock shall be changed into a different number of shares of Parent Common Stock or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer or other similar transaction, then the Offer Consideration and any other amounts payable pursuant to this Agreement shall be equitably adjusted, without duplication, to provide the holders of Shares the same economic benefit as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.11(b) shall be construed to permit Parent to make any stock dividend or distribution prohibited by Section 6.05(b).

Section 2.12 Withholding. Notwithstanding anything to the contrary in this Agreement, each of Parent, Buyer, the Company, the Allotting Entity and any of their Affiliates or agents (including any third-party paying agent) shall be entitled to deduct and withhold from the consideration otherwise deliverable under this Agreement or in connection with the Transactions, and from any other payments, deliveries or transfers otherwise required pursuant to this Agreement or in connection with the Transactions such amounts as Parent, Buyer, the Company, the Allotting Entity or any of their Affiliates or agents may be required to deduct and withhold with respect to any such deliveries, transfers and payments under applicable Law. To the extent that such amounts are so withheld and timely paid to the appropriate Governmental Authority by Parent, Buyer, the Company, the Allotting Entity or any of their Affiliates or agents, as the case may be, they shall be treated for all purposes of this Agreement as having been delivered and paid to such Person in respect of which such deduction and withholding was made.

Section 2.13 Exchange of Shares.

(a)

Prior to the Acceptance Time, Buyer shall appoint a bank or trust company selected with the prior written approval of the Company (such approval not to be unreasonably withheld, delayed or conditioned) to act as exchange agent (such exchange agent, which, if practicable, shall also be the depositary pursuant to the Offer, the “Exchange Agent”) for the payment of the Offer Consideration and shall enter into an agreement (the “Exchange Agent Agreement”) relating to the Exchange Agent’s responsibilities under this Agreement, including the delivery, following the Expiration Time, of the Offer Consideration to the holders of Shares validly tendered and not properly withdrawn pursuant to the Offer as of the Acceptance Time, and the implementation of the Second Step Distribution. The Exchange Agent Agreement shall be in form and substance reasonably satisfactory to the Company.

(b)

Buyer shall, and Parent shall cause Buyer to, deposit, or cause to be deposited, with the Exchange Agent, within two (2) Business Days after the Acceptance Time, in trust for the benefit of the holders of Shares validly tendered and not properly withdrawn pursuant to the Offer as of the Acceptance Time, the aggregate Fractional Share Cash Amount payable in the Offer to holders of Shares and shall deposit, and shall cause to be deposited, with the Exchange Agent, at such time, evidence of Parent Common Stock in book-entry form (or certificates representing such Parent Common Stock, at Parent’s election) representing the number of shares of Parent Common Stock sufficient to deliver the aggregate Offer Consideration payable in the Offer (such cash and Parent Common Stock, together with any dividends or distributions with respect thereto and the aggregate Fractional Share Cash Amount, the “Exchange Fund”). The Exchange Agent shall, pursuant to irrevocable instructions, deliver such whole shares of Parent Common Stock contemplated to be issued pursuant to Section 2.01(b).

(c)

In the event that the Post-Offer Reorganization is effectuated the Buyer shall, and Parent shall cause Buyer to, deposit, or cause to be deposited, with the Exchange Agent, immediately after the effectuation of the Asset Sale, the Post-Demerger Share Sale or the Post-Merger Share Sale, as the case may be, in trust for the benefit of the Minority Shareholders, evidence of Parent Common Stock in book-entry form (or certificates representing such Parent Common Stock, at Parent’s election) representing the number of shares of Parent Common Stock sufficient to deliver the number of shares in Parent Common Stock to which the Minority Shareholders become entitled pursuant to the Second Step Distribution (together with any dividends or distributions with respect to such Parent Common Stock). The Exchange Agent shall, pursuant to irrevocable instructions of Buyer and the Company (or, if the Legal Merger is effectuated, the Allotting Entity), deliver such shares of Parent Common Stock contemplated to be issued pursuant to Section 2.13(f).

(d)	The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by the Exchange Agent from time to time hereunder.

(e)

None of Parent, the Company, Buyer or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund (including for purposes of this Section 2.13, any shares in Parent Common Stock deposited pursuant to Section 2.13(c) and delivered pursuant to Section 2.13(f) and any cash received from the sale of shares in Parent Common Stock as set forth in Section 2.13(f)) or the Offer Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Offer Consideration or the cash to be paid in accordance with this Article 2 remains undistributed to the holders of Shares, with respect to Shares validly tendered and not properly withdrawn pursuant to the Offer, as of the second (2nd) anniversary of the Acceptance Time (or immediately prior to such earlier date on which the Offer Consideration or such cash would otherwise escheat to or become the property of any Governmental Authority), shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f)

In the event that the Post-Offer Reorganization is effectuated and the Second Step Distribution is implemented, the Buyer and the Company shall jointly advise, in accordance with Section 5.07, the Exchange Agent in writing of (i) the number of shares in Parent Common Stock to which the Minority

Shareholders of the Company (or, if the Legal Merger is effectuated, the Allotting Entity) become entitled pursuant to the Second Step Distribution (prior to giving effect to any Tax withholding) and (ii) the amount of Dutch dividend withholding Tax in respect of the Second Step Distribution that is required to be withheld and remitted to the competent Tax authority in Euros (the aggregate amount of such Dutch dividend withholding Tax in Euros, the “Aggregate Withholding Amount”). The Exchange Agent shall be authorized, acting as agent of the Company (or, if the Legal Merger is effectuated, the Allotting Entity) as withholding agent (inhoudingsplichtige) and for the account of the Minority Shareholders as taxpayers of the applicable Dutch dividend withholding Tax, to sell, in one or more transactions such number of shares of Parent Common Stock to which the shareholders would otherwise be entitled as is necessary to obtain in Dollars an amount in net cash proceeds that converted in Euros is as close as possible to, but no less than, the Aggregate Withholding Amount (the “Parent Common Stock Sale). From the net cash proceeds obtained pursuant to the Parent Common Stock Sale the Exchange Agent shall, as soon as possible, remit to the competent Tax authority the Aggregate Withholding Amount as agent of the Company (or, if the Legal Merger is effectuated, the Allotting Entity), as withholding agent (inhoudingsplichtige) or transfer to the Company (or, if the Legal Merger is effectuated, the Allotting Entity) the Aggregate Withholding Amount to enable the Company (or, if the Legal Merger is effectuated, the Allotting Entity) as withholding agent (inhoudingsplichtige) to remit the Aggregate Withholding Amount to the competent Tax authority. In the event that the net cash proceeds obtained by the Exchange Agent pursuant to the Parent Common Stock Sale exceed the Aggregate Withholding Amount, such surplus cash proceeds shall be paid to the Minority Shareholders consistent with the procedures for payment of cash in lieu of fractional shares; provided that the Buyer shall be entitled to any surplus if the amount thereof is de minimis. The Exchange Agent shall be instructed and authorized to sell, in one or more transactions, an additional number of shares of Parent Common Stock on behalf of and for the benefit of Minority Shareholders to the extent necessary to make payments to each individual Minority Shareholder in lieu of fractional shares of Parent Common Stock that such Minority Shareholders would otherwise be entitled to receive after withholding of applicable Taxes (including Dutch dividend withholding Tax), including through the Parent Common Stock Sale, whereby the net cash proceeds of such additional share sales shall determine the compensation for the relevant fractions of shares of Parent Common Stock. As a result the Exchange Agent shall (x) (A) in case neither the Conversion nor the Post-Merger Share Sale has been effectuated, deliver to each Minority Shareholder a number of shares of Parent Common Stock equal to (a) the product of (i) the Offer Consideration and (ii) the number of Shares held by such Minority Shareholder immediately before the Second Step Distribution minus (b) the number of Parent Common Stock sold by the Exchange Agent to satisfy the payment of the individual Dutch dividend withholding Tax liability minus (c) the number of Parent Common Stock sold by the Exchange Agent to make a cash compensation to such Minority Shareholder in lieu of its individual fractional shares (if any) in accordance with the previous sentence of this Section 2.13(f), (B) in case the Conversion has been effectuated, deliver to each Minority Shareholder a number of shares of Parent Common Stock equal to (a) the product of (i) the Offer Consideration and (ii) one-fifth (1/5th) of the number of Post-Conversion Shares held by such Minority Shareholder immediately before the Second Step Distribution minus (b) the number of Parent Common Stock sold by the Exchange Agent to satisfy the payment of the individual Dutch dividend withholding Tax liability of such Minority Shareholder minus (c) the number of Parent Common Stock sold by the Exchange Agent to make a cash compensation to such Minority Shareholder in lieu of its individual fractional shares (if any) in accordance with the previous sentence of this Section 2.13(f), or (C) in case the Post-Merger Share Sale has been effectuated, deliver to each Minority Shareholder a number of shares of Parent Common Stock equal to (a) the product of (i) the Offer Consideration and (ii) one-fifth (1/5th) of the number of shares in the capital of the Allotting Entity held by such Minority Shareholder immediately before the Second Step Distribution minus (b) the number of Parent Common Stock sold by the Exchange Agent to satisfy the payment of the individual Dutch dividend withholding Tax liability of such Minority Shareholder minus (c) the number of Parent Common Stock sold by the Exchange Agent to make a cash compensation to such Minority Shareholder in lieu of its individual fractional shares (if any) in accordance with the previous sentence of this Section 2.13(f) and (y) transfer to such Minority Shareholder the cash compensation to which such Minority Shareholder is entitled under (c) above. Banks and other financial institutions may charge administrative costs to Minority Shareholders in relation to the transfer of the Second Step Distribution to their accounts, for which no compensation will be paid to such Minority Shareholders. For the avoidance of doubt, no Minority Shareholder shall have a further right to Parent Common Stock, cash compensation or any other consideration in respect of the Second Step Distribution other than the number of shares of Parent Common Stock and any cash compensation in lieu of its fractional shares (if any) in accordance with this Section 2.13(f).

Section 2.14 No Fractional Shares. In lieu of any fractional shares of Parent Common Stock that otherwise would be issuable pursuant to the Offer, each holder of Shares who otherwise would be entitled to receive a fraction of a share of Parent Common Stock pursuant to the Offer (after aggregating all Shares tendered in the Offer (and not validly withdrawn) by such holder) shall be paid an amount in cash (without interest) equal to such fractional part of a share of Parent Common Stock multiplied by the Parent Trading Price, rounded to the nearest one-hundredth of a cent (the “Fractional Share Cash Amount”).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (a) set forth in any Company SEC Documents publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded) or (b) set forth in writing in the corresponding section, or in another section, of the Company Letter to the extent that the relevance thereof would be reasonably apparent on the face of such disclosure that such disclosure is applicable to such section of the Company Letter, the Company represents and warrants to Parent and Buyer as follows:

Section 3.01 Corporate Existence and Power. The Company is duly organized and validly existing under the Laws of the Netherlands and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and is in good standing (where applicable) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has made available to Parent and Buyer true, correct and complete copies of the Company Organizational Documents and the Company and its Subsidiaries are not in violation of any provisions of the Company Organizational Documents, except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.02 Corporate Authorization.

(a)

The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company and its applicable Subsidiaries of the Signing Transactions, including the Offer, the Compulsory Acquisition, the Legal Merger, the Legal Demerger, the Asset Sale, the Second Step Distribution and the Liquidation, are within the corporate powers of the Company and its applicable Subsidiaries and have been duly and validly authorized by all necessary corporate action on the part of the Company and such Subsidiaries and no other corporate proceedings on the part of the Company or such Subsidiaries and, except for the approvals to be sought at the EGM (and the Subsequent EGM, if any) as described in Section 2.04(a)(i)-(viii), no shareholder votes are necessary to authorize this Agreement or to consummate the Signing Transactions. Assuming due authorization, execution and delivery hereof by Parent and Buyer, this Agreement constitutes a valid and binding agreement of the Company, subject to the Enforceability Exceptions.

(b)

At a meeting duly called and held, the Company Board unanimously (i) determined that this Agreement and the Signing Transactions are in the best interests of the Company, its shareholders and other stakeholders, (ii) approved and adopted this Agreement (including the execution, delivery and performance hereof by the Company) and approved the Signing Transactions and (iii) resolved, on the terms and subject to the conditions set forth in this Agreement, including Section 5.03(d), to recommend acceptance of the Offer by the shareholders of the Company and to recommend approval and adoption of the matters set forth in Section 2.04(a) (such recommendation, the “Company Recommendation”).

Section 3.03 Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration, filing with or notice to any Governmental Authority is required by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the Required Approvals, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities Laws, (c) compliance with the rules and regulations of the NYSE and (d) any consents, approvals, Orders, authorizations, registrations, declarations, filings or notices, the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.04 Non-contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (a) materially contravene, conflict with or result in any material violation or breach of any provision of the Company Organizational Documents, (b) assuming compliance with the matters referred to in Section 3.03, cause or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit or right under, or result in the creation of any Lien (other than any Permitted Lien) in or upon any of the properties, assets or rights of the Company or any of its Subsidiaries under, or require any consent, waiver or approval of any Person, or result in the triggering of any rights that the counterparty would not otherwise have or any Liabilities that the Company and its Subsidiaries would not otherwise have, pursuant to any provision of any Material Contract or Company Property Lease, (c) result in the revocation, invalidation or termination of any Company Permit or (d) assuming compliance with the matters referred to in Section 3.03, violate or conflict with (i) any Law or Order applicable to the Company or any of its Subsidiaries or by which the Company or its Subsidiaries, or any of their respective properties or assets, is bound or (ii) any rule or regulation of the NYSE applicable to the Company other than, in the case of clauses (b), (c) and (d) above, any matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.05 Capitalization.

(a)

The authorized share capital of the Company consists of 200,000,000 Shares. As of the close of business on October 25, 2019, (A) 76,608,822 Shares were issued and outstanding (excluding Company Restricted Shares and Company Performance Shares), (B) 6,250 Shares were held in treasury by the Company, (C) 163,584 Shares were subject to issuance pursuant to outstanding Company Options, (D) 416,634 Shares were subject to issuance pursuant to outstanding Company Restricted Shares, (E) no Shares were issued under the Company’s YourShare Plan, and (F) 506,424 Shares (assuming maximum performance targets are achieved, regardless of when the performance period ends) or 353,593 Shares (assuming performance targets are achieved at the target level, regardless of when the performance period ends) were subject to issuance pursuant to outstanding Company Performance Shares. Since such date through the date of this Agreement, the Company has not issued or agreed to issue any shares of capital stock or voting securities of, or other equity interests in, the Company, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of, or other equity interests in, the Company, other than Shares issued pursuant to any exercise of Company Options or the vesting and payment of Company Restricted Shares or Company Performance Shares outstanding as of such date in accordance with their terms.

(b)

All issued and outstanding Shares and all Shares that are subject to issuance, upon issuance prior to the Closing in accordance with the terms and subject to the conditions specified in the instruments under which they are issuable (i) are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable, (ii) are not, or upon issuance will not be, subject to any pre-emptive rights and (iii) are, to the extent owned directly or indirectly by the Company, owned free and clear of all material Liens and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the 1933 Act and other applicable securities Laws and restrictions set forth in the Tender and Support Agreement.

(c)

Except as set forth in Section 3.05(a), as of the date of this Agreement, there are no issued or obligations to issue (i) shares in the share capital of the Company or other voting securities of or ownership interests in the Company, (ii) securities of the Company convertible into or exchangeable for shares in the share capital of the Company or other voting securities of or ownership interests in the Company, (iii) warrants, calls, options, shares of phantom stock or phantom stock rights, stock purchase, stock appreciation or other rights or obligations to acquire from the Company, or other obligations of the Company to issue, any shares in the share capital or other voting securities or ownership interests in or any securities convertible into or exchangeable for shares in the share capital or other voting securities or ownership interests in the Company or (iv) stock options, restricted shares or stock unit awards, stock appreciation rights, performance units or similar securities, phantom stock rights, profits interests or other rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares in the share capital or voting securities of or ownership interests in the Company, in each case issued by the Company or its Subsidiaries (the items in clauses (iii) and (iv) being referred to collectively as the “Equity-Based Awards”, and the items in clauses (i) through (iv) being referred to collectively as the “Company Securities”). There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company to issue or sell any Company Securities, or give any Person a right to subscribe for or acquire any Company Securities from the Company and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Securities. There are no bonds, debentures or notes issued by the Company or any of its Subsidiaries that entitle the holder thereof to vote together with shareholders of the Company on any matters with respect to the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Shares. There is no shareholder rights plan, “poison pill” or similar device in effect with respect to the Company or any Subsidiary of the Company.

(d)

Section 3.05(d) of the Company Letter sets forth, as of the date of this Agreement, a true, complete and correct list of: (i) for each Company Option outstanding as of the date of this Agreement: (1) the name of the holder thereof; (2) the number of Shares issuable upon the exercise of such Company Option; (3) the exercise price thereof; (4) the date of grant and the expiration date thereof, and (5) whether such Company Option is intended to be tax qualified pursuant to applicable Law; (ii) for each award of Company Restricted Shares outstanding as of the date of this Agreement, (1) the name of the holder thereof; (2) the number of Shares subject to such award of Company Restricted Shares; and (3) the date of grant of such award of Company Restricted Shares; and (iii) for each holder of Company Performance Shares outstanding as of the date of this Agreement, (1) the name of the holder thereof; (2) the target number of Shares subject to such award of Company Performance Shares; and (3) the date of grant thereof. Each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company Board, or a committee thereof, and each Company Option, Company Restricted Share and Company Performance Share grant was made in accordance in all material respects with the terms of the applicable Company Equity Plan and applicable Laws. The per share price of each Company Option was not less than the fair market value of a Share on the applicable grant date. All Equity-Based Awards have been granted under a Company Equity Plan. Accurate and complete copies of the standard form of agreement evidencing Company Options, Company Restricted Shares and Company Performance Shares has been made available to Parent, and no Company Option or award of Company Restricted Shares or Company Performance Share have been granted pursuant to an agreement that deviates from the standard form of agreement in any material respect.

(e)

None of the Company Securities are owned by any Subsidiary of the Company. Except for the Company Subsidiary Securities, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any material equity interest in any Person, or has any obligation or has made any agreement to acquire any such equity interest, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

(f)

All dividends and distributions (including dividend equivalents) on any Company Securities that have been declared or authorized for payment prior to the date of this Agreement have been paid in full (net of any withholding taxes).

Section 3.06 Subsidiaries.

(a)

Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the Laws of its jurisdiction of organization and has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified to do business as a foreign entity and (where applicable) is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 3.06(a) of the Company Letter.

(b)

Except as set forth in Section 3.06(b) of the Company Letter, all of the outstanding shares in the share capital or other voting securities of, or ownership interests in, each Subsidiary of the Company have been duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and are owned by the Company, directly or indirectly, free and clear of any Lien. Except for securities owned by the Company or one of its Subsidiaries, there are no issued, reserved for issuance or outstanding or contractual obligations to issue (i) shares of capital stock of, or other voting securities or ownership interests in, any Subsidiary of the Company, (ii) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company, (iii) warrants, calls, options shares of phantom stock or phantom stock rights, stock purchase, stock appreciation or other rights or obligations to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any shares in the share capital or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iv) stock options, restricted shares or stock units, stock appreciation rights, performance units or similar securities, phantom stock units, profits interests or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares in the share capital or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iv) being referred to collectively as the “Company Subsidiary Securities”). There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any Company Subsidiary Securities, or give any Person a right to subscribe for or acquire any Company Subsidiary Securities from the Company or any Subsidiary of the Company, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any Company Subsidiary Securities.

(c)

Except for the Company Subsidiary Securities, the Company does not own, directly or indirectly, any other capital stock, debt securities or equity securities (including any securities convertible into shares or equity interests of) or other capital interests of any Person.

Section 3.07 SEC Filings.

(a)

The Company has timely filed or furnished, as applicable, with the SEC all registration statements, forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date of this Agreement by it with the SEC since December 31, 2016 (collectively, the “Company SEC Documents”).

(b)

As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the 1933 Act) and as of their respective filing dates (in the case of all other applicable Company SEC Documents), or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, each of the Company SEC Documents (i) complied at the time it was filed as to form in all material respects with the requirements of the 1934 Act and the 1933 Act, as the case may be, applicable to such Company SEC Documents and in effect at the time it was filed and (ii) was prepared in all material respects in accordance with the applicable requirements of the 1933 Act, the 1934 Act and other applicable Law, each as in effect on the date so filed.

(c)

As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing with respect to the disclosures that are amended), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

(d)

As of the date of this Agreement, (i) there are no material outstanding or unresolved comments in comment letters received from the SEC or its staff with respect to the Company SEC Documents and (ii) to the knowledge of the Company, none of the Company SEC Documents is the subject of an ongoing SEC review.

(e)

No Subsidiary of the Company is subject to the periodic reporting requirements of the 1934 Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC.

Section 3.08 Financial Statements.

(a)	Since December 31, 2016, the consolidated financial statements (not including the Dutch statutory accounts) of the Company (including any related notes thereto) included in the Company SEC Documents:

(i) as of their respective filing dates with the SEC (or, if such Company SEC Documents were amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of such filing;

(ii) were prepared in accordance with IFRS applied on a consistent basis (except as may be indicated in the notes to those financial statements and except in the case of the unaudited financial statements, for normal year-end adjustments as permitted by the SEC); and

(iii) fairly presented (except as may be indicated in the notes thereto and subject in the case of unaudited statements to normal year-end audit adjustments and the absence of footnotes) in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated statements of operations and comprehensive income, cash flows and shareholders’ equity for the periods indicated.

(b)

Since December 31, 2016, there has been no change in the Company’s accounting methods or principles that is material and would be required to be disclosed in the Company’s financial statements in accordance with IFRS, except as described in the notes thereto.

(c)

Since December 31, 2016, neither the Company nor, to the knowledge of the Company, any third-party auditor of the Company has received any material written complaint, allegation, assertion or claim regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2016.

Section 3.09 Internal Controls.

(a)

The Company has implemented, and at all times since December 31, 2016 has maintained, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS, and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company on a consolidated basis, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that would have or reasonably be expected to have a material effect on the Company’s financial statements.

(b)

The Company (i) has implemented, and at all times since December 31, 2016 has maintained, “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) reasonably designed to ensure that material information relating to the Company including its consolidated Subsidiaries is or was, as applicable, made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” that would be reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s “internal control over financial reporting”. Any material change in internal control over financial reporting required to be disclosed in any Company SEC Document on or prior to the date of this Agreement has been so disclosed.

(c)

The Company has made available to Parent and Buyer true and complete copies of any disclosure documents contemplated as of the date of this Agreement by clauses (A) and (B) in Section 3.09(b) made by management to the Company’s independent auditors and to the Audit Committee of the Company Board since December 31, 2016.

(d)	The Company is in compliance in all material respects with the applicable listing and corporate governance requirements of the NYSE.

Section 3.10 Company Disclosure Documents.

(a)

Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated by the Company to the Company’s shareholders, in each case, in connection with the Transactions, including the Schedule 14D-9 and the EGM Materials, and any amendments or supplements thereto (the “Company Disclosure Documents”), when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the 1934 Act and other applicable Law governing the preparation, distribution and dissemination of such documents.

(b)

The information with respect to the Company or any of its Subsidiaries that the Company supplies to Parent and Buyer for use in the Schedule TO, the Offer Documents and the Registration Statement (including the Offer Prospectus and Parent Proxy), at the time of the filing of the Schedule TO and the Registration Statement or any amendment or supplement thereto, at the time of any distribution or dissemination of the Offer Documents and Offer Prospectus and at the time of the consummation of the Offer, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The representations and warranties contained in this Section 3.10(b) will not apply to statements or omissions included or incorporated by reference in the Company Disclosure Documents, the Schedule TO, the Offer Documents or the Registration Statement (including the Offer Prospectus and Parent Proxy) based upon information supplied by Parent, Buyer or any of their respective Representatives specifically for use or incorporation by reference therein.

Section 3.11 Absence of Certain Changes.

(a)

From December 31, 2018 until the date of this Agreement, there has not been any Effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

From December 31, 2018 until the date of this Agreement, the business of the Company and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects.

Section 3.12 No Undisclosed Liabilities.

(a)

As of December 31, 2018, there were no, and since such date there have not been any, liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (each a “Liability,” and, collectively, “Liabilities”), of the Company or any of its Subsidiaries that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with IFRS or in the notes thereto, other than:

(i) Liabilities disclosed, reflected or provided for on the Company Balance Sheet or the notes thereto set forth in the Company SEC Documents;

(ii) Liabilities incurred since December 31, 2018 in the ordinary course of business consistent with past practice;

(iii) Liabilities incurred in connection with the Transactions or as expressly permitted or contemplated by this Agreement;

(iv) Liabilities and obligations solely between the Company and its wholly owned Subsidiaries or among wholly owned Subsidiaries of the Company;

(v) Liabilities which have been discharged or paid in full prior to the date of this Agreement; and

(vi) other Liabilities that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the 1934 Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any of its Subsidiaries, taken as a whole, in its published financial statements or other Company SEC Documents.

Section 3.13 Compliance with Laws; Regulatory Matters.

(a)

Other than for non-compliance or violations which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries are and, at all times since December 31, 2016, have been, in compliance with all applicable Laws. To the knowledge of the Company, no investigation or review by any Governmental Authority with respect to any material violation of applicable Law by the Company or any of its Subsidiaries is pending or has been threatened in writing. Since December 31, 2016, neither the Company nor any of its Subsidiaries has received any written notice or communication that the Company or any of its Subsidiaries are in violation of any applicable Law, except for such violations that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)

(i) The Company and its Subsidiaries hold, or each Real Property and, to the knowledge of the Company, each Additional Real Property, assuming the consummation of the transaction contemplated by the applicable Property Acquisition Agreement, benefits from, all authorizations, licenses, permits (including all building permits), permissions, certificates, filings, consents, variances, exemptions, waivers, approvals, Orders, allowances, registrations and clearances of any Governmental Authority necessary for the Company and each of its Subsidiaries to own, lease, use, access and operate its properties and assets, and to construct and develop each Development Property (to the extent customary for the applicable stage of construction) and to carry on and operate its businesses as currently conducted (the “Company Permits”), (ii) neither the Company nor any of its Subsidiaries has received written notice from, or on behalf of, any Governmental Authority with jurisdiction over the applicable property that any authorizations, licenses, permits (including all building permits), permissions, certificates, filings, consents, variances, exemptions, waivers, approvals, Orders, allowances, registrations or clearances of such Governmental Authority that are necessary for the completion or operation of any Development Property that are customarily issued at a stage of construction after the date hereof will not be issued or granted, will be refused or will be subject to any material conditions that are not customary in such jurisdiction, (iii) the Company and each of its Subsidiaries are, and at all times since December 31, 2016 have been, in compliance with the terms of the Company Permits, and all of the Company Permits are valid and in full force and effect and (iv) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written notice of any violation or failure to comply with any Company Permit and no suspension, modification, revocation or cancellation of any of the Company Permits is, to the knowledge of the Company, pending or threatened, except, in the case of each of clauses (i), (ii), (iii), and (iv), as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)

Except as would not be material to the Company and its Subsidiaries, taken as a whole, (i) neither the Company nor any of its Subsidiaries has, nor, to the knowledge of the Company, have any of their Representatives acting on behalf of the Company or any of its Subsidiaries, violated any Anti-Corruption Laws and (ii) neither the Company nor any of its Subsidiaries has, nor, to the knowledge of the Company, have any of their Representatives acting on behalf of the Company or any of its Subsidiaries, offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, including cash, checks, wire transfers, tangible and intangible gifts, favors, services and those entertainment and travel expenses that go beyond what is reasonable and customary and of modest value to any Government Official or to any

Person under circumstances where the Company, any Subsidiary of the Company or the Representative knew, or ought reasonably to have known (after due and proper inquiry), that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to a Person (A) for the purpose of (1) influencing any official act or decision of a Government Official in their official capacity, (2) inducing a Government Official to do or omit to do any official act in violation of their lawful duties, (3) securing any improper advantage, (4) inducing a Government Official to influence or affect any official act or decision of any Governmental Authority or (5) assisting the Company, any Subsidiary of the Company, or any Representative in improperly obtaining or retaining business for or with, or directing business to, the Company, any Subsidiary of the Company or any Representative or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business or any improper advantage.

(d)

The Company and each of its Subsidiaries are, and at all times since December 31, 2016 have been, in compliance in all material respects with all applicable Anti-Corruption Laws and Economic Sanctions/Trade Laws. The Company and each of its Subsidiaries do not, and have not since December 31, 2016, carried on any business, directly or knowingly indirectly, in violation in any material respect of applicable Economic Sanctions/Trade Laws.

(e)

Since December 31, 2016, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Authority of any alleged act or omission by the Company or any of its Subsidiaries or any Third Party acting at the express direction of the Company or any of its Subsidiaries, arising under or relating to any noncompliance in any material respect with any applicable Anti-Corruption Laws or Economic Sanctions/Trade Laws. Since December 31, 2016, neither the Company nor any of its Subsidiaries has made a voluntary, directed or involuntary disclosure to any Governmental Authority with respect to any alleged act or omission arising under or noncompliance in any material respect with any applicable Anti-Corruption Law or Economic Sanctions/Trade Law. Since December 31, 2016, the Company and its Subsidiaries have implemented and maintained internal controls, policies and procedures reasonably designed to detect, prevent and deter material violations of applicable Anti-Corruption Laws and Economic Sanctions/Trade Laws.

(f)	Neither the Company nor any of its Subsidiaries has any Contracts or subcontracts to supply goods or services directly to the United States federal government.

Section 3.14 Litigation. Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (a) there is no Action pending against, or, to the knowledge of the Company, threatened in writing against, the Company or any of its Subsidiaries or any property or assets of the Company or any of its Subsidiaries before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority, (b) neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order of any Governmental Authority specifically imposed upon the Company or any of its Subsidiaries and (c) there are no internal investigations or internal inquiries that, since December 31, 2016, have been conducted by or at the direction of the Company Board (or any committee thereof) and no Actions pending or, to the knowledge of the Company, threatened in writing, in each case concerning any financial, accounting or other misfeasance or malfeasance issues or that would reasonably be expected to lead to a voluntary disclosure or enforcement action.

Section 3.15 Real and Personal Property.

(a)

Section 3.15(a) of the Company Letter sets forth a list of the addresses of each Real Property (and noting whether such Real Property is) owned, leased (as lessee or sublessee) (including ground leased), licensed (as licensee) by the Company or any of its Subsidiaries as of the date hereof, which comprises all of the lands and buildings owned, occupied or used by the Company or its Subsidiaries or in which the Company or its Subsidiaries has an interest.

(b)

Section 3.15(b) of the Company Letter sets forth a list of the addresses of each facility and real property (other than Real Property) which, as of the date hereof, is under Contract by the Company or any of its Subsidiaries for purchase or which is required under a binding Contract to be leased, subleased or licensed by the Company or any of its Subsidiaries after the date hereof (each such facility and real property, an “Additional Real Property,” and each such Contract, a “Property Acquisition Agreement”). Except as set forth in Section 3.15(b) of the Company Letter and except for any Property Acquisition Agreement, neither the Company nor any of its Subsidiaries is (i) under written agreement required to dispose of any Real Property or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, any Additional Real Property or acquire any interest in real property with a fair market value in excess of €5,000,000 or that provides (or, following such acquisition, or during any year hereafter under any existing agreement, would provide) for annual rental payments in excess of €5,000,000 in any year or (ii) legally bound by any unexpired option to purchase agreement, right of first refusal or first offer in favor of any Person, or any other right to purchase, ground lease, sub-lease, surrender, lease, assign or otherwise acquire or dispose of any Real Property, any Additional Real Property or any other real property with a fair market value in excess of €5,000,000 or that provides (or, following such acquisition, or during any year hereafter under any existing agreement, would provide) for annual rental payments in excess of €5,000,000 in any year.

(c)

The Company or one of its Subsidiaries is the sole legal and beneficial owner of each Real Property (and, to the knowledge of the Company, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, will be the sole legal and beneficial owner of each Additional Real Property) and has good and marketable title in fee simple (ownership) title, or local equivalent, or valid leasehold title or right of superficies title (as applicable) to, each Real Property (and, to the knowledge of the Company, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, will have such title in respect of each Additional Real Property) including any buildings erected on it, in each case free and clear of all Liens other than Permitted Liens, and, to the extent necessary to obtain and maintain such title, duly registered in accordance with local Laws.

(d)

Neither the Company nor any of its Subsidiaries has received written notice that, or has knowledge of, (i) any agreement, easement or other right that is necessary to permit the use and operation of the buildings and improvements on any Real Property or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, any Additional Real Property (including the buildings and improvements proposed to be constructed on each Development Property, except to the extent that such agreement, easement or other right is customarily granted only upon completion of construction) is not in full force and effect as of the date hereof, except for such failures to be in full force and effect that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) any agreement, easement or other right that is necessary to permit the use and operation of the buildings and improvements on Development Property that has not, or will not be issued or granted or is or will be subject to any conditions that are not customary in the applicable jurisdiction, except as would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or (iii) any alleged violation or pending cancellation of any of the foregoing in clauses (i) and (ii), except for such violations or cancellations that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to any discussions regarding the modification of any agreement, easement or other right that is necessary to permit the use and operation of the buildings and improvements on any Real Property or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, any Additional Real Property (including the buildings and improvements proposed to be constructed on each Development Property), except for modifications that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)

True and complete copies in all material respects of all ground and other leases affecting the interest of the Company or any of its Subsidiaries in the Leased Real Property pursuant to which the Company or any of its Subsidiaries is lessee or sublessee, or pursuant to which the Company or any of its Subsidiaries holds an interest based on a right of leasehold or a right of superficies, and all supplemental and ancillary documents, amendments, modifications (including pursuant to any estoppel), guarantees, renewals and extensions whatsoever exercised related thereto (collectively, the “Company Property Leases”) in effect as of the date hereof, have been made available to Parent. True and complete copies of each Property Acquisition Agreement have been made available to Parent.

(f)

Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach or violation of, or default under, any Company Property Lease or Property Acquisition Agreement, (ii) to the knowledge of the Company, no event has occurred that with notice or lapse of time or both would constitute a violation, breach or default under any Company Property Lease or Property Acquisition Agreement, (iii) all steps in rent reviews under the Company Property Leases have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator and (iv) each Company Property Lease and each Property Acquisition Agreement is valid and binding on the Company and each of its Subsidiaries that is a party thereto, and is in full force and effect, subject to the Enforceability Exceptions. Neither the Company nor any of its Subsidiaries has received written notice of any violation or default under or notice to terminate or challenge the validity or enforceability of any Company Property Lease or Property Acquisition Agreement, except for violations, defaults, notices to terminate or challenges to the validity or enforceability of any Company Property Lease or Property Acquisition Agreement that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)

Neither the Company nor any of its Subsidiaries is a party to any agreement pursuant to which the Company or any of its Subsidiaries manages, or manages the development of, any real property (other than the Owned Real Property, the Leased Real Property and each Development Property) for any Person other than the Company or its Subsidiaries.

(h)

The Company and its Subsidiaries have good and valid title to, or a valid and enforceable lease or leasehold interest in, or other right to use, all personal property owned, used, or held for use by them as of the date hereof (including Customer Contracts but excluding property owned by Customers under Customer Contracts and used or held in connection with the applicable tenancy and property owned by Landlords), except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ ownership of or leasehold interest in any material personal property is subject to any Liens except for Permitted Liens.

(i)

Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Real Property (and, to the knowledge of the Company, all Additional Real Property) and all personal property owned, used, or held for use, in connection therewith are, to the knowledge of the Company, in working order sufficient for their normal operation in the manner currently being operated and without any structural defects, other than as may be disclosed in any physical condition reports that have been made available to Parent and other than repairs and maintenance necessary in the ordinary course given such property’s age and intended use.

(j)

The Company has received no written notice of, nor to the knowledge of the Company, is there threatened in writing, any appropriation, compulsory purchase, condemnation or like proceeding or order materially affecting any Real Property or any part thereof or, to the knowledge of the Company, any Additional Real Property or any part thereof (or sale or other disposition of any Real Property or any part thereof or, to the knowledge of the Company, any Additional Real Property or any part thereof in lieu of any condemnation or like action), except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(k)

Section 3.15(a) of the Company Letter sets forth a true and complete list of all agreements which require the Company or any of its Subsidiaries to pay any material leasing, brokerage or similar commission in connection with the Customer Contracts, Company Property Leases or Property Acquisition Agreements. The Company has provided to Buyer true, correct and complete (in all material respects) copies of all such material leasing, brokerage, and commission agreements, and no such leasing, brokerage or commission agreements have been amended, modified or terminated except as set forth in Section 3.15(a) of the Company Letter.

(l)

There are no Infrastructure Agreements that (i) materially prevent the Company or any of its Subsidiaries from conducting their businesses in the ordinary course of business consistent with past practice (or, to the knowledge of the Company, following the consummation of any Property Acquisition Agreement, will materially prevent the Company or any of its Subsidiaries from conducting their businesses in the ordinary course of business) or (ii) except as set forth on Section 3.15(l) of the Company Letter, imposed payment obligations on the Company or any of its Subsidiaries in excess of €5,000,000 in any country in the six month period ended June 30, 2019. The Company and each of its Subsidiaries holds such right, title and interest in and to the Infrastructure Agreements as is reasonably necessary to conduct its business as conducted as of the date hereof, and neither the Company nor any of its Subsidiaries has experienced any unresolved disputes or issues related to the Infrastructure Agreements, except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party thereto is in breach or violation of, or default under, any Infrastructure Agreement, (ii) no event has occurred that with notice or lapse of time or both would constitute a breach of or default under any Infrastructure Agreement by the Company or any of its Subsidiaries, or to the knowledge of the Company, any other party thereto and (iii) each Infrastructure Agreement is legal, valid and binding on the Company or its applicable Subsidiary that is a party thereto, and is in full force and effect (subject to the Enforceability Exceptions). To the knowledge of the Company, each Real Property benefits and each Additional Real Property, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, benefits from any Infrastructure Agreements that are necessary for the Company and each of its Subsidiaries to conduct its business as conducted as of the date hereof, except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(m)

None of the Company nor any of its Subsidiaries is subject to (or will assume with respect to any Additional Real Property) any Customer Contract or other agreement to provide electric power to any Person (i) except in the ordinary course of business or (ii) that, in the case of any Real Property or, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, any Additional Real Property, would obligate the Company or its applicable Subsidiary to provide to Customers under Customer Contracts at such Real Property or such Additional Real Property, electric power in excess of the aggregate amount of electric power reasonably expected by the Company to be available at such Real Property or such Additional Real Property.

(n)

Section 3.15(n) of the Company Letter lists each Real Property and each Additional Real Property that is under construction or development (including the build out of any shell space) as of the date hereof and the status of such construction or development as of the date hereof (each, a “Development Property”). With respect to each Development Property, the construction and development is currently on schedule to be completed in accordance with the development and construction schedules promised to any Customers pursuant to any Customer Contract. Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company any other party to any agreement in respect of the construction or development of a Development Property is in breach or violation or default under such agreement that would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. With respect to each Development Property, Section 3.15(n) of the Company

Letter sets forth (x) the total budgeted costs of development and construction for such Development Property and (y) the total amount spent or incurred by the Company or its applicable Subsidiary in connection therewith as of the date hereof. Neither the Company nor any of its Subsidiaries has engaged any Person other than any construction project manager to provide Third Party development management services with respect to any Real Property or any Additional Real Property where the amounts payable to such Third Party exceeds or is expected to exceed €5,000,000.

(o)

To the knowledge of the Company, the development and construction of each Development Property is being carried out (i) in good and workmanlike manner consistent with applicable codes of practice in the relevant jurisdiction; (ii) using only materials of a quality consistent with applicable codes of practice and suitable for buildings of the nature being developed; and (iii) in compliance with all applicable Laws, in each case except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(p)

As of the date hereof, there are no current or anticipated cost overruns in excess of 10% of the total budgeted costs of development and construction for each Development Property referred to in Section 3.15(n) of the Company Letter.

(q)	The Company hereby makes the additional representations and warranties set forth in Schedule 3.15(q).

Section 3.16 Intellectual Property.

(a)

Section 3.16(a) of the Company Letter sets forth, as of the date of this Agreement, a complete and correct (in all material respects) list of all registrations and applications for registration for all Owned Intellectual Property Rights, including in each case the title or description of the Owned Intellectual Property Right, jurisdiction, registration or application number, registration or application date, and owner, as applicable. The Company or one of its Subsidiaries is the sole and exclusive owner of each such registration and application for Intellectual Property Rights, and each such registration and application is subsisting and, to the knowledge of the Company, valid and enforceable.

(b)

Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or its Subsidiaries, as applicable, own, or are licensed to use, all Intellectual Property Rights as used in the conduct of the businesses as currently conducted; (ii) the conduct of the business of the Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property Rights of any Person; (iii) neither the Company nor any of its Subsidiaries has received or sent any written complaint, claim, demand or notice that, as of the date of this Agreement, is pending or unresolved alleging any infringement, misappropriation or other violation of any Intellectual Property Rights (including in the form of written demands to obtain a license); and (iv) neither the Company nor any of its Subsidiaries has entered into any material consents, Orders, indemnifications, forbearances to sue, co-existence agreements, settlement agreements, licenses or other arrangements that (A) restrict the Company’s or any of its Subsidiaries’ Owned Intellectual Property Rights, (B) restrict the Company’s or any of its Subsidiaries’ businesses in order to accommodate a Third Party’s Intellectual Property Rights, (C) permit Third Parties to use any Owned Intellectual Property Rights or (D) reasonably would be expected to provide a Third Party a defense to any claim of infringement, misappropriation or violation in connection with any Intellectual Property Rights owned by or licensed to the Company, in the case of subclauses (A) through (D) above, other than non-exclusive licenses granted in the ordinary course of business.

(c)

Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and to the knowledge of the Company, there is no infringement, misappropriation or other violation by any Third Party of any Owned Intellectual Property Rights. Neither the Company nor any of its Subsidiaries has since December 31, 2016 and prior to the date hereof brought any Action (i) contesting the enforceability, validity, use or ownership of any Intellectual Property Rights owned by another Person or (ii) alleging an infringement, misappropriation or other violation of Intellectual Property Rights that would have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)	The Company takes commercially reasonable measures to maintain the confidentiality of its Trade Secrets material to the operation of the business of the Company and its Subsidiaries.

(e)

Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has complied with all applicable Laws, contractual obligations and its respective privacy policies relating to the collection, storage, use, disclosure and transfer of any personal information collected by the Company or any of its Subsidiaries, and has not received a complaint from any Governmental Authority regarding its collection, use or disclosure of personal information that is pending or unresolved.

(f)

Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the computers, software, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment of the Company and its Subsidiaries (collectively, the “IT Assets”) currently operate in all material respects as required by the Company and its Subsidiaries in the conduct of their business. To the knowledge of the Company, the IT Assets have not, since December 31, 2016 and prior to the date hereof, malfunctioned or failed in any material respect. The Company and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the IT Assets, in each case.

(g)

Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries have, at all times since December 31, 2016, complied with all applicable Laws relating to privacy and data security and with all of the Company’s and its Subsidiaries’ policies and contractual obligations regarding privacy and data security and, to the knowledge of the Company, there has been no security breach of the IT Assets of the Company and its Subsidiaries. The Company and its Subsidiaries have not, since December 31, 2016, received any written notice from any Governmental Authority of any violation of any Laws relating to privacy and data security. The Company and its Subsidiaries have implemented and maintained commercially reasonable measures and procedures designed to protect the confidentiality and security of the IT Assets (and all information stored or contained therein or transmitted thereby) against any unauthorized use, access, interruption, modification or corruption and reasonably mitigate the risks of cybersecurity breaches and attacks.

Section 3.17 Taxes.

(a)

The Company and each Subsidiary have timely filed with the appropriate Governmental Authority all income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. The Company and each Subsidiary have duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with IFRS for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax Return.

(b)

(i) There are no current disputes, audits, examinations, investigations or other proceedings pending with regard to any amounts of Taxes or Tax Returns of the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries is a part of any Action relating to Taxes; (ii) the Company and its Subsidiaries have not received a written notice or announcement of any audits, examinations, investigation or other proceedings; (iii) no deficiency for Taxes of the Company or any its Subsidiaries has been claimed, proposed or assessed, or threatened, in each case, in writing, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith; and (iv) neither the Company nor any Subsidiary has in the past three years received a claim in writing by a Governmental Authority in any jurisdiction in which it does not file Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction, except for matters in clauses (i), (ii), (iii) or (iv) that would not have or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)	No entity classification election pursuant to Treasury Regulations Section 301.7701-3 has been filed with respect to the Company or any of its Subsidiaries.

(d)

(i) Neither the Company nor any of its Subsidiaries has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any material Tax that has not since expired; and (ii) neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled.

(e)

There are no material Tax allocation or Tax sharing agreements or similar arrangements with respect to or involving the Company or any of its Subsidiaries, except for customary indemnification provisions contained in credit or other commercial agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes, or agreements solely between the Company and its Subsidiaries, and after the Closing Date neither the Company nor any of its Subsidiaries shall be bound by any such Tax allocation agreements or similar arrangements or have any material Liability thereunder for amounts due in respect of periods prior to the Closing Date.

(f)

Neither the Company nor any of its Subsidiaries has participated in or cooperated with, or has agreed to participate in or cooperate with, or is participating in or cooperating with, any international boycott within the meaning of Section 999 of the Code.

(g)	There are no Liens for material Taxes upon the assets of the Company or any of its Subsidiaries, except for Permitted Liens.

(h)

Since October 31, 2016, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code (or any similar provision of state, local or non-U.S. Law).

(i)

The Company and each of its Subsidiaries have complied, in all material respects, with applicable Law, rules and regulations relating to the withholding and payment of Taxes, and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws, and are not liable for any material arrears of wages or any material taxes or any penalty for failure to withhold or pay such amounts.

(j)

Neither the Company nor any of its Subsidiaries (i) is or has been in the past five (5) years a member of a group (other than (i) a group the common parent of which is the Company or one of its Subsidiaries or (ii) InterXion Science Park B.V. and InterXion Real Estate XII B.V. which have previously been a member of a fiscal unity for tax purposes with a third party) filing a consolidated, combined, affiliated, unitary or similar income Tax Return or (ii) has any material Liability for Taxes of any Person (other than the Company or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous applicable provision of state, local or non-U.S. Law or as a transferee or successor.

(k)

Neither the Company nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), and neither the Company nor any Subsidiary has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any material Taxes.

(l)

The Company and its Subsidiaries have operated and are operating to comply in all material respects with all applicable transfer pricing Laws and all terms and conditions of any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order or a territorial or non-U.S. government. The Company has provided or made available to Parent all material documentation relating to, and is in compliance, in all material respects, with all terms and conditions of, any Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order of a territorial or

non-U.S. government. The consummation of the transactions contemplated by this Agreement will not have any material effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday, Tax incentive or other Tax reduction agreement or order.

(m)

Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting of the Company or any of its Subsidiaries for a taxable period ending on or prior to the Closing Date, or (ii) installment sale by the Company or any of its Subsidiaries made on or prior to the Closing Date.

(n)

No written power of attorney that has been granted by the Company or any of its Subsidiaries (other than to the Company or such Subsidiary) currently is in force with respect to any matter relating to Taxes.

(o)

Neither the Company nor any of its Subsidiaries (i) to the knowledge of the Company, has been a “controlled foreign corporation” as defined in Section 957 of the Code (or any similar provision of state, local or foreign Law) or a shareholder of any such corporation; (ii) to the knowledge of the Company, has been a “passive foreign investment company” within the meaning of Section 1297 of the Code or a shareholder of such a corporation or (iii) has engaged in a trade or business, had a permanent establishment (within the meaning of an applicable Tax treaty), or otherwise become subject to Tax jurisdiction in a country other than the country of its formation. The taxable year of the Company and each of its Subsidiaries ends on December 31.

(p)

Neither the Company nor any of its Subsidiaries (i) to the knowledge of the Company, is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code; or (ii) was created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulations Section 301.7701-5(a).

(q)

No tainted transactions or events involving the Company or any of its Subsidiaries have occurred that could result in the application of article 15ai Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969).

(r)

No loans are outstanding between the Company and its Subsidiaries or between one or more Subsidiaries that could result in a valuation of such loan below its nominal value pursuant to article 15aj Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969).

(s)	Neither the Company nor any of its Subsidiaries has formed a reinvestment reserve with the meaning of Article 3.54 Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001).

(t)

Neither the Company nor any of its Subsidiaries has awarded or have granted any rights, conditionally or unconditionally, through the Company Plans, any employment or management agreement or otherwise, or have agreed to or taken any action or resolutions in this respect, that could result in application of any quasi final levy pursuant to article 32ba or article 32bb of the Dutch Wage Withholding Tax Act (Wet op de loonbelasting 1964).

Section 3.18 Employee Benefit Plans.

(a)

Except as set forth on Section 3.18(a) of the Company Letter, neither the Company nor any of its Subsidiaries maintains, sponsors, contributes to, participates in, or has any Liability with respect to, or has any commitment or obligation to adopt or enter into, any plan, program, Contract or arrangement (i) providing compensation or benefits to officers, employees or other Company Service Providers whose primary work location is in the United States or (ii) that is subject to ERISA or the Code. Without limiting the foregoing, (x) neither the Company nor any of its ERISA Affiliates has at any time during the past six (6) years sponsored, maintained, contributed to or had any Liability with respect to any (A) multiemployer plan (within the meaning of Section 3(37) of ERISA), (B) pension plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (C) “multiple employer plan” within the meaning of ERISA or an employee benefit plan subject to Section 413(c) of the Code, or (D) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; (y) neither the Company nor any of its Subsidiaries has any obligation to provide any of the following retiree or post-termination benefits to any Company Service Provider whose primary work location is in the United States: health, accident, life insurance, death or other welfare benefits; and (z) neither the Company nor any of its Subsidiaries has any Liability arising under Title IV of ERISA or Section 4980B of the Code by reason of the Company’s affiliations with any of its ERISA Affiliates.

(b)

Section 3.18(b) of the Company Letter contains a true, complete and correct list identifying each material Company Plan (the “Company Plan List”), and such Company Plan List shall identify the jurisdiction in which such Company Plans is maintained.

(c)	The Company has made available to Parent and Buyer true, complete and correct copies of each material Company Plan and all material amendments thereto.

(d)

Each Company Plan has been established, administered and maintained in all material respects in compliance with its terms and all applicable Law. Each Company Plan that is intended to be tax approved or registered is so approved or registered, and, to the knowledge of the Company, there are no reasons why such approval or registration would be withdrawn. All material contributions or other material amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Plan in respect of current or prior plan years have been paid in all material respects or, to the extent not required to be paid, accrued in accordance with IFRS in all material respects.

(e)

Neither the Company nor any of its Subsidiaries is or has at any time been the employer of or “connected with” or an “associate of” (as those terms are defined in the Pensions Act 2004 of the United Kingdom) a United Kingdom defined benefits plan. No Company Plan provides welfare benefits, including death or medical benefits (whether or not insured), beyond retirement or termination of service, other than coverage mandated solely by applicable Law.

(f)

Neither the execution and delivery of this Agreement nor the consummation of the Transactions would, either alone or in combination with another event, except as contemplated by the terms of this Agreement, (i) entitle any current or former Company Service Provider to any payment or benefit, (ii) increase the amount of compensation or benefits due to any such Company Service Provider, or (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit to any such Company Service Provider.

(g)

No amount or other entitlement that could be received (whether in cash, property, vesting or otherwise) as a result of the Transactions (alone or in conjunction with any other event) by any “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the Company could constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(h)

Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Action (other than routine claims for benefits) is pending against or involves or, to the knowledge of the Company, is threatened against or threatened to involve, any Company Plan before any Governmental Authority.

(i)	Each Company Plan that is required by applicable Law or IFRS to be funded or book reserved is so funded or book reserved, as appropriate, based upon reasonable actuarial assumptions.

Section 3.19 Employee and Labor Matters.

(a)

Except as set forth in Section 3.19(a) of the Company Letter, neither the Company nor any of its Subsidiaries employs or engages, or has at any time employed or engaged, any employees or other Company Service Providers whose primary work location is in the United States, nor has the Company or any Subsidiary thereof extended an offer of employment or service to any such employee or other individual service provider that is outstanding as of the date hereof.

(b)

Except as set forth in Section 3.19(b) of the Company Letter, neither the Company nor any of its Subsidiaries is or has at any time been bound by any collective bargaining or similar labor agreement with any labor union, labor organization or works council with respect to the Company Service Providers. The Company has not installed any works council or other employee representative body no employee or any other Company Service Provider has at any time requested the establishment of a works council or employee representative body, except that a works council has been installed for each of InterXion France SAS and InterXion Deutschland GmbH. Except for matters that would not result in or reasonably be expected to result in material Liability to the Company, there is no labor strike, work stoppage, picketing, lockout, walkout or other organized work interruption pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has experienced any such organized work interruption since December 31, 2016 and prior to the date hereof. There are no labor unions, works councils or other organizations representing or purporting to represent and, to the knowledge of the Company, no union organization campaign is in progress with respect to any Company Service Providers. Except as would not result in or reasonably be expected to result in material Liability to the Company, there are no unfair labor practice charges pending before any Governmental Authority, nor any grievances, complaints, claims or judicial or administrative proceedings, in each case, which are pending or, to the knowledge of the Company, threatened by or on behalf of any Company Service Providers.

(c)

The Company and each of its Subsidiaries is in compliance with all applicable Laws, statutes, rules and regulations respecting employment and employment practices, terms and conditions of employment of employees, former employees and prospective employees, wages and hours, pay equity, discrimination in employment, wrongful discharge, collective bargaining, fair labor standards, occupational health and safety, personal rights or any other labor and employment-related matters, except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)

The Company and each of its Subsidiaries has paid in full to each Company Service Provider or adequately accrued in accordance with IFRS all wages, salaries, commissions, bonuses and other compensation due to or on behalf of such Company Service Provider, except as would not result in or reasonably be expected to result in material Liability to the Company. The Company and each of its Subsidiaries has properly classified each Company Service Provider as either an employee or independent contractor for all purposes and has made all appropriate filings in connection with services provided by, and compensation paid to, such Company Service Provider, except as would not result in or reasonably be expected to result in material Liability to the Company.

(e)

As of the date hereof, except as disclosed in any Company SEC Documents, no member of Senior Management has informed the Company or any of its Subsidiaries (in writing or, to the knowledge of the Company, orally) of any plan to terminate employment with or services for the Company or any of its Subsidiaries, and, to the knowledge of the Company, no such Person or Persons has any plan to terminate employment with or services for the Company or any of its Subsidiaries.

(f)

The Company has made available to Parent an accurate and complete list of each Company Service Provider who is a member of Senior Management and their hiring entities, salary, target bonus opportunity and length of service.

(g)

No Company Service Provider transferred into employment with the Company or any of its Subsidiaries in circumstances where, prior to the transfer, such Company Service Provider was a member of a defined benefit plan.

(h)	Neither the Company nor any of its Subsidiaries has made a loan, advance or other financial assistance to any Company Service Provider or former Company Service Provider that is outstanding.

Section 3.20 Environmental Matters.

(a)	Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) The Company and its Subsidiaries are and, since December 31, 2016, have been in compliance with applicable Environmental Laws and have obtained and have been in compliance with Company Permits required under Environmental Laws for the operation of the business of the Company and its Subsidiaries, and the Real Property, all such Company Permits are in good standing, and to the Company’s knowledge, there are no circumstances (including circumstances at any Additional Real Property) likely to result in any Environmental Liability or any requirement to incur material expenditures in order to comply with Environmental Laws.

(ii) Neither the Company nor any of its Subsidiaries has received any written notice, demand, letter, claim, complaint, information request or notice of potential responsibility or other written communication regarding any actual or alleged noncompliance with Environmental Law or Company Permit or any Environmental Liability and, to the Company’s knowledge, no such written notice, demand letter, claim, compliant, information request or notice is threatened. There is no Action pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries regarding any noncompliance with Environmental Laws.

(iii) None of the Company, its Subsidiaries, the Real Property nor, to the Company’s knowledge, Additional Real Property is a party to or the subject of any Order, Action, investigation or, to the knowledge of the Company, threatened Action arising under or relating to noncompliance with any Environmental Law or Company Permit or any Environmental Liability.

(iv) Neither the Company nor any of its Subsidiaries by operation of Environmental Law or by entering into a Contract or Order has assumed or retained any Environmental Liability.

(v) No Hazardous Substances are now or have been Released, generated, treated, stored or disposed or transported of, by, or on behalf of the Company or its Subsidiaries at any location except as would not reasonably be expected to give rise to Environmental Liability.

(vi) Copies of all material environmental reports, audits or other assessments (including any Phase I or Phase II environmental reports) within the past five (5) years concerning the Real Property and Additional Real Property and that are in the possession or control of the Company have been provided to Parent and Buyer.

Section 3.21 Material Contracts.

(a)

To the extent permissible under the Antitrust Laws, Section 3.21(a) of the Company Letter contains a true, complete and correct list of the following Contracts to which the Company or any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound, in each case as of the date of this Agreement, excluding Company Plans listed in Section 3.18(b) of the Company Letter and Company Property Leases listed in Section 3.15(a) of the Company Letter (collectively, the “Material Contracts”):

(i) each Contract that limits in any material respect the freedom of the Company or any of its Subsidiaries to compete or engage in any line of business or geographic region or with any Person, or that otherwise has the effect of restricting in any material respect the Company or its Subsidiaries from the development, marketing or distribution of services or ownership or leasing of property;

(ii) each Customer Contract with a top ten (10) Customer of the Company and its Subsidiaries (each, a “Material Customer”) based on monthly recurring revenue received by the Company and its Subsidiaries in the six month period ended June 30, 2019 (such Customer Contracts, the “Material Customer Contracts”);

(iii) each partnership, joint venture or limited liability company agreement (other than any such agreement solely between or among the Company and its wholly owned Subsidiaries) or similar Contract that provided revenue to the Company and its Subsidiaries in excess of €5,000,000 in 2018 or is expected to provide annual revenue to the Company and its Subsidiaries in excess of €5,000,000 in 2019;

(iv) each Contract entered into since December 31, 2016: (A) relating to the disposition or acquisition by the Company or any of its Subsidiaries of any business (whether by merger, amalgamation, consolidation or other business combination, sale of assets, sale of shares in the share capital or other voting securities, tender offer, exchange offer, or similar transaction); or (B) pursuant to which the Company or any of its Subsidiaries will acquire or is obligated to acquire any ownership interest or make an investment (other than in the Company or any of its Subsidiaries), in the case of each of clauses (A) and (B), valued in excess of €10,000,000;

(v) each Contract with respect to the acquisition or disposition of any Person, the disposition of any Real Property or Additional Real Property or the acquisition of any real property (whether by merger, amalgamation, consolidation or other business combination, sale of assets, sale of shares in the share capital or other voting securities, tender offer, exchange offer or similar transaction) pursuant to which the Company or any of its Subsidiaries has (A) material continuing indemnification obligation or obligation for unpaid consideration, or (B) any “earn-out” or similar contingent payment obligations, in the case of each of clauses (A) and (B), that would reasonably be expected to result in future payments of more than €5,000,000;

(vi) each Contract granting a right to material Intellectual Property Rights (other than Contracts with respect to generally commercially available software and hardware and Customer Contracts entered into in the ordinary course of business);

(vii) each Contract that grants any right of first refusal or right of first offer in favor of a Third Party or that materially limits the ability of the Company or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material businesses or material assets;

(viii) each Contract pursuant to which a Third Party is granted any exclusivity rights (other than customization work for Customers) relating to or “most favored nations” provisions that is binding on the Company or its Subsidiaries, in each case, which Contract is not terminable by the Company and each of its Subsidiaries party to such Contract upon ninety (90) or fewer days’ notice by the Company or its relevant Subsidiaries without the requirement of any payment, penalty, premium, fee, liability or other obligations;

(ix) other than instruments providing for indebtedness pursuant to which the current amount of outstanding indebtedness is equal to or less than €5,000,000, each Contract that (A) is an indenture, credit agreement, loan agreement, security agreement, guarantee of, note, mortgage or other agreement providing for indebtedness (including obligations under any capitalized leases but excluding agreements between the Company and any wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company) or pursuant to which the Company or any of its Subsidiaries guarantees any such indebtedness of any other Person (other than the Company or another wholly owned Subsidiary of the Company), (B) materially restricts the Company’s and its Subsidiaries’ (taken as a whole) ability to incur indebtedness or guarantee the indebtedness of others, (C) grants a Lien (other than a Permitted Lien) or restricts the granting of Liens on any property or asset of the Company or its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (D) is an interest rate derivative, currency derivative, forward purchasing, swap or other hedging Contract;

(x) any Contract evidencing a settlement of any Action under which the Company or any of its Subsidiaries has any remaining payment obligations in excess of €1,000,000 or material restrictions on operations;

(xi) any Contract under which the Company or any of its Subsidiaries is lessee of or holds or operates any tangible property (other than real property), owned by any other Person, except for any Contract under which the aggregate annual rental payments do not exceed €5,000,000;

(xii) any Contract (other than the type described in clauses (i) through (xi) above) that requires aggregate payments by or to the Company or any Subsidiary of the Company in excess of €20,000,000 per annum;

(xiii) each collective bargaining agreement or other Contract with any labor union, works council or other labor organization; and

(xiv) each Contract not otherwise described in any other subsection of this Section 3.21(a) that would constitute a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K as promulgated by the SEC) with respect to the Company.

(b)

A true, correct and complete copy of each Material Contract in effect as of the date of this Agreement has been made available to Parent and Buyer or publicly filed with the SEC prior to the date of this Agreement, subject to the Clean Team Agreement. Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries, on the one hand, and, to the knowledge of the Company, of the other party or parties thereto, on the other hand, in accordance with its terms, subject to the Enforceability Exceptions, and each Material Contract is in full force and effect, (ii) the Company and each of its Subsidiaries has performed all obligations required to be performed by it under each Material Contract and, to the knowledge of the Company, each other party to each Material Contract has performed all obligations required to be performed by it under such Material Contract, (iii) none of the Company or any of its Subsidiaries has received written notice of any, and, to the knowledge of the Company, none of the Company or any of its Subsidiaries is in, default or material breach under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a default or material breach under) any Material Contract and (iv) neither the Company nor any of its Subsidiaries has received any written notice from any other party to any such Material Contract that such party intends to terminate, or not renew, any such Material Contract.

Section 3.22 Customer Contracts.

(a)

To the extent permissible under the Antitrust Laws, a list, as of June 2019, of each of the Customer Contracts setting forth the name of the Customer, rent commencement date (if it has not yet occurred), current expiration date (accounting for any expansion and termination rights that have been exercised, acknowledged or actioned), unexercised and unexpired expansion options, capacity in kilowatts and monthly revenue (for the month of June 2019) is set forth in Section 3.22(a) of the Company Letter (the “Customer Contract Spreadsheet”). The foregoing information contained in the Customer Contract Spreadsheet is accurate and complete in all material respects as of the date hereof other than changes that have occurred since June 30, 2019 resulting from the conduct of business by the Company and its Subsidiaries in the ordinary course of business consistent with past practice and, with respect to changes occurring pursuant to Service Orders, none of which was a Prohibited Service Order. Other than the rights of Customers under the Customer Contracts and the rights of Landlords under Company Property Leases, (i) there are no leases, subleases, licenses, colocation agreements or other documents evidencing the right of any Person (other than the Company and its Subsidiaries) to use or occupy space or equipment or obtain services in or on any of the Real Property nor (ii) to the knowledge of the Company, is any Person other than the Company and its Subsidiaries, using or occupying space or equipment or obtaining other services in or on any of the Real Property.

(b)

No Customer Contract contains any purchase option or other right to acquire any property of the Company or any of its Subsidiaries that is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c)

There is no existing material default or breach by, no event has occurred that with notice or lapse of time or both would constitute a material default or breach by, and none of the Company or any of its Subsidiaries has received any notice alleging any material default or breach by, the Company or any of its Subsidiaries under any Material Customer Contract. To the knowledge of the Company, (i) there is no material default, and no event has occurred that with notice or lapse of time or both would constitute a material default, by (A) any Customer under a Material Customer Contract, or (B) any other Customer under a Customer Contract except where such defaults, in the aggregate, involve an amount in dispute of less than €2,000,000, (ii) no service issue or other event has occurred in the twelve (12) month period ended June 30, 2019 which would entitle any Customer to a credit or offset against its obligations to pay rent or other revenues in an amount which exceeds €2,000,000 in the aggregate and (iii) each Material Customer Contract is valid, binding and enforceable in all material respects with respect to the Company or one of its Subsidiaries, on the one hand, and the other parties thereto, on the other hand, in accordance with its terms, subject to the Enforceability Exceptions, and there is no Action, voluntary or involuntary, pending against any party to a Material Customer Contract under any section or sections of any bankruptcy or insolvency law. Neither the Company nor any of its Subsidiaries has received notice to terminate, not renew or challenge the validity or enforceability of any Material Customer Contract.

Section 3.23 Financial Advisor Fees. Except for Guggenheim Securities, LLC (“Guggenheim”) and Moelis & Company LLC (“Moelis” and together with Guggenheim, the “Company Financial Advisors”) (whose fees and expenses shall be paid by the Company entirely on or prior to the Closing), there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries in connection with the Transactions or who might be entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission from the Company or any of its Affiliates in connection with the Transactions. The Company has, prior to the date of this Agreement, made available to Parent’s outside legal counsel (on an outside counsel review only basis) a true, correct and complete copy of the Company’s engagement letters relating to the Transactions with the Company Financial Advisors.

Section 3.24 Opinion of Company Financial Advisors. Each of the Company Financial Advisors has delivered to the Company Board its written opinion to the effect that, as of the date of such opinion, based upon and subject to the various limitations, assumptions, qualifications, factors and matters set forth therein, (i) in the case of Guggenheim, the Offer Consideration to be received by the holders of Shares (other than Parent or any Affiliate of Parent) or the exchange ratio, as the case may be, pursuant to this Agreement is fair, from a financial point of view, to such holders and (ii) in the case of Moelis, the Exchange Offer Ratio pursuant to this Agreement is fair from a financial point of view to the holders of Shares (other than Parent or any Affiliate of Parent). The Company will deliver to Parent and Buyer for informational purposes a signed copy of each such written opinion promptly following the date of this Agreement.

Section 3.25 Insurance. Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) all insurance policies and surety bonds with respect to the business and assets of the Company and its Subsidiaries are in full force and effect, no written notice of cancellation has been received by the Company or any of its Subsidiaries, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any of the insured parties thereunder, (b) all premiums due and payable under all such policies have been paid in accordance with the terms of such policies, and the Company and its Subsidiaries are otherwise in compliance with the terms of such policies and bonds, (c) the Company and each of its Subsidiaries maintains mandatory insurance policies as required by applicable Law and (d) as of the date of this Agreement, there is no claim pending under any insurance policies of the Company and its Subsidiaries as to which coverage has been denied by the underwriters of such policies.

Section 3.26 Anti-Takeover Measures. No anti-takeover measure that may be invoked or implemented by the Company (or any of its Affiliates) or by a Third Party pursuant to a right granted to such Third Party by the

Company (or any of its Affiliates) (each, an “Anti-Takeover Measure”) has been implemented by the Company (or such Affiliate) in relation to the Offer or the other Transactions.

Section 3.27 Related Party Transactions. Except (a) as set forth in Section 3.27 of the Company Letter and (b) for any employment agreements or other compensation arrangements entered into in the ordinary course of business, none of the Company’s Affiliates (other than any Subsidiaries), directors or executive officers or any of their respective Affiliates (other than any Subsidiaries), on the one hand, is a party to any Contract with the Company or its Subsidiaries, on the other hand (each such Contract, an “Affiliate Agreement”).

Section 3.28 No Other Representations and Warranties.

(a)

The Company acknowledges and agrees that, except for the representations and warranties set forth in Article 4, no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Buyer to the Company, and Parent and Buyer hereby disclaim any such representation or warranty, whether by or on behalf of Parent or Buyer, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates, of any documentation or other information by Parent or Buyer or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing.

(b)

The Company also acknowledges and agrees that, except for the representations and warranties set forth in Article 4, Parent and Buyer make no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of Parent or any of its Subsidiaries or the future business, operations or affairs of Parent or any of its Subsidiaries heretofore or hereafter delivered to or made available to the Company or its Representatives or Affiliates.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Except as (a) set forth in any Parent SEC Documents publicly available at least two (2) Business Days prior to the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section, any disclosures in any “forward-looking statements” section and any other disclosures included therein to the extent they are cautionary, predictive or forward-looking in nature, it being understood that any factual information contained within such sections shall not be excluded) or (b) set forth in writing in the corresponding section, or in another section, of the Parent Letter to the extent that the relevance thereof would be reasonably apparent on the face of such disclosure that such disclosure is applicable to such section of the Parent Letter, Parent and Buyer jointly and severally represent and warrant to the Company, that:

Section 4.01 Corporate Existence and Power. Each of Parent, Parent OP and Buyer is duly organized, validly existing and (where applicable) in good standing under the Laws of its jurisdiction of organization and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to own, lease and operate its assets and properties and to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Each of Parent, Parent OP and Buyer is duly qualified to do business as a foreign entity and is in good standing (where applicable) in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified or in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company true, correct and complete copies of the Parent Governing Documents, and Parent, Buyer and Parent OP are not in violation of any provisions of the Parent Governing Documents, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to Parent, Buyer and Parent OP, taken as a whole. All of the outstanding shares of capital stock of Buyer have been validly issued and are fully paid and nonassessable and are beneficially owned by, and at the Acceptance Time will be beneficially owned by, a Subsidiary of Parent, free and clear of all Liens.

Section 4.02 Corporate Authorization.

(a)

The execution, delivery and performance by Parent and Buyer of this Agreement and the consummation by Parent and Buyer of the Transactions, including the Offer, the Compulsory Acquisition, the Legal Merger, the Legal Demerger, the Asset Sale, the Second Step Distribution and the Liquidation, are within the corporate powers of Parent and Buyer and have been duly and validly authorized by all necessary corporate action on the part of Parent and Buyer. No other corporate proceedings on the part of Parent, Buyer or any of their Subsidiaries, and no votes of the stockholders of Parent or the holders of any other Parent Securities, including the holders of any equity interests in Parent OP, other than the Parent Stockholder Approval, are necessary to authorize this Agreement or to consummate the Signing Transactions. Assuming due authorization, execution and delivery hereof by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Buyer, subject to the Enforceability Exceptions.

(b)

At a meeting duly called and held, the Parent Board unanimously (i) determined that this Agreement, the Signing Transactions and the Share Issuance are in the best interests of Parent and its stockholders, (ii) approved and adopted this Agreement (including the execution, delivery and performance hereof by Parent and Buyer) and approved the Signing Transactions and (iii) resolved, on the terms and subject to the conditions set forth in this Agreement, including Section 6.07(a), to recommend that the stockholders of Parent vote in favor of the Share Issuance in connection with the Transactions and to include such recommendation in the Parent Proxy (such recommendation, the “Parent Recommendation”).

Section 4.03 Governmental Authorization. No consent, approval, Order or authorization of, or registration, declaration, filing with or notice to, any Governmental Authority is required by or with respect to Parent, Buyer or any of their Subsidiaries in connection with the execution, delivery and performance of this Agreement by Parent or Buyer and the consummation of the Transactions, other than (a) compliance with any applicable requirements of the Required Approvals, (b) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable securities Laws (c) compliance with the rules and regulations of the NYSE, and (d) any consents, approvals, Orders, authorizations, registrations, declarations, filings or notices the absence of which would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.04 Non-Contravention. The execution, delivery and performance by Parent and Buyer of this Agreement and the consummation by Parent and Buyer of the Transactions do not and will not (a) materially contravene, conflict with or result in any material violation or breach of any provision of the Parent Governing Documents, (b) assuming compliance with the matters referred to in Section 4.03, cause or result in any breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit or right under, or result in the creation of any Lien (other than any Parent Permitted Lien) in or upon any of the properties, assets or rights of Parent, Buyer or any of their Subsidiaries under, or require any consent, waiver or approval of any Person, or result in the triggering of any material rights that the counterparty would not otherwise have or any Liabilities that the Company and its Subsidiaries would not otherwise have, pursuant to any provision of any contract that is material to Parent and its Subsidiaries, taken as a whole, (c) result in the revocation, invalidation or termination of any Parent Permit or (d) assuming compliance with the matters referred to in Section 4.03, violate or conflict with (i) any Law or Order applicable to Parent, Buyer or any of their Subsidiaries or by which Parent, Buyer or their Subsidiaries, or any of their respective properties or assets is bound or (ii) any rule or regulation of the NYSE applicable to Parent other than, in the case of each of clauses (b), (c) and (d) above, any matters that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.05 Capitalization.

(a)

The authorized share capital of Parent consists of (i) 315,000,000 shares of common stock, par value $0.01 per share, of Parent (“Parent Common Stock”) and (ii) 110,000,000 shares of preferred stock, par value $0.01 per share (“Parent Preferred Stock”), of which, as of the date hereof, (u) 8,050,000 shares are designated as 6.625% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Parent Series C Preferred Stock”), (v) 10,350,000 shares are designated as 5.875% Series G Cumulative Redeemable Preferred Stock (the “Parent Series G Preferred Stock”), (w) 11,500,000 shares are designated as 6.350% Series I Cumulative Redeemable Preferred Stock (the “Parent Series I Preferred Stock”), (x) 9,200,000 shares are designated as 5.250% Series J Cumulative Redeemable Preferred Stock (the “Parent Series J Preferred Stock”), (y) 9,200,000 shares are designated as 5.850% Series K Cumulative Redeemable Preferred Stock (the “Parent Series K Preferred Stock”) and (z) 13,800,000 shares are designated as 5.200% Series L Cumulative Redeemable Preferred Stock (the “Parent Series L Preferred Stock”). As of the close of business on October 25, 2019, (A) 208,719,029 shares of Parent Common Stock were issued and outstanding (which includes 381,042 unvested restricted shares), (B) 8,050,000 shares of Parent Series C Preferred Stock, 10,000,000 shares of Parent Series G Preferred Stock, 10,000,000 shares of Parent Series I Preferred Stock, 8,000,000 shares of Parent Series J Preferred Stock, 8,400,000 shares of Parent Series K Preferred Stock were issued and outstanding and 13,800,000 shares of Parent Series L Preferred Stock were issued and outstanding, respectively, (C) 6,594,360 shares of Parent Common Stock were reserved for issuance in connection with future grants of awards under the Parent Equity Plans and (D) 3,493,169 shares of Parent Common Stock were reserved for issuance pursuant to the terms of outstanding awards granted pursuant to the Parent Equity Plans (excluding the Digital Realty Trust, Inc. 2015 Employee Stock Purchase Plan, as may be amended from time to time). Since such date through the date of this Agreement, Parent has not issued any shares of capital stock or voting securities of, or other equity interests in, Parent, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock or voting securities of, or other equity interests in, Parent. Other than the aggregate number of Parent Partnership Units owned by the limited partners of Parent OP set forth in Section 4.05(a) of the Parent Letter, Parent directly owns all of the issued and outstanding Parent Partnership Units of Parent OP, free and clear of any Liens, and all Parent Partnership Units have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. As of the date hereof, there is no capital stock or other Parent Securities of Parent OP issued and outstanding other than such Parent Partnership Units.

(b)

All issued and outstanding shares of Parent Common Stock and all shares of Parent Common Stock that are subject to issuance, upon issuance prior to the Closing in accordance with the terms and subject to the conditions specified in the instruments under which they are issuable (i) are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable and will be issued in compliance with applicable securities Laws, (ii) are not, or upon issuance will not be, subject to any pre-emptive rights and (iii) are, to the extent owned directly or indirectly by Parent, owned free and clear of all material Liens and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the 1933 Act and other applicable securities Laws.

(c)

Except as set forth in Section 4.05(a) of the Parent Letter, as of the date of this Agreement, there are no issued (i) shares in the share capital of Parent or other voting securities of or ownership interests in Parent, (ii) securities of Parent convertible into or exchangeable for shares in the share capital of Parent or other voting securities of or ownership interests in Parent, (iii) warrants, calls, options, shares of phantom stock or phantom stock rights, stock purchase, stock appreciation or other rights or obligations to acquire from Parent, or other obligations of Parent to issue, any shares in the share capital or other voting securities or ownership interests in or any securities convertible into or exchangeable for shares in the share capital or other voting securities or ownership interests in Parent or (iv) stock options, restricted shares, stock appreciation rights, performance units or similar securities, phantom stock rights or other rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares in the share capital or voting securities of or ownership interests in

Parent, in each case issued by Parent or its Subsidiaries (the items in clauses (i) through (iv) being referred to collectively as the “Parent Securities”). Except as set forth in Section 4.05(a), as of the date of this Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, performance units, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or sell any Parent Securities, or give any Person a right to subscribe for or acquire any Parent Securities and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no voting trusts, proxies or other agreements, arrangements or commitments to which Parent or any of its Subsidiaries is a party with respect to the voting of any Parent Securities. There are no bonds, debentures or notes issued by Parent or any of its Subsidiaries that entitle the holder thereof to vote together with shareholders of Parent or unitholders of Parent OP on any matters with respect to Parent or Parent OP, respectively. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Parent Securities, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Parent Securities. There is no shareholder rights plan, “poison pill” or similar device in effect with respect to Parent or any Subsidiary of Parent.

Section 4.06 Employee Benefit Plans.

(a)

Neither Parent nor any of its ERISA Affiliates has at any time during the past six (6) years sponsored, maintained, contributed to or had any Liability (contingent or otherwise) with respect to any (A) multiemployer plan (within the meaning of Section 3(37) of ERISA), (B) pension plan subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (C) “multiple employer plan” within the meaning of ERISA or an employee benefit plan subject to Section 413(c) of the Code, or (D) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA. Neither Parent nor any of its Subsidiaries has any Liability arising under Title IV of ERISA or Section 4980B of the Code by reason of Parent’s affiliations with any of its ERISA Affiliates.

(b)

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each Parent Plan has been maintained, operated and administered in compliance with its terms and the applicable requirements of ERISA, the Code and any other applicable Laws. Except as would not have, or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, to the extent any Parent Plan is governed by the Laws of any jurisdiction other than the United States or provides compensation or benefits to any current or former Parent Service Provider (or any dependent thereof) who resides outside of the United States (i) such Parent Plan has been maintained, funded and administered in compliance with applicable laws and the requirements of such Parent Plan’s governing documents and any applicable collective bargaining agreements, (ii) such Parent Plan has obtained from the Governmental Authority having jurisdiction with respect thereto any required determinations, if any, that such Parent Plan is in compliance with the applicable laws and regulations of the relevant jurisdiction if such determinations are required in order to give effect to such Parent Plan, and (iii) there are no pending or, to Parent’s knowledge, threatened investigations by any Governmental Authority, legal proceedings or claims (except for claims for benefits in the ordinary course) against such Parent Plan.

Section 4.07 SEC Filings.

(a)

Parent or Parent OP has timely filed or furnished, as applicable, with the SEC all registration statements, forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date of this Agreement by Parent or Parent OP, respectively, with the SEC since December 31, 2016 (collectively, the “Parent SEC Documents”).

(b)

As of their respective effective dates (in the case of Parent SEC Documents that are registration statements filed pursuant to the requirements of the 1933 Act) and as of their respective filing dates (in the case of all other applicable Parent SEC Documents), or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, each of the Parent SEC Documents (i) complied at the time it was filed as to form in all material respects with the requirements of the 1934 Act and the 1933 Act, as the case may be, applicable to such Parent SEC Documents and in effect at the time it was filed and (ii) was prepared in all material respects in accordance with the applicable requirements of the 1933 Act, the 1934 Act and other applicable Law, each as in effect on the date so filed.

(c)

As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, as of the date of such amendment or superseding filing with respect to the disclosures that are amended), none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading.

(d)

As of the date of this Agreement, (i) there are no material outstanding or unresolved comments in comment letters received from the SEC or its staff with respect to the Parent SEC Documents and (ii) to the knowledge of Parent, none of the Parent SEC Documents is the subject of an ongoing SEC review.

(e)

No Subsidiary of Parent other than Parent OP is subject to the periodic reporting requirements of the 1934 Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC.

Section 4.08 Parent Disclosure Documents.

(a)

The information with respect to Parent, Buyer and any of their Affiliates that Parent or Buyer supplies to the Company for use in any Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at the time of the filing of such Company Disclosure Document or any supplement or amendment thereto and at the time of any distribution or dissemination thereof.

(b)

The Schedule TO and Registration Statement (including the Parent Proxy), when filed, and the Offer Documents and Offer Prospectus, when distributed or disseminated (the “Parent Disclosure Documents”), will comply as to form in all material respects with the applicable requirements of the 1934 Act, the 1933 Act and all other applicable Laws governing the preparation, distribution or dissemination of such documents, at the time of such filing or the filing of any amendment or supplement thereto, at the time of such distribution or dissemination and at the time of consummation of the Offer, and will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading. The representations and warranties in this Section 4.08 will not apply to statements or omissions included or incorporated by reference in the Schedule TO, the Offer Documents and the Registration Statement (including the Offer Prospectus and Parent Proxy) based upon information supplied to Parent or Buyer by the Company or any of their Representatives specifically for use or incorporation by reference therein.

Section 4.09 Sufficient Funds. Parent and Buyer have available and will have available at the Closing and the date of the Second Step Distribution (if any) or following the Compulsory Acquisition (if any) sufficient funds to enable Parent and Buyer to consummate the Offer and the other Transactions contemplated hereby (including, for the avoidance of doubt, the Compulsory Acquisition (if any) and to pay all other amounts required to consummate the Transactions at the Closing and the date of the Second Step Distribution (if any) or following the Compulsory Acquisition (if any)), and following any valid termination of this Agreement pursuant to Section 8.01, to pay any Termination Payment (if any).

Section 4.10 Ownership of Shares; Investment. As of the date of this Agreement, neither Parent, Buyer nor any of their respective Subsidiaries beneficially owns, directly or indirectly, any Shares or other securities convertible into, exercisable for or exchangeable for any Shares, or has any right to acquire, directly or indirectly, any Shares except pursuant to this Agreement. Except as contemplated by this Agreement and the Tender and Support Agreement, there are no voting trusts or other Contracts or understandings to which Parent, Buyer or any of their respective Subsidiaries is a party, with respect to the voting of Shares.

Section 4.11 Litigation. There is no Action pending, or, to the knowledge of Parent and Buyer, threatened in writing, against Parent or Buyer or any of their respective Subsidiaries before (or, in the case of threatened Actions, that would be before) or by any Governmental Authority, except as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.12 Absence of Certain Agreements. Neither Parent, Buyer nor any of their respective Subsidiaries has entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which any shareholder of the Company would be entitled to receive consideration in respect of their Shares of a different amount or nature than the Offer Consideration or pursuant to which any shareholder of the Company agrees to tender Shares into the Offer, other than the Tender and Support Agreement.

Section 4.13 Financial Advisor Fees. Except for BofA Securities, Inc., Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Buyer or other intermediary that has been retained by or is authorized to act on behalf of Parent or Buyer or any of their respective Affiliates in connection with this Agreement or the Transactions or who might be entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission from Parent or Buyer or any of their respective Affiliates in connection with this Agreement or the Transactions.

Section 4.14 Taxes.

(a)

Parent and each of its Subsidiaries have timely filed with the appropriate Governmental Authority all income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Parent and each of its Subsidiaries have duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material amounts of Taxes required to be paid by them, whether or not shown on any Tax Return.

(b)

Parent (i) for all taxable years commencing with Parent’s taxable year ended December 31, 2004 and through December 31, 2018 has been subject to taxation as a REIT and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2019 in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify as a REIT for its taxable year ending December 31, 2019 and in the future; and (iv) has not to its knowledge taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Authority to its status as a REIT, and to the knowledge of Parent, no such challenge is pending or threatened.

(c)

(i) There are no current disputes, audits, examinations, investigations or other proceedings pending with regard to any amounts of Taxes or Tax Returns of Parent or any of its Subsidiaries and neither Parent nor any of its Subsidiaries is a part of any Actions relating to Taxes; (ii) Parent and its Subsidiaries have not received a written notice or announcement of any audits, examinations, investigation or other proceedings; (iii) no deficiency for Taxes of Parent or any of its Subsidiaries has been claimed, proposed or assessed, or threatened, in each case, in writing, by any Governmental Authority, which deficiency has not yet been settled, except for such deficiencies which are being contested in good faith; and (iv) neither Parent nor any of its Subsidiaries has in the past three years received a claim in writing by a Governmental Authority in any jurisdiction in which it does not file

Tax Returns or pay any Taxes that it is or may be subject to taxation by that jurisdiction, except for matters in clauses (i), (ii), (iii) or (iv) that would not have or would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d)

(i) Neither Parent nor any of its Subsidiaries has extended or waived (nor granted any extension or waiver of) the limitation period for the assessment or collection of any material Tax that has not since expired; and (ii) neither Parent nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any material Tax Return that remains unfiled.

(e)

Except for matters that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) there are no Tax allocation or Tax sharing agreements or similar arrangements with respect to or involving Parent or any of its Subsidiaries, except for customary indemnification provisions contained in credit or other commercial agreements entered into in the ordinary course of business and the primary purposes of which do not relate to Taxes, or agreements solely between Parent and its Subsidiaries, and (ii) after the Closing Date neither Parent nor any of its Subsidiaries shall be bound by any such Tax allocation agreements or similar arrangements or have any Liability thereunder for amounts due in respect of periods prior to the Closing Date.

(f)

Neither Parent nor any of its Subsidiaries has participated in or cooperated with, or has agreed to participate in or cooperate with, or is participating in or cooperating with, any international boycott within the meaning of Section 999 of the Code.

(g)	There are no Liens for material Taxes upon the assets of Parent or any of its Subsidiaries, except for Parent Permitted Liens.

(h)

Parent and each of its Subsidiaries have complied, in all material respects, with applicable Law, rules and regulations relating to the withholding and payment of Taxes, and have duly and timely withheld and, in each case, have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws, and are not liable for any material arrears of wages or any material taxes or any material penalty for failure to withhold or pay such amounts.

(i)

Neither Parent nor any of its Subsidiaries (i) is or has been in the past five (5) years a member of a group (other than a group the common parent of which is Parent or one of its Subsidiaries) filing a consolidated, combined, affiliated, unitary or similar income Tax Return or (ii) has any material Liability for Taxes of any Person (other than Parent or any of its Subsidiaries) arising from the application of Treasury Regulation Section 1.1502-6 or any analogous applicable provision of state, local or non-U.S. Law or as a transferee or successor.

(j)

Neither Parent nor any of its Subsidiaries has entered into any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), and neither Parent nor any of its Subsidiaries has requested, has received or is subject to any written ruling of a Governmental Authority or has entered into any written agreement with a Governmental Authority with respect to any material Taxes.

Section 4.15 Financial Statements.

(a)	Since December 31, 2016, the consolidated financial statements of Parent (including any related notes thereto) included in the Parent SEC Documents:

(i) as of their respective filing dates with the SEC (or, if such Parent SEC Documents were amended prior to the date of this Agreement, the date of the filing of such amendment, with respect to the consolidated financial statements that are amended or restated therein), complied as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of such filing;

(ii) were prepared in all material respects in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to those financial statements and, except in the case of the unaudited financial statements, for normal year-end adjustments as permitted by the SEC); and

(iii) fairly presented (except as may be indicated in the notes thereto and subject in the case of unaudited statements to normal year-end audit adjustments and the absence of footnotes) in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries, as applicable, as of the dates thereof and the consolidated statements of operations and comprehensive income, cash flows and shareholders’ equity for the periods indicated.

(b)

Since December 31, 2016, there has been no change in Parent’s accounting methods or principles that is material and would be required to be disclosed in Parent’s financial statements, in accordance with GAAP, except as described in the notes thereto.

(c)

Since December 31, 2016, neither Parent nor, to the knowledge of Parent, any third-party auditor of Parent has received any material written complaint, allegation, assertion or claim regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of Parent or any of their respective Subsidiaries or their respective internal accounting controls relating to periods after December 31, 2016.

Section 4.16 Internal Controls.

(a)

Parent has implemented, and at all times since December 31, 2016 has maintained, a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the 1934 Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent on a consolidated basis, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of Parent and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of Parent and its Subsidiaries that would have or reasonably be expected to have a material effect on Parent’s financial statements.

(b)

Parent (i) has implemented, and at all times since December 31, 2016 has maintained, “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) reasonably designed to ensure that material information relating to Parent including its consolidated Subsidiaries is or was, as applicable, made known on a timely basis to the individuals responsible for the preparation of the Parent SEC Documents and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Parent’s outside auditors and the audit committee of the Parent Board (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” that would be reasonably likely to adversely affect in any material respect Parent’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s “internal control over financial reporting”. Any material change in internal control over financial reporting required to be disclosed in any Parent SEC Document on or prior to the date of this Agreement has been so disclosed.

(c)

Parent has made available to the Company true and complete copies of any such disclosure documents contemplated as of the date of this Agreement by clauses (A) and (B) in Section 4.16(b) made by management to Parent’s independent auditors and to the audit committee of the Parent Board since December 31, 2016.

(d)	Parent is in compliance in all material respects with the applicable listing and corporate governance requirements of the NYSE.

Section 4.17 Absence of Certain Changes.

(a)

From December 31, 2018 until the date of this Agreement, there has not been any effect that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

From December 31, 2018 until the date of this Agreement, the business of Parent and its Subsidiaries has been conducted in the ordinary course of business consistent with past practice in all material respects.

Section 4.18 No Undisclosed Liabilities.

(a)

As of December 31, 2018, there were no, and since such date there have not been any, Liabilities of Parent or any of its Subsidiaries that would be required to be reflected or reserved against in a consolidated balance sheet of Parent and its consolidated Subsidiaries, prepared in accordance with GAAP or in the notes thereto, other than:

(i) Liabilities disclosed, reflected or provided for on the Parent Balance Sheet or notes thereto set forth in the Parent SEC Documents;

(ii) Liabilities incurred since December 31, 2018 in the ordinary course of business consistent with past practice;

(iii) Liabilities incurred in connection with the Transactions or as expressly permitted or contemplated by this Agreement;

(iv) Liabilities and obligations solely (i) between Parent and Parent OP’s wholly owned Subsidiaries, or (ii) among wholly owned Subsidiaries of Parent OP;

(v) Liabilities which have been discharged or paid in full prior to the date of this Agreement; and

(vi) other Liabilities that would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b)

Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the 1934 Act), where the result, purpose or intended effect of such arrangement is to avoid disclosure of any material transaction involving, or material Liabilities of, Parent or any of its Subsidiaries, taken as a whole, in its published financial statements or other Parent SEC Documents.

Section 4.19 No Other Representations and Warranties.

(a)

Except for the representations and warranties set forth in Article 3, each of Parent and Buyer acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at Law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Buyer, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company and notwithstanding the delivery or disclosure to Parent or Buyer, or any of their Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing.

(b)

Parent and Buyer also acknowledge and agree that, except for the representations and warranties set forth in Article 3, the Company makes no representation or warranty with respect to any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries heretofore or hereafter delivered to or made available to Parent, Buyer or their respective Representatives or Affiliates.

ARTICLE 5

COVENANTS OF THE COMPANY

The Company agrees that:

Section 5.01 Conduct of the Company. From the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with Article 8 (the “Pre-Closing Period”), except as (i) expressly required or expressly contemplated by this Agreement, (ii) set forth in Section 5.01 of the Company Letter, (iii) required by applicable Law or (iv) consented to in advance in writing by Parent or Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (A) conduct its business in all material respects in the ordinary course of business consistent with past practice, (B) use its reasonable best efforts to preserve intact in all material respects its business organization and material business relationships with suppliers, vendors, Governmental Authorities, Customers and other Persons with which the Company has material business relationships and keep available the services of its present officers and key employees and (C) use commercially reasonable efforts to undertake the actions enumerated in Section 5.01-1 of the Company Letter; provided, that none of the Company or any of its Subsidiaries shall be required to (or shall without Parent’s or Buyer’s prior consent, not to be unreasonably withheld, conditioned or delayed) make any payments to its business relationship counterparties, beyond that paid in the ordinary course of business in order to maintain such business relationships. In addition to and without limiting the generality of the foregoing, during the Pre-Closing Period, except as (w) expressly required or expressly contemplated by this Agreement, (x) set forth in Section 5.01 of the Company Letter, (y) required by applicable Law or (z) consented to in advance in writing by Parent or Buyer (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries not to:

(a)	amend, adopt any amendment to or otherwise change (whether by merger, consolidation or otherwise) any of the Company Organizational Documents;

(b)

(i) split, combine, subdivide, exchange or reclassify any shares in its share capital or other equity interests, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its shares or other equity interests or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares in its share capital or other equity interests, except for dividends or distributions paid by any of its wholly owned Subsidiaries to the Company or other wholly owned Subsidiaries of the Company, (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Company Securities or any Company Subsidiary Securities, except with respect to the payment of any exercise price upon exercise of any Company Options or in connection with the payment of any required Taxes in connection with the exercise of Company Options or the vesting or settlement of any Company Restricted Share, Company Performance Share or YourShare Award in any case, in accordance with the terms of any Company Equity Plan or award agreement thereunder, (iv) enter into any Contract with respect to the voting or registration of its share capital or any other Company Securities or Company Subsidiary Securities or (v) other than offers and sales pursuant to Form S-8 that are otherwise permitted under this Agreement, register the offer or sale of any class of debt or equity securities pursuant to the 1933 Act or otherwise subject any class of debt or equity securities to the periodic reporting requirements of the 1934 Act;

(c)

(i) issue, pledge, dispose, grant, transfer, encumber (or otherwise cause to be subject to any Lien), deliver or sell, or authorize the issuance, pledge, disposition, grant, transfer, encumbrance (or subjection to any Lien), delivery of or sale of, any shares of any Company Securities or Company Subsidiary Securities, or any Equity-Based Awards, other than the issuance of any Shares upon the exercise of Company Options or the vesting or settlement of Company Restricted Shares and Company Performance Shares, in each case, that are outstanding as of the date of this Agreement, in accordance with the terms of such Company Options and Company Restricted Shares and Company Performance Shares, provided that, in the event that the Company is required under the terms of outstanding

Company Performance Shares to make a performance determination prior to the Closing, such determination shall be made in the ordinary course of business consistent with past practice and in accordance with all requirements set forth in the terms of the applicable Company Equity Plan and award agreement, or (ii) adjust or amend the rights of, or any term of, any Company Security (including Company Equity Awards) or any Company Subsidiary Security, except as may be required by the terms of any Company Plan as in effect on the date of this Agreement;

(d)

(i) acquire (whether by merger or consolidation, acquisition of stock or other securities or assets or by formation of a joint venture or otherwise) any other Person or business or any assets (other than ordinary course purchases from vendors) or properties of any other Person, (ii) sell or transfer any Real Property or Additional Real Property or exercise any option or right of pre-emption in respect of, or enter into any agreement to acquire, any real property or (iii) make any investment in any other Person by purchase of stock or securities, contributions to capital or property transfers, except in each case for (A) acquisitions from wholly owned Subsidiaries of the Company; (B) the purchase of equipment, supplies and inventory in the ordinary course of business consistent with past practice; (C) inbound licenses of Intellectual Property Rights in the ordinary course of business consistent with past practice; and (D) acquisitions of any assets (other than ordinary course purchases from vendors) as to which the aggregate consideration for all such acquisitions does not exceed € 10,000,000 in the aggregate;

(e)

sell, lease, license, transfer, divest, allow to lapse, dispose of (whether by merger or consolidation, sale of stock or other securities or assets or by formation of a joint venture or otherwise), or otherwise mortgage, encumber or subject to any Lien (other than Permitted Liens), to any Person (including any Subsidiary of the Company) in a single transaction or series of related transactions any of its assets, securities, properties, interests or businesses, including the capital stock of Subsidiaries of the Company, except (A) in the ordinary course of business consistent with past practice, (B) disposition of immaterial equipment and immaterial personal property or equipment or personal property no longer required in the operation of the business and (C) sales or dispositions of property or assets with a value of less than €10,000,000 in the aggregate per calendar quarter;

(f)

enter into, materially amend, renew, extend, terminate or waive any rights under, in each case, in any material respect, any Material Contract (other than Customer Contracts, which are addressed in Sections 5.01(r) through (u) below) required to be listed in Section 3.21 of the Company Letter (or any Contract that if entered into prior to the date hereof would be a Material Contract) or any Affiliate Agreement (except, in the case of Material Contracts, renewals and extensions in the ordinary course of business or as otherwise permitted by an express provision of Section 5.01(a)-(z));

(g)

except for loans to employees made in the ordinary course of business, make any loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances or capital contributions among the Company and any of its wholly owned Subsidiaries and capital contributions to or investments in its wholly owned Subsidiaries, in each case in the ordinary course of business consistent with past practice;

(h)

incur, create, assume or otherwise become liable for any indebtedness for borrowed money or guarantees thereof (directly, contingently or otherwise) or grant mortgages or equity pledges with respect to such indebtedness, other than (A) indebtedness incurred between the Company and any of its Subsidiaries or between any of such Subsidiaries, in each case in the ordinary course of business consistent with past practice, and (B) indebtedness in an amount not to exceed €225,000,000 before June 30, 2020, and an additional amount not to exceed €200,000,000 following June 30, 2020, which additional indebtedness shall in each case be (x) freely prepayable without the incurrence of any prepayment penalties (other than such penalties that are immaterial in relation to the amount of indebtedness and in any event no more than 0.15% of the principal amount thereof) or other material costs and expenses and (y) not subject to any change of control restrictions that would prevent or delay the Transactions;

(i)

except as required by the terms of any Company Plan as in effect as of the date of this Agreement or by this Agreement, (A) hire or engage any employee or consultant, other than the hiring or engagement of

Non-Management Employees or consultants of equivalent status in the ordinary course of business consistent with past practice, (B) materially increase the amount, rate or terms of compensation or benefits of an (i) employee or other service provider who is not a Non-Management Employee or (ii) officer or director of the Company or any of its Subsidiaries, other than annual, merit or promotion-related base salary or base wage increases (and any resulting increases in incentive opportunities to the extent determined by reference to base salary or base wages) in the ordinary course of business and consistent with past practice and Section 5.01(i) of the Company Letter (and, for the avoidance of doubt, nothing in this clause (B) shall permit any action that is otherwise prohibited by Section 5.01(c) above), (C) accelerate the vesting or payment of any compensation or benefits under any Company Plan, (D) enter into, adopt, amend or terminate any Company Plan, except as required by Law or for routine amendments or modifications, in each case, which are undertaken in the ordinary course of business consistent with past practice and that do not materially increase the cost of maintaining such Company Plan, or (E) take any action to fund or in any other way secure the payment of any compensation or benefits under any Company Plan, other than as required by Law;

(j)

except to the extent set forth on Section 3.15(n) of the Company Letter, make or commit to make any capital expenditures in excess of €10,000,000 individually or €20,000,000 in the aggregate; provided, however, that the foregoing shall in no way prohibit the Company from making any necessary capital expenditures in connection with (i) an emergency or casualty at any Real Property, provided that such expenditures do not exceed €10,000,000, or (ii) which are required under the terms of any Customer Contracts or Company Property Leases in effect as of the date hereof;

(k)

(i) cancel any material indebtedness; (ii) waive, release, grant or transfer any material claim or right of material value or consent to the termination of any material claim or right of material value or (iii) commence any Action involving an amount in controversy in excess of €1,000,000 (other than matters to enforce any non-competition agreement, customer collection matters or matters in which time is of the essence to protect the environment or the health and safety of any person or any material property, right or asset of the Company and its Affiliates, in each case, to the extent notice of such Actions is provided to Buyer promptly after commencement thereof), except against Parent or Buyer and their respective Affiliates in connection with a breach of this Agreement or any other agreements contemplated hereby or otherwise related to the Transactions;

(l)

pay, discharge, compromise, settle or satisfy any Liability or any Action (excluding any Action relating to this Agreement or any other agreements contemplated hereby or otherwise related to the Transactions) against the Company or any of its Subsidiaries or any of their respective directors or officers, other than (i) Liabilities or Actions relating to Taxes (which, for the avoidance of doubt, shall be governed by Section 5.01(p)), (ii) the payment, discharge, settlement or satisfaction of claims or Liabilities (A) fully covered by insurance, (B) reflected in or reserved against in the Company Balance Sheet (or the notes thereto) and for amounts not materially in excess of such reserves or (C) related to costs and expenses incurred by the Company in connection with the Transactions, or (iii) where the amount paid or to be paid by the Company and its Subsidiaries does not exceed €1,000,000, individually, or €5,000,000, in the aggregate (except with respect to settlement of the matters set forth in Section 5.01(l) of the Company Letter, which shall not exceed the amounts set forth therein) (in each case, net of insurance proceeds, indemnity, contribution or similar payments received or to be received by the Company or any of its Subsidiaries in respect thereof), in each case, only without the imposition of any material restrictions on the business or operations of the Company or any of its Subsidiaries or the admission of wrongdoing by the Company or any of its Subsidiaries or any of their respective officers or directors;

(m)

convene any general or special meeting of the shareholders of the Company other than the EGM and the Subsequent EGM, if any, pursuant to Section 2.04 or pursuant to Parent’s or Buyer’s request as set forth in Section 2.08(a)(i) (unless the Company determines in good faith, after consultation with its outside legal counsel, that such a meeting is required by applicable Law);

(n)

write up, write down or write off the book value of any assets, except (i) for depreciation and amortization in accordance with IFRS consistently applied, (ii) as otherwise required under IFRS (including to increase any reserves for contingent Liabilities) or (iii) in the ordinary course of business consistent with past practice in accordance with IFRS;

(o)	change the Company’s methods of accounting, except as required by concurrent changes in IFRS or in Regulation S-X as promulgated by the SEC, as agreed to by its independent public accountants;

(p)

(i) change any material method of Tax accounting, (ii) settle or compromise any audit or other proceeding relating to a material amount of Tax, (iii) make or change any material Tax election or file any material amended Tax Return, (iv) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes, (v) enter into any closing agreement with respect to any material amount of Tax or (vi) surrender any right to claim any material Tax refund;

(q)

adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger or other reorganization of the Company or any of its Subsidiaries (other than wholly owned Subsidiaries or as contemplated by Article 2);

(r)

enter into any Customer Contract (x) except in the ordinary course of business, (y) unless such Customer Contract does not (A) provide any material concession or credit to a Person or impose material obligations upon the Company or any of its Subsidiaries without receiving any commercially reasonable benefit from the other party thereunder, (B) require the Company or any of its Subsidiaries to provide a level of power to any Person the Company or any of its Subsidiaries could not reasonably provide or (C) prohibit the Company or any of its Subsidiaries from assigning or subcontracting all or any portion of its rights and obligations under such Customer Contract to an entity controlled by or under common control with the Company and (z) other than in accordance with the leasing parameters set forth in Section 5.01(r) of the Company Letter or for less than 200 kilowatts of power;

(s)

modify, amend, renew, or extend any Material Customer Contract unless such modification, amendment, renewal or extension (x) is in the ordinary course of business, (y) would not constitute a Prohibited Service Order and (z) is in accordance with the leasing parameters set forth in Section 5.01(r) of the Company Letter or for less than 200 kilowatts of power;

(t)

terminate any Customer Contract (i) that is with a Material Customer or (ii) with a Customer that is not a Material Customer except (A) in the ordinary course of business, (B) as a result of the non-payment of rent and other monetary obligations by such Customer under such Customer Contract or (C) where the aggregate revenues during any consecutive 12 month period prior to the date of termination did not exceed €2,400,000;

(u)

enter into, amend, modify, renew, extend, expand, surrender or terminate any Company Property Lease, except (i) unilateral renewal or extension rights exercised in accordance with the existing terms of a Company Property Lease or (ii) non-material amendments entered into in the ordinary course of business;

(v)

enter into any lease or agreement for lease of any real property in respect of which the annual rent payable under such lease by the Company or any of its Subsidiaries to the applicable landlord would exceed €1,000,000;

(w)

make any application to any Governmental Authority for any material change in the zoning, approved site plan, special use permit, planned development approval or other land use entitlement, affecting any Real Property or any Additional Real Property, in each case other than in the ordinary course of business;

(x)	settle any insurance claims in excess of €1,000,000 or agree to any material condemnation or payment of material condemnation proceeds;

(y)	enter into a new line of business outside of the business of the Company and its Subsidiaries conducted as of the date hereof; or

(z)	agree, resolve or commit to do any of the foregoing.

Section 5.02 Access to Information.

(a)

During the Pre-Closing Period, the Company shall, and shall cause each of its Subsidiaries to, and the Company and its Subsidiaries shall use their reasonable best efforts to cause its and their respective Representatives to, afford Parent, Buyer and their Representatives reasonable access on reasonable advance notice and in a manner not unreasonably disruptive to the operations of the business of the Company and its Subsidiaries, during normal business hours, to the officers, senior employees, Representatives, auditors, properties, offices and other facilities and the books and records of the Company and its Subsidiaries, and shall use reasonable best efforts to promptly furnish or cause to be furnished to Parent, Buyer and their Representatives copies (including in electronic form) of books, records and other financial, operating and other data and information as Parent, Buyer or their Representatives may reasonably request (including to facilitate Parent’s review of REIT compliance matters) in writing addressed to David Ruberg; provided, that such access shall not permit Parent, Buyer and their Representatives to conduct any intrusive soil and groundwater investigation at any of the properties, offices and other facilities of the Company and its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be obligated to disclose any information (i) if providing such access or disclosing such information would or would be reasonably likely to cause material competitive harm to the Company or its Subsidiaries if the Transactions are not consummated, (ii) if providing such access or disclosing such information would reasonably be expected to, in the reasonable judgment of the Company after receiving advice from counsel, violate any applicable Law (including antitrust and privacy Laws) or binding agreement entered into prior to the date of this Agreement, or (iii) that, would reasonably be expected to, in the reasonable judgment of the Company after receiving advice from counsel, result in the loss of attorney-client privilege with respect to such information or would reasonably be expected to constitute a waiver of any other privilege or Trade Secret protection held by the Company or any of its Subsidiaries; provided that the Company shall use its reasonable best efforts (A) to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or waiver of any other privilege or Trade Secret protection or violation of any such applicable Law or binding agreement or (B) to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent, Buyer and the Company. The Company shall advise Parent and Buyer in such circumstances that it is unable to comply with Parent or Buyer’s reasonable requests for information pursuant to the immediately preceding sentence, and the Company shall reasonably describe the reasons why such information is being withheld. The Company shall be entitled to have Representatives present at all times during any inspection by Parent or Buyer or their respective Representatives pursuant to this Section 5.02(a). No notice, access, review or investigation pursuant to this Section 5.02 or information provided, made available or delivered to Parent or Buyer pursuant to this Section 5.02 or otherwise shall affect any representations or warranties of the Company or conditions or rights of Parent and Buyer contained in this Agreement. No investigation after the date of this Agreement shall affect or be deemed to modify or supplement any representation or warranty made by the Company herein.

(b)

All information and materials provided pursuant to this Agreement shall be subject to the provisions of the confidentiality agreement dated as of June 20, 2016, by and between the Company and Parent (the “Confidentiality Agreement”) and the Addendum to Non-Disclosure Agreement, dated as of June 20, 2016, by and between the Company and Parent (the “Clean Team Agreement”). Notwithstanding anything to the contrary in this Agreement, the Confidentiality Agreement or the Clean Team Agreement, the Confidentiality Agreement and the Clean Team Agreement shall be deemed terminated as of the Closing.

(c)	Nothing contained in this Agreement is intended to give Parent or Buyer, directly or indirectly, rights to control the Company or any of its Subsidiaries before the Closing.

Section 5.03 No Solicitation by the Company; Company Adverse Recommendation Change.

(a)

The Company shall not, and shall cause its Subsidiaries and its and their respective directors and officers not to, and the Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts to cause its and their respective Representatives not to, and shall not publicly announce any intention to, directly or indirectly, (i) solicit, initiate or knowingly facilitate, knowingly induce or knowingly encourage (including by providing information, access, cooperation or assistance) the making of any Alternative Acquisition Proposal, (ii) other than informing Persons of the provisions contained in this Section 5.03, enter into, continue or otherwise participate in any discussions or negotiations regarding any Alternative Acquisition Proposal or (iii) execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other Contract (whether or not binding) with respect to an Alternative Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 5.03(b)(i)). The Company shall, and shall cause each of its Subsidiaries and its and their respective directors and officers to, and shall use their reasonable best efforts to cause each of the Representatives of the Company and its Subsidiaries to, immediately cease and cause to be terminated any and all existing discussions or negotiations with any Person conducted prior to the date of this Agreement with respect to any Alternative Acquisition Proposal, and shall not modify, amend or terminate, or waive, release or assign, any provisions of, any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Alternative Acquisition Proposal and shall enforce the provisions of any such agreement. The Company shall promptly (and in any event within two (2) Business Days of the date of this Agreement) request each Person that has prior to the date of this Agreement executed a confidentiality agreement in connection with its consideration of any Alternative Acquisition Proposal to, in accordance with the terms of such agreement, return or destroy all confidential information furnished prior to the execution of this Agreement to or for the benefit of such Person by or on behalf of the Company or any of its Subsidiaries. The Company agrees that it shall promptly inform its Representatives of the obligations undertaken in this Section 5.03.

(b)

Notwithstanding anything to the contrary contained in Section 5.03(a), in the event that the Company receives during the Pre-Closing Period a bona fide written Alternative Acquisition Proposal that was not solicited in breach of this Section 5.03 (including Section 5.03(a)), the Company and its Representatives may contact the Person or group making such Alternative Acquisition Proposal solely to clarify the terms and conditions thereof and take the following actions upon giving notice to Parent if (x) the Company Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Alternative Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (y) the submission of such Alternative Acquisition Proposal did not result from a breach of this Section 5.03:

(i) furnish non-public information with respect to the Company and its Subsidiaries to the Person or group making such Alternative Acquisition Proposal; provided that (A) prior to furnishing any such non-public information, it receives from such Person or group an executed confidentiality agreement containing confidentiality terms at least as restrictive in the aggregate as the terms contained in the Confidentiality Agreement are to Parent or Buyer, and which shall not contain any exclusivity provision or other term that would restrict, in any manner, the Company’s ability to consummate the Transactions or to comply with its disclosure obligations to Parent or Buyer pursuant to this Agreement (an “Acceptable Confidentiality Agreement”) and (B) promptly (and in any event within twenty-four (24) hours) after furnishing any such non-public information to such Person or group, it furnishes such non-public information to Parent or Buyer to the extent Parent or Buyer has not previously been provided with such information; and

(ii) engage in discussions or negotiations with such Person or group with respect to such Alternative Acquisition Proposal.

(c)

In addition to the obligations of the Company set forth in Sections 5.03(a), (b), and (d), as promptly as practicable (and in any event within twenty-four (24) hours) after receipt of any Alternative Acquisition Proposal, the Company shall provide Parent and Buyer with written notice of the material terms and conditions of such Alternative Acquisition Proposal, and the identity of the Person or group making any such Alternative Acquisition Proposal if not previously provided pursuant to Section 5.03(b). Commencing upon the provision of any notice referred to above and continuing until such Alternative Acquisition Proposal is withdrawn, (i) the Company (or its outside legal counsel) shall keep Parent and Buyer (or their outside legal counsel) reasonably informed on a reasonably current basis regarding material changes to the status and terms of discussions and negotiations relating to any such Alternative Acquisition Proposal (and within twenty-four (24) hours after any changes to the material terms thereof) and (ii) the Company shall, as promptly as practicable (and in any event within twenty-four (24) hours following the receipt or delivery thereof), provide Parent and Buyer (or their outside legal counsel) with unredacted copies of all written proposals or proposed transaction agreements (including all schedules and exhibits thereto) relating to any such Alternative Acquisition Proposal.

(d)

Except as provided in Section 5.03(e), neither the Company Board nor any committee thereof shall, directly or indirectly, (i) (A) withhold, withdraw, qualify, amend or modify in a manner adverse to Parent and Buyer, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to Parent and Buyer, the Company Recommendation or fail to make, or include in the applicable Company Disclosure Documents, the Company Recommendation, or make any public statement inconsistent with the Company Recommendation, (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Alternative Acquisition Proposal, (C) publicly make, or publicly propose to make, any recommendation in connection with an Alternative Acquisition Proposal other than a recommendation against such proposal or (D) fail to publicly and without qualification recommend against any Alternative Acquisition Proposal or fail to reaffirm the Company Recommendation, in either case, no later than the earlier of (x) the tenth (10th) Business Day after such Alternative Acquisition Proposal is made public and (y) the third (3rd) Business Day prior to the then-scheduled Expiration Time, the EGM and the Subsequent EGM, if any, to the extent such Alternative Acquisition Proposal was received prior to the Expiration Time, the EGM or the Subsequent EGM, if any, as applicable (any action described in this clause (i) being referred to as an “Adverse Recommendation Change”) or (ii) approve or recommend, or publicly propose to approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract (other than an Acceptable Confidentiality Agreement) (A) relating to any Alternative Acquisition Proposal or would reasonably be expected to lead to an Alternative Acquisition Proposal or (B) requiring it (or that would require it) to abandon, terminate or fail to consummate the Transactions (an “Alternative Acquisition Agreement”).

(e)

Notwithstanding anything to the contrary set forth in Section 5.03(d), solely in response to a Superior Proposal received by the Company Board on or after the date of this Agreement, the Company Board may, at any time prior to the Expiration Time, (x) make an Adverse Recommendation Change or (y) validly terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal in accordance with Section 8.01(d)(i), or authorize, resolve, agree or propose publicly to take any such action, only if all of the following conditions are met:

(i) the Company shall have complied in all material respects with Section 5.03.

(ii) the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice, which shall state expressly (1) that it has received an Alternative Acquisition Proposal that constitutes a

Superior Proposal, (2) the material terms and conditions of the Superior Proposal (including the consideration offered therein and the identity of the Person or group making the Superior Proposal), and shall have contemporaneously provided an unredacted copy of the Alternative Acquisition Agreement and a copy of all other material documents related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new notice and a new three (3) Business Day period, and (3) that, subject to clause (iii) below, the Company Board has determined to effect an Adverse Recommendation Change or to terminate this Agreement in accordance with Section 8.01(d)(i) in order to enter into the Alternative Acquisition Agreement, as applicable, and (B) prior to making such an Adverse Recommendation Change or terminating this Agreement in accordance with Section 8.01(d)(i), as applicable, to the extent requested in writing by Parent and Buyer, engaged in good faith negotiations with Parent during such four (4) Business Day period (or three (3) Business Day period if applicable) to amend this Agreement in such a manner that this Agreement, as so amended, would be, in the good faith determination of the Company Board, at least as favorable to the Company and its shareholders and other stakeholders as the Alternative Acquisition Proposal (as such proposal may have been amended); and

(iii) no earlier than the end of the four (4) and three (3) Business Day period, as applicable, the Company Board shall have determined, in good faith, after consultation with its outside legal counsel and financial advisors, that, in light of such Superior Proposal and taking into account any revised terms proposed by Parent, that the failure to make such Adverse Recommendation Change or to so terminate this Agreement in accordance with Section 8.01(d)(i), as applicable, would be inconsistent with the Company Board’s fiduciary duties under the Laws of the Netherlands.

(f)

Notwithstanding anything to the contrary set forth in Section 5.03(d), upon the occurrence of any Company Intervening Event, the Company Board may, at any time prior to the Expiration Time, make a Company Adverse Recommendation Change, or authorize, resolve, agree or propose publicly to take any such action, only if all of the following conditions are met:

(i) the Company shall have (A) provided to Parent four (4) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Company Intervening Event and the rationale for the Company Adverse Recommendation Change and (2) state expressly that, subject to clause (ii) below, the Company Board has determined to effect a Company Adverse Recommendation Change and the Company Board shall have determined, in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to effect a Company Adverse Recommendation Change would be inconsistent with the Company Board’s fiduciary duties under the Laws of the Netherlands and (B) prior to making such a Company Adverse Recommendation Change, to the extent requested in writing by Parent and Buyer, engaged in good faith negotiations with Parent during such four (4) Business Day period to amend this Agreement in such a manner that the failure of the Company Board to make a Company Adverse Recommendation Change in response to the Company Intervening Event in accordance with clause (ii) below would no longer be, in the good faith determination of the Company Board, inconsistent with the Company Board’s fiduciary duties under the Laws of the Netherlands; and

(ii) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that in light of such Company Intervening Event and taking into account any revised terms proposed by Parent, the failure to make a Company Adverse Recommendation Change would be inconsistent with the Company Board’s fiduciary duties under the Laws of the Netherlands (it being understood and agreed that any material change to the circumstances giving rise to the Company Intervening Event that was previously the subject of a notice hereunder shall require a new notice to Parent as provided above; provided, that, with respect to each such material change, each reference in the preceding clauses (i) and (ii) to a “four (4) Business Day” period shall be changed to refer to a “three (3) Business Day” period).

(g)

Unless this Agreement is otherwise terminated pursuant to Article 8, neither the Company nor the Company Board (or any committee thereof) shall take any action to make the provisions of any “fair price,” “business combination,” “control share acquisition” or other state takeover statute or similar Law inapplicable to any transactions contemplated by an Alternative Acquisition Proposal.

(h)

Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to the Company’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); provided that any such disclosure shall be deemed a Company Adverse Recommendation Change unless the Company Board expressly publicly reaffirms and without qualification (other than a recitation of the terms of this Agreement) the Company Recommendation.

Section 5.04 Compensation Arrangements. Prior to the Closing, the Company (acting through the Company Board and the compensation committee of the Company Board) shall take all steps that may be required, necessary or advisable to cause each “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(1) under the 1934 Act that has been or, after the date of this Agreement, shall be entered into by the Company or any of its Subsidiaries with any current or former Company Service Provider, to be approved as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(2) under the 1934 Act and to satisfy the requirements of the non-exclusive safe harbor set forth in Rule 14d-10(d) under the 1934 Act.

Section 5.05 Delisting; Deregistration. Prior to the Acceptance Time, the Company shall cooperate with Parent and Buyer and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to cause the delisting of the Company and the Shares from the NYSE as promptly as practicable after the Closing or at such other time after the Closing designated by Parent and the deregistration of the Shares under the 1934 Act as promptly as practicable after such delisting.

Section 5.06 Anti-Takeover Measures. The Company and the Company Board (and any applicable committees thereof) shall take all actions within their power and authority necessary so that no Anti-Takeover Measure is or becomes applicable to any of the Transactions. If any Anti-Takeover Measure becomes applicable to any of the Transactions, the Company and the Company Board (and any applicable committees thereof) shall grant such approvals and take such actions within their power and authority as are necessary so that any such Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act within their power and authority to eliminate such Anti-Takeover Measures in respect of such Transactions.

Section 5.07 Tax.

(a)

As soon as possible after the date of this Agreement, the Company will, at the reasonable instruction of the Buyer, seek advance Tax clearances on (i) the amount of recognized paid-up share capital and share premium per share (fiscaal erkend kapitaal) for Dutch dividend withholding Tax purposes pursuant to article 13 of the Dutch Dividend Withholding Tax Act (Wet op de dividendbelasting 1965), (ii) other relevant Dutch dividend withholding Tax aspects and (iii) other Tax aspects of the Transactions, in each case to the extent this is reasonably necessary to effectuate the Transactions in a Tax efficient manner or to facilitate compliance with relevant Tax laws including determining the amounts of Dutch dividend withholding Tax to be withheld in respect of the Second Step Distribution. Buyer shall prepare the drafts of the Tax clearances in relation to the Transactions, submit such drafts to the Company as soon as reasonably possible for its review and provide the Company an opportunity to consult and comment on such draft Tax clearances and the Parties agree to include all comments reasonably and timely proposed by the Company and its counsel before the intended submission to the relevant Taxing Authority. The Company and its Subsidiaries shall provide any information and documentation reasonably requested by Buyer for purposes of preparing these drafts. The Company or the Buyer, as appropriate, will submit the Tax clearances to the relevant Taxing Authority as soon as reasonably possible following the final version having been determined in accordance with this Section 5.07, provided that no Tax clearance shall be submitted to, or agreed with, the relevant Taxing Authority by a Party without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). For purposes of this Section 5.07, any reference to “Tax clearances” shall be deemed to include any material correspondence or other documents to be sent to the relevant Taxing Authority.

(b)

During the Pre-Closing Period, the Company shall not, and shall cause each of its Subsidiaries not to, knowingly take any action outside the ordinary course of business of the Company and its Subsidiaries that may materially increase its absolute and/or relative direct or indirect investments in Dutch real estate by its direct Subsidiaries for purposes of Article 4 of the Dutch Legal Transfer Tax Act (Wet Op belastingen van rechtsverkeer 1970) which increase in itself would result in the Company or any of its direct Subsidiaries becoming a real estate investment company within the meaning of Article 4 of the Dutch Legal Transfer Tax Act (Wet Op belastingen van rechtsverkeer 1970). The Company shall, and shall cause each of its Subsidiaries to, provide Parent, Buyer and their respective Representatives all information reasonably required to determine whether the Company or any of its Subsidiaries qualifies as a real estate investment company, but only to the extent such information is reasonably available to the Company or any of its Subsidiaries.

Section 5.08 Social and Economic Council Merger Regulation. Promptly after the date of this Agreement, the Parties shall jointly notify the Social and Economic Council and the relevant Dutch trade unions of the Offer in accordance with the provisions of the Social and Economic Council Merger Regulation for the protection of employees (SER-Besluit Fusiegedragsregels 2015), if and to the extent applicable.

Section 5.09 Creditor Oppositions. In accordance with Dutch Law, the one-month period for any creditors of the Company, holders of bonds (obligaties) issued by the Company, whether or not redeemable or convertible, or warrants issued by the Company (collectively, the “Company Creditors”) to oppose the Legal Merger or the Legal Demerger, as the case may be, under Dutch Law shall commence as of the day the Company publishes the filing of the Legal Merger Proposal or the Legal Demerger Proposal, as the case may be, in accordance with Section 2.06 or Section 2.07, as applicable. The Company shall promptly notify Parent and Buyer upon receipt of written notice of any actual, pending or threatened opposition rights proceeding initiated, pending to be initiated or threatened to be initiated by any Company Creditor pursuant to Dutch Law (whether during the aforementioned one-month period or otherwise). Such notice shall describe in reasonable detail the nature of such opposition rights proceeding. With respect to any such opposition rights proceeding, Section 7.06 shall apply.

ARTICLE 6

COVENANTS OF PARENT AND BUYER

Parent and Buyer jointly and severally agree that:

Section 6.01 Director and Officer Liability.

(a)

For six (6) years after the Closing, Parent shall cause the Company and its Subsidiaries to indemnify and hold harmless the present and former directors and officers of the Company and its Subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the consummation of the Post-Offer Reorganization and in connection with the Transactions to the fullest extent permitted by applicable Law. In the event that any Indemnified Person is made party to any Action that would be indemnifiable pursuant to the immediately preceding sentence, Parent shall cause the Company to advance fees, costs and expenses (including reasonable attorney’s fees and disbursements) as incurred by such Indemnified Person in connection with and prior to the final disposition of such Action, subject to the execution by such Indemnified Person of appropriate undertakings to repay such advanced fees, costs and expenses if it is ultimately determined that such Indemnified Person is not entitled to indemnification, in each case except to the extent prohibited under applicable Law. For a period of six (6) years following the Closing, Parent shall cause the Company and its Subsidiaries to honor and fulfill in all respects the obligations of the Company and its Subsidiaries under any and all indemnification agreements in effect as of the date hereof between the Company or any of its Subsidiaries and any Indemnified Person (the “Indemnification Agreements”). In addition, for a period of six (6) years following the Closing, Parent shall cause the Company and its Subsidiaries to cause the articles of association and rules and regulations of the Company Board (or other similar organizational documents) of the Company and its Subsidiaries to contain provisions with respect to exculpation of Liability of all Indemnified Persons, indemnification of all Indemnified Persons and advancement of fees, costs and expenses that are no less advantageous in the aggregate to the intended beneficiaries than the corresponding provisions contained in the Company Organizational Documents as of the date hereof. To the maximum extent permitted by applicable Law, such indemnification and exculpation shall be mandatory rather than permissive.

(b)

Parent shall obtain, or cause to be obtained, effective as of the Closing, a “tail” insurance policy with a claims period of six (6) years after the Closing with respect to directors’ and officers’ Liability insurance covering each Person currently covered by the Company’s directors’ and officers’ Liability insurance policy for acts or omissions occurring at or prior to the Closing on terms that are no less favorable than those of such policy of the Company in effect on the date of this Agreement, which insurance shall, prior to the Closing, be in effect and prepaid for such six (6)-year period; provided, however, that, in no event shall the total cost for such prepaid “tail” insurance policy exceed 300% of the annual premiums paid as of the date hereof by the Company for such insurance (the “Premium Cap”), and if the total cost for such prepaid “tail” policy exceeds the Premium Cap, then Parent may obtain, or cause to be obtained, a prepaid “tail” policy with the maximum coverage available for a total cost of the Premium Cap. Upon execution of this Agreement, the Company shall execute transaction-specific “Broker of Record” letters to appoint Parent’s insurance brokers as the Company’s authorized representative solely for the purpose of negotiation such tail coverage with the Company’s incumbent insurers; provided, that such appointments shall be rescinded if the Transactions are not completed. If Parent for any reason fails to obtain, or cause to be obtained, such “tail” insurance policy as of the Closing, Parent shall continue, or cause to be continued, to maintain in effect, for a period of six (6) years from and after the Closing, the directors’ and officers’ Liability insurance in place as of the date of this Agreement or a comparable policy with the Company’s current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s current directors’ and officers’ Liability insurance carrier on terms no less favorable than those of such policy in effect on the date of this Agreement.

(c)

If Parent, Buyer, the Company or any of their respective successors or assigns (i) shall consolidate with, or merge with or into, any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties or assets to any Person, then, in each case, Parent or Buyer, as applicable, shall take such action as may be necessary so that such Person shall assume all of the applicable obligations set forth in this Section 6.01.

(d)

Each Indemnified Person is intended to be a Third Party beneficiary of this Section 6.01, with full rights of enforcement as if such Indemnified Person was a party hereto. The rights of any Indemnified Person under this Section 6.01 shall be in addition to, and not in substitution of, any other rights that such Persons may have under the Company Organizational Documents, the Indemnification Agreements or applicable Law (whether at Law or in equity).

Section 6.02 NYSE Listing Application. Parent shall file with the NYSE an application for the listing of the Parent Common Stock with the NYSE as promptly as reasonably practicable after the date hereof, and shall use its reasonable best efforts to have the application accepted by the NYSE as promptly as is practicable following its submission.

Section 6.03 Rule 16b-3. Prior to the Acceptance Time, Parent, the Parent Board and the compensation committee of the Parent Board shall take such steps as may be reasonably required or advisable to cause acquisition of Parent Securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company and who may become a director or officer of Parent to be exempt under Rule 16b-3 under the 1934 Act.

Section 6.04 Employee Matters.

(a)

No later than sixty (60) days after the date hereof, and to the extent not prohibited under applicable Laws, the Company shall provide to Parent an accurate and complete list of each Company Service Provider and their salary, target bonus opportunity and length of service.

(b)

For a period beginning on the Closing Date and ending on December 31 of the year following the year in which the Closing Date occurs, Parent shall provide (or cause an Affiliate of Parent to provide) to each employee of the Company or any of its Subsidiaries who continues in employment with Parent or one of its Affiliates following the Closing (each, a “Continuing Employee”) with a base salary or an hourly wage rate, as applicable, that is no lower than the base salary or hourly wage rate, as applicable, provided to such Continuing Employee immediately prior to the Closing.

(c)

For a period beginning on the Closing Date and ending on December 31 of the year in which the Closing Date occurs, subject to the terms in effect on the date hereof of any individual contract between the Company or any of its Affiliates and a Continuing Employee disclosed on the Company Plan List and made available to Parent prior to the date hereof, Parent shall provide (or cause an Affiliate of Parent to provide) each Continuing Employee with: (i) an annual cash bonus opportunity that is no lower than the annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Closing (subject to the terms of Section 6.04(g)), (ii) health and welfare benefits and other broad-based employee benefits provided under the Company Plans listed in Section 3.18(b) of the Company Letter or required to be provided to the applicable Continuing Employee under applicable Law (excluding, for the avoidance of doubt, severance covered in the following clause (iii) and defined benefit retirement benefits) that are no less favorable, in the aggregate, than those provided to such Continuing Employee immediately prior to the Closing and (iii) severance benefits that are no less favorable in the aggregate than those severance benefits, if any, provided to such Continuing Employee immediately prior to the Closing pursuant to the Company Plan, if any, applicable to such Continuing Employee set forth in Section 3.18(b) of the Company Letter, a copy of which has been made available to Parent prior to the date of this Agreement, or if none, those severance benefits provided to similarly situated employees of Parent or its Affiliates in the jurisdiction where such Continuing Employee works, if any.

(d)

With respect to the year following the year in which the Closing Date occurs, subject to the terms in effect on the date hereof of any individual contract between the Company or any of its Affiliates and a Continuing Employee disclosed on the Company Plan List and made available to Parent prior to the date hereof, Parent shall provide (or cause an Affiliate of Parent to provide) each Continuing Employee with (i) an annual cash bonus opportunity that is no lower than the annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Closing or the annual cash bonus opportunity that is provided to similarly situated employees of Parent or its Affiliates in the jurisdiction where such Continuing Employee works, if any, (ii) eligibility for long-term incentive awards on substantially the same basis as similarly situated employees of Parent or its Affiliates in the jurisdiction where such Continuing Employee works, if any (or, if there are no similarly situated employees of Parent or any of its Affiliates in the jurisdiction in which a Continuing Employee provides services, eligibility for long-term incentive awards on substantially the same basis as employees of Parent or its Affiliates in Europe), (iii) health and welfare benefits and other broad-based employee benefits provided under the Company Plans listed in Section 3.18(b) of the Company Letter or required to be provided to the applicable Continuing Employee under applicable Law (excluding, for the avoidance of doubt, severance covered in the following clause (iv) and defined benefit retirement benefits) that are no less favorable, in the aggregate, than those provided to such Continuing Employee immediately prior to the Closing or those provided to similarly situated employees of Parent or its Affiliates in the jurisdiction where such Continuing Employee works, if any, and (iv) severance benefits that are no less favorable in the aggregate than the severance benefits, if any, provided to such Continuing Employee immediately prior to the Closing pursuant to the Company Plan, if any, applicable to such Continuing Employee set forth in Section 3.18(b) of the Company Letter, a copy of which has been made available to Parent prior to the date of this Agreement, or those severance benefits provided to similarly situated employees of Parent or its Affiliates in the jurisdiction where such Continuing Employee works, if any. For the avoidance of doubt, for purposes of Sections 6.04(c) and (d), references to “Affiliates” of Parent shall not include the Company and its Subsidiaries.

(e)

As of the Closing, Parent shall, and shall cause its Affiliates to give Continuing Employees full credit for purposes of eligibility, vesting and level of benefits under any employee benefit and compensation plans or arrangements (including for purposes of vacation and severance but excluding for purposes of benefit accrual under defined benefit plans, or for retiree medical plans, frozen or grandfathered benefit plans or benefit plans under which similarly-situated employees of Parent and its Affiliates do not receive any service credit) maintained by Parent or its Affiliates that such Continuing Employees may be eligible to participate in after the Closing for such Continuing Employees’ service with the Company or any of its Subsidiaries to the same extent that such service was credited for purposes of any comparable Company Plan immediately prior to the Closing, except, in each case, to the extent such treatment would result in duplicative benefits and except, in each case, to the extent that that any such limitations are not permitted by applicable Law. In addition, to the extent as may be applicable and to the extent permitted by the applicable Parent Plan, Parent shall cause (i) all pre-existing condition exclusions and actively-at-work requirements of any Parent Plans providing medical, dental, hospital, pharmaceutical or vision benefits to be waived for such Continuing Employee and his or her covered dependents (except to the extent that such exclusions or requirements applied to the Continuing Employee under comparable Company Plans); and (ii) any co-payments, deductibles and other eligible expenses incurred by such Continuing Employee or his or her covered dependents during the plan year in which the Closing Date occurs to be credited for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Continuing Employee and his or her covered dependents for the applicable plan year of each comparable Parent Plan (to the extent such credit would have been given under comparable Company Plans prior to the Closing).

(f)

Parent shall, or shall cause any applicable Subsidiary thereof to, assume and perform the Company’s and its Subsidiaries’ obligations under the Company Plans listed in Section 6.04(f) of the Company Letter.

(g)

Parent shall maintain (or cause an Affiliate of Parent to maintain) the annual cash bonus plan(s) set forth in Section 6.04(g) of the Company Letter (each, an “Annual Bonus Plan”) until at least the end of the calendar year in which the Closing occurs, and shall pay (or cause an Affiliate of Parent to pay) to each Continuing Employee who was a participant in any such Annual Bonus Plan immediately prior to the Closing an award thereunder for the calendar year in which the Closing occurs, in accordance with the terms thereof, with such equitable modifications, if any, to the performance objectives as Parent reasonably determines in good faith to be appropriate to reflect the occurrence of the Transactions, subject to each such Continuing Employee’s continued employment with Parent or an Affiliate thereof through December 31 of the year in which the Closing occurs (or, if earlier, and provided that such Continuing Employee is not a party to or covered by a Company Plan which provides for payment of such Continuing Employee’s annual cash bonus (or any portion thereof in respect of the year in which the Closing occurs) in connection with an involuntary termination of such Continuing Employee’s employment by the Company without “cause”, through the date of such Continuing Employee’s involuntary termination of employment after the Closing by Parent without “cause” (as determined by Parent in good faith), in which case such bonus will be pro-rated based on the number of days such Continuing Employee is employed by Parent, the Company or an Affiliate thereof during the year in which the Closing occurs), payable at such time(s) as Parent may determine, but in no event later than March 15 of the year following the year in which the Closing occurs; provided, however, that, notwithstanding the foregoing, each such Continuing Employee’s payout under any applicable Annual Bonus Plan in respect of the calendar year in which the Closing occurs shall be no less than his or her target award opportunity thereunder as in effect on the date hereof (or pro-rated target award opportunity if such Continuing Employee becomes entitled to a pro-rated annual cash bonus as contemplated by this Section 6.04(g)). Payment of any pro-rated annual cash bonus in accordance with this Section 6.04(g) shall, if requested by Parent or an Affiliate thereof, be subject to the applicable Continuing Employee’s execution and non-revocation of a general release of claims in a form customarily used by Parent and its Affiliates (which, for the avoidance of doubt, shall not include the Company and its Subsidiaries) for its similarly situated employees.

(h)

Nothing contained in this Agreement shall, or shall be construed so as to, (i) prevent or restrict in any way the right of Parent to terminate reassign, promote or demote any Company Service Provider (or to cause any of the foregoing actions) at any time following the Closing, or to change (or cause the change of) the titles, powers, duties, responsibilities, functions, locations, salaries, other compensation or terms or conditions of employment or service of any such Company Service Providers at any time following the Closing; (ii) constitute an amendment or modification of any Company Plan or employee benefit and compensation plans or arrangements maintained by Parent or its Affiliates; (iii) create any third party rights in any such current or former Company Service Provider (including any beneficiary or dependent thereof); or (iv) obligate Parent or any of its Affiliates to adopt or maintain any particular plan or program or other compensatory or benefits arrangement at any time or prevent Parent or any of its Affiliates from modifying or terminating any such plan, program or other compensatory or benefits arrangement at any time.

Section 6.05 Conduct of Parent. During the Pre-Closing Period, except as (i) expressly required or expressly contemplated by this Agreement, (ii) set forth in Section 6.05 of the Parent Letter, (iii) required by applicable Law or (iv) consented to in advance in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), Parent shall, and shall cause each of its Subsidiaries to, (A) conduct its business in all material respects in the ordinary course of business consistent with past practice and (B) use its reasonable best efforts to preserve intact in all material respects its business organization and material business relationships with suppliers, vendors, Governmental Authorities, customers and other Persons with which Parent has material business relationships; provided, that neither Parent nor any of its Subsidiaries shall be required (or shall without the Company’s prior consent, not to be unreasonably withheld, conditioned or delayed) to make any payments to its business relationship counterparties, beyond that paid in the ordinary course of business in order to maintain such business relationships. In addition to and without limiting the generality of the foregoing, during the Pre-Closing Period, except as (w) expressly required or expressly contemplated by this Agreement, (x) set forth in Section 6.05 of the Parent Letter, (y) required by applicable Law or (z) consented to in advance in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), Parent shall not, and shall cause its Subsidiaries not to:

(a)

amend, adopt any amendment to or otherwise change (whether by merger, consolidation or otherwise) any of the Parent Governing Documents or the Parent OP Partnership Agreement, except for such amendments or changes as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(b)

declare, set aside or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of its shares or other equity interests, except for (A) dividends or distributions paid by any of its Subsidiaries to Parent or other Subsidiaries of Parent and (B) the authorization and payment by Parent of regular quarterly dividends and by Parent OP of regular quarterly distributions, payable in accordance with past practice;

(c)

split, combine, subdivide, exchange or reclassify any shares of Parent Common Stock including pursuant to any recapitalization, merger, issuer tender or exchange offer or other similar transaction, unless the Offer Consideration and any other amounts payable pursuant to the Transactions contemplated in this Agreement are equitably adjusted in order to provide the (former) shareholders of the Company the same economic benefit as contemplated by this Agreement prior to such event.

(d)	enter into a material new line of business unrelated to the lines of business of Parent and its Subsidiaries conducted as of the date hereof;

(e)

knowingly take or fail to take any action which would reasonably be expected to cause (A) Parent to fail to qualify as a REIT or (B) any Subsidiary of Parent to fail to be treated as any of (1) a partnership or disregarded entity for United States federal income tax purposes or (2) a REIT, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be; or

(f)	agree, resolve or commit to do any of the foregoing.

Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit Parent from taking any action, at any time or from time to time, that in the reasonable judgment of Parent, upon advice of counsel to Parent, is reasonably necessary for Parent to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Closing or to avoid incurring entity level income or excise Taxes under the Code, including making dividend or other distribution payments to stockholders of Parent in accordance with this Agreement or otherwise. If Parent determines that it is necessary to take any such action, it shall notify the Company as soon as reasonably practicable and prior to taking such action.

Section 6.06 Access to Information.

(a)

During the Pre-Closing Period, Parent shall, and shall cause each of its Subsidiaries to, and Parent and its Subsidiaries shall use their reasonable best efforts to cause its and their respective Representatives to, afford the Company and its Representatives reasonable access on reasonable advance notice and in a manner not unreasonably disruptive to the operations of the business of Parent and its Subsidiaries, during normal business hours, to the officers, senior employees, Representatives, auditors, properties, offices and other facilities and the books and records of Parent and its Subsidiaries, and shall use reasonable best efforts to promptly furnish or cause to be furnished to the Company and its Representatives copies (including in electronic form) of books, records and other financial, operating and other data and information as the Company may reasonably request in writing addressed to Greg Wright, Joshua Mills or any other person designated in writing by Greg Wright or Joshua Mills; provided, that such access shall not permit the Company and its Representatives to conduct any intrusive soil and groundwater investigation at any of the properties, offices and other facilities of Parent and its Subsidiaries. Notwithstanding the foregoing, Parent and its Subsidiaries shall not be obligated to disclose any information (i) if providing such access or disclosing such information would or would reasonably be expected to cause material competitive harm to Parent or Buyer if the Transactions are not consummated, (ii) if providing such access or disclosing such information would reasonably be expected to, in the reasonable judgment of Parent after receiving advice from counsel violate any applicable Law (including antitrust and privacy Laws) or binding agreement entered into prior to the date of this Agreement or (iii) that, would reasonably be expected to in the reasonable judgment of Parent, result in the loss of attorney-client privilege with respect to such information or would reasonably be expected to constitute a waiver of any other privilege or Trade Secret protection held by Parent or any of its Subsidiaries; provided, that Parent shall use its commercially reasonable efforts (A) to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or waiver of any other privilege or Trade Secret protection or violation of any such applicable Law or binding agreement or (B) to develop an alternative to providing such information so as to address such matters that is reasonably acceptable to Parent and the Company. Parent shall advise the Company in such circumstances that it is unable to comply with the Company’s reasonable requests for information pursuant to the immediately preceding sentence, and Parent shall reasonably describe the reasons why such information is being withheld. Parent shall be entitled to have Representatives present at all times during any inspection by the Company or their Representatives pursuant to this Section 6.06. No notice, access, review or investigation pursuant to this Section 6.06 or information provided, made available or delivered to the Company or its Representatives pursuant to this Section 6.06 or otherwise shall affect any representations or warranties of Parent or conditions or rights of the Company contained in this Agreement. No investigation after the date of this Agreement shall affect or be deemed to modify or supplement any representation or warranty made by Parent or Buyer herein.

(b)	Nothing contained in this Agreement is intended to give the Company, directly or indirectly, rights to control Parent or any of its Subsidiaries before the Closing.

Section 6.07 Parent Adverse Recommendation Change.

(a)

Except as provided in Section 6.07(b), neither the Parent Board nor any committee thereof shall, directly or indirectly, withhold, withdraw, qualify, amend or modify in a manner adverse to the Company, or publicly propose to withhold, withdraw, qualify, amend or modify in a manner adverse to the Company, the Parent Recommendation or fail to make, or include in the applicable Parent Disclosure Documents, the Parent Recommendation, or make any public statement inconsistent with the Parent Recommendation, (any action described in this clause being referred to as an “Parent Adverse Recommendation Change”).

(b)

Notwithstanding anything to the contrary set forth in Section 6.07(a), upon the occurrence of any Parent Intervening Event, the Parent Board may, at any time prior to receipt of the Parent Stockholder Approval, make a Parent Adverse Recommendation Change, or authorize, resolve, agree or propose publicly to take any such action, only if all of the following conditions are met:

(i) Parent shall have (A) provided to the Company four (4) Business Days’ prior written notice, which shall (1) set forth in reasonable detail information describing the Parent Intervening Event and the rationale for the Parent Adverse Recommendation Change and (2) state expressly that, subject to clause (ii) below, the Parent Board has determined to effect a Parent Adverse Recommendation Change and the Parent Board shall have determined, in good faith, after consultation with its outside legal counsel and financial advisors, that the failure to effect a Parent Adverse Recommendation Change would be inconsistent with the Parent directors’ duties under the Laws of the State of Maryland and (B) prior to making such a Parent Adverse Recommendation Change, to the extent requested in writing by the Company, engaged in good faith negotiations with the Company during such four (4) Business Day period to amend this Agreement in such a manner that the failure of the Parent Board to make a Parent Adverse Recommendation Change in response to the Parent Intervening Event in accordance with clause (ii) below would no longer be, in the good faith determination of the Parent Board, inconsistent with the directors’ duties under the Laws of the State of Maryland; and

(ii) the Parent Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that in light of such Parent Intervening Event and taking into account any revised terms proposed by the Company, the failure to make a Parent Adverse Recommendation Change would be inconsistent with the Parent directors’ duties under the Laws of the State of Maryland (it being understood and agreed that any material change to the circumstances giving rise to the Parent Intervening Event that was previously the subject of a notice hereunder shall require a new notice to the Company as provided above; provided, that, with respect to each such material change, each reference in the preceding clauses (i) and (ii) to a “four (4) Business Day” period shall be changed to refer to a “three (3) Business Day” period).

(c)

Nothing contained in this Agreement shall prohibit Parent or the Parent Board from taking and disclosing to the Parent’s shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer); provided that any such disclosure shall be deemed a Parent Adverse Recommendation Change unless the Parent Board expressly publicly reaffirms and without qualification (other than a recitation of the terms of this Agreement) the Parent Recommendation.

ARTICLE 7

COVENANTS OF THE PARTIES

The Parties agree that:

Section 7.01 Regulatory Approvals; Efforts.

(a)

During the Pre-Closing Period, the Parties shall use their respective reasonable best efforts to consummate and make effective the Transactions in accordance with the terms hereof and as promptly as practicable. Without limiting the foregoing, during the Pre-Closing Period, the Parties shall use their respective reasonable best efforts to (i) promptly obtain all authorizations, consents, Orders and approvals of all Governmental Authorities or other Persons that may be, or become, necessary for the performance of their respective obligations pursuant to this Agreement and the consummation of the Transactions, (ii) take all actions as may be requested by any such Governmental Authority to obtain such authorizations, consents, Orders and approvals and (iii) avoid entry of, or effect the dissolution of, any Order that would have the effect of preventing or materially delaying the consummation of the Transactions. The Parties shall cooperate in seeking to promptly obtain all such authorizations, consents, Orders and approvals. In furtherance and not in limitation of the foregoing, each Party agrees to (A) make all required applications, filings and submissions with respect to the Required Approvals and any other applicable Antitrust Laws promptly and (B) respond as promptly as practicable to any inquiries or requests received from any Governmental Authority in connection with antitrust or related matters.

(b)

The Parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and each Party shall provide to the other Parties in advance, any written analyses, presentations, memoranda, briefs and proposals made or submitted to any Governmental Authority by or on behalf of any Party in connection with proceedings relating to any Antitrust Laws; provided, that each Party may limit disclosure of commercially sensitive portions of such materials to the outside legal counsel and consultants of the other Parties.

(c)

Without limiting the generality of the foregoing, each Party shall give the other Parties prompt notice of any pending or threatened request, inquiry, or Action brought by a Governmental Authority, or brought by a Third Party before any Governmental Authority, in each case with respect to the Transactions under any Antitrust Laws (an “Antitrust Investigation”). With respect to any such Antitrust Investigation, and subject to applicable Laws relating to the exchange of information and appropriate agreements to limit disclosure to outside counsel and consultants retained by such counsel and to preserve the attorney-client or other legal privileges, each Party shall use its reasonable best efforts to (i) keep the other Parties informed as to the status of any such request, inquiry, or Action, (ii) promptly inform the other Parties of any communication (excluding non-material communications) to or from the United States Federal Trade Commission, United States Department of Justice or any other Governmental Authority, in connection with any such request, inquiry or Action (and, if in writing, furnish the other Parties with a copy of such communication), (iii) give each other reasonable advance notice of all meetings or teleconferences (excluding non-material teleconferences) with any Governmental Authority in connection with any such request, inquiry or Action and (iv) consult in advance and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with (including providing reasonable opportunity for the other Parties to comment upon) any analysis, presentation, memorandum, brief or proposal to be made or submitted to any such Governmental Authority.

(d)

The Parties shall promptly furnish to one another all information required or requested to be included in any application, filing or submission to be made pursuant to the rules and regulations of any Governmental Authority in connection with the applications or other filings to be made under applicable Antitrust Laws. The Parties shall have the right to review in advance, and to the extent practicable each shall consult the other on, all the information relating to Parent, Buyer or the Company, as the case may be, and any of their respective Affiliates that appear in any application or filing made with, or written materials submitted to (in each case, including any amendments thereto), any Third Party or any Governmental Authority in connection with the Transactions or filings to be made under applicable Antitrust Laws (and any amendments thereto), and shall consider in good faith comments proposed by Buyer or the Company, as the case may be; provided, that with respect to any documents or materials required to be filed under applicable Antitrust Laws that contain information (i) that is commercially sensitive or (ii) the provision of which would infringe Antitrust Laws, such information may be provided solely to those individuals acting as outside legal counsel for the other Parties; provided, however, that such information may be redacted as necessary to address reasonable attorney-client or other privilege or confidentiality concerns; provided further, that such counsel shall not disclose such information to such other Parties.

(e)

Each Party further agrees to cooperate with the others in order to resolve any investigation or other inquiry concerning the Transactions initiated by any Governmental Authority. Each Party shall promptly notify the others of any written notice or other communication received by such Party from any Governmental Authority in connection with the Transactions and, to the extent reasonably practicable, all discussions, telephone calls and meetings with a Governmental Authority regarding the Transactions shall include the Representatives of the Company, on the one hand, and Parent and Buyer, on the other hand.

(f)

In the event that any Action is commenced challenging the Transactions as violating any Antitrust Law, each Party shall cooperate with each other Party and use its respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order resulting therefrom, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

(g)

Without limiting the foregoing, Parent shall, and shall cause its Subsidiaries to, use reasonable best efforts to, promptly, and in any event prior to the End Date, take all actions necessary to (x) secure the approvals, expiration or termination of any waiting period (and any extension thereof) applicable to the consummation of the Transactions under the Required Approvals or under any other applicable Antitrust Laws and (y) resolve any objections asserted with respect to the Transactions under applicable Law raised by any Governmental Authority, in each case, to the extent necessary in order to prevent the entry of any Legal Restraint that would prevent, prohibit, restrict or delay the consummation of the Transactions; provided, that, notwithstanding anything in this Agreement to the contrary, in no event shall Parent or any of its Subsidiaries be obligated to, and the Company and its Subsidiaries shall not agree to (other than at the written request of Parent, in which case the Company and its Subsidiaries shall, provided the effectiveness of any such action is conditioned on the Closing), (i) proffer to, or agree to, sell, divest, lease, license, transfer, dispose of or otherwise encumber or hold separate and agree to sell, divest, lease, license, transfer, dispose of or otherwise encumber before or after the Acceptance Time, any assets, licenses, operations, rights, product lines, businesses or interest therein of the Company and any of its Subsidiaries or Parent and any of its Subsidiaries (or to consent to any such sale, divestiture, lease, license, transfer, disposition or other encumbrance by the Company and any of its Subsidiaries or Parent and any of its Subsidiaries of any of their respective assets, licenses, operations, rights, product lines, businesses or interest therein), (ii) agree to any material changes (including through a licensing arrangement) or restriction on, or other impairment of Parent’s, the Company’s or any of their respective Subsidiaries’ ability to own or operate, any such assets, licenses, operations, rights, product lines, businesses or interests therein or Parent’s and Buyer’s ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the capital stock of the Company or (iii) agree to other structural, behavioral or conduct relief with respect to the behavior of Parent, Buyer or the Company and any of their Subsidiaries (each of the actions described in the preceding clauses (i), (ii) and (iii), a “Remedy Action”), except that, (A) in the case of a Remedy Action under clause (i) of the definition thereof, to the extent necessary in order to avoid or lift a Legal Restraint sought by any Governmental Authority that would prevent the Closing, Parent will agree to do the following and no more than the following: Parent shall offer and continue to offer to agree to divest, hold separate, or otherwise dispose of one or more of its or its Subsidiaries’ properties or one or more of the Company’s or its Subsidiaries’ properties, up to but not exceeding, in the aggregate, 35 megawatts of IT Load capacity, and (B) in the case of a Remedy Action under clauses (ii) or (iii) of the definition thereof, Parent will undertake Remedy Actions that do not, individually or in the aggregate, have a material impact on the benefits that Parent reasonably expects to derive from the Transactions.

(h)

Notwithstanding the foregoing or anything in this Agreement to the contrary, Parent shall have principal responsibility for determining the timing and sequence of seeking the required authorizations, consents, Orders and approvals under the applicable Antitrust Laws and any other Laws and from any Governmental Authorities and strategy with respect to obtaining any such authorizations, consents, Orders and approvals; provided, that nothing in this Section 7.01(h) shall relieve Parent of the obligations set forth in Section 7.01(a), including Parent’s obligation to use its reasonable best efforts to consummate and make effective the Transactions as promptly as practicable.

(i)

Parent and Buyer, on the one hand, and the Company, on the other hand, agree to refrain from, and to cause each of their respective Affiliates to refrain from, acquiring or agreeing to acquire any assets or businesses that would reasonably be expected to (1) prevent, materially impede, or materially delay receipt of any authorizations, consents, Orders, or approvals of Governmental Authorities, or (2)  prevent, materially delay, or materially impede the Closing.

Section 7.02 Certain Filings. The Parties shall cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents, the Schedule TO, the Registration Statement, the Offer Documents, the Offer Prospectus and the NYSE listing application, (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are reasonably required to be obtained from parties to any Contracts, in connection with the consummation of the Transactions and (c) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents, the Schedule TO, the Registration Statement, the Offer Documents or the Offer Prospectus and seeking timely to obtain any such actions, consents, approvals or waivers. In furtherance and not in limitation of the foregoing, the Company shall direct its independent accountants to cooperate with Parent consistent with such independent accountants’ customary practice and obtain customary accountants’ “comfort letters” (including customary “negative assurances”) and customary consents to the inclusion of audit reports in connection with the filing of the Registration Statement and reasonable participation by the Company’s independent auditors in due diligence sessions conducted in connection with the provision of such comfort letters and consents.

Section 7.03 Further Assurances. If, at any time before or after the Acceptance Time, the Company or Buyer reasonably believes that any further instruments, deeds, bills of sale, assignments or assurances are reasonably necessary or desirable to consummate the Transactions or to carry out the purposes and intent of this Agreement, then, subject to the terms and conditions of this Agreement, the Company and Buyer shall, and Parent shall cause

Buyer to, execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary or desirable to consummate the Transactions and to carry out the purposes and intent of this Agreement.

Section 7.04 Public Announcements. Parent and Buyer, on the one hand, and the Company, on the other hand, shall consult with one another prior to issuing, and provide each other with the opportunity to review and comment upon, any press release, public announcement, public statement or other public disclosure with respect to this Agreement or the Transactions and shall not issue any such press release, public announcement, public statement or other public disclosure prior to such consultation without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or by the rules and regulations of the NYSE (in which event Parent and Buyer, on the one hand, and the Company, on the other hand, shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to Parent and Buyer or the Company, as applicable, to review and comment upon such press release, public announcement, public statement or other public disclosure in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto); provided that, (a) each of the Company, on the one hand, and Parent and Buyer, on the other hand, may make press releases, public announcements, public statements or other public disclosures concerning this Agreement or the Transactions that consist solely of information previously disclosed in previous press release, public announcement, public statement or other public disclosure made by Parent, Buyer or the Company in compliance with this Section 7.04 and (b) each of the Company, on the one hand, and Parent and Buyer, on the other hand, may make any press release, public announcement, public statement or other public disclosure in response to questions by the press, investors or analysts or those participating in investor calls or industry conferences, so long as such statements consist solely of information previously disclosed in previous press releases, public announcements, public statements or other public disclosures made by Parent, Buyer or the Company in compliance with this Section 7.04. The Parties agree to issue the previously agreed upon form of joint press release announcing the execution of this Agreement promptly following the execution of this Agreement. The Parties agree that (i) the obligations of the Company under this Section 7.04 shall terminate only with respect to any matter reflecting the Company Recommendation at such time as the Company Board makes a Company Adverse Recommendation Change in connection with a Superior Proposal or Company Intervening Event and (ii) the obligations of Parent under Section 7.04 shall terminate only with respect to any matter reflecting the Parent Recommendation at such time as the Parent Board makes a Parent Adverse Recommendation Change in connection with a Parent Intervening Event.

Section 7.05 Notices of Certain Events.

(a)

The Company shall give prompt notice to Parent and Buyer of (i) any material written notice or other material communication received by it from any Governmental Authority related to the Transactions or any matter that is the subject of a representation or warranty of the Company set forth in Article 3 during the Pre-Closing Period, and (ii) any written notice received by it from any Third Party during the Pre-Closing Period alleging that the consent of such Third Party is or may be required in connection with this Agreement and the Transactions under any Material Contract or by any Governmental Authority; provided, that the delivery of notice pursuant to this Section 7.05(a) shall not limit or otherwise affect the remedies available hereunder to Parent and Buyer.

(b)

Each of the Company, on the one hand, and Parent and Buyer, on the other hand, shall give prompt notice to the other Party of (i) any Action commenced or, to such Party’s knowledge, threatened, against the Company or any of its Affiliates or Parent or any of its Affiliates, that purports to prevent, materially impede or materially delay the consummation of the Offer, the Legal Merger, the Legal Demerger, the Asset Sale, Compulsory Acquisition, the Liquidation, the Second Step Distribution or any of the other Transactions or that makes allegations that, if true, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, and (ii) (A) in the case of the Company, the knowledge of the Company of any breach of or inaccuracy in its representations or warranties set forth in this Agreement or failure to perform its covenants or agreements set forth in this Agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to give rise to, individually or in the aggregate, the failure of any Offer Condition set forth in paragraph (D) or paragraph (E) of ANNEX I or (B) in the case of Parent and Buyer, the knowledge of Parent or Buyer of any breach of, or inaccuracy in, the representations or warranties of Parent and Buyer set forth in this Agreement or failure to perform the covenants or agreements of Parent and Buyer set forth in this Agreement to the extent such inaccuracy, breach or failure to perform would reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Buyer to perform its obligations under this Agreement or to consummate the Transactions; provided, that the delivery of any notice pursuant to this Section 7.05(b) shall not cure any breach of any representation, warranty, obligation, covenant or agreement contained in this Agreement or otherwise limit or affect any remedies available hereunder to the Party receiving such notice; provided, that other than in the event of a Willful Breach, the failure to comply with this Section 7.05(b) with respect to any breach or inaccuracy of representations or warranties shall not be taken into account in determining the satisfaction of the Offer Condition set forth in paragraph (E) of ANNEX I.

Section 7.06 Litigation. Except as otherwise set forth in Section 7.01, the Company shall control any Action brought against the Company or any of its Subsidiaries or their directors or officers relating in any way to this Agreement or the Transactions (“Transaction Litigation”); provided that the Company shall give Parent and Buyer the right to (i) review and comment in advance on all filings or responses to be made by the Company in connection with any Transaction Litigation (and any amendments thereto) and the Company shall consider in good faith any comments proposed by Parent or Buyer, (ii) fully participate in (at Parent’s and Buyer’s expense), but not control, the defense of such Transaction Litigation, (iii) consult on any settlement with respect to such Transaction Litigation and (iv) fully participate in (at Parent and Buyer’s expense) any negotiations or mediation with respect to any settlement with respect to such Transaction Litigation, and no such settlement shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent and Buyer of any such Transaction Litigation brought or threatened in writing and shall keep Parent and Buyer reasonably informed on a current basis with respect to the status thereof. Regarding any creditor opposition procedure referred to in Section 5.09, the Company shall use its reasonable best efforts to cause each such procedure to be resolved or lifted as soon as possible following the initiation thereof.

Section 7.07 Financing Cooperation.

(a)

The Company shall, and shall cause its Subsidiaries to, reasonably cooperate in connection with the arrangement of (1) any Anticipated Financing and (2) any other public offering by Parent of its debt or equity securities (such financings the “Financing”). Such cooperation by the Company and its Subsidiaries shall include, at the reasonable request of Parent or Buyer, using their reasonable best efforts to:

(i) furnish (x) audited consolidated statements of financial position and related consolidated income statements and consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for the three most recently completed fiscal years ended at least one-hundred-twenty (120) days prior to the anticipated date of such Financing and unaudited condensed consolidated interim statements of financial position and related condensed consolidated interim income statements and condensed consolidated interim statements of comprehensive income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for any fiscal quarter (other than the fourth fiscal quarter) ended after the date of its most recent audited financial statements and at least sixty (60) days prior to the anticipated date of such Financing (and the corresponding periods of the prior fiscal year), (y) as promptly as reasonably practical, all financial data, audit reports and other financial information of the Company and its Subsidiaries of the type required by the SEC’s Form 20-F promulgated under the 1934 Act and other accounting rules and regulations of the SEC as may reasonably be requested of the type and form customarily included in registered public offerings or private placement memoranda pursuant to Rule 144A of the Securities Act and, in the case of private placement memoranda, subject to customary exceptions, and (z) all information with respect to the Company necessary for Parent and Buyer to prepare any pro forma financial statements required to be included in any such offering document (including (A) to the extent an audited consolidated statement of financial position and related consolidated income statements of the Company as of and for the annual periods presented by Parent in preparing any such pro forma financial statements are not available, furnishing to Parent an unaudited consolidated statement of financial position and related consolidated income statements of the Company as of and for such periods presented by Parent and (B) such financial information as Parent may reasonably request in order to permit Parent to complete any required reconciliation from IFRS to GAAP and any required reclassifications to conform to Parent’s financial statement presentation), it being understood that the preparation of pro forma financial statements and the pro forma adjustments to be presented shall be the responsibility of Parent and Buyer (the information referred to in clauses (x), (y) and (z), collectively, the “Financing Information”); provided, that such Financing Information shall be limited to the type of information that would be required in connection with a registered public offering, or in the case of an offering conducted under Rule 144A, customarily included in a private placement memorandum conducted under Rule 144A;

(ii) cause its independent registered public accounting firm to reasonably cooperate with any Financing Sources consistent with such independent registered public accounting firm’s customary practice and obtain customary accountants’ “comfort letters” (including customary “negative assurances”) with respect to the information provided pursuant to clause (i)(x) above and customary consents to the inclusion of audit reports in connection with the Financing and participation by the Company’s independent registered public accounting firm in due diligence sessions conducted in connection with the provision of such comfort letters and consents, and provide any necessary management representation letters to its independent registered public accounting firm in connection with the foregoing;

(iii) provide information (A) related to the Company and its Subsidiaries reasonably necessary to assist Parent or any of its Affiliates, and assist Parent and its Affiliates, in the preparation of one or more customary confidential information memoranda, offering memoranda or prospectuses and (B) reasonably necessary to assist Parent or any of its Affiliates in its preparation of customary material relating to the Company and its Subsidiaries for rating agency presentations or as otherwise reasonably requested by Parent or the Financing Sources in connection with the syndication or other marketing of the Financing (collectively the materials described in this clause (iii), the “Marketing Material”);

(iv) provide the reasonable use by Parent and its Affiliates of the Company’s and its Subsidiaries’ logos for syndication and underwriting, as applicable, of the Financing (subject to advance review of and consent of the Company with respect to such use); provided, that such logos are used solely in a manner that is reasonable and customary for such purposes and that is not intended to or reasonably likely to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries or any of their respective products, services, offerings or Owned Intellectual Property Rights;

(v) cause Senior Management and Representatives, with appropriate seniority and expertise, to participate in due diligence sessions, and otherwise cooperate with the Financing Sources’ documentary due diligence, to the extent customary and reasonable; provided that Senior Management shall not be required to attend any such meetings on more than three (3) days in the aggregate;

(vi) (vi) provide, at least three (3) Business Days prior to the Acceptance Time, all documentation and other information about the Company and its Subsidiaries as is required by applicable “know your customer” and anti-money laundering and anti-corruption rules and regulations, including the USA PATRIOT Act, to the extent reasonably requested by any Financing Source at least ten (10) Business Days prior to the anticipated Acceptance Time;

(vii) cooperate with Parent’s and Buyer’s legal counsel in connection with any legal opinions that may be required to be delivered in connection with the Financing;

(viii) cooperate with Parent, Buyer and any Financing Sources to ensure that, to the extent practicable and appropriate, any syndication efforts in connection with the Financing benefit from the Company’s and its Subsidiaries’ existing financing relationships;

(ix) supplement the written or formally presented information (other than projections and other forward looking materials and information of a general economic or industry specific nature) provided by the Company or its Subsidiaries to the extent such information contains any material misstatement of fact or omits to state any material fact necessary to make such information, taken as a whole, not misleading in any material respect as soon as reasonably practicable after gaining knowledge thereof; and

(x) take any action or consummate any other transaction reasonably requested by Parent and Buyer, contingent upon the occurrence of the Closing, that facilitates an efficient debt financing and security structure following the implementation of the Transaction.

provided, that neither the Company nor any of its Subsidiaries nor any of their respective Affiliates or Representatives shall be required to take any of the following actions that is not contingent on the Closing: (A) pay any out-of-pocket fee or expense or incur any other material Liabilities for which the Company is not promptly reimbursed by Parent or Buyer, (B) pay any commitment or other fees, in each case, in connection with any Financing, (C) give any indemnities in connection with any Financing, (D) take any action that, in the good faith determination of the Company, would unreasonably interfere with the conduct of the business of the Company and its Subsidiaries or create an unreasonable risk of damage or destruction to any property or assets of the Company or any of its Subsidiaries, (E) provide (i) any information the disclosure of which is prohibited or restricted under applicable Law or subject to legal privilege, or, subject to compliance by the parties with the 1933 Act or the 1934 Act, that is confidential or proprietary to the providing party or (ii) any information with respect to which the Company or any of its Subsidiaries owes a duty of confidentiality to a Third Party (it being understood, in that case, that the Company shall, to the extent permitted by such duty of confidentiality, inform Parent that it is not providing certain information as a result of such a duty and shall use reasonable best efforts to obtain the consent of such third party to the Company’s and its Subsidiaries’ disclosure of such information to Parent, Buyer and its Financing Sources), (F) take any action that would conflict with or violate its organizational documents or any applicable Law or would conflict with or result in a violation or breach of, or default under, any material agreement to which the Company or any of its Subsidiaries is a party, (G) adopt any resolution prior to the Closing or (H) take any action that would be reasonably expected to cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability.

(b)

Parent and Buyer shall, promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company, its Subsidiaries and its and their respective Representatives in connection with their respective obligations pursuant to this Section 7.07. Parent shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives, from and against any and all losses suffered or incurred by any of them in connection with any Financing and any information utilized in connection therewith (other than material misstatements or omissions in information provided by the Company or any of its Subsidiaries for use in any such Financing), except to the extent such losses were suffered or incurred as a result of the gross negligence or willful misconduct of the Company or any of its Subsidiaries.

(c)

The Company shall, and shall cause its Subsidiaries to, promptly deliver all notices, reasonably cooperate with Parent and take all other actions reasonably requested by Parent to facilitate the termination at, or, at the option of Parent, following, the Closing of all commitments in respect of all indebtedness of the Company and its Subsidiaries under the Revolving Facility Agreements, the repayment in full on, or, at the option of Parent, following, the Closing Date (or in the case of any letters of credit, cash collateralization, to the extent that Parent shall not have entered into an alternative arrangement with the issuing bank) of all obligations in respect of all such indebtedness under, and the release on, or, at the option of Parent, following, the Closing Date of any Liens securing all such indebtedness and guarantees in connection therewith. In furtherance and not in limitation of the foregoing, the Company and its Subsidiaries shall use reasonable best efforts and shall reasonably cooperate with Parent to obtain and deliver to Parent at least two (2) Business Days prior to the Closing Date an executed conditional payoff letter with respect to all such indebtedness (collectively, the “Payoff Letter”), in form and substance customary for transactions of this type, from the applicable agent on behalf of the Persons to whom such indebtedness is owed, each of which Payoff Letters together with any related release documentation shall, among other things, include the payoff amount and provide that Liens (and guarantees), if any, granted in connection with the documents for the assets, rights and properties of the Company and its Subsidiaries securing such indebtedness shall, upon the payment of the amount set forth in the applicable Payoff Letter at or prior to the Closing, be released and terminated. The obligations of the Company pursuant to this Section 7.07(c) shall be subject to Parent providing all funds required to effect all such repayments and cash collateralization of (or alternative arrangement with respect to) letters of credit at or prior to the Closing.

(d)

At the request of Parent, the Company shall, and shall cause its Subsidiaries to, issue at the time requested by Parent (which time may be prior to the Closing Date) one or more notices to effect the optional redemption or prepayment of all of the outstanding indebtedness set forth in Section 7.07(d) of the Company Letter in accordance with the terms of the applicable documents on (or, at the option of Parent, following) the Closing Date; provided, that no such notice shall be required to be sent unless it can be conditioned on the occurrence of the Closing or can be revoked at no cost to the Company if the Closing does not occur. The obligations of the Company pursuant to this Section 7.07(d) shall be subject to Parent providing all funds required to effect all such redemptions or repayments at or prior to the Closing.

(e)	Parent and Buyer acknowledge and agree that the obtaining of any Anticipated Financing or Financing is not a condition to the Closing.

Section 7.08 Tax Matters.

(a)

Parent, Buyer and the Company and its Affiliates shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp Taxes, any transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the Transactions (together with any related interest, penalties or additions to Tax, “Transfer Taxes”), and shall cooperate in attempting to minimize the amount of Transfer Taxes, including making modifications to the transaction structure reasonably requested by Parent and Buyer, and, to the extent reasonably requested by Parent and Buyer, having any Subsidiary of the Company that holds Owned Real Property vest building rights, rights of superficies, other rights in rem or other rights on Owned Real Property for the benefit of any other Subsidiary of the Company that rents, uses or exploits such property, and, where appropriate, in seeking any advance tax rulings from or other appropriate arrangements with relevant Taxing Authorities.

(b)

Notwithstanding anything to the contrary in this Agreement, Buyer, in its sole discretion, (i) may choose to make an election under Section 338(g) of the Code (a “Section 338(g) Election”) with respect to the Company and any of its Subsidiaries that is classified as a corporation for U.S. federal income tax purposes, (ii) may choose to make an election to treat the Company and any of its Subsidiaries that is classified as a corporation for U.S. federal income tax purposes as a taxable REIT subsidiary within the meaning of Section 856(l) of the Code of Parent or of a Subsidiary of Parent that intends to be treated as a REIT (a “TRS Election”) and may cause any of the Company and such Subsidiaries to jointly make such election, (iii) may cause any of the Company and its Subsidiaries that is an “eligible entity” within the meaning of Treas. Reg. Section 301.7701-3(a) to elect to be treated as a partnership or disregarded entity, as applicable, for U.S. federal income tax purposes (collectively, the “Entity Classification Elections”), and (iv) may (if permitted under applicable law) cause any of the Company and its Subsidiaries that is not such an “eligible entity” to convert (including through a merger) into an “eligible entity” and to make an Entity Classification Election. The effective date of any such conversion, Entity Classification Election and TRS Election shall be determined by Parent and Buyer and, in the case of any such conversion or Entity Classification Election other than in respect of the Company, may be prior to the Closing Date (to the extent permitted by applicable Law). The Company and its Subsidiaries shall provide reasonable cooperation in connection with the making of any such conversions and elections, to the extent reasonably requested by Buyer, including passing a resolution or taking any other action to name Parent, Buyer or an officer or employee of either of them as an officer of the Company or any Subsidiary or other Person authorized to sign any such election on behalf of the Company or any Subsidiary.

Section 7.09 Certain Briefings. The Parties acknowledge that Parent intends to submit an informal briefing to the Dutch ministry of economic affairs shortly after the execution of this Agreement to, as a courtesy, inform such ministry about the Transactions in light of the expected amendment to the Dutch Telecommunications Act regarding the unwanted influence in telecommunication parties (parliamentary paper number: 35 153) (Wijziging van de Telecommunicatiewet met betrekking tot ongewenste zeggenschap in telecommunicatiepartijen), and the Parties shall consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and Parent shall provide to the Company in advance, such informal briefing, provided, that each Party may limit disclosure of commercially sensitive portions of such materials to the outside legal counsel and consultants of the other Parties. Parent shall timely inform the Company of any meetings with the Dutch ministry of economic affairs in connection with the informal briefing, and, at the request of the Company, a representative of the Company shall be entitled to attend such meetings.

Section 7.10 EU Prospectus. The Company shall reasonably cooperate with Parent and buyer to assess the number of retail holders of Shares in the European Economic Area countries in order to allow Parent and Buyer, in their discretion, to determine whether an EU prospectus is required, and if so, in which jurisdictions it should be used. Buyer and Parent may, at their discretion, decide not to proceed with preparing or filing an EU Prospectus, and may not proceed with preparing or filing an EU Prospectus without the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed). Should the Company provide such consent, the Company shall provide reasonable assistance to Buyer in connection with the preparation thereof and to the passporting thereof to all relevant European Economic Area jurisdictions. If the Parties decide to proceed with an EU Prospectus, the Parties shall negotiate in good faith to agree on revisions to the timing requirements set forth in Section 2.01 with respect to the commencement of the Offer. Further, if Buyer and Parent decide not to pursue or file an EU Prospectus or the Company does not consent to the Buyer and Parent preparing and filing an EU prospectus then Parent or Buyer may decide, in their sole discretion, to exclude retail shareholders in some or all European Economic Area jurisdictions from the Offer such that no EU Prospectus is required.

ARTICLE 8

TERMINATION

Section 8.01 Termination. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Acceptance Time:

(a)	by mutual written consent of the Company, Parent and Buyer;

(b)	by either the Company or Parent:

(i) if the Acceptance Time has not occurred on or before 11:59 p.m. (New York City time) on the first anniversary of the date of this Agreement (as such date may be extended pursuant to the terms of this Agreement or the mutual written consent of the Company, Parent and Buyer, the “End Date”); provided, that the right to terminate this Agreement under this Section 8.01(b)(i) shall not be available to any Party seeking to terminate if such Party is in breach of, or has breached, any of its covenants, obligations or agreements under this Agreement prior to the Acceptance Time where such breach proximately caused the failure of the Acceptance Time to occur by the End Date; provided, further, that if all of the Offer Conditions shall have been satisfied or shall be then capable of being satisfied (other than the Offer Condition set forth in paragraph (B) of ANNEX I), the End Date shall automatically extend until the date that is ninety (90) days following the initial End Date; and provided, further, that if the Company has received written notice of a Financing Cooperation Breach from Parent or Buyer within sixty (60) days prior to the End Date, the End Date shall be extended until the date that is sixty (60) days following the receipt by the Company of such notice.

(ii) if the Offer Condition set forth in paragraph (C) of ANNEX I is not satisfied and the Legal Restraint giving rise to such non-satisfaction shall have become final, permanent and non-appealable; provided, that the Party seeking to terminate this Agreement pursuant to this Section 8.01(b)(ii) shall have complied in all material respects with its obligations under Section 7.01;

(iii) if the Offer shall have expired in accordance with its terms without all of the Offer Conditions having been satisfied and shall have not been extended by Buyer; provided, that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to any Party whose breach of this Agreement proximately caused the Offer to expire without all of the Offer Conditions having been satisfied; provided further, that the right to terminate this Agreement pursuant to this Section 8.01(b)(iii) shall not be available to Parent if Buyer does not extend the Offer in circumstances where Buyer is required to extend the Offer under this Agreement; or

(iv) if the Parent Stockholder Meeting and any adjournment or postponement thereof have been held and concluded and the Parent Stockholder Approval shall not have been obtained.

(c)	by Parent:

(i) if the Company breaches any of its representations or warranties, or fails to perform any of its covenants, obligations or agreements contained in this Agreement (other than any covenant, obligation or agreement set forth in Section 2.04(e), clause (C) of the first paragraph of Section 5.01, or Section 7.07) which breach or failure to perform, individually or in the aggregate, (A) would result in any Offer Condition not being satisfied and (B) by its nature cannot be cured or has not been cured by the Company by the earlier of (1) the second (2nd) Business Day immediately prior to the End Date and (2) the date that is thirty (30) days after the Company’s receipt of written notice of such breach from Parent or Buyer; provided, that neither Parent nor Buyer is then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations or agreements contained in this Agreement;

(ii) following a Company Adverse Recommendation Change;

(iii) if the EGM and Subsequent EGM, if any, have been held and been concluded and Post-Offer Reorganization Resolutions and the Governance Resolutions have not each been adopted; or

(iv) following a Financing Cooperation Breach that has not been cured by the Company by the date that is sixty (60) days after the Company’s receipt of written notice of such Financing Cooperation Breach from Parent or Buyer;

(d)	by the Company:

(i) until such time as the Post-Offer Reorganization Resolutions and the Governance Resolutions are adopted at the EGM or the Subsequent EGM, if any, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal subject to, and in accordance with, the terms and conditions of Section 5.03(e); provided that (A) prior to or substantially concurrently with such termination (and as a condition to such termination being effective) the Company pays the

Company Termination Compensation under Section 8.03(b) and (B) the Company shall not have materially breached Section 5.03;

(ii) if Parent or Buyer breaches any of its respective representations or warranties, or fails to perform any of its covenants, obligations or agreements contained in this Agreement, which breach or failure to perform (A) would result in any Offer Condition not being satisfied, and (B) by its nature cannot be cured or has not been cured by Parent or Buyer, as applicable, by the earlier of (1) the second (2nd) Business Day immediately prior to the End Date and (2) the date that is thirty (30) days after Parent’s and Buyer’s receipt of written notice of such breach from the Company; provided that the Company is not then in material breach of its representations or warranties or then materially failing to perform its covenants, obligations or agreements contained in this Agreement; or

(iii) following a Parent Adverse Recommendation Change.

Section 8.02 Effect of Termination. In the event of the valid termination of this Agreement as provided in this Article 8, notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made (other than in the case of termination pursuant to Section 8.01(a)), and this Agreement shall immediately become void and of no effect, without any Liability on the part of any Party (or its respective directors, officers, employees, shareholders, Representatives, agents or advisors); provided, that, subject in all respects to this Section 8.02, Section 8.03 and Section 9.12 (including, in each case, the limitations set forth therein), (a) the Confidentiality Agreement, the Clean Team Agreement, Section 5.02(b), Section 7.04, this Section 8.02, Section 8.03, Article 1 and Article 9 (in each case, subject to the limitations set forth therein) shall survive the valid termination hereof and (b) nothing herein shall relieve either Party of any Liability for damages resulting from such Party’s Willful Breach prior to such valid termination (including, with respect to the Company, damage to the Company’s shareholders resulting from the failure of the Closing to occur).

Section 8.03 Expenses; Termination Compensation.

(a)	Except as set forth in this Section 8.03, all Expenses shall be paid by the Party incurring such Expenses, whether or not the Transactions are consummated.

(b)	Company Termination Compensation. The Company shall pay, or cause to be paid, to Parent by wire transfer of immediately available funds an amount equal to the Company Termination Compensation:

(i) if this Agreement is validly terminated by the Company pursuant to Section 8.01(d)(i), in which case payment shall be made concurrently with such termination;

(ii) if this Agreement is validly terminated by Parent pursuant to Section 8.01(c)(ii), in which case payment shall be made within two (2) Business Days following such termination; or

(iii) if (A) an Alternative Acquisition Proposal shall have been publicly made prior to the Acceptance Time, (B) this Agreement is validly terminated (1) by the Company or Parent pursuant to Section 8.01(b)(i) (if by Parent, only if at such time Parent would not be prohibited from terminating this Agreement by the proviso set forth in Section 8.01(b)(i)), (2) by the Company or Parent pursuant to Section 8.01(b)(iii) (if by Parent, only if at such time Parent would not be prohibited from terminating this Agreement by either proviso in Section 8.01(b)(iii)) or (3) by Parent pursuant to Section 8.01(c)(i), Section 8.01(c)(iii) or Section 8.01(c)(iv) (to the extent the Financing Cooperation Breach is caused by a breach of clauses (i) and (ii) in the definition thereof) and (C) within twelve (12) months following the date of such termination, the Company enters into a definitive Contract with respect to any transaction specified in the definition of “Alternative Acquisition Proposal” or any such transaction is consummated, in each case, whether or not involving the same Alternative Acquisition Proposal or the Person making the Alternative Acquisition Proposal referred to in clause (A) in which case payment shall be made to Parent within two (2) Business Days following the earlier of the date on which such transaction is consummated or such a definitive Contract is executed. For purposes of the foregoing clause (C) only, references in the definition of the term “Alternative Acquisition Proposal” to the figure “twenty percent (20)%” shall be deemed to be replaced by “fifty percent (50)%”.

(c)

Parent Termination Compensation. Parent shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds an amount equal to the Parent Termination Compensation if this Agreement is validly terminated by the Company pursuant to Section 8.01(d)(iii), in which case payment of the Parent Termination Compensation shall be made within two (2) Business Days following such termination.

(d)

Reimbursable Company Transaction Expenses. Parent shall pay, or cause to be paid, to the Company by wire transfer of immediately available funds an amount equal to the Reimbursable Company Transaction Expenses if this Agreement is validly terminated by the Company or Parent pursuant to Section 8.01(b)(iv), in which case payment of the Reimbursable Company Transaction Expenses shall be made within two (2) Business Days following such termination.

(e)

The Parties acknowledge that (A) the agreements contained in this Section 8.03 are an integral part of the Transactions and that, without these agreements, the Parties would not have entered into this Agreement and (B) that the relevant Termination Payment is to remedy and compensate the Company or Parent, as the case may be, on a fixed basis and, subject to Section 9.12, and except with respect to claims for Willful Breach, shall be the sole and exclusive remedy, for losses, damages, costs and expenses suffered or incurred in connection with the termination of this Agreement. If one Party to this Agreement (the “Termination Payor”) fails to pay when due any amount payable pursuant to Section 8.03(b), Section 8.03(c) or Section 8.03(d) (such payment, a “Termination Payment”), to the Party to whom such amounts are due and payable (the “Termination Payee”), the Termination Payor shall pay to the Termination Payee interest on the amount due at the rate equal to the prime lending rate prevailing during such period as published in The Wall Street Journal, Eastern Edition, calculated on a daily basis from the date such amount was required to be paid pursuant to the terms of this Agreement to the date of actual payment. In the event this Agreement is terminated and the Termination Payee is entitled to receive the Termination Payment, the Termination Payment shall, subject to Section 9.12 and except with respect to claims for Willful Breach, be the sole and exclusive remedy of Termination Payee and its Affiliates against the Termination Payor and its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives for any loss suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement or the Transactions (for the avoidance of doubt, other than any rights and claims Termination Payee may have under the Tender and Support Agreement, to the extent provided therein, following the valid termination of this Agreement pursuant to Section 8.01(d)(i)). Upon such payment of the Termination Payment by the Termination Payor, neither the Termination Payor nor any of its former, current or future shareholders, directors, officers, Affiliates, agents or other Representatives shall have any further Liability relating to or arising out of this Agreement or the Transactions, except with respect to Willful Breach. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Termination Payor be required to pay the Termination Payment on more than one occasion.

(f)

Notwithstanding Section 2.12, the Termination Payment shall be exclusive of any VAT, if applicable. Buyer, Parent and the Company shall take the position that the Termination Payment is (i) not treated as a supply of goods or a supply of services under the Law governing VAT of any applicable European Union member state or (ii) otherwise exempt from VAT. Each Party shall act in a manner consistent with the foregoing (including filing Tax Returns consistent therewith) and shall contest any contrary position in a Tax audit or similar proceeding.

(g)	Notwithstanding anything in this Agreement to the contrary:

(i) If the Company is required to pay Parent the Company Termination Compensation, such Company Termination Compensation shall be paid into escrow on the date such payment is required to be paid by the Company pursuant to this Agreement by wire transfer of same day funds to an escrow account in accordance with this Section 8.03(g). In the event that the Company is obligated to pay Parent the Company Termination Compensation, the amount payable to Parent in any taxable year of Parent shall not exceed the lesser of (I) such Company Termination Compensation, and (II) the sum of

(A) the maximum amount that can be paid to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the relevant taxable year, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) or 856(c)(3) of the Code (“Qualifying Income”) and Parent has $9,500,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in each case, as determined by Parent’s independent accountants, plus (B) in the event Parent receives either (x) a letter from Parent’s outside counsel indicating that Parent has received a ruling from the IRS as described below in this Section 8.03(g) or (y) a written legal opinion from Parent’s outside counsel as described below in this Section 8.03(g), an amount equal to the excess of such Company Termination Compensation, less the amount payable under subclause (A) above.

(ii) To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to such Company Termination Compensation with an escrow agent selected by the Company on such terms (subject to this Section 8.03(g)) as shall be mutually agreed upon by the Company, Parent and the escrow agent. The payment or deposit into escrow of such Company Termination Compensation pursuant to this Section 8.03(g) shall be made by wire transfer of same day funds at the time the Company is obligated to pay Parent such amount pursuant to Section 8.03(g). The escrow agreement shall provide that such Company Termination Compensation in escrow or any portion thereof shall not be released to Parent unless the escrow agent receives any one or combination of the following: (A) a letter from Parent’s independent accountants indicating the maximum amount that can be paid by the escrow agent to Parent without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income and Parent has $9,500,000 of income from unknown sources during such year which is not Qualifying Income (in addition to any known or anticipated income which is not Qualifying Income), in which case the escrow agent shall release such amount to Parent, or (B) a letter from Parent’s counsel indicating that (x) Parent received a ruling from the IRS holding that the receipt by Parent of such Company Termination Compensation would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, or (y) Parent’s outside counsel has rendered a written legal opinion to the effect that the receipt by Parent of such Company Termination Compensation should either constitute Qualifying Income or should be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release the remainder of such Company Termination Compensation to Parent. The Company agrees to amend this Section 8.03(g) at the reasonable request of Parent in order to (i) maximize the portion of such Company Termination Compensation that may be distributed to Parent hereunder without causing Parent to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, or (ii) reasonably assist Parent (at Parent’s expense) in obtaining a favorable ruling from the IRS or written legal opinion from its outside counsel, in each case, as described in this Section 8.03(g). Any amount of such Company Termination Compensation that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 8.03(g); provided, however, that at the of the second calendar year beginning after the date on which the Company’s obligation to pay the Company Termination Compensation arose (or earlier if directed by Parent), any remaining portion of the Company Termination Compensation (together with interest thereon) then being held by the escrow agent shall be disbursed to the Company and, in the event the Company Termination Compensation has not be then been paid in full, such unpaid portion shall never be due.

ARTICLE 9

MISCELLANEOUS

Section 9.01 Notices. All notices, consents, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via electronic mail, (b) on the first (1st) Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery) or (c) on the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, in each case to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

if to Parent or Buyer, to:

Digital Realty Trust, Inc.

Four Embarcadero Center

Suite 3200

San Francisco, CA 94111

Attention: Greg Wright

                 Joshua Mills

Email:      gwright@digitalrealty.com; jmills@digitalrealty.com

with copies, which shall not constitute notice, to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Attention: Julian Kleindorfer

                 Charles K. Ruck

                 David M. Wheeler

Email:      julian.kleindorfer@lw.com; charles.ruck@lw.com; david.wheeler@lw.com

and

De Brauw Blackstone Westbroek N.V.

Claude Debussylaan 80

1082 MD Amsterdam

The Netherlands

Attention:     Paul Cronheim

Email:           paul.cronheim@debrauw.com

if to the Company, to:

InterXion Holding N.V.

Scorpius 30, 2132 LR Hoofddorp

The Netherlands

Attention:    David Ruberg

Email:         davidr@interxion.com

with copies, which shall not constitute notice, to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:    Jeffrey J. Rosen

                    William D. Regner

                    Sue Meng

Email:          jrosen@debevoise.com

                     wdregner@debevoise.com

                    smeng@debevoise.com

and

Greenberg Traurig, LLP

Leidseplein 29

1017 PS Amsterdam

The Netherlands

Attention:    Bas Vletter

E-mail:        vletterb@gtlaw.com

Section 9.02 Non-Survival of Representations and Warranties; Survival of Certain Covenants and Agreements. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant to this Agreement shall not survive the Acceptance Time. This Section 9.02 shall not limit Section 8.02 or any covenant or agreement of the Parties that by its terms contemplates performance after the Acceptance Time or the termination of this Agreement. The terms of Article 1 and this Article 9, as well as the covenants and other agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Acceptance Time or termination of this Agreement, shall survive the Acceptance Time or termination of this Agreement, as applicable, in accordance with their terms.

Section 9.03 Amendments and Waivers.

(a)	Except as otherwise expressly provided for in paragraph (A) of ANNEX I, this Agreement may only be amended or supplemented at any time by additional written agreements signed by each of the Parties.

(b)

No provision of this Agreement may be waived or extended except by a written instrument signed by the Party against whom the waiver or extension is to be effective. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement in this Agreement, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right.

Section 9.04 Rules of Construction. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 9.05 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties; provided, that without the consent of the Company, (a) Parent may assign, in its sole discretion, any or all of its or Buyer’s rights, interests and obligations under this Agreement to any one or more direct or indirect wholly owned Subsidiaries of Parent OP and (b) after the Acceptance Time, Parent may transfer or assign its rights and obligations under this Agreement to any Person; provided further, that, in each of clauses (a) and (b), such transfer or assignment shall not (i) adversely impact in any respect the Company or its shareholders or the rights of the Company under this Agreement or (ii) relieve Parent or Buyer of its respective obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.

Section 9.06 Governing Law. This Agreement, and any Action arising out of or relating to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to choice or conflict of law principles thereof; provided, that, notwithstanding the foregoing, any matters concerning or implicating the Company Board’s fiduciary duties or any of the transactions contemplated by Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08 and Section 2.09 shall be governed by and construed in accordance with the applicable Laws of the Netherlands.

Section 9.07 Jurisdiction; Forum. Each Party (a) irrevocably and unconditionally submits to the personal jurisdiction of the Court of Chancery of the State of Delaware (and in the absence of jurisdiction in the Court of Chancery of the State of Delaware, each Party hereto irrevocably and unconditionally submits to the personal jurisdiction of any federal court or other state court located in the State of Delaware) (the “Chosen Courts”), (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such Chosen Court, (c) agrees that any Actions arising in connection with or relating to this Agreement or the Transactions shall be brought, tried and determined only in the Chosen Courts, (d) waives any claim of improper venue or any claim that the Chosen Courts are an inconvenient forum and (e) agrees that it shall not bring any Action relating to this Agreement or the Transactions in any court other than the Chosen Courts. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the Transactions: (i) any claim that such Party is not personally subject to the jurisdiction of the Chosen Courts as described herein for any reason; (ii) that it or its property is exempt or immune from jurisdiction of any such Chosen Court or from any legal process commenced in such courts (whether through service of process, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such Chosen Courts.

Section 9.08 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER DOCUMENTS AND AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF AN ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.08.

Section 9.09 Counterparts; Electronic Delivery; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to email (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery, as a defense to the formation of a Contract, and each Party hereby forever waives any such defense, except to the extent that such defense relates to lack of authenticity. This Agreement shall become effective when each Party shall have received a counterpart of this Agreement signed by each other Party. Until and unless each Party has received a counterpart of this Agreement signed by each other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 9.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the Annexes and Exhibits hereto, the Company Letter, the Parent Letter, the Confidentiality Agreement and the Clean Team

Agreement and the other documents delivered in connection with this Agreement, constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the Transactions. This Agreement is not intended to, and shall not, confer upon any Person other than the Parties any rights or remedies; provided, that (a) the provisions of Section 6.01 are intended to be for the benefit of, and shall be enforceable by, each indemnified or insured party (including the Indemnified Persons) and his or her heirs and representatives and (b) the provisions of Section 2.04(a)(vi) and Section 2.05(e) are intended to be for the benefit of, and shall be enforceable by, the Company directors in office at the time of holding the EGM (or the Subsequent EGM, if any), and any Independent Director as referred to in Section 2.05 and all members of the Company Board resigning at the Acceptance Time.

Section 9.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic or legal substance of the Transactions is not affected in any material way. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

Section 9.12 Specific Performance. The Parties agree that irreparable damage, for which monetary damages, even if available, would not be an adequate remedy, will occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 8.03 shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific performance and (c) the right of specific performance is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.12 shall not be required to provide any bond or other security in connection with any such Order or injunction.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

InterXion Holding N.V. a Dutch public limited liability company

/s/ David C. Ruberg
	Name:	David C. Ruberg
	Title:	Chief Executive Officer

DN 39J 7A B.V. a Dutch private limited liability company

/s/ Jeannie Lee
By:	Digital Realty Netherlands B.V.
its managing director

By:	Jeannie Lee
Title: managing director A

/s/ Ronald Rosenboom
By:	Digital Realty Netherlands B.V.
its managing director

By:	Ronald Rosenboom
Title: managing director B

Digital Realty Trust, Inc a Maryland corporation

/s/ Andrew Power
	Name:	Andrew Power
	Title:	Chief Financial Officer

ANNEX I

OFFER CONDITIONS

Notwithstanding any other provision of the Agreement or the Offer and in addition to (and not in limitation of) Parent’s and Buyer’s right and obligation to extend, terminate, amend or modify the Offer pursuant to the provisions of the Agreement, subject to any applicable rules and regulations of the SEC, neither Parent nor Buyer shall be required to accept for payment or pay for any Share validly tendered and not properly withdrawn pursuant to the Offer unless, as of the scheduled Expiration Time:

A. there shall have been validly tendered in accordance with the terms of the Offer, and not properly withdrawn, a number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee prior to the Expiration Time) that, together with the Shares then owned by Parent or its Affiliates, will allow Buyer to acquire at least eighty percent (80%) of the outstanding Shares on a fully-diluted and as-converted basis on the Closing Date (the “Minimum Condition”); provided that, Parent or Buyer may at their discretion amend the reference to “eighty percent (80%)” in the definition of Minimum Condition to “sixty-six and two-thirds percent (66 2/3%)”;

B. the Required Approvals shall have been received and be in full force and effect or their relevant waiting periods (and any extension thereof) shall have expired or been terminated;

C. no applicable Law or Order (whether temporary, preliminary or permanent), entered, enacted, promulgated, enforced or issued by any court or other Governmental Authority of competent jurisdiction (collectively, the “Legal Restraints”) shall be in effect that prohibits, renders illegal or enjoins, the consummation of the Offer, the Legal Merger, the Post-Merger Share Sale, the Legal Demerger, the Post-Demerger Share Sale, the Asset Sale, the Compulsory Acquisition, the Liquidation, the Second Step Distribution or the other Transactions;

D. the representations and warranties of the Company (i) set forth in Section 3.11(a) of the Agreement shall be true and correct in all respects at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time, (ii) set forth in Section 3.05(a) of the Agreement shall be true and correct in all respects (except for de minimis inaccuracies) at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date), (iii) set forth in Section 3.01, Section 3.02, Section 3.05(a), Section 3.05(c), the second sentence of Section 3.06(b) (solely with respect to any Significant Subsidiary), Section 3.23 and Section 3.24 of the Agreement shall be true and correct in all material respects at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date) and (iv) set forth in the Agreement, other than those Sections specifically identified in clauses (i), (ii) and (iii) of this paragraph (D), shall be true and correct (disregarding all qualifications or limitations as to “materiality,” “Company Material Adverse Effect” and words of similar import set forth therein) at and as of the Expiration Time with the same effect as though made at and as of the Expiration Time (except to the extent expressly made at and as of an earlier date, in which case at and as of such earlier date), except, in the case of this clause (iv), where the failure to be true and correct would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

E. the Company shall have performed or complied with, in all material respects, each of the obligations, agreements and covenants, required to be performed by, or complied with by, it under the Agreement at or prior to the Expiration Time; provided that no failure to perform or comply with the Company’s obligations, agreements and covenants set forth in (i) Section 7.07 shall result in a failure to satisfy the Offer Condition specified in this paragraph (E) unless (x) such failure constitutes a Financing Cooperation Breach that remains uncured and (y) Parent has provided written notice thereof to the Company. For the avoidance of doubt, any failure to perform or comply with the Company’s obligations, agreements and covenants set forth in Section 2.04(e) or clause (C) of the first paragraph of Section 5.01 shall not result in a failure to satisfy the Offer Condition specified in this paragraph (E);

F. since the date of the Agreement, there shall not have occurred any Effect that would have or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; provided that clause (ii) of the definition of Company Material Adverse Effect shall be excluded from such definition for the purposes of determining the satisfaction of this paragraph (F);

G. the resignations of the existing members of the Company Board, as contemplated by Section 2.05(a) of the Agreement, shall have been obtained;

H. the Post-Offer Reorganization Resolutions shall have been adopted at the EGM or the Subsequent EGM (and, for the avoidance of doubt, the convening of, and adoption of any resolutions at, the Additional EGM is not an Offer Condition), if any, and the Parent Stockholder Approval shall have been obtained at the Parent Stockholder Meeting;

I. the Company shall have delivered to Buyer a certificate signed by an executive officer of the Company, dated as of the Expiration Time, certifying that the Offer Conditions specified in paragraphs D, E and F have been satisfied;

J. the Agreement shall not have been terminated in accordance with its terms;

K. the Registration Statement shall have been declared effective by the SEC under the 1933 Act and a stop order suspending the effectiveness of the Registration Statement shall have not been issued, or, if issued, not withdrawn, by the SEC or proceedings for that purpose shall have not been initiated or threatened by the SEC; and

L. the shares of Parent Common Stock to be issued in the Offer shall have been approved for listing on NYSE, subject to official notice of issuance.

The foregoing conditions in this ANNEX I are for the sole benefit of Parent and Buyer and may be asserted by Parent or Buyer regardless of the circumstances giving rise to any such conditions and, other than the Minimum Condition, may be waived, subject to applicable Law, by Parent or Buyer in whole or in part at any time and from time to time in their sole discretion, in each case, subject to the terms of the Agreement. The foregoing conditions shall be in addition to, and not a limitation of, the rights and obligations of Parent or Buyer to extend, terminate, amend or modify the Offer in accordance with the terms and conditions of the Agreement and the applicable rules and regulations of the SEC. The failure by Parent or Buyer at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. In addition, each of the foregoing conditions is independent of any of the other foregoing conditions; the exclusion of any event from a particular condition does not mean that such event may not be included in another condition.

Capitalized terms used in this ANNEX I and not defined in this ANNEX I shall have the meanings set forth in the Purchase Agreement, dated as of October 29, 2019, by and between Digital Realty Trust, Inc. (“Parent”), DN 39J 7A B.V. (“Buyer”) and InterXion Holding N.V. (the “Company”) (the “Agreement”).

SCHEDULE 3.15(o)

ADDITIONAL PROPERTY REPRESENTATIONS AND WARRANTIES

(a) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all original deeds and documents necessary to prove title to each Real Property are in the possession of the Company and there are no deeds or documents of title in relation to any Real Property which are required to be registered in accordance with applicable Law that have not been so registered, except to the extent that the failure to register such deeds or documents would not impair the Company’s title to such Real Property.

(b) Except for the Customer Contracts and Permitted Liens, the Company or its Subsidiaries are in all material respects in exclusive possession and occupation of each Real Property and, assuming the consummation of the transactions contemplated by the applicable Property Acquisition Agreement, will be in exclusive possession and occupation of the corresponding Additional Real Property.

(c) Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company does not have any continuing liability (actual or contingent, including as a guarantor) in respect of any real property formerly owned or occupied by the Company.

EXECUTION COPY

Annex B

David C. Ruberg

InterXion Holding N.V.

Scorpius 30

2132 LR Hoofddorp

29 October 2019

STRICTLY PRIVATE AND CONFIDENTIAL

Dear Mr Ruberg,

In your capacity as board member of InterXion Holding N.V. (the “Company”) you are aware of our offer contemplated by that certain Purchase Agreement, dated as of the date hereof, by and among Parent, Buyer and the Company (the “Purchase Agreement”) for the acquisition by Buyer (the “Offeror”) of all of the outstanding ordinary shares in the Company (the “Shares”) in exchange for 0.7067 shares of Parent Common Stock per Share (the “Offer Consideration”) (the “Offer”). Capitalised terms used but not defined herein have the respective meanings ascribed to them in the Purchase Agreement.

You (the “Shareholder”) hold approximately 1,013,000 (or any other number of) Shares. As a material inducement to our willingness to enter into the Purchase Agreement and in view of our wish to secure your tender of all Shares held by you into the Offer and your willingness to tender these Shares, you hereby agree with us as follows.

Irrevocable undertaking

1.	Subject to the condition precedent that the Offer is made against at least the Offer Consideration mentioned above, the Shareholder shall irrevocably accept the Offer in respect of:

(a)	all Shares currently held by the Shareholder;

(b)

any Shares the Shareholder acquires after signing of this Agreement, before the Expiration Time (the “Acceptance Period”) (including without limitation any Shares received in respect of Company Equity Awards),

(the Shares referred to in subparagraphs (a) and (b) together the “Tendered Shares”).

2.	The Shareholder hereby confirms and represents to the Offeror that:

(a)

he has the power and authority to enter into this Agreement and perform his obligations hereunder, including accepting the Offer in respect of the Tendered Shares and transferring (leveren) the Tendered Shares pursuant to the Offer;

(b)	he holds, directly or indirectly through a custodian account, full legal and beneficial title to the Tendered Shares;

(c)

the Tendered Shares are not subject to any claim, attachment, pledge, usufruct, retention of title, irrevocable undertaking, option, power of sale, right of retention, right of pre-emption, right of first refusal or any other third party right or security interest or any other restriction of the freedom to dispose, control, manage, enjoy, exercise or collect or an agreement to create any of the foregoing, with the exception of restrictions which arise directly from the law or this Agreement (collectively, “Encumbrance”); and

(d)

he does not have any right to subscribe, purchase or otherwise acquire any (other) securities of the Company, other than the statutory pre-emption right that applies in respect of the issue of new shares by the Company and other than shares subject to Company Equity Plans.

3.

The Shareholder’s irrevocable acceptance of the Offer in respect of the Tendered Shares shall be made ultimately on the third (3rd) stock exchange trading day of New York Stock Exchange after the Offer Commencement Date or, upon request of the Offeror, on any other stock exchange trading day within the Acceptance Period, which acceptance is to be made in accordance with the process to be set out in the Schedule TO applicable to the holders of Shares. If the Shareholder acquires any Shares after such time, the Shareholder shall immediately and irrevocably accept the Offer in respect of such Shares as well.

4.

The Shareholder shall transfer the Tendered Shares to the Offeror (or the group company designated by it, as the case may be) on the date of settlement of the Offer (the “Settlement Date”) as will be described in the Schedule TO, with full title guarantee, free from any Encumbrance and including, without limitation, the right to exercise the voting rights attached to the Tendered Shares and the right to receive any dividend, distribution or return of capital.

5.	The Shareholder shall not commit any act that would reasonably be expected to restrict or otherwise affect such Shareholder’s legal power, authority and right to vote all of the Tendered Shares.

6.

The Shareholder shall not withdraw the acceptance referred to in paragraph 1, including in the event the Offer is extended, even if such withdrawal would be allowed under the rules and regulations applicable to the Offer.

7.

In the event that the Offeror increases the Offer Consideration, such revised offer consideration will constitute the Offer Consideration for all purposes of this Agreement, unless otherwise agreed between the Parties.

Voting rights

8.

The Shareholder shall not exercise or permit the exercise of the voting rights attached to the Tendered Shares in any meeting of shareholders of the Company in any manner that would reasonably be expected to prejudice or frustrate the Offer or prevent the Offer from being declared unconditional.

9.

The Shareholder shall exercise the voting rights attached to the Tendered Shares in favour of all resolutions proposed by the Company at the EGM (and any Subsequent EGM) or otherwise at any general meeting of shareholders of the Company which further the Offer or any transaction following the successful completion of the Offer contemplated in section 2.04(a) of the Purchase Agreement.

Termination

10.

Except for paragraphs 12 through 23, which will survive termination of this Agreement, the undertakings and obligations included in this Agreement shall lapse if the Purchase Agreement has been validly terminated.

11.

If the undertakings and obligations included in this Agreement lapse in accordance with paragraph 10, the Shareholder shall have no claim against the Offeror and the Offeror shall have no claim against the Shareholder (in each case with respect thereto), provided that such lapse of the Shareholder’s obligations hereunder shall not affect any rights or liabilities under this Agreement in respect of prior breaches of such obligations.

Miscellaneous

12.

The Shareholder confirms that he is aware of and shall strictly comply with the applicable corporate and securities laws and stock exchange regulations, including in particular with respect to the prohibition to trade in securities when in possession of inside information and to the dispersion of inside information.

13.

This Agreement contains the entire agreement between the parties to this Agreement (each a “Party” and together, the “Parties”) relating to the subject matter of this Agreement and supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this Agreement.

14.

If part of this Agreement is or becomes invalid or non-binding, the Parties shall remain bound to the remaining part. The Parties shall replace the invalid or non-binding part by provisions which are valid and binding and the legal effect of which, given the contents and purpose of this Agreement, is, to the greatest extent possible, similar to that of the invalid or non-binding part.

15.

No Party may assign, encumber, dispose of or otherwise transfer any of its rights under this Agreement in whole or in part without having obtained the other Party’s prior written consent, provided that the Offeror may transfer its rights and obligations under this Agreement to any member of its group as described in article 2:24b of the Dutch Civil Code.

16.	No waiver of any provision of this Agreement shall be effective unless such waiver is in writing and signed by or on behalf of the Party entitled to such waiver.

17.	No amendment of this Agreement shall be effective unless such amendment is in writing and signed by or on behalf of each of the Parties.

18.	Save as expressly otherwise stated, this Agreement does not contain any stipulation in favour of a third party (derdenbeding).

19.

The Parties hereby waive (i) their rights under articles 6:265 up to and including 6:272 and 6:228 of the Dutch Civil Code to rescind (ontbinden) or demand in legal proceedings the rescission (ontbinding) of this Agreement and (ii) their rights to annul and to demand in legal proceedings annulment (vernietiging) of this Agreement.

20.	All costs which a Party has incurred or must incur in negotiating, preparing, concluding or performing this Agreement are for its own account.

21.

A notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by registered express mail (and air mail if overseas) to the Party due to receive the notice or communication, at its address set out hereunder (or another address specified by that Party by written notice to the other):

if to the Offeror

DN 39J 7A B.V.
Address:	Prins Berhardplein 200
1097 JB Amsterdam
Attention:	Greg Wright
Joshua Mills
Email:	gwright@digitalrealty.com; jmills@digitalrealty.com

with a copy, which shall not constitute notice, to:

Latham & Watkins LLP
Attn:	Julian Kleindorfer
Charles K. Ruck
David M. Wheeler
Address:	355 South Grand Avenue
Los Angeles, California 90071
United States of America
Email:	julian.kleindorfer@lw.com;
charles.ruck@lw.com;
david.wheeler@lw.com

and

De Brauw Blackstone Westbroek N.V.
Attn:	Paul Cronheim
Address:	Claude Debussylaan 80
1082 MD Amsterdam
The Netherlands
E-mail:	paul.cronheim@debrauw.com

if to the Shareholder

David C. Ruberg
Address:	Scorpius 30
2132 LR Hoofddorp
The Netherlands
E-mail:	davidr@interxion.com

with a copy, which shall not constitute notice, to:

Debevoise & Plimpton LLP
Attn:	Jeffrey J. Rosen
William D. Regner
Sue Meng
Address:	919 Third Avenue
New York, NY 10022
United States of America
Email:	jrosen@debevoise.com
wdregner@debevoise.com
smeng@debevoise.com

and

Greenberg Traurig, LLP
Attn:	Bas Vletter
Address:	Leidseplein 29
1017 PS Amsterdam
The Netherlands
Email:	vletterb@gtlaw.com

22.	This Agreement shall be governed by the laws of the Netherlands.

23.	The Parties shall settle all disputes in connection with this Agreement, including disputes concerning the existence and validity hereof, before the competent courts in Amsterdam, the Netherlands.

If you are in agreement with the foregoing, please validly sign a copy of this letter for your approval and return it to Greg Wright and Joshua Mills (gwright@digitalrealty.com; jmills@digitalrealty.com), with a copy to Julian Kleindorfer (julian.kleindorfer@lw.com), whereupon this Agreement shall become a binding agreement between you and us, effective per 29 October 2019.

[The remainder of this page has been intentionally left blank.]

THIS AGREEMENT HAS BEEN SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT BY:

OFFEROR

DN 39J 7A B.V.

/s/ Jeannie Lee		/s/ Ronald Rosenbloom
By: Digital Realty Netherlands B.V., its managing director		By: Digital Realty Netherlands B.V., its managing director

By:	Jeannie Lee	By:	Ronald Rosenbloom
Title: managing director A		Title: managing director B

FOR APPROVAL:

SHAREHOLDER
David C. Ruberg

/s/ David C. Ruberg

Annex C

BofA Securities, Inc.	GLOBAL CORPORATE & INVESTMENT BANKING

October 29, 2019

The Board of Directors

Digital Realty Trust, Inc.

Four Embarcadero Center, Suite 3200

San Francisco, CA 94111

Members of the Board of Directors:

We understand that Digital Realty Trust, Inc., a Maryland corporation (“DLR”), proposes to enter into a Purchase Agreement (the “Agreement”) by and among DLR, DN 39J 7A B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) and an indirect wholly owned subsidiary of DLR (“DLR Buyer”), and InterXion Holding N.V., a Dutch public limited liability company (naamloze vennootschap) (“InterXion”), pursuant to which, among other things, (i) DLR Buyer will commence a tender offer to purchase any and all outstanding ordinary shares, par value €0.10 per share, of InterXion (“InterXion Shares”) in exchange for 0.7067 of a share (the “Exchange Ratio”) of the common stock, par value $0.01 per share, of DLR (“DLR Common Stock”, such consideration, the “Offer Consideration” and such offer, the “Tender Offer”), (ii) InterXion will effectuate a corporate reorganization (the “Post-Offer Reorganization”) of InterXion and its subsidiaries, which shall entail one or more actions as elected by DLR Buyer, including a potential merger, demerger or asset sale, and (iii) each outstanding InterXion Share not tendered in the Tender Offer will be converted into the right to receive, subject to the actions taken under the Post-Offer Reorganization, either (A) the Offer Consideration or (B) cash in an amount determined by the Enterprise Chamber of the Amsterdam Court of Appeals ((i) through (iii), collectively, the “Transaction”). The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to DLR of the Exchange Ratio provided for in the Transaction.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to InterXion and DLR;

(2)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of InterXion furnished to or discussed with us by the management of InterXion, including certain financial forecasts relating to InterXion prepared by the management of InterXion (such information, the “InterXion Information”);

(3)

reviewed certain financial forecasts relating to InterXion prepared by the management of DLR (the “DLR-InterXion Forecasts”) and discussed with the management of DLR its assessments as to the likelihood of achieving the future financial results reflected in the DLR-InterXion Forecasts;

(4)

reviewed certain internal financial and operating information with respect to the business, operations and prospects of DLR furnished to or discussed with us by the management of DLR, including certain financial forecasts relating to DLR prepared by the management of DLR (such forecasts, the “DLR Forecasts”);

(5)	reviewed certain estimates as to the amount and timing of cost savings and operational synergies (collectively, the “Synergies”) anticipated by the management of DLR to result from the Transaction;

The Board of Directors

Digital Realty Trust, Inc.

(6)

discussed the past and current business, operations, financial condition and prospects of InterXion with members of senior managements of InterXion and DLR, and discussed the past and current business, operations, financial condition and prospects of DLR with members of senior management of DLR;

(7)	reviewed the potential pro forma financial impact of the Transaction on the future financial performance of DLR, including the potential effect on DLR’s estimated earnings per share;

(8)

reviewed the trading histories for InterXion Shares and DLR Common Stock and a comparison of such trading histories with each other and with the trading histories of other companies we deemed relevant;

(9)	compared certain financial and stock market information of InterXion and DLR with similar information of other companies we deemed relevant;

(10)	reviewed the relative financial contributions of InterXion and DLR to the future financial performance of the combined company on a pro forma basis;

(11)	reviewed a draft, dated October 29, 2019, of the Agreement (the “Draft Agreement”); and

(12)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the managements of DLR and InterXion that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the InterXion Information, we have been advised by InterXion, and have assumed, that it has been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of InterXion as to the future financial performance of InterXion. With respect to the DLR-InterXion Forecasts, the DLR Forecasts and the Synergies, we have assumed, at the direction of DLR, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of DLR as to the future financial performance of InterXion and DLR and the other matters covered thereby and we have relied, at the direction of DLR, on the DLR-InterXion Forecasts for purposes of our opinion. We have also relied, at the direction of DLR, on the assessments of the management of DLR as to DLR’s ability to achieve the Synergies and have been advised by DLR, and have assumed, that the Synergies will be realized in the amounts and at the times projected.

We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of InterXion or DLR, nor have we made any physical inspection of the properties or assets of InterXion or DLR. We have not evaluated the solvency or fair value of InterXion or DLR under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of DLR, that the Transaction will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on InterXion, DLR or the contemplated benefits of the Transaction. We have been advised by DLR, and we have assumed, at the direction of DLR, that DLR has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since it first qualified as a REIT and further have assumed, at the direction of DLR, that the Transaction will not adversely affect such REIT status or operations of DLR for U.S. federal income tax purposes. We also have assumed, at the direction of DLR, that that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

The Board of Directors

Digital Realty Trust, Inc.

We express no view or opinion as to any terms or other aspects or implications of the Transaction (other than the Exchange Ratio to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction or any related transaction, aspects or implications of any tender and support agreement or any other agreement, arrangement or understanding entered into in connection with or related to the Transaction or otherwise. Our opinion is limited to the fairness, from a financial point of view, to DLR of the Exchange Ratio provided for in the Transaction and no opinion or view is expressed with respect to any other form of consideration that may be payable in the Transaction or any consideration received in connection with the Transaction by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Exchange Ratio. Furthermore, no opinion or view is expressed as to the relative merits of the Transaction in comparison to other strategies or transactions that might be available to DLR or in which DLR might engage or as to the underlying business decision of DLR to proceed with or effect the Transaction. We also are not expressing any view or opinion with respect to, and have relied, with your consent, upon the assessments of representatives of DLR regarding, legal, regulatory, accounting, tax and similar matters relating to DLR, InterXion and the Transaction (including the contemplated benefits thereof) as to which we understand that DLR obtained such advice as it deemed necessary from qualified professionals. We further are not expressing any view or opinion as to what the value of DLR Common Stock actually will be when issued or the prices at which DLR Common Stock or InterXion Shares will trade at any time, including following announcement or consummation of the Transaction. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Transaction or any other matter.

We have acted as financial advisor to DLR in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the delivery of this opinion and a significant portion of which is contingent upon consummation of the Transaction. In addition, DLR has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of DLR, InterXion and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to DLR and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to DLR in connection with certain acquisition transactions; (ii) having acted or acting as co-lead arranger and bookrunner for, and as a lender (including letter of credit lender) under, certain credit facilities of DLR and/or certain of its affiliates; (iii) having acted or acting as manager or underwriter for various debt and equity offerings of DLR and/or certain of its affiliates, as an agent under DLR’s “at-the-market” equity distribution program and as a dealer-manager for certain debt tender offers by DLR and/or certain of its affiliates; (iv) having provided or providing certain derivatives and foreign exchange trading services to DLR; and (v) having provided or providing certain treasury and trade management services and products to DLR.

The Board of Directors

Digital Realty Trust, Inc.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to InterXion and have received or in the future may receive compensation for the rendering of these services, including having acted or acting as global coordinator and/or joint bookrunner for various debt and equity offerings by InterXion and/or certain of its affiliates and having acted or acting as a bookrunner and arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of InterXion and/or certain of its affiliates.

It is understood that this letter is for the benefit and use of the Board of Directors of DLR (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by a fairness opinion review committee of BofA Securities, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Exchange Ratio provided for in the Transaction is fair, from a financial point of view, to DLR.

Very truly yours,

/s/ BOFA SECURITIES, INC.

ANNEX D

FORM OF POST-MERGER ARTICLES OF ASSOCIATION INTREPID I B.V.

ARTICLES OF ASSOCiATION

1	DEFINITIONS

In these articles of association:

“BW” means the Dutch Civil Code;

“Company” means InterXion I B.V.;

“Executive Director” means a member of the board as referred to in article 8.1.1;

“General Meeting” means the corporate body that consists of all Persons Entitled to Vote, or the meeting in which Persons Entitled to Attend General Meetings assemble;

“Meeting Rights” means the right to attend and speak at the General Meeting, either in person or by a proxy authorised in writing;

“Non-Executive Director” means a member of the board as referred to in article 8.1.1;

“Persons Entitled to Attend General Meetings” means shareholders, holders of a right of pledge with Meeting Rights and holders of a right of usufruct with Meeting Rights;

“Persons Entitled to Vote” means shareholders with voting rights at the General Meeting, holders of a right of pledge with voting rights at the General Meeting and holders of a right of usufruct with voting rights at the General Meeting; and

“Transferor” a shareholder who wants to transfer his shares.

2	NAME, SEAT AND OBJECTS

2.1	Name and seat

2.1.1	The name of the Company is: InterXion I B.V.

2.1.2	The Company’s seat is in Amsterdam, the Netherlands.

2.2	Objects

The objects of the Company are:

(a)	to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies;

(b)	to finance businesses and companies;

(c)

to borrow, to lend and to raise funds, including through the issue of bonds, debt instruments or other securities or evidence of indebtedness as well as to enter into agreements in connection with aforementioned activities;

(d)	to render advice and services to businesses and companies with which the Company forms a group and to third parties;

(e)	to grant guarantees, to bind the Company and to pledge its assets for obligations of businesses and companies with which it forms a group and on behalf of third parties; and

(f)	to perform any and all activities of an industrial, financial or commercial nature,

and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

3	CAPITAL AND ISSUE OF SHARES

3.1	Capital and shares

3.1.1	The share capital of the Company consists of one or more shares with a nominal value of two eurocent (EUR 0.02) each.

3.1.2	Shares are in registered form and are numbered from 1 onwards.

3.1.3	No share certificates are issued.

3.2	Issue of shares

3.2.1	The General Meeting resolves on the issue of shares and determines the issue price, as well as the other terms and conditions of the issue.

3.2.2	Shares may not be issued at an issue price below the nominal value of the shares.

3.2.3	Shares are issued by notarial deed.

3.3	Pre-emptive rights

A shareholder has no pre-emptive rights if shares are issued or rights to subscribe for shares are granted.

4	OWN SHARES

4.1	Acquisition and disposal of own shares

4.1.1	The board resolves on the acquisition by the Company of fully paid-up shares. Repurchase by the Company of not fully paid shares is void.

4.1.2	Article 3.2.1 equally applies if the Company disposes of own shares.

5	SHAREHOLDERS REGISTER, NOTICES OF MEETINGS AND NOTIFICATIONS

5.1	Shareholders register

5.1.1	The board shall keep a shareholders register as referred to in article 2:194 BW.

5.1.2	The board shall make the shareholders register available at the Company’s office for inspection by the Persons Entitled to Attend General Meetings.

5.2	Notices of meetings and notifications

5.2.1

Notices of meetings and notifications to Persons Entitled to Attend General Meetings must be given in writing to the addresses stated in the shareholders register. If a Person Entitled to Attend General Meetings consents, notices of meetings and notifications may be given to that person by e-mail.

5.2.2	Notifications to the board must be given in writing to the Company’s address, or by e-mail to the address provided for this purpose.

6	DEPOSITARY RECEIPTS FOR SHARES AND LIMITED RIGHTS TO SHARES

6.1	Depositary receipts for shares

Meeting Rights may not be attached to depositary receipts for shares.

6.2	Right of pledge

6.2.1	A right of pledge may be established on shares.

6.2.2	The voting rights attached to shares may be granted to holders of a right of pledge.

6.2.3	Only holders of a right of pledge with voting rights have Meeting Rights. Shareholders without voting rights as a result of a right of pledge do have Meeting Rights.

7	TRANSFER OF SHARES AND SHARE TRANSFER RESTRICTIONS

7.1	Transfer of shares

Shares must be transferred by notarial deed.

7.2	Share transfer restrictions

A Transferor may transfer his shares after the board has given its approval. This does not apply to the Company wanting to transfer shares.

7.3	Procedure

7.3.1	A Transferor requests approval for the transfer by notifying the board. In this notification, the Transferor shall indicate:

(a)	the number of shares he wants to transfer; and

(b)	the persons who he wants to transfer those shares to.

7.3.2

The board shall decide whether to grant its approval within forty-two days of receiving the notification referred to in article 7.3.1. If the board does not come to a decision within that period, its approval will be deemed to have been granted.

7.3.3

If the board refuses to grant its approval, it shall simultaneously designate one or more prospective purchasers who are willing to purchase the shares for cash. The price is determined in accordance with article 7.4.1. If the board does not designate any prospective purchasers, its approval will be deemed to have been granted. The Company may only be a prospective purchaser if the Transferor agrees to this.

7.3.4	The Transferor may transfer the shares within ninety days after the approval has been granted or is deemed to have been granted.

7.4	Determining the price

7.4.1

The Transferor and each designated prospective purchaser shall consult each other to determine the price of the shares. If they fail to reach agreement, the price will be determined by an independent expert. The board and the Transferor together designate the expert. If they fail to reach agreement on this, the expert will be designated by the chairman of the Royal Dutch Association of Civil-law Notaries (KNB).

7.4.2	After the expert has notified the Transferor of the price, the Transferor has thirty days to decide whether to transfer his shares to the prospective purchasers.

7.4.3	The costs of determining the price are paid by the Transferor.

7.5	Default

7.5.1

Each party may demand the transfer of the shares for cash immediately after the price has been determined in consultation or after the expiry of the period referred to in article 7.4.2, provided that neither the Transferor nor the prospective purchaser has withdrawn.

7.5.2

If there is only one prospective purchaser and that prospective purchaser has defaulted on payment, the Transferor may, within ninety days, transfer all the shares to the persons he has indicated as referred to in article 7.3.1(b).

7.5.3

If there are multiple prospective purchasers and one of them has defaulted on payment, the Transferor shall notify all the prospective purchasers of that fact within seven days. The prospective purchasers who have not defaulted on payment will then have fourteen days to notify the Transferor whether they want to purchase the shares that had been allocated to the defaulting prospective purchaser. In doing so they shall indicate the maximum number of additional shares they would like to purchase. If all the shares that had been allocated to the defaulting prospective purchaser can be sold to the other prospective purchasers, a purchase agreement will be concluded that is binding on the Transferor and the prospective purchasers. If no purchase agreement is concluded in this way for all these shares, any other purchase agreements will be deemed to have been terminated and the Transferor may, within ninety days, transfer all the shares to the persons he has indicated as referred to in article 7.3.1(b).

7.5.4

If the Transferor defaults on the transfer of the shares, the Company is irrevocably authorised to transfer the shares. It shall do so within ten days of receiving such a request from a prospective purchaser.

8	MANAGEMENT (ONE-TIER BOARD)

8.1	Appointment, suspension, dismissal, inability to act and vacancy

8.1.1

The Company is managed by the board. The board consists of one or more Executive Directors and one or more Non-Executive Directors. The board determines the number of Executive Directors and the number of Non-Executive Directors. A legal entity may be appointed as an Executive Director but not as a Non-Executive Director.

8.1.2

The General Meeting appoints the directors. The General Meeting determines at the time of the appointment whether a director is appointed as an Executive Director or as a Non-Executive Director. The General Meeting may suspend and dismiss directors. The board may suspend Executive Directors.

8.1.3

The Non-Executive Directors supervise the Executive Directors’ policy and performance of duties and the Company’s general affairs and its business. The Non-Executive Directors furthermore perform any duties allocated to them under or pursuant to the law or these articles of association. The Non-Executive Directors give advice to the Executive Directors. The Executive Directors shall timely provide the Non-Executive Directors with the information they need to carry out their duties.

8.1.4

If any director positions are vacant or any directors are unable to act, the remaining director or directors shall manage the Company. If all Executive Director positions are vacant or all Executive Directors are unable to act, the Non-Executive Directors may designate one or more temporary Executive Directors. If all Non-Executive Director positions are vacant or all Non-Executive Directors are unable to act, a person designated for that purpose by the General Meeting shall temporarily manage the duties of the Non-Executive Directors. If all Non-Executive Director positions are vacant, that person shall as soon as possible take the necessary measures to make definitive arrangements. “Unable to act” means a director is temporarily unable to perform his duties as a result of:

(a)	suspension;

(b)	illness; or

(c)	inaccessibility.

8.2	Remuneration

The board determines the remuneration and other terms that apply to the Executive Directors. The Executive Directors may not take part in the deliberations and decision-making concerning the remuneration of the Executive Directors.

8.3	Reimbursement costs

Unless Dutch law provides otherwise, the following shall be reimbursed to current and former directors:

(a)

the reasonable costs of conducting a defence against claims based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at the Company’s request;

(b)	any damages or fines payable by them as a result of an act or failure to act as referred to under (a); and

(c)

the reasonable costs of appearing in other legal proceedings in which they are involved as current or former directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf.

There shall be no entitlement to reimbursement as referred to above if and to the extent that (i) a Dutch court has established in a final and conclusive decision that the act or failure to act of the person concerned may be characterised as wilful (“opzettelijk”), intentionally reckless (“bewust roekeloos”) or seriously culpable (“ernstig verwijtbaar”) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness, or (ii) the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss. The Company may take out liability insurance for the benefit of the persons concerned. The board may by agreement or otherwise give further implementation to the above.

8.4	Internal organisation and adoption of resolutions

8.4.1

The board may adopt written rules governing its internal proceedings. The directors may also divide their duties in writing, whether in rules or otherwise, and specify that one or more directors may validly adopt resolutions on matters falling within the director’s or directors’ duties.

8.4.2	The General Meeting appoints one of the Non-Executive Directors as chairman of the board.

8.4.3

The board meets whenever a director deems it necessary. The board adopts its resolutions by an absolute majority of votes cast. In a tie vote, the General Meeting will decide. The Non-Executive Directors adopt resolutions with an absolute majority of votes cast.

8.4.4	A director may be represented at a meeting by another director.

8.4.5

If a director has a direct or indirect personal conflict of interest with the Company and its business, he may not participate in the board’s deliberations and decision-making on that subject. If no resolution of the board can be adopted as a result, the General Meeting adopts the resolution.

8.4.6

The board may also adopt resolutions without holding a meeting, provided that these resolutions are adopted in writing or by reproducible electronic communication and all directors entitled to vote have consented to adopting the resolution outside a meeting. Articles 8.4.3 and 8.4.5 equally apply to adoption by the board of resolutions without holding a meeting.

8.4.7	The General Meeting may make board resolutions subject to its approval provided that those resolutions have been clearly specified and notified to the board.

8.4.8	The board may not file for bankruptcy of the Company without a mandate from the General Meeting.

8.4.9	The board shall adhere to the directions of the General Meeting, unless the directions are contrary to the interests of the Company and its business.

8.5	Representation

8.5.1	The board or each Executive Director acting individually may represent the Company.

8.5.2

If one shareholder holds all shares in the Company’s share capital and that shareholder also represents the Company, any legal acts entered into by the Company with this shareholder must be recorded in writing. This does not apply to legal acts that, under the terms stipulated, are part of the Company’s normal business.

8.5.3	The board may grant power to represent the Company (procuratie) or any other power to represent the Company on a continuing basis to one or more individuals whether or not employed by the Company.

9	GENERAL MEETINGS

9.1	Annual General Meeting

9.1.1

At least one General Meeting must be held during the Company’s financial year, unless the matters referred to in article 9.1.2 have been resolved on without holding a meeting in accordance with article 9.5 (Resolutions without holding a meeting).

9.1.2	The agenda for the annual General Meeting must in any case include the following items:

(a)	if article 2:391 BW applies to the Company, the deliberations on the management report;

(b)	the adoption of the annual accounts;

(c)	the allocation of profits;

(d)	the discharge of Executive Directors in office in the preceding financial year for their management in that financial year; and

(e)	the discharge of Non-Executive Directors in office in the preceding financial year for their supervision of the Executive Directors in that financial year.

9.1.3

The items referred to in article 9.1.2 do not need to be included on the agenda if the deadline for preparing the annual accounts and, if applicable, presenting the management report has been extended or if the agenda includes a proposal to that effect. The items referred to in article 9.1.2(a), (b) and (d) do not need to be included in the agenda if the annual accounts are adopted in the manner provided for in article 10.1.6.

9.1.4	A General Meeting must furthermore be convened whenever the board deems it necessary.

9.2	Location and notice of meetings

9.2.1	General Meetings are held in the municipality where the Company has its seat or in the municipality of Hoofddorp or Haarlemmermeer (Schiphol).

9.2.2	The notice of General Meetings must be given in accordance with the deadline referred to in article 2:225 BW.

9.2.3	The notice must specify the agenda, as well as the location and time of the General Meeting.

9.3	Order of business at the meeting

9.3.1	The General Meeting appoints its chairman. The chairman appoints a secretary.

9.3.2	Minutes must be kept of the business transacted at the meeting.

9.3.3	Directors may attend General Meetings and have an advisory vote at General Meetings in their capacity of director.

9.4	Voting procedure and proxy

9.4.1	Each share confers the right to cast one vote at the General Meeting. Blank votes and invalid votes are regarded as not having been cast.

9.4.2	Resolutions are adopted by an absolute majority of the votes cast, unless the law or these articles of association specifically require a larger majority.

9.4.3	The board may resolve that each Person Entitled to Attend General Meetings may observe and take part in the General Meeting by electronic communication.

9.4.4	The board may resolve that each Person Entitled to Vote may exercise voting rights by electronic communication, either in person or by a proxy authorised in writing.

9.4.5	The board may attach conditions to the use of electronic communication. The notice of the General Meeting must set out these conditions or state where they can be consulted.

9.4.6	Persons Entitled to Attend General Meetings may be represented at the General Meeting by a proxy authorised in writing.

9.5	Resolutions without holding a meeting

9.5.1

Persons Entitled to Vote may also adopt any resolutions which they may adopt at a General Meeting without holding a meeting. The directors must be given the opportunity to give advice about a motion before the motion is voted on.

9.5.2

A resolution adopted without holding a meeting will only be valid if all Persons Entitled to Attend General Meetings consent to this form of adoption and the resolution is adopted either in writing or by reproducible electronic communication as required by law and these articles of association.

9.5.3	Persons who have adopted a resolution without holding a meeting shall immediately notify the board of the resolution.

10	FINANCIAL YEAR, ANNUAL REPORTING AND AUDITOR

10.1	Financial year and annual reporting

10.1.1	The financial year is the same as the calendar year.

10.1.2

Annually within five months after the end of each financial year the board shall prepare annual accounts and make these available at the Company’s office for inspection by the Persons Entitled to Attend General Meetings. The General Meeting may extend this period on the basis of special circumstances by no more than five months.

10.1.3

If the mandate referred to in article 10.2 (Auditor) has been given, the auditor’s statement must be added to the annual accounts. Furthermore, the management report must be added to the annual accounts, unless article 2:391 BW does not apply to the Company. The additional information referred to in article 2:392(1) BW must also be added insofar as that paragraph (1) applies to the Company.

10.1.4	The annual accounts must be signed by all directors; if any signature is missing, this must be stated and explained.

10.1.5	The General Meeting adopts the annual accounts, unless the annual accounts have already been adopted in accordance with article 10.1.6.

10.1.6

If all shareholders are also directors of the Company, the annual accounts will be adopted when all directors have signed the annual accounts, provided that all other Persons Entitled to Attend General Meetings have been given the opportunity to inspect the annual accounts and have consented to this manner of adoption. If the annual accounts are adopted in this manner, the directors will be discharged as referred to in article 9.1.2(d) and (e).

10.2	Auditor

10.2.1

The Company may give a mandate to an auditor as referred to in article 2:393 BW to audit the annual accounts prepared by the board in accordance with article 2:393(3) BW. If the law so requires, the Company shall give this mandate.

10.2.2

The General Meeting gives the mandate to the auditor. If the General Meeting fails to give the mandate, the Executive Directors may not take part in the deliberations and decision-making concerning the mandate for the audit of the annual accounts to be given to the external auditor.

10.2.3

The mandate given to the auditor may be revoked by the General Meeting and by the corporate body which has given the mandate. The mandate may only be revoked for valid reasons and in accordance with article 2:393(2) BW.

10.2.4	The auditor shall report on the audit to the board and set out the results of the audit in an auditor’s statement on whether the annual accounts present a true and fair view.

11	PROFIT AND LOSS

11.1	Profit, loss and distributions on shares

11.1.1

The General Meeting allocates the profits determined by the adoption of the annual accounts, determines how a shortfall will be accounted for, and declares interim distributions from the profits or distributions from the reserves.

11.1.2

Shares held by the Company in its own share capital are not taken into account in determining how the amount to be distributed on shares is to be divided, unless these shares are subject to a right of pledge or a right of usufruct which entitles the holder of that right to the distribution.

11.1.3	Distributions are due four weeks after they have been declared, unless the General Meeting sets a different date at the board’s proposal.

11.1.4	The General Meeting may resolve that distributions will be fully or partly made other than in cash.

12	DISSOLUTION

12.1	Liquidation

12.1.1

If the Company is dissolved pursuant to a resolution of the General Meeting and its assets must be liquidated, the Executive Directors will become the liquidators unless the General Meeting appoints one or more other liquidators. The Non-Executive Directors supervise the liquidators.

12.1.2	The liquidation shall take place with due observance of the provisions of the law. During the liquidation period these articles of association shall, wherever possible, remain in full force.

12.1.3

Notwithstanding any other powers the liquidators may have pursuant to the law or these articles of association, the liquidators will be authorised to sell (or cause to be sold) assets in order to obtain net sale proceeds at least equal to the aggregate amount to be withhold in respect of any liquidation distribution under the Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting 1965).

12.1.4

The balance of the assets of the Company remaining after all liabilities have been paid shall be distributed among the shareholders in proportion to the par value of their shareholdings in such manner as determined by the liquidators, unless the General Meeting has decided otherwise before or simultaneous with its resolution referred to under 12.1.1. If the distribution is (partly) made in kind the distribution shall be made in accordance with section 2:23b(3) sub a or 2:23b(3) sub c BW or a combination of those provisions.

12.1.5	The liquidators may make an advance distribution to the parties entitled thereto pursuant to article 12.1.4, with due observance of section 2:23b(6) BW.

12.1.6

After the Company has ceased to exist, its books, records and other data carriers must remain in the custody of the person designated for that purpose by the General Meeting, for a period of seven years.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. DLR’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law. Section 2-418 of the Maryland General Corporation Law permits a Maryland corporation to indemnify its directors and officers and certain other parties against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, in which the director or officer was adjudged to be liable on the basis that personal benefit was received. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

In addition, Section 2-418 of the Maryland General Corporation Law requires that, unless prohibited by its charter, a corporation shall indemnify any director or officer who is made a party to any proceeding by reason of service in that capacity against reasonable expenses incurred by the director or officer in connection with the proceeding, in the event that the director or officer is successful, on the merits or otherwise, in the defense of the proceeding.

DLR’s charter authorizes DLR to obligate itself to provide and DLR’s bylaws provide, in effect for the indemnification by DLR of the directors and officers to the fullest extent permitted by applicable law. DLR has purchased directors’ and officers’ liability insurance for the benefit of its directors and officers.

DLR has entered into indemnification agreements with its executive officers and directors. The indemnification agreements provide, among other provisions, and subject to the definitions, procedures and applicable terms of the agreements, that (i) DLR will indemnify the indemnitee to the fullest extent permitted by applicable law in the event indemnitee is or is threatened to be made a party to any Proceeding (as defined in the indemnification agreements); (ii) DLR will advance Expenses (as defined in the indemnification agreements) incurred in connection with any Proceeding by the indemnitee; and (iii) the rights of the indemnitee under the indemnification agreements are in addition to any other rights the indemnitee may have under applicable law, DLR’s charter documents or bylaws, or otherwise. The indemnification agreements also set forth the procedures for determining entitlement to indemnification, the requirements relating to notice and defense of claims for which indemnification is sought, the procedures for enforcement of indemnification rights, and the limitations on and exclusions from indemnification.

The amended and restated partnership agreement of DLR OP requires it to indemnify DLR, its affiliates and any individual or entity acting on DLR’s behalf against any loss or damage, including legal fees and court costs incurred by the person by reason of anything it may do or refrain from doing for or on behalf of DLR OP or in connection with its business or affairs unless it is determined that indemnification is not permitted.

The general effect to investors of any arrangement under which any of DLR’s directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from DLR’s payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, DLR’s payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to DLR and DLR stockholders against the officers and directors.

Insofar as the foregoing provisions permit indemnification of directors or officers of DLR for liability arising under the Securities Act, as amended, DLR has been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22. Undertakings

The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Purchase Agreement, dated as of October 29, 2019, as it may be amended from time to time, by and among Digital Realty Trust, Inc., InterXion Holding N.V. and Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.) (attached as Annex A to the proxy statement/prospectus that is part of this registration statement)

2.2	Tender and Support Agreement, dated as of October 29, 2019, as it may be amended from time to time, by and among David C. Ruberg and Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.) (attached as Annex B to the proxy statement/prospectus that is part of this registration statement)

3.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Combined Quarterly Report on Form 10-Q of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on May 10, 2019).

3.2	Articles Supplementary designating Digital Realty Trust, Inc.’s 5.200% Series L Cumulative Redeemable Preferred Stock (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form 8-A of Digital Realty Trust, Inc. (File No. 001-32336) filed on October 9, 2019).

3.3	Eighth Amended and Restated Bylaws of Digital Realty Trust, Inc. (incorporated by reference to the Combined Annual Report on Form 10-K of Digital Realty Trust, Inc. and Digital Realty Trust, L.P. (File Nos. 001-32336 and 000-54023) filed on February 25, 2019).

3.4*	Deed of Incorporation of Intrepid I B.V.

3.5	Form of Post-Merger Articles of Association of Intrepid I B.V. (attached as Annex D to the proxy statement/prospectus that is part of this registration statement)

5.1*	Opinion of Venable LLP regarding the legality of the securities being registered

8.1*	Opinion of Latham & Watkins LLP regarding tax matters

23.1*	Consent of Venable LLP (included in Exhibit 5.1)

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 8.1)

23.3*	Consent of KPMG LLP, independent registered public accounting firm (in respect of Digital Realty Trust, Inc. and Digital Realty Trust, L.P.)

23.4*	Consent of KPMG Accountants N.V., independent registered public accounting firm (in respect of InterXion Holding N.V.)

24.1*	Powers of Attorney (included on the signature pages of this registration statement)

99.1*	Consent of BofA Securities, Inc.

99.2*	Form of Proxy Card of Digital Realty Trust, Inc.

*	Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 5, 2019.

DIGITAL REALTY TRUST, INC.

By:	/s/ A. WILLIAM STEIN
A. William Stein
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints A. William Stein, Andrew P. Power and Joshua A. Mills, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 and any and all amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LAURENCE A. CHAPMAN Laurence A. Chapman	Chairman of the Board	December 5, 2019

/s/ A. WILLIAM STEIN A. William Stein	Chief Executive Officer and Director (Principal Executive Officer)	December 5, 2019

/s/ ANDREW P. POWER Andrew P. Power	Chief Financial Officer (Principal Financial Officer)	December 5, 2019

/s/ EDWARD F. SHAM Edward F. Sham	Chief Accounting Officer (Principal Accounting Officer)	December 5, 2019

/s/ MICHAEL A. COKE Michael A. Coke	Director	December 5, 2019

/s/ KEVIN J. KENNEDY Kevin J. Kennedy	Director	December 5, 2019

/s/ WILLIAM G. LAPERCH William G. LaPerch	Director	December 5, 2019

Signature	Title	Date

/s/ AFSHIN MOHEBBI Afshin Mohebbi	Director	December 5, 2019

/s/ MARK R. PATTERSON Mark R. Patterson	Director	December 5, 2019

/s/ MARY HOGAN PREUSSE Mary Hogan Preusse	Director	December 5, 2019

/s/ DENNIS E. SINGLETON Dennis E. Singleton	Director	December 5, 2019